SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM SB-2

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              THE TIREX CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                             3559                        3282985
 (State or jurisdiction of          (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)       Classification Code Number)      Identification Number)

              740 St. Maurice, Suite 201, Montreal, Quebec H3C 1L5
                Telephone (514) 878-0727; Facsimile (514)878-9847
          (Address and telephone number of principal executive offices and principal place of business)

       Frances Katz Levine, Esq., 621 Clove Road, Staten Island, NY 10310
                Telephone (718) 981-8485; Facsimile (718)447-1153
            (Name, address and telephone number of agent for service)

           Approximate date of proposed sale to public:_______________

      If any of the securities being registered on this Form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: /X/

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
      Title of Each Class Of               Dollar                 Proposed
           Securities                   Amount To Be         Maximum Offering            Amount Of
        To Be Registered                 Registered (4)       Price Per Share (3)     Registration Fee
------------------------------------------------------------------------------------------------------
Common Stock, $.001 Par Value (1)       $3,454,450(7)              $.295                 $1,046.80
 11,710,000 Shares
------------------------------------------------------------------------------------------------------
Common Stock, $.001 Par Value,          $2,058,327(8)              $.295                   $623.74
6,977,380 Shares
 Underlying Option (2)
------------------------------------------------------------------------------------------------------
Common Stock, $.001 Par Value,
Underlying Warrants (3)(4):
 266,666 Shares                        $786,666.47(8)              $.295                   $238.38
 666,666 Shares                        $266,666.40(8)               $.40                     80.80
 666,667 Shares                        $333,333.50(8)               $.50                    101.01
------------------------------------------------------------------------------------------------------
Common Stock, $.001 Par Value,       $1,456,544.88(8)             $1.295                   $441.38
Shares Underlying Convertible
 Debentures (5)(6)
------------------------------------------------------------------------------------------------------
     TOTAL                           $9,248,720.95                                       $2,532.11
======================================================================================================

(Notes to the Registration Fee Table Appear on the Following Page)

      (1) Includes 11,710,000 shares (the "Outstanding Shares") which are held by fifty-seven persons (the "Selling Shareholders") who purchased them from the Company in a private placement (the "Type C Private Placement") effected directly by the Company pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") available under Rule 506 thereof ("Rule 506") (see "Prospectus Summary - The Offering", "The Company - Material Financing Activities", and "Selling Shareholders").

      (2) Includes, based on estimates as at the date hereof, for purposes of calculating the registration fee only, 6,977,380 shares of Common Stock issuable upon the exercise of an option (the "CGT Option") held by CGT to purchase a number of shares which, upon their issuance, will be equal to up to ten percent (10%) of the issued and outstanding common stock of the Company. The number of shares subject to the CGT Option is governed by standard anti-dilution provisions and may therefore be increased in proportion to any increase in the number of shares of the Common Stock which are outstanding or, likewise, decreased in proportion to any decrease in the number of shares outstanding. Pursuant to Rule 416 under the Securities Act ("Rule 416"), this Registration Statement covers such additional indeterminate number of shares of Common Stock as may be issued by reason of adjustments in the number of shares of Common Stock for which the CGT Option may be exercised. The CGT Option is exercisable for a three-year period ending April 23, 2000 at an exercise price equal to fifty percent (50%) of the average of the final bid and ask prices of the common stock of the Corporation, as quoted in the OTC Electronic Bulletin Board maintained by the National Association of Securities Dealers, Inc. (the "OTC Bulletin Board") during the ten business days preceding the exercise date. Pursuant to an amendment, dated September 30, 1997, 969,365 of the shares subject to the CGT Option were made exercisable at 50% of the average market price of the Company's common stock during the 10-day period preceding August 13, 1997. On May 18, 1998 CGT agreed to further amend its Option to make it non-exercisable until after the effective date of this Registration Statement (See "Prospectus Summary - The Offering", "Selling Shareholders", and "Description of Securities").

      (3) Includes two million shares of Common Stock issuable upon the exercise of common stock purchase warrants (the "Type A Warrants") held by two persons. The Type A Warrants were included as part of certain units (the "Type A Units"), each consisting of one 10% convertible, subordinated debenture in the principal amount of $25,000 (the "Type A Debentures") and 100,000 of Common Stock Warrants to purchase a like amount of shares at a per share exercise price of $.001. The Type A Units were offered and sold in a private placement (the "Type A Private Placement") effected by the Company through its Placement Agent, H.J. Meyers & Co., Inc. ("H.J. Meyers") during an offering period which commenced on November 5, 1997 and terminated on May 11, 1998. Twenty-eight Type "A" Units were offered to a limited number of accredited investors, at a price of $25,000 per Unit, pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 506. An aggregate of twenty Type A Units were sold to two investors. The exercise period of the Type A Warrants was terminated as of the day preceding the filing with the Securities and Exchange Commission of the Registration Statement of which this Prospectus forms a part. A new exercise period will commence on the date following the effective date of the said Registration Statement (See "Prospectus Summary - The Offering", "The Company - Material Financing Activities", "Selling Shareholders", and "Description of Securities").

      (4) Includes, based on estimates as at the date hereof, for purposes of calculating the registration fee only, two million shares of Common Stock issuable upon the exercise of warrants (the "SCT Warrants") held by Security Capital Trading, Inc. ("SCT") at exercise prices of $.25 per share for the first 666,666 shares, $.40 per share for the second 666,666 shares, and $.50 per share for the remaining 666,667 shares. SCT obtained the SCT Warrants pursuant to the terms of a consulting agreement, dated April 1, 1998, by and between the Company and SCT. The number of shares, if any, which will actually be issued pursuant to the exercise of the SCT Warrants may differ significantly from the amount shown for the following reasons: (i) SCT has not advised the Company and the Company has no way of predicting whether, or to what extent, SCT will exercise the SCT Warrants and (ii) the SCT Warrants provide for cashless exercise whereby some Warrants may be exercised in consideration of the return of other Warrants. The exercise period of the SCT Warrants was terminated as of the day proceeding the filing with the Securities and Exchange Commission of the Registration Statement of which this Prospectus forms a part. A new exercise period will commence on the date following the effective date of the said Registration Statement (See "Prospectus Summary - The Offering", "The Company Material Financing Transactions", "Selling Shareholders", and "Description of Securities").

      (5) Includes, based on estimates as at the date hereof, for purposes of calculating the registration fee only, 2,262,443 shares issuable upon the conversion of certain convertible debentures (the "Type A Debentures"), which formed part of the Type A Units sold in the Type A Private Placement. The Type A Debentures are, convertible at 75% of the market price of the Company's common stock at the time of conversion (see "Prospectus Summary - The Offering" and "Selling Shareholders"). The Company is unable to determine with certainty, as at the date hereof, the number of shares which will be issuable upon the conversion of the Type A Debentures because (i) none of the holders of the Type A Debentures have advised the Company, and the Company is unable to predict, whether, and to what extent, such persons will choose to convert the Type A Debentures to Common Stock, rather than redeem them for cash; (ii) such number is dependent upon the average of the closing bid prices of the Common Stock, as traded in the over-the-counter ("OTC") market and quoted in the OTC Electronic Bulletin Board of the NASD, during the five-day period preceding the Company's receipt of a notice of conversion from a Debenture holder (the "Conversion Price"). If the Company were to receive notices of conversion from the holders of all of the Type A Debentures on June __, 1998, the Conversion Price would be $_________ per share and the aggregate number of shares issuable upon conversion of all of the Type A Debentures would be ____________, which shares are included in this Registration Statement. Should the aggregate number of shares actually issuable upon conversion of the Type A Debentures exceed ___________, then pursuant to Rule 416, this Registration Statement covers such additional indeterminate number of shares as may be issued by reason of adjustments in the number of shares of Common Stock into which the Type A Debenture may be converted. The conversion period of the Type A Debentures was terminated as of the day proceeding the filing with the Securities and Exchange Commission of the Registration Statement of which this Prospectus forms a part. A new conversion period will commence on the date following the effective date of the said Registration Statement (See "Prospectus Summary - The Offering", "The Company - Material Financing Transactions", "Selling Shareholders", and "Description of Securities").

      (6) Includes, based on estimates as at the date hereof, for purposes of calculating the registration fee, 2,675,000 shares issuable upon the conversion of 10% convertible subordinated debentures in the face amount $10,000, (the "Type B Debentures") at a conversion ratio of one share for every $0.20 of the face amount of the debenture plus interest earned thereon from the date of issuance which formed part of certain units, (the "Type B Units") 30.5 of which were assumed by the Company pursuant to a Merger with RPM Incorporated ("RPM") and 23 of which were sold in a private placement (the "Type B Private Placement") effected by the Company, through H.J. Meyers, as its Placement Agent. A total of 85 Type B Units were offered, first by RPM and, subsequent to the Merger, by the Company to a limited number of accredited investors, pursuant to Rule 506, at a price of $10,300 per Unit, during an offering period which commenced on November 28, 1997 and terminated on May 11, 1998. An aggregate of
53.5 Type B Units were sold to 36 investors. The Company is unable to determine the number of shares, if any, which will actually be issued pursuant to the conversion of the Type B Debentures because none of the holders of the Type B
Debentures have advised the Company, and the Company is unable to predict, whether, and to what extent, the Type B Debentures will be converted to Common Stock rather than redeemed for cash; The conversion period of the Type B Debentures was terminated as of the day proceeding the filing with the Securities and Exchange Commission of the Registration Statement of which this Prospectus forms a part. A new conversion period will commence on the date following the effective date of the said Registration Statement (See "Prospectus Summary The Offering", "Selling Shareholders", and "Description of Securities").

      (7) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) on the basis of the average of the closing bid and ask prices of the Common Stock of the Registrant as traded in the over-the-counter market and reported in the OTC Bulletin Board on May 15, 1998.

      (8) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(e) on the basis of the average of the closing bid and ask prices of the Common Stock of the Registrant as traded in the over-the-counter market and reported in the OTC Bulletin Board on May 15, 1998. Pursuant thereto, the registration fees for all of the shares issuable upon conversion of the Type A and Type B Debentures at the respective conversion ratios of $.221 and $.20 per share, the 2,000,000 shares issuable under the Type A Warrants at an exercise price of $.001 per share, and the 666,666 shares issuable under the SCT Warrants at an exercise price of $.25 per share have been calculated on the basis of the current reoffer price of $.295 per share. The registration fees for the balance of the shares issuable under the SCT Warrants have been calculated on the basis of the respective exercise prices of $.40 (666,666 shares) and $.50 (666,667 shares) per share.

      The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              CROSS REFERENCE SHEET

             Cross Reference Sheet Showing Location in Prospectus of Information Required by Items of the Form Pursuant to Rule 404(a)

       Form SB-2 Item No. and Heading               Caption in Prospectus
       ------------------------------               ---------------------

1.   Front of Registration Statement and
       Outside Front Cover of Prospectus....... Prospectus  Outside  Front Cover
                                                Page

2.   Inside Front and Outside Back Cover
       Pages of Prospectus..................... Inside    Front    Cover   Page;
                                                AVAILABLE INFORMATION;  TABLE OF
                                                CONTENTS;  REPORTS  TO  SECURITY
                                                HOLDERS

3.   Summary Information and
       Risk Factors ........................... PROSPECTUS    SUMMARY    -   The
                                                Company, Risk Factors;  SELECTED
                                                FINANCIAL DATA; RISK FACTORS

4.   Use of Proceeds........................... Prospectus  Outside  Front Cover
                                                Page; USE OF PROCEEDS

5.   Determination of Offering Price........... Not Applicable

6.   Dilution.................................. Not Applicable

7.   Selling Shareholders...................... Prospectus  Outside  Front Cover
                                                Page;  PROSPECTUS SUMMARY;  PLAN
                                                OF     DISTRIBUTION;     SELLING
                                                SECURITIES HOLDERS

8.   Plan of Distribution...................... Prospectus  Outside  Front Cover
                                                Page;     PROSPECTUS    SUMMARY;
                                                SELLING SECURITIES HOLDERS; PLAN
                                                OF DISTRIBUTION

9.   Legal Proceedings......................... LEGAL PROCEEDINGS

10.  Directors, Executive Officers,
       Promoters and Control Persons........... MANAGEMENT

11.  Security Ownership of Certain
       Beneficial Owners and Management........ SECURITY  OWNERSHIP  OF  CERTAIN
                                                BENEFICIAL OWNERS AND MANAGEMENT

12.  Description of Securities................. DESCRIPTION OF SECURITIES

13.  Interest of Named Experts
       and Counsel ............................ Not Applicable

14.  Disclosure of Commission Position
      on Indemnification....................... LIMITATION   OF  LIABILITY   AND
                                                INDEMNIFICATION MATTERS

15.  Organization with Last Five Years......... CERTAIN     RELATIONSHIPS    AND
                                                RELATED TRANSACTIONS

16.  Description of Business................... PROSPECTUS SUMMARY; BUSINESS

17.  Management's Discussion and Analysis
         or Plan............................... MANAGEMENT'S    DISCUSSION   AND
                                                ANALYSIS

18.  Description of Property................... PROPERTIES

19.  Certain Relationships and Related
       Transactions ........................... CERTAIN RELATIONSHIPS AND
                                                RELATED TRANSACTIONS

20.  Market for Common Equity and Related
         Stockholder Matters................... Prospectus  Outside Front Cover;
                                                RISK FACTORS;  MARKET FOR COMMON
                                                EQUITY AND  RELATED  STOCKHOLDER
                                                MATTERS

21.  Executive Compensation.................... MANAGEMENT      -      EXECUTIVE
                                                COMPENSATION;            CERTAIN
                                                RELATIONSHIPS     AND    RELATED
                                                TRANSACTIONS

22.  Financial Statements...................... FINANCIAL STATEMENTS

23.  Changes in and Disagreements with
       Accountants on Accounting and
       Financial Disclosure ................... Not Applicable

PROSPECTUS

                              THE TIREX CORPORATION

       11,710,000 Shares Common Stock Presently Issued and Outstanding and
                    15,914,823 Shares Common Stock Underlying
            Outstanding Options, Warrants, and Convertible Debentures

      This Prospectus relates to the resale in a public offering of a total of 11,710,000 shares (the "Outstanding Shares") of the Common Stock of the Tirex Corporation (the "Company") by 57 persons (the "Selling Shareholders") and the sale by the Company, of (i) 10,977,380 shares of Common Stock issuable pursuant to the exercise of presently outstanding options and warrants and (ii) 4,937,443 shares of Common Stock issuable upon conversion of presently outstanding 10% convertible subordinated debentures. The shares of Common Stock issuable upon the exercise of any of the warrants and options, or upon the conversion of any of the debentures are referred to herein, collectively, as the "Underlying Shares". The Outstanding Shares and the Underlying Shares, are hereinafter referred to, collectively, as the "Shares". The Selling Shareholders and the holders of the Underlying Shares may effect such transactions to or through broker/dealers, and such broker/dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or the holders of the Underlying Shares for whom such broker/dealers may act as agents or to whom they sell as principals, or both which compensation as to a particular broker/dealer will not be in excess of customary commissions (See "Plan of Distribution"). Each of the Selling Shareholders and each of the holders of the Options, Warrants, and Convertible Debentures may be deemed to be an underwriter for purposes of the federal securities laws (see "The Selling Shareholders"). Sales by the Selling Shareholders of the Shares and sales by the holders of the Options, Warrants, and Convertible Debentures, to the extent they acquire the Underlying Shares from the Company and offer them for resale during the _______________-day period following such acquisition, will be subject to prospectus delivery and other requirements of the Securities Act of 1933, as amended. The Company's Common Stock, is quoted on the OTC Electronic Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol "TXMC". On May 15, 1998, the closing bid and asked prices for the Common Stock were $0.28 and $0.31, respectively (See "Market Information"). The market for the Common Stock is limited and sporadic and there can be no assurance that an active and reliable public market will develop or, if developed, that such market will be sustained.

     THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK (SEE "RISK
                          FACTORS" BEGINNING ON PAGE 10

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

============================================================================================================
                                         Price to      Underwriting       Proceeds to         Proceeds to
                                        Public (1)     Discounts &          Selling         Company (3) (4)
                                                      Commissions (2)    Shareholders(3)       (5) (6) (7)
------------------------------------------------------------------------------------------------------------
 Per Share, 11,710,000 shares Common                        -0-             $
Stock
------------------------------------------------------------------------------------------------------------
 Per Share, 10,977,380 shares Common                        -0-
Stock underlying Warrants and Options
------------------------------------------------------------------------------------------------------------
 Per Share, 4,937,443 shares Common                         -0-
Stock underlying Convertible Debentures
------------------------------------------------------------------------------------------------------------
 Total                                                      -0-
============================================================================================================

(Notes to Table appear on following page)

                  THE DATE OF THIS PROSPECTUS IS _____________

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) on the basis of the average of the closing bid and ask prices of the Common Stock of the Registrant as traded in the over-the-counter market and reported in the OTC Bulletin Board on May 15, 1998.

(2) There is no underwriter involved in any distribution of the Shares being registered hereby which may be made by the Selling Shareholders or by the holders of the options, warrants, or debentures, except insofar as any securities dealer executing sell orders for the Selling Shareholders may be deemed an underwriter as that term is defined or used in the Securities Act. When sold through a dealer, no more than the ordinary and customary brokerage commission will be paid. Shares purchased by dealers for their own accounts may be re-offered from time to time at prices obtainable and satisfactory to such dealers.

(3) The Company will not receive any proceeds from the market sales of the Outstanding Shares owned by the Selling Shareholders or, to the extent that such shares are purchased from the Company and resold by the holders thereof, from any resales of the Underlying Shares. Neither of the Selling Shareholders nor the holders of the Options, Warrants, or Convertible Debentures will pay any part of the expenses of this registration and the Company is responsible for all of the costs and expenses incident to the offer and sale of the Outstanding Shares by the Selling Shareholders or the resale of the Underlying Shares by the holders thereof pursuant to this Prospectus, other than any brokerage fees or commissions incurred by such persons in connection with such sales.

(4)  Includes the following:

      (a) proceeds, estimated solely for purposes of this Table, of $_____________, from the exercise, in full, of an option (the "CGT Option") held by CG TIRE, Inc., a Delaware corporation ("CGT"), otherwise unaffiliated with the Company, to purchase a number of shares which, upon their issuance, will be equal to up to ten percent (10%) of the issued and outstanding common stock of the Company. The amount of proceeds shown in the Table has been calculated on the basis of the CGT Option being exercised, in full, immediately after the effective date of the registration statement of which this prospectus is a part (the "Registration Statement"), at a per share price of $0.___________ per share (reflecting the average of the final bid and ask prices of the common stock of the Company, as quoted in the OTC Bulletin Board during the 10 business days preceding _____________, 1998). The amount of proceeds which may actually be received by the Company in respect of the exercise of the CGT Option may differ significantly from the amount shown for the following reasons: (i) CGT has not advised the Company and the Company has no way of predicting whether, or to what extent, CGT will exercise the CGT Option; (ii) the actual number of shares subject to the CGT Option is governed by standard anti-dilution provisions and may therefore be increased in proportion to any increase in the number of shares of the Common Stock which is outstanding or, likewise, decreased in proportion to any decrease in the number of shares outstanding; (ii) the actual exercise price of the CGT Option will be dependent upon the market prices for the Company's Common Stock at the time of exercise, the CGT Option being exercisable, by its terms, for a three-year period ending April 23, 2000 at an exercise price equal to fifty percent (50%) of the average of the final bid and ask prices of the common stock of the Corporation, as quoted in the OTC Bulletin Board during the ten business days preceding the exercise date. The exercise period of the CGT Option was terminated as of the day proceeding the filing with the Securities and Exchange Commission of the Registration Statement of which this Prospectus forms a part. A new exercise period will commence on the date following the effective date of the said Registration Statement (See "Prospectus Summary - The Offering", "Selling Securities Holders", and "Description of Securities").

      (b) $766,666 in estimated proceeds from the exercise, in full, of warrant to purchase a like number of shares (the "SCT Warrants") held by Security Capital Trading, Inc. ("SCT") at exercise prices of $.25 per share for the first 666,666 shares, $.40 per share for the second 666,666 shares, and $.50 per share for the remaining 666,667 shares. The amount of proceeds which may actually be received by the Company in respect of the exercise of the SCT Warrants may differ significantly from the amount shown for the following reasons: (i) SCT has not advised the Company and the Company has no way of predicting whether, or to what extent, SCT will exercise the SCT Warrants and
            (ii) the SCT Warrants provide for cashless exercise whereby some Warrants may be exercised in consideration of the return of other Warrants (see "Description of Securities").

      (c) Includes estimated proceeds of $2,000, assuming the exercise, in full, of warrants (the "Type A Warrants") to purchase an aggregate of 2,000,000 shares held by two persons, at an exercise price of $.001 per share (see "Prospectus Summary - The Offering", "The Company - Material Financing Activities", "Selling Securities Holders", and "Description of Securities").


      (5) The Company will receive consideration for any shares issued pursuant to the conversion of the debentures in the form of the conversion of outstanding debt to equity. Such proceeds will not constitute any new cash infusion for the Company. Proceeds from the conversion of the debentures, if any, may include the following:

      (a) proceeds, estimated solely for purposes of this table, in the amount of $625,000 plus interest earned at an annual rate of 10% from the date of issuance, from the conversion of 10% convertible debentures in the aggregate principal amount of $500,000 (the "Type A Debentures"). These Debentures are redeemable at maturity at a premium of 125% of face value at an aggregate redemption price of $625,000 plus interest earned at an annual rate of 10% from the date of issuance. This amount, less earned interest which the Company is unable to ascertain at this time, is shown in the Table as proceeds to the Company. Such proceeds will be in the form of conversion of debt to equity and do not represent any new cash infusion to the Company. The maturity date of the Type A Debentures is the earlier of: (i) the completion and closing of an underwritten public offering of the securities of the Company, yielding gross proceeds to the Company of not less than $8,000,000 (the "Proposed Public Offering"); (ii) the completion and closing of any debt or equity financing of the Company in excess of $4,500,000; or (iii) one year from the issuance of the Debenture. The estimated proceeds shown in the Table reflects the amount of debt which would be converted to equity if all of the Type A Debentures were converted to Common Stock instead of being redeemed. The Type A Debentures are convertible at 75% of the average of the closing bid prices of the Common Stock, as quoted in the OTC Electronic Bulletin Board, during the five-day period preceding the conversion date. The Company is unable to determine with certainty, as at the date hereof, the actual amount of proceeds which it will receive from the conversion of the Type A Debentures, if any, for the following reasons: (i) none of the holders of the Type A Debentures have advised the Company, and the Company is unable to predict, whether, and to what extent, such persons will choose to convert the Type A Debentures to Common Stock, rather than redeem them for cash; (ii) the conversion ration will be dependent upon the average of the closing bid prices of the Common Stock, as traded in the over-the-counter ("OTC") market and quoted in the OTC Bulletin Board, during the five-day period preceding the Company's receipt of a notice of conversion from a Debenture holder (the "Conversion Price"). If the Company were to receive notices of conversion from the holders of all of the Type A Debentures on June _____, 1998, the Conversion Price would be $_________ per share and the aggregate number of shares issuable upon conversion of all of the Type A Debentures would be ____________________, which shares are included in this Registration Statement. The conversion period of the

            Type A Debentures was terminated as of the day proceeding the filing with the Securities and Exchange Commission of the Registration Statement of which this Prospectus forms a part. A new conversion period will commence on the date following the effective date of the said Registration Statement (See "Prospectus Summary - The Offering", "The Company - Material Financing Transactions", "Selling Securities Holders", and "Description of Securities").

      (b) proceeds, estimated solely for purposes of this table, in the amount of $107,000 plus interest earned at an annual rate of 10% from the date of issuance, from the conversion of 10% convertible debentures in the aggregate principal amount of $535,000 (the "Type B Debentures"), at a conversion ratio of one share of Common Stock for every $.20 of the principal amount of the Debenture plus earned interest thereon. The Type B Debentures are redeemable at maturity at face value plus unpaid accrued interest thereon, at an aggregate redemption price of $535,000 plus interest earned at an annual rate of 10% from the date of issuance. This amount, less earned interest which the Company is unable to ascertain at this time, is included in the Table as proceeds to the Company, in the form of conversion of debt to equity and do not represent any new cash infusion to the Company. The maturity date of the Type B Debentures is the earlier of: (i) two years from the issue date or (ii) the completion and closing of a public offering of its securities by the Maker. The estimated proceeds included in the Table reflects the amount of debt which would be converted to equity if all of the Type A Debentures were converted to Common Stock instead of being redeemed. The Company is unable to determine with certainty, as at the date hereof, the actual amount of proceeds which it will receive from the conversion of the Type B Debentures, if any, because none of the holders of the Type B Debentures have advised the Company, and the Company is unable to predict, whether, and to what extent, the Type B Debentures will be converted to Common Stock rather than redeemed for cash; The conversion period of the Type A Debentures was terminated as of the day proceeding the filing with the Securities and Exchange Commission of the Registration Statement of which this Prospectus forms a part. A new conversion period will commence on the date following the effective date of the said Registration Statement (See "Prospectus Summary - The Offering", "The Company - Material Financing Transactions", "Selling Securities Holders", and "Description of Securities").

      Until ________________________, ( days after the effective date of this prospectus) all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS

                                                                          Page

Available Information.................................................      5
Reports to Security Holders...........................................      6

Prospectus Summary....................................................      6
Risk Factors..........................................................      9
Market for Common Equity
  and Related Stockholder Matters.....................................     21
The Company. .........................................................     22
Use of Proceeds.......................................................     26
Selected Financial Data...............................................     27
Management's Discussion...............................................     28
Business .............................................................     31
Management ...........................................................     51

Executive Compensation................................................     54
Security Ownership of Principal
Stockholders and Management...........................................     61
Selling Securities Holders............................................     65
Plan of Distribution..................................................     74

Related Transactions..................................................     75
Description of Securities.............................................     86
Legal Proceedings.....................................................     91
Indemnification.......................................................     92
Experts...............................................................     93
Financial Statements..................................................     94

                              AVAILABLE INFORMATION

      The Company has filed a registration statement on Form SB-2 (together with any amendments thereto, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Act with respect to the Common Stock. This Prospectus, which constitutes a part of the Registration Statement, omits certain information contained in the Registration Statement and reference is made to the Registration Statement and the exhibits and schedules thereto for further information with respect to the Company and the Common Stock. Statements contained in this Prospectus as to the contents of certain documents filed with, or incorporated by reference in the Registration Statement are not necessarily complete, and in each instance reference is made to such document, each such statement being qualified in all respects by such reference.

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith is required to file reports, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, and other information may be inspected and copied at the Commission's public reference room located in Room 1024 at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 7 World Trade Center, 13th Floor, New York, New York 10048. The Commission also maintains a web site at "http:\\www.sec.gov" where such material filed electronically can be examined. Copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the Commission located in Room 1024 at 450 Fifth Street, N.W., Washington, D.C. 20549.

                           REPORTS TO SECURITY HOLDERS

      The Company does not intend to deliver an annual report to security holders until such time as it has the financial resources to do so.

                               PROSPECTUS SUMMARY

      This  summary  is  qualified  in its  entirety  by,  and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this Prospectus. Unless otherwise indicated, all references to and information concerning "the Company" includes The Tirex Corporation and its wholly-owned subsidy, and historical information, except for the financial statements, presents the operations of the Company and its subsidiaries on a combined basis, unless otherwise indicated.

                                   The Company

      The Company, directly and through its subsidiary 3143619 Canada Inc. (known and doing business, and hereinafter referred to, as "Tirex Canada Inc.") is engaged in the early stages of the business of manufacturing, selling, and leasing a cryogenic tire disintegration system (the "TCS-1 System") which integrates proprietary disintegration technology with established conventional mechanical and technologies (see "Business"). The Company was incorporated in Delaware on August 19, 1987 under the name Concord Enterprises, Inc., its name was changed to "Stopwatch Inc." on June 20, 1989 and to "Tirex America Inc." on March 10, 1993 (see "The Company" and Business - History"). On July 11, 1997, in order to encompass the current and projected international scope of its operations, the Company's name was changed to "The Tirex Corporation". The Company recently completed fund raising activities consisting of three private placements, which yielded aggregate net proceeds to the Company of $2,063,795 (see "The Company - Material Financing Activities"). The Company's is headquartered at 740 St. Maurice, Suite 201, Montreal, Quebec, H3C 1L5; telephone: (514) 878-0727.

                                  The Offering

      The shares of the common stock of the Company, $.001 par value per share ("Common Stock") which are being offered hereby include: (i) the 11,710,000 Outstanding Shares, which are being offered by fifty-seven Selling Shareholders for resale under this Prospectus (see "Selling Securities Holders") and the 15,914,823 Underlying Shares, which are being offered for sale by the Company pursuant to the exercise of certain outstanding Warrants and Options and pursuant to the conversion of certain outstanding convertible debentures (see "The Company - Material Financing Activities", "Selling Securities Holders", and "Description of Securities"). The Outstanding Shares and, to the extent they are acquired from the Company, the Underlying Shares, are hereinafter referred to, collectively, as the "Shares". The Shares may be offered and sold by the holders thereof, from time to time, as market conditions permit in transactions in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

      Solely for purposes of this discussion of the "Offering", it is assumed that all of the Underlying Shares will be acquired from the Company and offered under this Prospectus by the holders thereof, and the holders of the Underlying Shares are treated in, and solely for purposes of, this discussion, as selling securities holders on the same basis as are the holders of the Outstanding Shares. Any and all sales of the Outstanding Shares or re-sales of the Underlying Shares, shall be made for the respective accounts of the holders thereof and the Company will not receive any proceeds from such sales or re-sales. All expenses of registering the Shares will be paid by the Company (See "Plan of Distribution").

Securities registered on behalf of the Company:

     (i) Common Stock Underlying
         CGT Option (1)...................   6,977,380 Shares

     (ii) Common Stock Underlying
          Warrants (2)....................   4,000,000 Shares

     (iii) Common Stock issuable upon
           Conversion of Debentures (3)...   4,937,443 Shares

Securities registered on behalf of
 the Selling Shareholders (4).............  11,710,000 Shares

Common stock outstanding prior to this
 offering ................................  62,796,426 Shares

Common stock outstanding after this
 offering (4).............................  78,711,249 Shares

Use of Proceeds...........................  The  Company  intends to utilize all of the net  proceeds  from  sales of
                                            the  Underlying  Shares  pursuant to
                                            the  exercise  of the CGT Option and
                                            the   Type  A,   Type  B,   and  SCT
                                            Warrants, if any, as working capital
                                            for  general   corporate   purposes.
                                            Proceeds from the  Conversion of the
                                            Type A or Type B Debentures, if any,
                                            will   be  in   the   form   of  the
                                            conversion  of  outstanding  debt to
                                            equity  and will not  represent  any
                                            new cash infusion for the Company.

----------
      (1) Includes, based on estimates as at the date hereof, for purposes of this discussion only, shares of Common Stock issuable upon the exercise of an option (the "CGT Option") held by CGT to purchase a number of shares which, upon their issuance, will be equal to up to ten percent (10%) of the issued and outstanding common stock of the Company. The number of shares subject to the CGT Option is governed by standard anti-dilution provisions and may therefore be increased in proportion to any increase in the number of shares of the Common Stock which are outstanding or, likewise, decreased in proportion to any decrease in the number of shares outstanding. The CGT Option is exercisable for a three-year period ending April 23, 2000 at an exercise price equal to fifty percent (50%) of the average of the final bid and ask prices of the common stock of the Corporation, as quoted in the OTC Electronic Bulletin Board maintained by the National Association of Securities Dealers, Inc. (the "OTC Bulletin Board") during the ten business days preceding the exercise date. Pursuant to an amendment, dated September 30, 1997, 969,365 of the shares subject to the CGT Option were made exercisable at 50% of the average market price of the Company's common stock during the 10-day period preceding August

13, 1997. On May 18, 1998 CGT agreed to further amend its option to make it non-exercisable until after the effective date of this Registration Statement (See "Prospectus Summary - The Offering", "Selling Securities Holders", and "Description of Securities").


      (2) Includes:

      (a) Two million shares of Common Stock issuable upon the exercise, at a price of $.001 per share, of common stock purchase warrants (the "Type A Warrants") held by two persons. The exercise period of the Type A Warrants was terminated as of the day proceeding the filing with the Securities and Exchange Commission of the Registration Statement of which this Prospectus forms a part. A new exercise period will commence on the date following the effective date of the said Registration Statement (the "effective Date") (See "Prospectus Summary - The Offering", "Selling Securities Holders", and "Description of Securities").

      (b) Includes, based on estimates as at the date hereof, for purposes of discussion only, two million shares of Common Stock issuable upon the exercise of warrants (the "SCT Warrants") held by Security Capital Trading, Inc. ("SCT") at exercise prices of $.25 per share for the first 666,666 shares, $.40 per share for the second 666,666 shares, and $.50 per share for the remaining 666,667 shares. SCT obtained the SCT Warrants pursuant to the terms of a consulting agreement, dated April 1, 1998, by and between the Company and SCT. The number of shares, if any, which will actually be issued pursuant to the exercise of the SCT Warrants may differ significantly from the amount shown for the following reasons: (i) SCT has not advised the Company and the Company has no way of predicting whether, or to what extent, SCT will exercise the SCT Warrants and (ii) the SCT Warrants provide for cashless exercise whereby SCT Warrants may be exercised as follows: In lieu of exercising any of the SCT Warrants for cash, SCT Warrants may be exercised by surrendering them without payment of any other consideration, commission, or remuneration and by execution of a "cashless exercise subscription form", in connection with which, the number of shares to be issued in exchange for the surrendered Warrant will be computed by subtracting the per share exercise price of the surrendered Warrant from the closing bid prices of the Common Stock on the date of receipt of the cashless exercise subscription form, multiplying that amount by the number of shares represented by the surrendered warrant and dividing by the closing bid price of the same date. The exercise period of the SCT Warrants was terminated as of the day proceeding the filing with the Securities and Exchange Commission of the Registration Statement of which this Prospectus forms a part. A new exercise period will commence on the date following the effective date of the said Registration Statement (See "Selling Securities Holders" and "Description of Securities").

      (3) Includes:

      (a) based on estimates as at the date hereof, for purposes of this discussion only, 2,262,443 shares issuable upon the conversion of certain convertible debentures (the "Type A Debentures"), which are convertible at 75% of the market price of the Company's common stock at the time of conversion (see "Prospectus Summary - The Offering", "The Company - Material Financing Activities" and "Selling Securities Holders"). The Company is unable to determine with certainty, as at the date hereof, the number of shares which will be issuable upon the conversion of the Type A Debentures because (i) none of the holders of the Type A Debentures have advised the Company, and the Company is unable to predict, whether, and to what extent, such persons will choose to convert the

            Type A Debentures to Common Stock, rather than redeem them for cash;
            (ii) such number is dependent upon the average of the closing bid prices of the Common Stock, as traded in the over-the-counter ("OTC") market and quoted in the OTC Electronic Bulletin Board of the NASD, during the five-day period preceding the Company's receipt of a notice of conversion from a Debenture holder (the "Conversion Price"). If the Company were to receive notices of conversion from the holders of all of the Type A Debentures on June __, 1998, the Conversion Price would be $____ per share and the aggregate number of shares issuable upon conversion of all of the Type A Debentures would be ________, which shares are included in this Registration Statement. The conversion period of the Type A Debentures was terminated as of the day proceeding the filing with the Securities and Exchange Commission of the Registration Statement of which this Prospectus forms a part. A new conversion period will commence on the Effective Date (see "Selling Securities Holders" and "Description of Securities").


      (b) based on estimates as at the date hereof, for purposes of this discussion, 2,675,000 shares issuable upon the conversion of 10% convertible subordinated debentures in the face amount $10,000, (the "Type B Debentures") at a conversion ratio of one share for every $0.20 of the face amount of the debenture plus interest earned thereon from the date of issuance. The Company is unable to determine the number of shares, if any, which will actually be issued pursuant to the conversion of the Type B Debentures because none of the holders of the Type B Debentures have advised the Company, and the Company is unable to predict, whether, and to what extent, the Type B Debentures will be converted to Common Stock rather than redeemed for cash; The conversion period of the Type B Debentures was terminated as of the day proceeding the filing with the Securities and Exchange Commission of the Registration Statement of which this Prospectus forms a part. A new conversion period will commence on the date following the effective date of the said Registration Statement (See "Prospectus Summary - The Offering", "Selling Securities Holders", and "Description of Securities").

      (4) Includes 11,710,000 shares (the "Outstanding Shares") which are held by 57 persons (the "Selling Shareholders") who purchased them from the Company in a private placement (the "Type C Private Placement") effected directly by the Company pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") available under Rule 506 thereof ("Rule 506") (see "The Company - Material Financing Activities", and "Selling Securities Holders").

                                  Risk Factors

      The Shares offered hereby are speculative and involve a high degree of risk, as well as immediate substantial dilution. The Shares should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" and "Dilution."

                                  RISK FACTORS

      Prospective investors should carefully consider all of the information contained in this Prospectus before deciding whether to purchase Shares and, in particular, the factors set forth below. Information contained in this Prospectus contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes", "expects", "may", "should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology or by discussions of strategy. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following Risk Factors include, among other things, cautionary statements with respect to certain forward-looking statements, including statements of certain risks and uncertainties that could cause actual results to vary materially from the future results referred to in such forward-looking statements.

      As a new enterprise, the Company is likely to remain subject to risks and occurrences which management is unable to predict with any degree of certainty, and for which it is unable to fully prepare. While the Company expects its revenues to increase as manufacturing operations respecting the TCS-1 develop, new products are introduced, and maintenance and rubber brokerage services are initiated. Significant additional expenses will be incurred in developing and marketing its products and in providing its contract services. Growth in the Company's business could be expected to be accompanied by strains on the Company's administrative, financial and operating resources. The Company's ability to manage growth effectively will require it to continue to expand and improve its operational, financial, and management controls, and to train, motivate and manage its employees. In any event, there is no assurance that the Company will achieve revenue growth sufficient to offset anticipated increases in costs, nor is there any assurance that the Company will be successful in overcoming problems associated with unforeseen costs and competition, technical problems associated with new products and technology, and other risks which all business ventures face and which could be especially acute for a relatively new company attempting to establish and expand its business in a highly competitive industry characterized by rapid technological and market development and change. For all of the foregoing reasons, as well as the specified Risk Factors described below, any purchase of the Shares should be considered a speculative investment involving a significant risk of loss.

      1. Development Stage Company; No Assurance as to Future Profitable Operations. There is no assurance that the Company will generate net income or successfully expand its operations in the future. Because it is in the development stage and has had no significant operations to date, the Company cannot predict with any certainty the future success or failure of its operations. Its proposed operations are subject to all of the risks inherent in the establishment of a new business enterprise, including the absence of any significant operating history. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business and the competitive environment in which the Company will operate. The Company has had no significant operating revenues to date and there can be no assurance of future revenues. There is limited evidence at this time upon which to base an assumption that the Company's proposed business will prove successful or that its proposed TCS-1 System will be successfully developed, manufactured, and marketed. As a consequence, there is no assurance that the Company will be able to operate profitably in the future. Additionally, the Company has a very limited business history which investors can analyze to aid them in making an informed judgment as to the merits of an investment in the Company. Any investment in the Company should therefore be considered a high risk investment because investors will be placing their funds at risk in an unseasoned start-up company.

      2. Need For Substantial Additional Capital. The Company recently completed and closed certain financing activities which yielded aggregate net proceeds to the Company in the amount of $2,063,795 (see Risk Factor No. 5 "Dilutive and Other Adverse Effects of Debentures and Warrants and Presently Outstanding Options" and "The Company - Material Financing Activities"). Such proceeds (together with Canadian and Quebec government and governmental agency grants and loans, in various forms) have provided the Company with what management believes will be adequate funding to accomplish the following: (i) complete and cover all of the Company's costs related to, the first production Model of the TCS-1 System (the "Production Model"); (ii) renovate the Company's new manufacturing and assembly facility to bring it into full compliance with all applicable provincial and municipal regulations (see "Business

- Properties"); and (iii) cover the Company's overhead costs and expenses through the end of October 1998. It should be noted however that the period of time for which these funds will be available to cover normal overhead costs could be significantly reduced if the Company is required to make substantial, presently unanticipated expenditures to correct any flaws or defects in the design or construction of the Production Model which may become apparent during the test phase which is to be assembled in the Company's new Montreal Manufacturing and Assembly facility in May 1998.

      The Company continues to require substantial additional capital to commence manufacturing and marketing operations. The Company's future capital requirements will depend upon numerous factors, including the amount of revenues generated from operations (if any), the cost of the Company's sales and marketing activities and the progress of the Company's research and development activities, none of which can be predicted with certainty. The Company anticipates that only limited revenues from operations will be available to fund its operations without substantial additional capital. Further, although the Company has signed a Letter of Intent with a broker-dealer registered with the National Association of Securities Dealers, Inc., for the underwriting of a proposed public offering (the "Proposed Public Offering") of the Company's Common Stock in an amount of not less than $8,000,000, there can be no assurance that such public offering will in fact be effected and, if effected, will be successfully completed or, even if it is completed, that the Company will receive adequate financing from the Proposed Public Offering. See Risk Factor No. 6 "Proposed Public Offering; Reverse Split." The Company does not currently have in place, other current options to fund its continued existence. In the event that the Proposed Public Offering does not occur or does not occur within a reasonable time, the Company could be required to reduce or suspend its operations, seek an acquisition partner or sell securities on terms that may be highly dilutive or otherwise disadvantageous to investors purchasing any of the securities offered under this Prospectus. The Company has experienced in the past, and may continue to experience, operational difficulties and delays in its product development due to working capital constraints. Any such difficulties or delays could have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations"). Moreover, if the Proposed Public Offering does not occur on a timely basis, the Company may be unable to fund its business plan and may be forced to cease to operate. In such event, purchasers of any of the securities being registered hereby may lose their entire investment.

      3. Going Concern Assumption. The Company's independent auditors' report on the Company's financial statements for the years ended June 30, 1996 and 1997, contains an explanatory paragraph indicating that: (i) the Company is still in the development stage; (ii) it cannot be determined at this time that the Company's tire disintegration technology will be developed to a productive stage; and (iii) the Company's uncertainty as to its productivity and its ability to raise sufficient capital raise substantial doubt about its ability to continue as a going concern. In addition, the Company had an accumulated deficit of $4,963,490 as at March 31, 1998. The Company may require substantial additional funds in the future, and there can be no assurance that any independent auditors' report on the Company's future financial statements will not include a similar explanatory paragraph if the Company is unable to raise sufficient funds or generate sufficient cash from operations to cover the cost of its operations. The existence of the explanatory paragraph may materially adversely affect the Company's relationship with prospective customers and suppliers, and therefore could have a material adverse effect on the Company's business, financial condition and results of operations.

      4. No Guarantee of Product Acceptance in Market. The first production model of the TCS-1 System has not yet been completed and there is no history of commercial operations of the TCS-1 System. There can be no assurance that the TCS-1 System will be accepted in the market for tire disintegration equipment. Moreover, the Company has not conducted market research that focuses on the potential demand for the TCS-1 System to the exclusion of other types of tire disintegration equipment.

Therefore, the Company is not able to estimate with any assurance the potential demand for the TCS-1 System, if any. There can be no assurance that sufficient market penetration can be achieved so that projected production levels of the TCS-1 System will be absorbed by the market (see "Business-Sales and Marketing").

      5. Dilutive and Other Adverse Effects of Debentures and Warrants and Presently Outstanding Options. The securities which were sold by the Company in two of the three Private Placements (respectively, the "Type A Private Placement" and the "Type B Private Placement"), which it recently completed and closed (see "The Company - Material Financing Activities"), consisted of the following:

      (a) Twenty "Type A Units", each consisting of 100,000 common stock purchase warrants (the "Type A Warrants") to purchase a like number of shares of the Company's Common Stock and one 10% convertible, subordinated debenture in the principal amount of $25,000 (the "Type A Debentures"). Commencing the day following the effective date of the Registration Statement, of which this prospectus forms a part (the "Effective Date"), the Type A Debentures will be convertible into shares of the Company's Common Stock at a conversion ratio equal to 75% of the average of the closing bid prices of the Common Stock, as quoted in the OTC Electronic Bulletin Board of the NASD, during the five-day period preceding the Company's receipt of a notice of conversion from a Debenture holder. Also commencing as at the Effective Date, the Type B Warrants will be exercisable for an aggregate of 2,000,000 shares of Common Stock at an exercise price of $.001 per share.

      (b) 53.5 "Type B Units", each consisting of 10,000 shares of the Company's Common Stock and one 10% convertible, subordinated debenture in the principal amount of $10,000 (the "Type B Debenture"). Commencing the day following the Effective Date, the Type B Debentures will be convertible into shares of the Company's Common Stock at a conversion ratio of one share for every $.20 of principal amount and interest earned thereon from the date of issuance.

      In addition, there are currently outstanding additional options and warrants pursuant to which the Company is obligated to sell Common Stock, as follows:

      (a) an option to purchase 235,294, held by an unaffiliated consultant, exercisable at a price of $.17 per share;

      (b) (i) options to purchase an aggregate of 213,786, shares, held by two unaffiliated consultants at an exercise price of $.187 per share (expire on October 4, 1998); (ii) options to purchase an aggregate of 250,000 shares to the same two unaffiliated individuals, and by the spouse of a director of the Company, at an exercise price of $.125 per share (expire on December 31, 1998); (iii) options to purchase 250,000 shares to the foregoing three individuals at an exercise price of $.1875 per share (expire on March 31, 1999); and
            (iv) options to purchase 250,000 to the same three individuals at an exercise price of $.28 per share (expire on June 30, 1998).

      (c) an option, held by one outside director of the Company, to purchase 20,000 shares of convertible preferred stock at a price of $10 per share (the "Preferred Option"). If purchased, such preferred stock will be convertible into shares of the Company's Common Stock at a conversion ratio equal to the number of shares of common stock purchasable for the purchase price of each preferred share ($10) at 30% of the market price of the Common Stock at the time of conversion. It is impossible for the Company to predict whether the purchase of the preferred shares will occur or, if it does occur, what the conversion ratio will be when such preferred shares are converted to Common Stock. However, solely for the purposes of illustration, using for a conversion ratio, one third of the average of the closing bid prices of the Company's Common Stock during the five-day period preceding _________________ ($0______), each $10 Preferred Share would be convertible at a conversion ratio equal to the number of shares of common stock purchasable for $.________) per share (_______ shares) with the aggregate of 20,000 shares of preferred stock convertible into a total of _____________ shares. Exercise of the Preferred Option would require a $200,000 investment on the part of the holder thereof. To date, the Preferred Option has not been exercised for any part of the preferred shares purchasable thereunder and the Company is unable to state whether such option shall ever be exercised; and

      (ii) the CGT Option to purchase a number of shares equal, on a fully diluted basis, to 10% of the total issued and outstanding Common Stock of the Company, at an exercise price equal to fifty percent (50%) of the average of the final bid and ask prices of the common stock of the Corporation, as quoted in the OTC Bulletin Board during the ten business days preceding the exercise date.

      The Company is unable to determine with certainty, as at the date hereof, the number of shares, if any, which will actually be issued pursuant to the exercise of any of the foregoing options or warrants or the conversion of any of the debentures because of several factors, including but not necessarily limited to the following: (i) none of the holders of such securities have advised the Company, and the Company is unable to predict, whether, and to what extent, such persons will choose to exercise their options or warrants or convert their debentures to Common Stock instead of redeeming them for cash, and (ii) with respect to some of the options and debentures, the exercise price or conversion ratio, and therefore the number of shares issuable, is dependent upon the market price of the Common Stock at and around the time of exercise or conversion;

      However, by way of example only:

      (a) If the Company were to receive notices of conversion from the holders of all of the Type A Debentures on June ________, 1998, the Conversion ratio would be the number of shares issuable for the aggregate principal amount of the Debentures, plus interest earned thereon from the date of issuance, at a per share price of $0.________ (75% of the average market price of the Common Stock during the five-day period preceding _____________, 1998). The aggregate number of shares issuable upon conversion of all of the Type A Debentures would therefore be _______________________, which shares are included in this Registration Statement.

      (b) If the Company were to receive notices of conversion from the holders of all of the Type B Debentures on June ______, 1998, the Conversion Price would be one share for every $0.20 of the aggregate principal amount of the Type B Debenture and all interest earned thereon from issuance ($___________). The aggregate number of shares issuable upon conversion of all of the Type B Debentures would therefore be _________________, which shares are included in this Registration Statement.

      (c) If all of the other presently outstanding options and warrants were exercised (and, where exercise price is dependent on the market price of the Common Stock at or around the time of exercise, current market prices are used), the total number of shares of Common Stock of the Company issued and outstanding would be _____________, prior to the exercise of the CGT Option, in which case, the number of shares subject to the CGT Option would be ______________.

      (d) Given the circumstances set forth above in this example, if the CGT Option was then exercised for ______________ shares, the total number of shares of the Company, issued and outstanding, would be
            _________________

      Whether or not any of the above described securities are registered, the holders of the convertible Debentures, the Warrants, and the outstanding options would have an opportunity to profit from a rise in the market price of the Common Stock, if such rise should occur, with a resulting dilution in the interests of the other shareholders.

      6. Proposed Public Offering: Reverse Split. The proposed terms for the Proposed Public Offering require that not more than 10,000,000 shares of the Company's Common Stock be issued and outstanding prior to the commencement of the public offering. There are presently 62,796,426 shares of the Company's Common Stock issued and outstanding, but, while the Company considers that it would be highly unlikely, as described above, in Risk Factor No. 5. "Dilutive and Other Adverse Effects of Debentures and Warrants and Presently Outstanding Options." if all of the currently outstanding options and warrants were to be exercised and all of the currently outstanding debentures were to be converted, there could be up to _____________ shares of the Company's Common Stock issued and outstanding prior to the Proposed Public Offering. While the number of shares, which the proposed underwriter will allow to be outstanding prior to the Proposed Public Offering may be adjusted to reflect a change in the development and consequent valuation of the Company, persons who purchase any of the securities being registered hereby prior to the effectuation of such reverse split should note that, if the Proposed Public Offering is effected, the number of such securities may be substantially reduced by the requirement that there be not more than 10,000,000 shares of the Company's Common Stock issued and outstanding prior to such offering. This would require a reverse split of all of the Company's issued and outstanding shares (see "Risk Factor No. 6, Dilutive and Other Adverse Effects of Debentures and Warrants and Presently Outstanding Options) and "Descriptive of Securities").

      7. Dependence on Major Customer. To date the Company has received orders for eleven TCS-1 Systems, eight of which were ordered by Ocean/Ventures III, Inc.("O/V III") of Toms River, New Jersey ("O/V III") and one of which was ordered by Oceans Tire Recycling & Processing Co., Inc. ("OTRP"). O/V III and OTRP are New Jersey corporations affiliated with each other through common control. The loss of either or both of these two customers would have an adverse effect on the Company. See BUSINESS: "Dependence on Major Customer".

      8. Uncertainty of Product and Technology Development: Technological Factors. The Company has completed development and construction, of the first production model of the TCS-1 System. The Company's success will depend upon the TCS-1 System's meeting targeted performance and cost objectives and its timely introduction into the marketplace. Such an outcome will be subject to all of the risks inherent in the development of a new product, technology, and, business, including unanticipated delays, expenses, and difficulties, as well as the possible insufficiency of funding to complete development (see Risk Factor No. 4 "Need for Substantial Additional Capital", above). There can be no assurance that under commercial usage conditions, the TCS-1 System will satisfactorily perform the functions for which it has been designed and constructed, that it will meet applicable price or performance objectives, or that unanticipated technical or other problems will not occur which would result in increased costs or material delays in establishing the Company's business at a profitable level. There can be no assurance that, despite testing by the Company, problems will not be encountered in the TCS-1 System after the commencement of commercial manufacture and sales, resulting in loss or delay in market acceptance.

      9. Protection of Tirex Proprietary Technology and Potential Infringement. The success of the Company's proposed business depends in part upon its ability to protect its proprietary technology and the proposed TCS-1 System which will utilize such technology. On December 18, 1996, the Company filed patent applications with the United States Patent and Trademark Office in the United States and with the proper authorities in Canada. On October 23, 1997, the Patent Application was allowed by the United States Patent and Trademark Office. Issuance of the patent is not subject to any further contingencies and will be effected by the Patent and Trademark Office in accordance with their scheduling requirements. Upon issuance of the US patent, the examination papers will be submitted to the Canadian Patent Office for review. The patent will cover the Company's disintegration technology. Because the Company had previously filed "preliminary patent applications" on December 19, 1995, the priority date of its definitive patent application is retroactive to such earlier date. Prior to obtaining its patent, the Company relied on trade secrets, proprietary know-how and technological innovation to develop its technology and the designs and specifications for the TCS-1 System. Except where the terms of their employment agreements would make it redundant or, in the sole discretion of management, it is determined that because of the nontechnical nature of their duties, such agreements are not necessary or appropriate, the Company has, and will continue to, enter into confidentiality and invention assignment agreements with all employees and consultants which limit access to, and disclosure or use of, the Company's proprietary technology. There can be no assurance, however, that the steps taken by the Company to deter misappropriation or third party development of its technology and/or processes will be adequate, that others will not independently develop similar technology and/or processes or that secrecy will not be breached. In addition, although the Company believes that its technology has been independently developed and does not infringe on the proprietary rights of others, there can be no assurance that the Company's technology does not and will not so infringe or that third parties will not assert infringement claims against the Company in the future. Moreover, there can be no assurance that the Company will be granted a patent pursuant to its application or, that if a patent is granted, the Company will have the resources to defend it by bringing patent infringement or other proprietary rights actions.

      10. Limited Public Market: Company Not Eligible for Inclusion on NASDAQ. To date there has been only a limited and sporadic public market for the Company's Common Stock. There can be no assurance that an active and reliable public market will develop or, if developed, that such market will be sustained. Purchasers of the securities offered hereby may, therefore, have difficulty in selling the shares of Common Stock issuable upon the conversion of the Debentures or the exercise of the Warrants. As a result, investors may find it impossible to liquidate their investment in the Company should they desire to do so. The Company's Common stock is currently traded in the over-the-counter market and quoted on the OTC Bulletin Board. The Company intends to apply to have its Common Stock approved for quotation on the Nasdaq SmallCap Market at such time as it meets the requirements for inclusion. As at the date hereof, however, the Company is not eligible for inclusion in NASDAQ or for listing on any national stock exchange. All companies applying and authorized for NASDAQ are required to have not less than $4,000,000 in net tangible assets, a public float(1) with a market value of not less than five million dollars, and a minimum bid of price of $4.00 per share. At the present time, the Company is unable to state when, if ever, it will meet the Nasdaq application standards. Unless the Company is able to increase its net worth and market valuation substantially, either through the accumulation of surplus out of earned income or successful capital raising financing activities, it will never be able to meet the eligibility requirements of NASDAQ. In addition, it is likely that the Company, which presently has 62,796,426 shares of Common Stock issued and outstanding, will have to effect a reverse split of its issued and outstanding stock, in order to meet the minimum bid price requirement (see, also, "Risk Factor No. 5 Dilutive and Other Adverse Effects of Debentures and Warrants and Presently Outstanding Option). Moreover, even if the Company meets the minimum requirements to apply for inclusion in The Nasdaq SmallCap Market, there can be no assurance, that approval will be received or, if received, that the Company will meet the requirements for continued listing on the SmallCap Market. Further, Nasdaq reserves the right to withdraw or terminate a listing on the Nasdaq SmallCap Market at any time and for any reason in its discretion. If the Company is unable to obtain or to maintain a listing on the Nasdaq SmallCap Market, quotations, if any, for "bid" and "asked" prices of the Common Stock would be available only on the OTC
Bulletin Board where the Common Stock is currently quoted or in the "pink sheets" published by the National Quotation Bureau, Inc. This can result in an investor's finding it more difficult to dispose of or to obtain accurate quotations of prices for the Common Stock than would be the case if the Common Stock were quoted on the Nasdaq SmallCap Market. Irrespective of whether or not the Common Stock is included in the Nasdaq system, there is no assurance that the public market for the Common Stock will become more active or liquid in the future. In that regard, prospective purchasers should consider that this offering is being made without underwriting arrangements typically found in an initial public offering of securities. Such arrangements generally provide for the issuer of the securities to sell the securities to an underwriter which, in turn, sells the securities to its customers and other members of the public at a fixed offering price, with the result that the underwriter has a continuing interest in the market for such securities following the offering. In order to qualify for listing on a national stock exchange, similar minimum criteria respecting, among other things, the Company's net worth and/or income from operation must be met.

      Accordingly, market transactions in the Company's common stock are subject to the "Penny Stock Rules" of the Securities and Exchange Act of 1934, which are discussed in more detail, below, under "Risk Factor No. 11. Applicability of Penny Stock Rules to Broker-Dealer Sales of Company Common Stock". These rules could make it difficult to trade the Common Stock of the Company because compliance with them can delay and/or preclude certain trading transactions. This could have an adverse effect on the ability of an investor to sell any shares of the Company's Common Stock being registered hereunder.

      11. Applicability of "Penny Stock Rules" to Broker-Dealer Sales of Company Common Stock. As discussed above, at the present time, the Company's Common Stock is not listed on The Nasdaq Stock Market or on any Stock Exchange.
Although  dealer  prices for the  Company's  Common  Stock are listed on the OTC
Bulletin Board, trading has been sporadic and limited since such quotations first appeared on April 4, 1994. See "Market Information".

      The Securities Enforcement and Penny Stock Reform Act of 1990 requires special disclosure relating to the market for penny stocks in connection with trades in any stock defined as a "penny stock". Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share and is not listed on The Nasdaq Stock Market or a major stock exchange.

----------
(1) "Public float" is defined as shares that are not held directly or indirectly by any officer or director of the issuer and by any other person who is the beneficial owner of more than 10 percent of the total shares outstanding.

These regulations subject all broker-dealer transactions involving such securities to the special "Penny Stock Rules" set forth in Rule 15g-9 of the Securities Exchange Act of 1934 (the "34 Act"). It may be necessary for the Selling Shareholders to utilize the services of broker-dealers who are members of the NASD. The current market price of the Company's Common Stock is substantially less than $5 per share and such stock can, for at least for the foreseeable future, be expected to continue to trade in the over-the-counter market at a per share market price of less than $5 (see "Market Information"). Accordingly, any broker-dealer sales of the shares being registered hereunder, as well as any subsequent market transactions in the Company's Common Stock, will be subject to the Penny Stock Rules. These Rules affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this offering to sell their shares in the secondary market, if such a market should ever develop.

      The Penny Stock Rules also impose special sales practice requirements on broker-dealers who sell such securities to persons other than their established customers or "Accredited Investors." Among other things, the Penny Stock Rules require that a broker-dealer make a special suitability determination respecting the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. In addition, the Penny Stock Rules require that a broker-dealer deliver, prior to any transaction, a disclosure schedule prepared in accordance with the requirements of the Commission relating to the penny stock market. Disclosure also has to be made about commissions payable to both the broker-dealer and the registered representative and the current quotations for the securities. Finally, monthly statements have to be sent to any holder of such penny stocks disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.
Accordingly, for so long as the Penny Stock Rules are applicable to the Company's Common Stock, it may be difficult to trade such stock because compliance with such Rules can delay and/or preclude certain trading transactions. This could have an adverse effect on the liquidity and/or price of the Company's Common Stock.

      12. Experience of Management. Although Management has general business and engineering experience, potential investors should be aware that no member of management has been directly involved in administering a tire disintegration, recycling, or tire disintegration equipment manufacturing, business, except for Mr. Sanzaro, who has more than twenty years of experience in the recycling business (excluding tires) (see "Management - Directors and Executive Officers").

      13. Dependence on Key Personnel. The Company believes that its success depends to a significant extent on the efforts and abilities of certain of its senior management, in particular those of Terence C. Byrne, President and Chief Executive Officer; and Louis V. Muro, Vice President in charge of Engineering. The loss of Mr. Byrne, or Mr. Muro could have a material adverse affect on the Company's business, prospects, operating results, and financial condition. The Company does not presently have key man life insurance policies, but intends to try to obtain such coverage in the amount of $1,000,000 for Mr. Byrne and $500,000 for Mr. Muro. There can be no assurance that such policies will be available to the Company on commercially reasonably terms, if at all. Additional, the ability of the Company to realize its business plan could be jeopardized if any of its senior management becomes incapable of fulfilling his obligations to the Company and a capable successor is not found on a timely basis. There can however be no assurance that, in such event, the Company will be able to locate and retain a capable successor to any member of its senior management.

      14. Regulatory and Environmental Considerations. The Company does not expect that its equipment manufacturing operations will be subject to any unusual or burdensome governmental regulations. However, test operations of the TCS-1 and the Company's continuing research and development activities, may, as is the case with the businesses of the Company's customers, require to varying degrees and for varying periods of time, the storage or "stockpiling" of scrap tires which, with their size, volume and composition, can pose a particularly serious environmental problem. Among the numerous problems relating to stockpiling scrap tires, is the fact that when stockpiled above ground, tires create serious fire, public health, and environmental hazards ranging from fires, which generate large and dense clouds of black smoke and are extremely difficult to extinguish, to the creation of vast breeding grounds for mosquitoes and vermin. As a result, many states have either passed or have pending legislation regarding discarded tires including legislation limiting the storage of used tires to specifically designated areas. For reasons including, but not limited to the problems described above, the Company and the purchasers of its TCS-1 Systems will be subject to various local, state, and federal laws and regulations including, without limitation, regulations promulgated by federal and state environmental, health, and labor agencies. Compliance with applicable environmental and other laws and regulations governing the business of the Company may impose a financial burden upon the Company that could adversely affect its business, financial condition, prospects, and results of operations. Likewise, the burden of compliance with laws and regulations governing the installation and/or operation of TCS-1 Systems could discourage potential customers from purchasing a TCS-1 System which would adversely affect the Company's business, prospects, results, and financial condition. Actions by federal, state, and local governments concerning environmental or other matters could result in regulations that could increase the cost of producing the recyclable rubber, steel, and fiber which are the by-products from the operation of the TCS-1 System and make such by-products less profitable or even impossible to sell at an economically feasible price level.

      The Company believes that it will be able to operate in compliance with such regulations. In this regard, it has retained environmental attorneys in Montreal to advise it with respect to compliance with local environmental regulations. It has also engaged a consultant to advise purchasers of its TCS-1 Systems with respect to compliance with local environmental regulations applicable to the installation and operation of the TCS-1 System. To date, the
Company has not had to make significant capital expenditures relating to environmental compliance because it has not yet commenced operations. However, the storing and processing of tires which will be required for testing of the first TCS-1 System at the Company's assembly facility in Montreal will be subject to certain fire safety building code standards. The Company expects to spend approximately $200,000 to bring the facility into compliance with such standards. Moreover, the Company believes that the inception of equipment manufacturing operations, together with continually changing compliance standards and technology, may affect the Company's future capital expenditure requirements relating to environmental compliance. Since all government regulations are subject to change and to interpretation by local administrations, the effect of government regulation could conceivably prevent, or delay for a considerable period of time, the development of the Company's business as planned and/or impose costly requirements on the Company or on its TCS-1 System customers, which could result in the Company's or its TCS-1 customers' businesses being less profitable, or unprofitable, to operate. (See "Business - Government Regulation").

      15. Production and Supply. The Company intends to begin manufacturing the TCS-1 System on a commercial basis within the current fiscal year. The Company will be dependent on arrangements with its subcontractors for the manufacture and assembly of the principal components incorporated into the TCS-1 System (see BUSINESS "Agreements With Subcontractors", below). It will therefore be substantially dependent on the ability of such subcontractors to satisfy performance and quality specifications and to dedicate sufficient production capacity for all TCS-1 System scheduled delivery dates. The Company believes that all of its subcontractors have the requisite manufacturing capabilities and the willingness to dedicate sufficient amounts of their manufacturing capacity to allow the Company to meet all TCS-1 System delivery dates, currently scheduled or expected to be scheduled within the next two years. However, no assurance can be given that this will in fact be the case and failure on the part of the Company's subcontractors in these regards would adversely affect the Company's ability to manufacture and deliver TCS-1 Systems on a timely and competitive basis. In such event the Company would have to replace or supplement its present subcontractors. There can be no assurance that should it be necessary to do so, the Company would be able to find capable replacements for its subcontractors on a timely basis and on terms beneficial to the Company, if at all; The Company's inability to do so would have a material adverse effect on its business (see BUSINESS: "Production and Supply").

      Components of the TCS-1 Systems, which are not manufactured by the Company's subcontractors specifically for the TCS-1 System, will be purchased, either directly by the Company or indirectly through its subcontractors from third-party manufacturers. The Company believes that numerous alternative sources of supply for all such components are readily available.

      16. Technological Changes. To date, the market for tire disintegration equipment has not, to the best of management's knowledge, been characterized by rapid changes in technology. However, there can be no assurance that new products or technologies, presently unknown to the Company, will not, at any time in the future and without warning, render the Company's tire disintegration technology less competitive or even obsolete. Moreover, the technology upon which the Company's tire disintegration system is based, could be susceptible to being analyzed and reconstructed by an existing or potential competitor. Although the Company has filed a patent application respecting its proprietary disintegration system, there cannot, at this time be any guarantee that a patent will, in fact, be granted pursuant to such application. Moreover, even in the event that the Company is granted a patent, the Company may not have the financial resources to successfully defend such patent by bringing patent infringement suits against parties that have substantially greater resources than are available to the Company. The Company must continue to create innovative new products reflecting technological changes in design, engineering, and development, not only of new tire disintegration machinery, but of products, and machinery capable of producing products, which incorporate and recycle the rubber, steel, and/or fiber by-products which will be produced by the operation of the TCS-1 System. Failure to do so, could prevent to Company from gaining and maintaining a significant market for its products. This may require a continuing high level of product development, innovation, and expenditures. To the extent that the Company does not respond adequately to such technological advances, its products may become obsolete and its growth and profitability may be adversely affected.

      17. Competition. Although management believes that the Tirex Technology has distinct advantages over other existing tire disintegration methods, the Company will face competition from other equipment manufacturers, virtually all of whom will be larger than the Company, and will have substantially more assets and resources than the Company has. Management intends to meet such competition by developing technological innovations which will make the TCS-1 System more economical and efficient than other tire disintegration methods (see "Business - Competition").

      18. Liability Insurance. The proposed TCS-1 System may expose the Company to possible product liability claims if, among other things, the operation of the TCS-1 System results in personal injury, death or property damage. There can be no assurance the Company will have sufficient resources to satisfy any liability resulting from such claims or will be able to cause its component suppliers or customers to indemnify or insure the Company against such claims. The Company does not presently intend to obtain product liability insurance prior to the commencement of commercial operation of the TCS-1 System. Should the Company determine that such insurance is required, there can be no assurance that affordable insurance coverage will be available in terms and scope adequate to protect the Company against material adverse effects in the event of a successful claim.

      19. No Dividends and None Anticipated. The Company has not paid any cash dividends, nor does it contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future.

      20. Authorization of Preferred Stock. The Company's Amended Certificate of Incorporation authorizes the issuance of "open" stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to designate and issue the "open" stock as preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Convertible Debentures, Warrants, and Common Stock. Also, the voting power and percentage of stock ownership of the shareholders of the Company's outstanding capital stock can be substantially diluted by such preferred stock issuance. In addition, the issuance of such preferred stock may have the effect of rendering more difficult or discouraging an acquisition of the Company or changes in control of the Company. The Company does not have any provisions in its Certificate of Incorporation which would have an anti-takeover effect. However, certain provisions in the employment agreements of certain of the Company's officers could have such effect. Moreover, the Company may adopt anti-takeover measures in the future. Such measures could include, but may not necessarily be limited to, the issuance of preferred stock with anti-takeover provisions to discourage bidders from making offers at a premium to the market price. In addition, the mere existence of an anti-takeover device could have a depressive effect on the market price of the Company's Common Stock.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      The Company's Common Stock, is traded on a limited basis in the over-the-counter market and quoted on the OTC Electronic Bulletin Board maintained by the National Association of Securities Dealers, Inc. (the "OTC Bulletin Board"). The following table sets forth representative high and low bid prices by calendar quarters as reported in the OTC Bulletin Board during the last two fiscal years and the subsequent interim period through _______________, 1998. The level of trading in the Company's Common Stock has been limited and the bid prices reported may not be indicative of the value of the Common Stock or the existence of an active market. The OTC market quotations reflect inter-dealer prices without retail markup, mark-down, or other fees or commissions, and may not necessarily represent actual transactions. The shares of Common Stock underlying the Warrants and issuable upon conversion of the Debentures are subject to restrictions on transferability.

                                                                Bid Prices
                Period                                         Common Stock
                ------                                      ------------------
                                                             Low         High
                                                            -----       ------
      Fiscal Year Ended June 30, 1996

                September 30, 1995                          0.125        0.75
                December 31, 1995                           0.125        0.375
                March 31, 1996                              0.125        0.28
                June 30, 1996                               0.10         0.56

      Fiscal Year Ended June 30, 1997

                September 30, 1996                          0.19         0.45
                December 31, 1996                           0.13         0.44
                March 31, 1997                              0.23         0.58
                June 30, 1997                               0.18         0.44

      Fiscal Year Ending June 30, 1998

                September 30, 1997                          0.13         0.4375
                December 31, 1997                           0.20         0.37
                March 31, 1998                              0.__         ______
                June 30, 1998                               _____        ______

      *  Through ______, 1998

Shareholders

      As of May 18, 1998, the number of holders of record of the Common Stock, $.001 par value, of the Company was 375.

                                   THE COMPANY

Overview

      The Tirex Corporation (hereinafter, the "Company" or "Tirex") was incorporated in Delaware on August 19, 1987 under the name "Concord Enterprises, Inc." Its name was changed to "Stopwatch Inc." on June 20, 1989 and to "Tirex America Inc." on March 10, 1993 (see "Business - History"). On July 11, 1997, in order to encompass the current and projected international scope of its operations, the Company's name was changed to "The Tirex Corporation". The Company, directly and through its subsidiary, 3143619 Canada Inc. (known and doing business, and referred to herein, as "Tirex Canada Inc."), is presently engaged in the early stages of the business of manufacturing, selling, and leasing a patented cryogenic tire disintegration system, which it has designed and developed (the "TCS-1 System") which integrates its patented disintegration technology with established conventional mechanical and technologies (see "Business"). The Company's principal executive offices are located at 740 St. Maurice, Suite 201, Montreal, Quebec H3C 1L5, Canada, its telephone number is
(514) 878-0727 and its Internet address is tirexcorp@aol.com.

Background

      The Company was originally formed as what was referred to as a "blind pool", i.e., it had no operations of its own, its intent being to acquire existing assets, properties, companies and/or operating a start-up business. On April 12, 1989, under its original name, "Concord Enterprises Inc., the Company completed a public offering upon the sale of 150,000 units, each unit consisting of one share of its common stock, par value $.001 per share, and twelve common stock purchase warrants, all of which warrants have since expired, at a price to the public of $.75 per unit. In June of 1989, in a "reverse merger", Stopwatch, Inc., a New Jersey corporation ("Stopwatch") was merged with and into Concord and the Company's name was changed to Stopwatch, Inc. Stopwatch's proposed business contemplated the provision of comprehensive health care services to persons with Acquired Immune Deficiency Syndrome ("AIDS"). Implementation of the Stopwatch business plan was entirely dependent upon its obtaining sufficient financing therefor. Such financing was never obtained and as a consequence Stopwatch never conducted any business operations and ceased all activities in or about November of 1990.

      On November 5, 1992, all members of the Stopwatch management resigned their positions and appointed an interim board of directors, consisting of three individuals, none of whom have been associated or affiliated with the Company since January of 1995. In December of 1992, Louis V. Muro, currently a director and Vice President of Engineering of the Company replaced a resigning member of the said interim board which, with the appointment of Mr. Muro, will be referred to hereinafter as the "Original Tirex Board". On March 26, 1993, the Company acquired the core technology, based upon which it has developed its patented cryogenic tire disintegration technology (the "Tirex Technology") and a Business Plan for the exploitation thereof from the three members of the Original Tirex Board in exchange for an aggregate of 15,900,000 shares of the Company's Common Stock, 11,900,000 of which shares were placed into escrow, for release upon the achievement of various development and performance goals. The Company's name was changed to "Tirex America Inc." on March 10, 1993. During all of 1993 and 1994, the Original Tirex Board tried, but was unable, to raise any significant financing to fund the development and construction of the first TCS-1 System, except for $104,000 which were expended on the development and construction of a one-quarter scale model prototype of the proprietary disintegration mechanism of the TCS-1 System, which was completed in July 1994. None of the 11,900,000 shares in escrow were released, but 3,000,000 new shares were issued to the three persons who had constituted the Original Tirex Board, in respect of the completion of such prototype.

      In January of 1995, the three individuals, who had constituted the Original Tirex Board, renounced all rights to the 11,900,000 escrowed shares and confirmed that the performance levels required for the release of such shares had never been met. Prior to that time, in light of its inability to move forward effectively with the implementation of the Tirex business plan, the then incumbent management of the Company had initiated a search for new management personnel with expertise and the ability to raise financing for development stage businesses. Effective January 18, 1995, all of the members of the said incumbent management voted to reduce the number of members of the board to two, resigned their positions as directors (and/or officers) of the Company, and appointed the Company's present President and the company's present corporate and securities attorney, as the directors of the Company for the purpose of building a new management team with the ability to fund and direct the development of the Tirex Technology and implement business operations for the exploitation thereof (see "Management Executive Officers and Directors"). On July 11, 1997, in order to encompass the projected international scope of its operations, the Company's name was changed to "The Tirex Corporation".

      The Company's principal executive offices are located at 740 St. Maurice, Suite 201, Montreal, Quebec H3C 1L5, Canada, its telephone number is (514) 878-0727 and its Internet address is tirexcorp@aol.com.

Material Financing Activities

The Type A Private Placement

      Between November 5, 1997 and May 11, 1998, the Company offered to sell (the "Type A Private Placement") through H.J. Meyers & Co., Inc., as placement agent (the "Placement Agent"), 28 Units, (the "Type A Units") at a price of $25,000 per Unit, each Type A Unit consisting of one 10% Convertible
Subordinated Debenture in the principal amount of $25,000 (the "Type A Debentures") and 100,000 warrants (the "Type A Warrants") to purchase a like number of shares of the Common Stock of the Company (the "Type A Warrant Shares"). The Type A Private Placement was terminated by the Company and the Placement Agent on May 11, 1998 upon the sale on April 9, 1998 of twenty Type A Units to two purchasers, yielding gross proceeds of $500,000 and net proceeds of $433,500 after payment of the Placement Agent's $10% commission, 3% nonaccountable expense allowance, and an escrow agent's fee of $1,500. The Type A Private Placement was effected in reliance upon the availability of an exemption from the registration provisions of the Securities Act by virtue of compliance with the provisions of Section 4(2) of the Securities Act and Rule 506 of Regulation D thereof ("Rule 506"). The Type A Units were offered and sold to a limited number of sophisticated investors who understood and are economically capable of accepting the risks associated with a speculative investment, including the complete loss of such investment, and who are "Accredited Investors" within the meaning prescribed by Regulation D and Rule 501 of the Securities Act.

      The 2,000,000 outstanding Type A Warrants are exercisable at a price of $.001 per share, commencing on the day following the effective date (the "Effective Date") of the registration statement on Form SB-2 of which this Prospectus is a part (the "Registration Statement"). The Type A Debentures are convertible commencing on the day following the Effective Date of the
Registration Statement at a conversion ratio of 75% of market price. The Debentures are redeemable at any time after issuance at 125% of face value (see "Prospectus Summary - The Offering", "Selling Securities Holders" and "Description of Securities").

      The Company's sale of the 2,000,000 Type A Warrant Shares pursuant to the exercise of the Type A Warrants and the Company's issuance of shares of its Common Stock pursuant to the conversion of the Type A Debentures (the "Type A Debenture Shares"), have been registered by way of inclusion in the Registration Statement and all of such shares are included among the Underlying Shares. The Underlying

Shares, to the extent that are acquired from the Company, may be offered and resold by the holders thereof, from time to time, as market conditions permit in transactions in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. To the extent that such shares are acquired from the Company and offered for resale within days of such acquisition, they will be subject to prospectus delivery requirements (see "Prospectus Summary - The Offering" and "Selling Securities Holders").

The Type B Private Placement

      On January 7, 1998, The Company issued a total of 3,305,000 shares of its common stock to thirty-six persons, none of whom had any affiliation with the Company. These issuances were made pursuant to the terms of a merger agreement by and among the Company, the Company's wholly-owned subsidiary Tirex Acquisition Corp. ("TAC"), and RPM Incorporated ("RPM") respecting the merger of RPM with and into TAC (the "RPM Merger").

      The RPM Merger Agreement was effective on January 7, 1998, concurrent with the initial closing of a private placement of its securities which had been made by RPM (the "RPM Private Placement") in which RPM offered to sell units of its securities (the "RPM Units"), each such Unit consisting of one 10% Convertible Subordinated Debenture in the principal amount of $10,000 (the "RPM Debentures") and 10,000 shares of the Common Stock of RPM. Such initial closing took place upon the sale of 30.5 RPM Units. The RPM Private Placement was continued by the Company after the Merger as the "Type B Private Placement", described below. In effectuation of the RPM Merger, the Company:

      (i) exchanged one share of its common stock ("Merger Shares") for every issued and outstanding share of RPM common stock (which included 305,000 shares sold in the RPM Private Placement and 3,000,000 shares which had been issued and outstanding prior to the commencement of the RPM Merger); and

      (ii) assumed RPM's liabilities and obligations under 30.5 RPM Debentures in the aggregate principal amount of $305,000 which RPM had theretofore sold in the RPM Private Placement;

      All of the net proceeds from the RPM Private Placement ($276,085) remained in RPM when it was merged into TAC, which was the surviving entity.

      From the date of the RPM Merger until May 11, 1998, the Company continued the RPM Private Placement through the Placement Agent as the "Type B Private Placement, offering the balance of the securities which had originally been offered by RPM, with the exchange of RPM Common Stock for Company common stock and the Company's assumption of the RPM debentures being deemed to have occurred concurrently with the RPM Merger. Units sold by the Company in the Type B Private Placement (the "Type B Units") were identical to the RPM Units except that the Type B Debentures were issued directly by the Company and the 10,000 share component of the Unit consisted of shares of the Company's common stock. Pursuant thereto, between January 23, 1998 and May 11, 1998, the Company sold 23 Type B Units, consisting in the aggregate of 230,000 shares of its common stock and twenty-three 10% convertible Debentures, each in the principal amount of $10,000, to 21 private investors, who had no affiliation with the Company.

      All of the Type B Debentures and the RPM Debentures, which had been assumed by the Company (referred to collectively, hereinafter as the "Type B Debentures"), were amended prior to the filing of the

Registration Statement to provide for: (i) the registration of the shares (the "Type B Conversion Shares") issuable upon the conversion of the Debentures; (ii) the termination of the holder's right to convert the Type B Debentures, effective the day immediately prior to the filing of the Registration Statement, of which this Prospectus forms a part, and the commencement of a new conversion period as of the date following the effective date of the said Registration Statement; and (iii) restrictions on the transfer of the Type B Conversion Shares until the first to occur of: (a) six months from the effective date of the Registration Statement, or (b) one year from the date of the issuance of the Debenture. The Type B Debentures are convertible at a ratio of one share for every $0.20 of the principal amount of the Debenture plus interest earned thereon from the date of issuance. The Type B Debentures are redeemable at face value plus all earned interest from the date of issuance on the first to occur of: (i) two years from the issue date or (ii) the completion and closing of a public offering of its securities by the Company.

      Issuances of shares of the Company's common stock pursuant to the conversion of the Type B Debentures and the RPM Debentures, which were assumed by the Company in the Merger, have been registered by way of inclusion in the Registration Statement and such shares are included among the Underlying Shares. To the extent that such shares are acquired from the Company and offered for resale within days of such acquisition, they will be subject to prospectus delivery requirements (see "Prospectus Summary - The Offering" and "Selling Securities Holders").

Merger with RPM Incorporated

      3,000,000 shares (the "Pre-Placement RPM Shares") of the 3,305,000 shares of RPM Common Stock for which the Company issued Merger Shares, constituted all of the shares of RPM Common Stock which were issued and outstanding prior to the commencement of RPM Private Placement. These shares were exchanged for 3,000,000 Merger Shares in consideration of RPM's waiver of certain consulting fees in the amount of $4,000 per month, accrued prior and subsequent to the Merger pursuant to the terms of a certain five-year consulting agreement, dated June 9, 1997, among RPM, the Company, and two individuals who were, prior to the Merger, RPM's principal shareholders, officers, and directors. None of the RPM Shareholders had any affiliation of any kind with Registrant prior to or after the Merger
(except insofar as they have become shareholders of Registrant as a result of the said Merger). Based upon information provided by the recipients (the RPM Shareholders") of the above described 3,305,000 shares of Common Stock and advice from the principals of RPM and the opinion of RPM's counsel, all 3,000,000 of the Pre-Placement RPM Shares were acquired by the RPM Shareholders prior to March 31, 1997; all of the RPM Shareholders are "accredited investors" as that term is defined in Rule 501(a) of the Securities Act; all 3,305,000 of the shares of RPM common stock (including the Pre-Placement RPM Shares as well as the RPM Shares sold in the RPM Private Placement) which were exchanged for Merger Shares were acquired in transactions which were exempt from the registration requirements of Section 5 of the Securities Act available under Rule 506 of Regulation D thereof, which would not be integrated, as such term is defined in Section 502(a) of Regulation D under the Securities Act, with the distribution of the Merger Shares to the RPM Shareholders, so as to render unavailable, for such distribution, the exemption from the registration provisions of the Securities Act under Rule 506 of Regulation D.

      Sales made in the RPM Private Placement and the Type B Private Placement and the exchange of shares in the Merger were effected in compliance with Rule 506 to a limited number of sophisticated investors who understood and were economically capable of accepting the risks associated with a speculative investment, including the complete loss of such investment, and who were "Accredited Investors" within the meaning prescribed by Regulation D and Rule 501 of the Securities Act.

The Type C Private Placement

      On May 11, 1998, the Company completed a private placement (the "Type C Private Placement") made directly by the Company, with all offers and sales made by officers of the Company, of a total of 11,710,000 shares of the Company's Common Stock (the "Type C Shares") at a price of $.10 per share, yielding proceeds of $1,171,000, without deducting nominal incidental expenses incurred in connection with the offering. As was the case with the Type A and Type B Private Placements, the Type C Private Placement was effected in compliance with Rule 506 and the Type C Shares were offered and sold only to a limited number of sophisticated investors who understood and were economically capable of accepting the risks associated with a speculative investment, including the complete loss of such investment, and who were "Accredited Investors" within the meaning prescribed by Regulation D and Rule 501 of the Securities Act.

      The 11,710,000 Type C Shares which were sold are included among the "Outstanding Shares" and all of such shares have been registered for re-sale to the public by the holders thereof by way of their inclusion in the Registration Statement. (see "Prospectus Summary - The Offering", "Selling Securities Holders" and "Description of Securities").

                                 USE OF PROCEEDS

      The Company will receive no proceeds from the sales of any of the Outstanding Shares being registered hereunder for sale by the Selling
Shareholders or from any re-sale of the Underlying Shares, to the extent they are acquired from the Company and offered for re-sale to the public. The Company will receive the proceeds from the exercise of the CGT Option if CGT does, in fact, exercise its option, in whole or in part. Except for 969,365 shares which are subject to an amendment of the CGT Option (the "August 13, 1997 Amendment"),(2) the exercise price of the CGT Option is equal to fifty percent (50%) of the average of the final bid and ask prices of the common stock of the Corporation, as quoted in the OTC Bulletin Board during the ten business days preceding the Exercise Date. On May 18, 1998, CGT agreed to further amend its Option to terminate CGT's right to exercise the option as at the date preceding the filing of the Registration Statement and to commence a new exercise period as of the date following the Effective Date of the Registration Statement.

      The number of shares subject to the CGT Option (the "CGT Option Shares") is all, or any part of, the number of shares of the common stock of the Company which shall constitute upon their issuance, on a fully diluted basis, ten percent (10%) of the issued and outstanding common stock of the Company. The CGT Option can be exercised by CGT at any time, and from time to time during a three-year exercise period which will end on April 23, 2000. CGT has agreed to exercise the CGT Option as soon as practicable following the date of this Prospectus, for the purchase of the 969,365 shares subject to the August 13th Amendment which provides for an exercise price of $.1195 per share. The proceeds to the Company from such partial exercise will be $115,839.11. If the balance of the Option were exercised, as

----------
    (2) The August 13th Amendment will allow CGT to exercise part of the CGT Option to purchase 969,365 shares of Company Common Stock at an exercise price of $.1195 per share, which is equal to fifty percent (50%) of the average of the final bid and ask prices of the common stock of the Corporation, as quoted in the NASDAQ electronic Bulletin Board during the ten business days preceding August 13, 1997.

at the date hereof, the total proceeds to the Company would be $__________ based upon the option being exercisable for __________ shares at an exercise price, equal to 50% of the average of the final bid and ask prices of the common stock of the Corporation, as quoted in the OTC Bulletin Board during the preceding ten business days.

      The Company may also receive proceeds from the exercise of the Type A Warrants and the SCT Warrants, in an amount of up to $768,666. Reference is made to the Notes to the Distribution Table, which appear on pages 2-5 of this Prospectus, for a detailed discussion of the difficulties in predicting, at this time, the actual amount of proceeds which the Company will, in fact, receive from the exercise of the outstanding Warrants. All proceeds, which the exercise of the Warrants will be used as working capital for general corporate purposes, as the then current requirements of the Company shall dictate.

                                 DIVIDEND POLICY

      The Company has never paid any dividends on its Common Stock and has no present intention to do so in the foreseeable future. The Company intends to follow a policy of retaining earnings to finance the growth of its business. Any future determination to pay dividends will be at the discretion of the Board of Directors of the Company and will be dependent on the Company's results of operations, financial condition,contractual and legal restrictions and other factors deemed relevant by the Board of Directors at that time.

                             SELECTED FINANCIAL DATA

                                                           Years Ended June 30,
                               ----------------------------------------------------------------------------
                                   1993            1994            1995            1996            1997
                               ------------    ------------    ------------    ------------    ------------
Income Statement Data:

General and Administrative
  expenses                     $    165,296    $    182,674    $    252,071    $    793,948    $  1,358,767
Total operating expenses            165,296         182,674         252,071         793,948       1,358,767
(Loss) from operations             (165,296)       (179,296)       (220,576)       (788,488)     (1,358,767)
Interest expenses                     2,088           8,531
(Loss) before provision            (165,296)       (179,296)       (209,721)       (789,628)     (1,359,980)
Net loss per share                     (,02)           (,01)           (,01)           (,04)           (,05)
Weighted average shares
  outstanding                     8,131,129      22,498,176      20,439,268      19,647,590      27,992,502

Balance Sheet Data

Cash                           $      4,003    $      2,494    $     58,470    $        240    $    155,037
Working capital (deficiency)       (237,932)        (74,068)         (5,030)       (246,603)     (1,013,559)
Total assets                         40,474          82,405         131,046         197,632       1,555,620
Total liabilities                   241,935          76,562         134,658         367,429       1,695,350
Stockholder's equity
  (capital deficiency)             (201,461)          5,843          (3,612)       (169,797)       (139,730)

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

      The following is management's discussion and analysis of significant factors which have affected the Company's financial position and operations during the fiscal year ended June 30, 1997 ("Fiscal 1997"), and the interim nine-month period ended March 31, 1998. This discussion contains both historical and forward looking-statements. When used in this discussion, the words "expect(s)", "feel(s)","believe(s)", "will", "may", "anticipate(s)" "intend(s)" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors." Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Readers are also urged to carefully review and consider the various disclosures elsewhere in this Prospectus which discuss factors which affect the Company's business, including the discussion under the caption "Risk Factors".

      This discussion should be read in conjunction with the Company's Consolidated Financial Statements, respective notes and Selected Consolidated Financial Data included elsewhere in this Prospectus. The Company is in the very early stages of the business of manufacturing its patented cryogenic scrap tire recycling equipment (the "TCS-1 System"). The Initial design and development work on the first production model of the TCS-1 System (for purposes of this discussion, the "Production Model") has been brought to approximately 90% completion and construction was begun in February of 1997. In November 1997, the fully-automated front-end tire preparation module, and in April 1998, the cryogenic tire freezing section of the Production Model were completed, sold, and delivered to the purchaser in January 1998 (see "Sales and Marketing - Agreements with Oceans Tire Recycling & Processing Co., Inc.").

      During the five-month period, which commenced on January 8, 1998 and extended, beyond the period covered by the financial statements included in this Prospectus, to May 15, 1998, in three private placements of the securities of the Company (the "Private Placements"), the Company raised capital, in an amount which management believes will be sufficient to cover all costs expected to be required to complete construction, and testing operations, of the Production Model (see, the discussion below under the subcaption "Liquidity and Capital Resources"). As at the date hereof, Management is unable to predict with certainty the amount of time or money which will be required to complete the final assembly and testing, or "debugging" of the Production Model necessary to bring it into conformance with its anticipated performance specifications. However, a test phase of an estimated two months has been scheduled and is expected to begin on or about June 15, 1998. If after such testing operations are complete, the Production Model meets all anticipated performance specifications, Management intends to begin manufacturing subsequent systems immediately thereafter.

Liquidity and Capital Resources

      On May 15, 1998, subsequent to the periods covered by the financial statements included in this Prospectus, the Company completed three private placements of its securities to a limited number of accredited investors, which yielded aggregate net proceeds of 2,063,795 (see "The Company - Material Financing Activities"). Management believes that these funds, (together with Canadian and Quebec government and governmental agency grants and loans, in various forms) will be sufficient for it to accomplish the following: (i) complete and cover all of the Company's costs related to, the Production Model;
(ii) renovate the Company's new manufacturing and assembly facility to bring it into full compliance with all applicable provincial and municipal regulations (see "Business - Properties"); and (iii) cover the Company's overhead costs and expenses through the end of October 1998. It should be noted however that the period of time for which these funds will be available to cover normal overhead costs could be significantly reduced if the Company is required to make substantial, presently unanticipated expenditures to correct any flaws or defects in the design or construction of the Production Model which may become apparent during the test phase.

      Management believes that after the testing and "debugging" phase of the Production Model is completed, the Company will be able to obtain sufficient "production financing" to cover the costs of constructing subsequent TCS-1 Systems, using the System which is being financed, as collateral for debt financing used to cover its construction costs. However, such an outcome is entirely dependent upon the Production Model meeting its anticipated performance specifications. Because assembly of the Production Model has not yet been completed and testing operations have not yet commenced, management is unable at this time to give any assurances that such performance specifications will be met, on a timely basis, without undue economic costs, if at all.

      Management does not believe that, even with the possible availability of production financing, that such financing together with cash flow from sales of TCS-1 Systems will be sufficient to provide the funds necessary for the Company's operations, capital expenditures and anticipated growth during the next twelve months. It will therefore be necessary for the Company to satisfy its financial needs by raising additional equity capital. In an effort to put such funding into place, the Company has entered into a non-binding letter of intent with a potential underwriter for a public offering of its securities in an amount of not less than $8,000,000. Management is not able at this time to give any assurances that the said non-binding letter of intent will ultimately result in a public offering or that the Company will be successful in obtaining another underwriter for such enterprise. In all events, no public offering is expected to be effected during the current fiscal year. Management believes that If the Company is not able to effect a public offering of its securities within the next twelve months, or find other sources of outside funding, the Company's financial position and its prospects for beginning and developing profitable business operations could be materially adversely affected.

      Prior to, and including the recently completed Private Placements described above, the activities of the Company since its inception in 1987 have been financed by sources other than operations. Such financing was principally provided by the sale of securities in private transactions, as follows:

                                               Proceeds From
                Year Ended                        Sales of
                June 30th                        Securities
                ---------                        ----------
                   1998*                          2,063,795
                   1997                           $ 345,391
                   1996                              80,872
                   1995                              22,316
                   1994                             237,430
                   1993                              76,055
                   1990                              80,812
                   1989                              77,000

----------
* Includes $532,365 in proceeds from Private Placements received between January 1, 1998 and March 31, 1998

      As at March 31, 1998, the Company had total assets of $2,293,333 as compared to $1,555,620 at June 30, 1997 reflecting an increase of $737,713 during the first nine-months of the year ending June 30, 1998 and an increase of $1,713,697 in total assets since March 31, 1997. Fiscal year-end total assets at June 30, 1997 also reflected an increase of $1,357,988 over $197,632 in year-end total assets at June 30, 1996. Management attributes such increases in total assets principally to (i) accrued design and development costs of the TCS-1 System of during Fiscal 1997, and a further increase of $135,577 during the nine months ended March 31, 1998; (ii) an increase in cash in the amount of $154,037 during Fiscal 1997, and a further increase of $150,206 during the nine months ended March 31, 1998; (iii) an increase in research and development tax credit receivables in the amount of $269,918 during Fiscal 1997, and a further increase of $369,844 during the nine months ended March 31, 1998; (iv) deferred start up costs of $74,683; during Fiscal 1997, and a further increase of $21,951 during the nine months ended March 31, 1998.

      As at March 31, 1998, the Company had total liabilities of $3,092,377 as compared to $1,695,350 at June 30, 1997, reflecting an increase in liabilities of $1,397,627 during the first nine months of Fiscal 1998 and an increase of $2,601,978 in total assets since March 31, 1997. Fiscal year-end total liabilities at June 30, 1997 also reflected an increase of $1,327,921 over $367,429 in year-end total liabilities at June 30, 1996. Management attributes such increases in total liabilities primarily to the recording of liabilities associated with the accruing of various expenses, including (i) $492,643 in accrued officers' salaries during Fiscal 1997, of which $126,181 was repaid by way of the issuance of shares of common stock, and $366,462 was paid in cash as of June 30, 1997, and $540,839, accrued during the nine months ended March 31, 1998, of which $153,191 will be repaid as of June 30, 1998 by way of the issuance of shares of common stock, and 387,648, of which will be repaid in cash as at the end of the current fiscal year; (ii) $415,000 reflecting the Company's receipt of refundable deposits and repayments from O/V III, and Recycletron;
(iii) increase in bank indebtedness in the amount of $200,855 during Fiscal 1997 and $504,869 during the first nine months of Fiscal 1998; (iv) $200,545 in advances from the Federal Office of Regional Development: Quebec ("FORDQ") during Fiscal 1997 and $278,593 during the first nine months of Fiscal 1998, pursuant to a loan contributed under the Industrial Recovery Program for SouthWest Montreal; (v) $480,000 in refundable deposits and/or prepayments on TCS-1 Systems for which orders have been taken during fiscal 1997 and an additional $183,500 for the first nine months of Fiscal 1998; and (vi) the issuance during the first nine months of Fiscal 1998, in one of the Private Placements of 10% Convertible Subordinated debentures in the aggregate principal amount of $445,000.

      Reflecting the foregoing, as at June 30, 1997, the Company had a working capital deficit (current assets minus current liabilities) of ($1,013,559 ). By March 31, 1998, such working capital deficit had increased to ($1,406,828). At the end of the prior comparative periods, the Company's working capital deficit was ($246,031) at June 30, 1996, and ($478,544) at March 31, 1997.

      The Company currently has limited material assets, negative working capital, and a negative net worth. The success of its tire recycling equipment manufacturing business and its ability to continue as a going concern will be dependent upon Production Model's meeting anticipated performance specifications on a timely and economical basis and the Company's ability to obtain adequate financing to commence profitable, commercial manufacturing and sales activities following the test phase of the Production Model.

Results of Operations

      As noted above, the Company is presently in the very early stages of the business of manufacturing and selling its patented cryogenic tire recycling equipment, referred to herein as the "TCS-1 System". The Company recently completed the initial design and development stage of the TCS-1 System and it intends to begin manufacturing on a commercial basis following the test phase of the Production Model if such test phase proves that the Production Model is capable of meeting its anticipated performance specifications. The Company had no income from operations during Fiscal 1997. It generated $415,000 in revenues in January of 1998 from the sale of the front-end module of the Production Model of the TCS-1 System. However, unless and until the Company successfully develops and commences manufacturing and sales operations on a full-scale commerical level, it will continue to generate no or only limited revenues from operations. Except for the foregoing, the Company has never engaged in any significant business activities. There were no significant revenues from operations during Fiscal 1996 or during the nine-month period ended March 31, 1997.

      The financial statements which are included in this Prospectus reflect increases in total general and administrative expenses, from $793,948 for Fiscal 1996, to $1,358,767 for Fiscal 1997 and to $1,369,130 for the nine-month period ended March 31, 1998 (as compared to $620,433 for the nine-month period ended March 31, 1997). The great bulk of such increases reflected the accrual, as advances, of salaries for the Company's executive officers and corporate counsel, in the amounts of $403,681 for Fiscal 1997 and of $540,839 for the first nine months of Fiscal 1998. Other expenses during Fiscal 1997 and the nine-month period ended March 31, 1998 were made principally for overhead and operating costs. Management believes that the amounts accrued in respect of the shares issued to compensate the executive officers and corporate counsel reflect the fair value of the services rendered and not the value of the stock at the time it was issued. In respect of the value of the shares received by such persons in lieu of cash compensation, management believes that it was, as of the dates when such shares were issued, impossible to determine the actual current or potential value, if any, of the such shares in light of the fact that, as of such dates, the shares had no or only very minimal actual market value and the actual potential market value of such shares, if any, at such dates was, and as at the date hereof remains, highly contingent upon, and subject to, extremely high risks including but not limited to the following factors: (i) the very early stage of development of the Company's business; (ii) the Company's lack of sufficient funds to implement its business plan and the absence of any commitments from potential investors to provide such funds; (iii) the absence of a reliable, stable, or substantial trading market for such shares; (iv) the restrictions on transfer arising out of the absence of registration of such shares and, in some instances, to their being subject to certain stock restriction agreements; and (v) the uncertainty respecting the Company's ability to continue as a going concern, (See "Business", "Market for the Company's Common Equity and Related Stockholder Matters", and "Management - Certain Relationships and Related Transactions - Issuance of Stock in Lieu of Salaries and Consulting Fees").

      From inception (July 15, 1987) through March 31, 1998, the Company has incurred a cumulative net loss of $4,963,490. Approximately 21% of such cumulative loss was incurred, prior to the inception of the Company's present business plan, in connection with the Company's discontinued proposed health care business and was due primarily to the expensing of costs associated with the unsuccessful attempt to establish such health care business. The Company never commenced its proposed health care operations and therefore, generated no revenues therefrom.

                                    BUSINESS

History

      The Company is in the early stages of the business of manufacturing and selling cryogenic scrap tire disintegration equipment (the "TCS-1 System"). Therefore, although the Company has generated some limited revenues from operations, it is still in the development stage. The Company acquired the core technology, based upon which it has developed its patented cryogenic tire disintegration technology (the "Tirex Technology") in the fall of 1992 (see above, "The Company"). Since the beginning of 1993, it has devoted the bulk of its efforts to completing the design and development, and commencing the manufacture, of the TCS-1 System and raising the financing required for such project. In August of 1995, the Company moved its corporate headquarters to Quebec. The Company began taking orders for TCS-1 Systems in October of 1995 and, to date, has received refundable deposits of $25,000 each on five Systems from two customers. Part of one of the five Systems on which the Company has taken deposits has been delivered and paid for with the balance of such System to be delivered when completed.(3) (see "Sales and Marketing - Agreements with Oceans Tire Recycling and Processing Co., Inc." and "Backlog") The Company has located and entered into written and oral agreements with various engineering and manufacturing subcontractors and component suppliers, which Management believes will supply it with sufficient production capacity to meet all current and projected orders, on a timely basis, commencing upon satisfactory completion of testing operations of the initial TCS-1 System (see below, "Products and Services").

Products and Services

Product

The TCS-1 System

      The TCS-1 System comprises a complete, turn-key, environmentally safe, cryogenic tire disintegration system designed to: (i) disintegrate scrap tires, using substantially less energy than is required by existing ambient methods (which shred and/or chop tires at "ambient" or normal room temperatures) or other currently available cryogenic methods (which reduce the temperature of the materials for at least a portion of the process, but which still rely on chopping and/or shredding the tire), and (ii) produce commercially exploitable, high quality, clean rubber crumb and unshredded steel and fiber. The Company is presently conducting two private placements of its securities (the Type "A and Type B Private Placements") (see below "The Company - Material Financing Activities"). If both Private Placements are successfully completed, the Company expects to be able to complete the construction, and initiate testing, of the first production model of its proprietary cryogenic scrap tire disintegration system (the "TCS-1 System") by May 1998. Any failure or delay in the Company's ability to obtain the required financing, because of a failure to complete such Private Placements, would be directly reflected in a commensurate delay or failure in the completion of the construction, and the commencement of the testing, of the production model.

      The functions and mechanisms of the proposed TCS-1 System have been designed for the exclusive purpose of disintegrating automobile and truck tires, which basically consist of the following elements:

      * Two types of rubber. The sidewalls of tires are constructed of material containing a higher percentage of natural, as opposed to synthetic, rubber which is used in the treads. The TCS-1 System has been designed to take advantage of these differences to produce a separate rubber powder reclaimed exclusively from the sidewalls.

      * Steel beads, which consist of steel wires tightly wound together to a diameter of approximately 3/8 of an inch. These beads are imbedded around the rims of the tire treads;

----------
     (3) Construction of this System began in February of 1997 and it was anticipated that delivery would occur on or before September 15, 1997. However, completion of the System was, and remains, subject to delay because of the limited funds available for such purpose. The Company was able to complete and deliver the fully automated front-end sidewall cutter and debeader module of this System by January of 1998, when it was accepted and paid for by the purchaser. The parties rescheduled a new delivery date for the balance of the System, which occurred in May of 1998 (see "Sales and Marketing Agreements with Oceans Tire Recycling & Processing Co., Inc.").

      * Steel belting, which incorporates a thin layer of steel wires laid out in a "herring bone" pattern and which underlies the entire surface of the tread area, and

      * Fiber threads which are incorporated into the rubber used throughout the tire.

      In April of 1997, the Company replaced its original, one-quarter scale model with a new, larger sized (approximately 1/2 scale) operating prototype of the TCS-1 System's proprietary disintegration unit. This scale model disintegration mechanism is currently being used to run test operations for the purpose of identifying and solving problems which may arise, as well as to test the limits of the System's productive capacity. This has enabled the Company's engineering team to further develop, under operating conditions, the designs and specifications of the components of the disintegration mechanism to be used in the first production model of the TCS-1 System, which is presently under construction. The scale model disintegration mechanism is also being used to produce rubber crumb for the purpose of testing the nature, quality, and potential marketability thereof. To date, results of such tests have been highly satisfactory.

Economy of Operation

      The TCS-1 System has been designed to operate continuously (with minimum amounts of downtime for maintenance), to consume approximately 6.50 kilowatts of power, and is designed to require substantially less energy than is used by presently existing equipment. TCS-1 System will be able to process both automobile and truck tires in quantities equivalent to 180 automobile tires per hour, or 1,000,000 automobile tires per year.

Projected Functions, Operations, and Capabilities

      The following discussion of the functions, operations, and capabilities of the TCS-1 System are based upon engineering design plans and specifications and test operations of: (i) the 1/2 scale prototype disintegration mechanism; (ii) the automated front-end system; and (iii) various other components of the System which have already been completed and tested separately. This discussion also assumes that the System, when complete and fully integrated, will function as planned, of which there can be no assurance. However, because the TCS-1 System is still in the development stage, the Company cannot, as at the date hereof, guaranty how long after the completion of the first full-scale production model, if ever, the System will perform fully in accordance with Management's expectations.

Step-by-Step Operations

      The projected step-by step operations of the TCS-1 System will encompass the following:

      (a) The two sidewalls will be cut off and the tread will be cut into lengths of about one foot. (The sidewalls will be kept separate from the tread sections throughout the process).

      (b) The two steel beads which are contained within each tire will be pulled out;

      (c) Sidewall and tread sections will automatically be placed onto separate conveying systems which will then feed them into the TCS-1 System's freezing chambers through separate air locks.

      (d) The frozen sections will then pass through proprietary disintegrators where the sidewall and tread rubber will be reduced to two separate coarse powders. This operation will not involve any chopping, shredding, or hammer-milling. Therefore, the steel wires will not be cut or broken. The fiber threads will retain their basic shapes and characteristics. No steel powder or fiber fluff will be produced.

      (e) The steel wires will be magnetically removed from the rubber powders.

      (f) The fiber and rubber powder will be passed through screens to separate the powder from the fiber threads. The fiber threads will then be conveyed out of the machine to a fiber baler.

      (g)   The rubber powders will then be conveyed out of the TCS-1 System.

      (h) 100% of the rubber powders yielded by the TCS-1 System will pass through a ten mesh screen. Supplementary grinders will be supplied for customers desiring finer powders which can pass through 40 mesh or 80 mesh screens.

Production and Supply

      The  Company's   activities  to  date  have  focused  on  the  design  and
development of the TCS-1 System. In connection with these activities, the Company has been dependent on arrangements with its subcontractors for the manufacture and assembly of the principal components incorporated into the TCS-1 System (see "Agreements With Subcontractors", below).

      The Company has effected, and intends to continue to effect, all TCS-1 System manufacturing operations through its subcontractors. It will therefore be substantially dependent on the ability of such subcontractors to satisfy performance and quality specifications and to dedicate sufficient production capacity for all TCS-1 System scheduled delivery dates. The Company believes that all of its subcontractors have the requisite manufacturing capabilities and the willingness to dedicate sufficient amounts of their manufacturing capacity to allow the Company to meet all TCS-1 System delivery dates, currently scheduled or expected to be scheduled for not less than the next two years. However, no assurance can be given that this will in fact be the case and failure on the part of the Company's subcontractors in these regards would adversely affect the Company's ability to manufacture and deliver TCS-1 Systems on a timely and competitive basis. In such event the Company would have to replace or supplement its present subcontractors. There can be no assurance that should it be necessary to do so, the Company would be able to find capable replacements for its subcontractors on a timely basis and on terms beneficial to the Company, if at all; The Company's inability to do so would have a material adverse effect on its business. Components of the TCS-1 Systems, which are not manufactured by the Company's subcontractors specifically for the TCS-1 System, will be purchased, either directly by the Company or indirectly through its subcontractors from third-party manufacturers. The Company believes that numerous alternative sources of supply for all such components are readily available.

Agreements With Subcontractors

      The Company has entered into the following agreements with three machinery manufacturing, engineering and designing firms located in Quebec:

      Agreement with Fedico, Inc. In January of 1997, the Company entered into an agreement (the "Fedico Agreement") with Fedico, Inc. of St-Hubert, Quebec ("Fedico"), a machinery design firm located in Quebec. Prior thereto, Fedico had provided consulting and other design engineering services to the Company since the spring of 1996. Pursuant to the terms of the Fedico Agreement, Fedico acts as project leader, guiding the over-all design and engineering of the TCS-1 System. In addition to supervising the over-all assembly and start-up procedures of the first full-scale production model of the TCS-1 System, Fedico will design, engineer, and fabricate certain peripheral equipment. The term of the Fedico Agreement is for seven years, retroactively effective (to reflect work completed prior to execution of the Agreement) as of September, 1996.

      The Fedico Agreement also provides for the retention of Fedico for a minimum of five hundred hours per year during the course of such agreement at reasonable, competitive hourly rates for technicians, draftsmen, and intermediate engineers, with overtime, on-site services, and travel expenses at prevailing market rates.

      Agreement with Lefebvre Freres Limitee. In January of 1997, the Company entered into an agreement (the "Lefebvre Agreement") with Lefebvre Freres
Limitee ("Lefebvre"), a subsidiary of Lefebvre Inc., of Montreal, Quebec. Lefebvre, specializes in custom design and fabrication of industrial machinery. With its sister companies, Foresteel (specializing in pressure vessels and welding) and Atelier D'Usinage Trempe (specializing in high precision machining), Lefebvre has extensive experience and expertise in designing and constructing equipment used in the pulp and paper, metallurgy, fiber, power generation, and many other industries. Lefebvre had been providing the Company with design consulting and other valuable design engineering services to the Company since the spring of 1996. In recognition of services rendered by Lefebvre prior to the finalization of the Lefebvre Agreement, it was made retroactively effective as of July 23, 1996.

      Lefebvre designed and constructed the prototype disintegration unit for the TCS-1 System at competitive rates and accepted payment of approximately one-third of its price in 340,160 unregistered shares of the common stock of the Company. The stock portion of such price was issued to Lefebvre on January 17, 1997. Prior to such date, Lefebvre had completed the initial design specifications for the TCS- 1 System's Disintegration Unit Assembly.

      Agreement with Plasti-Systemes, Inc. In January of 1997, the Company entered into an agreement (the "Plasti-Systemes Agreement") with Plasti-Systemes, Inc. ("Plasti-Systemes") of Ville D'Anjou Quebec. Prior to that date, Plasti-Systemes had been providing consulting services to the Company respecting the design, construction, and installation of the "front-end" of the TCS-1 System under agreed upon terms, but without a written agreement. The Plasti-Systemes Agreement provided for Plasti-Systemes to design (including rendering of all necessary engineering drawings), construct, and install the "front-end" of the TCS-1 System. Design and construction of the Front End System, which consists of a series of mechanisms which automatically: (i) cleans and debeads the tires; (ii) separates the sidewalls from the treads; (iii) cuts both sidewalls and treads into sections ready for processing; and (iv) transports the beads and tire sections into separate areas for disposal or processing has been completed. The first fully-automated front-end sidewall cutter and debeader module was completed in November 1997 and was sold and delivered to the purchaser in January 1998 (see "Sales and Marketing - Agreements with Oceans Tire Recycling & Processing Co., Inc."). The Plasti-Systemes Agreement, which was made retroactively effective as of October 16, 1996, covers mechanical work and equipment. On January 17, 1997, Plasti-Systemes accepted payment of 26% of its total price for the foregoing services 255,010 unregistered shares of the common stock of the Company. Prior to such date, that part of the design and engineering work on the front-end system, which was allocated to the stock portion of the purchase price, had been completed.

Proposed Services

TCS-1 System Maintenance:
  Technical and Market Support

      The Company requires all of its TCS-1 System purchasers to agree to enter into a Maintenance and Technical and Market Support Agreement (the "Proposed Maintenance Agreements"). In connection therewith the Company intends to provide timely, high quality technical support to insure that the TCS-1 System will perform in conformance with its specifications. Until the test phase of the first production sized model of the TCS-1 System is completed, the Company will be unable to finalize the definitive parameters of the services which it intends to offer under the Proposed Maintenance Agreements. Currently proposed plans call for the Company, or the Company's designated service provider (see "Business - Negotiations With Proposed Service Provider", below), to provide, or be responsible for, all technical and other labor necessary for the maintenance of the TCS-1 System at a performance level capable of disintegrating the equivalent of one million automobile tires per year on a twenty-four hour per day, three hundred sixty-five day per year basis, in accordance with an operations and performance specifications manual to be furnished to the customer.

      The Proposed Maintenance Agreements are expected to require the Company to provide (i) regularly scheduled on-site preventive maintenance, including but not be limited to regularly scheduled inspection and assessment of wear factors affecting all constituent components of the System and determination and effectuation of replacement and/or recalibration requirements and (ii) unscheduled remedial maintenance, on an as needed basis. Other responsibilities which the Company, or its authorized service provider, are intended to assume under the Proposed Maintenance Agreements will include: (i) providing and maintaining computerized equipment to monitor and document the performance by the operator of the TCS-1 System of all routine maintenance procedures; (ii) reviewing the data retrieved thereby on a monthly, or more frequent, basis;
(iii) immediately advising the operator of any improper performance of any of such Procedures; (iv) providing remedial instructions to the Operator's personnel with respect to the proper performance of certain routine maintenance procedures to be performed by the TCS-1 System Operator, and; (v) upon request of the Operator, re-training its personnel. The Proposed Maintenance Agreements are intended also to provide that the Company, or its authorized service provider, will provide an initial training period for the operator's personnel as well as continuing training, seminars and updates, on an as needed basis.

      The Proposed Maintenance Agreements are also intended to provide for additional technical and market support including Pre-Operational Support by way of, among other things: (i) assistance to the Operator with respect to procedures and requirements related to obtaining all licenses, permits, and other requirements for the establishment and operation of a TCS-1 System Plant, including the development, documentation, and furnishing of all required technical, environmental, operational, and other information and data; (ii) instructions and assistance with respect to all applicable federal, state, and local regulations and requirements respecting the preparation of the site and the installation and operation of a TCS-1 System at the site.

      In addition, it is intended that the Proposed Maintenance Agreements will require that the Company, or its authorized service provider establish and maintain laboratory facilities at which they shall:

      (a) test and monitor the quality and properties of the rubber crumb produced by the TCS-1 System, including but not limited to: (i) total production rates (ii) the comparative percentages of various crumb rubber mesh sizes produced, and (iii) wear factors existing or developing in the disintegration mechanisms, so as to generate a continual data base for the anticipation and determination of the maintenance, remediation, and recalibration requirements of the disintegration mechanisms and all other constituent components of the System under actual operating conditions;

      (b) test and monitor, on a continuing basis, oil samples from the TCS-1 System so as to ascertain and monitor the wear factors on the bearings and on other components of the System;

      (c) record and maintain all test data and records for the TCS-1 System in a monthly log to be furnished to the operator at regular intervals on a monthly basis, or on request by the operator, and be available to the Operator at all times to discuss the meaning and significance of all test results and any remedial or other actions which such data indicate is necessary or advisable;

      (d) creating and developing new products and uses for rubber crumb produced by the TCS-1 System.

      It is intended that the Company, or its authorized service provider will also be responsible for certain accounting and record keeping services, including providing accounting software to monitor the operations and output of the TCS-1 System. It is intended that the Proposed Maintenance Agreements will also impose obligations upon the Company, or its authorized service providers to stock replacement parts for the TCS-1 System in order to minimize any interruptions in the continual operation of the System. The monthly maintenance fee for all services to be provided by the Company, or its authorized service provider under the Proposed Maintenance Agreements is presently expected to be $9,500 per month.

Negotiations With Proposed Service Provider

      The Company is presently negotiating with Louis Sanzaro ("Sanzaro"), a director of the Company and the controlling person of the two entities (Ocean/Ventures III, Inc. and Oceans Tire Recycling & Processing Co., Inc.) which have ordered nine of the ten TCS-1 Systems presently on order, to organize and operate a maintenance company capable of serving as the Company's authorized service provider and meeting all of the above described responsibilities. Mr. Sanzaro has worked closely with the Company on the development of the TCS-1 System and the proposed maintenance and technical support program. Mr. Sanzaro is a highly respected, knowledgeable, and experienced operator of recycling organizations in New Jersey and the Company believes that he is eminently qualified to organize and head its maintenance and technical support effort. While the parties have not yet entered into an agreement respecting the terms under which Mr. Sanzaro or an organization under his control will direct the Company's maintenance services, they are currently in negotiations respecting such arrangements. Currently, however, the Company expects that the service provider to be organized and operated by Mr. Sanzaro will be paid a flat fee of $4,000 per month to cover all of the services described above. The service provider is also expected to establish and develop a training program to instruct TCS-1 System operators and their personnel on the operation of a TCS-1 System plant and to furnish, at no additional cost, all equipment necessary to effect the provision of such services.

Sales and Marketing

Sales

The O/V III Agreements

      On May 29, 1997, the Company entered into an Equipment Lease and Purchase Agreement (the "O/V III L&P Agreement") with Ocean/Ventures III, Inc.("O/V III") of Toms River, New Jersey ("O/V III"). This agreement modified the terms of, and replaced, a prior agreement between the parties dated June 6, 1995. O/V III is under common ownership and control with the solid waste recycling firm, Ocean County Recycling Center, Inc. and with Oceans Tire Recycling & Processing Co., Inc. (see, below "Sales and Marketing - Agreements with Oceans Tire Recycling & Processing Co., Inc."). Under the terms of the Agreement, O/V III will purchase and lease the various components which comprise the constituent parts of the TCS-1 System. The Agreement provides for lease and purchase arrangements for eight Systems at an aggregate lease and purchase price of three million dollars ($3,000,000) each.

      Pursuant to the terms of the O/V III Agreement, the non-proprietary equipment components of the System (the "Non-Proprietary Equipment") will be purchased by O/V III for a total purchase price of $2,250,000. Such Non-Proprietary Equipment includes: (i) all bailing systems contained in the TCS-1 System, including all associated ancillary equipment and conveyance and exit belts, chutes and/or other components combined or integrated therewith, and
(ii) freezing chambers and cryogenic systems.

      The other constituent components of the TCS-1 System comprise equipment which is proprietary to the Company (the "Proprietary Equipment"). Such Proprietary Equipment is, under the terms of the O/V III L&P Agreement, subject to a five year operating lease, with monthly lease payments of $12,500 each. The Proprietary Equipment consists of (i) the disintegration system including but not limited to all grinders contained therein, and (ii) the separation systems, including but not limited to: (a) a magnetic separator; (b) a fiber/crumb separator; (c) fiber collector; (d) crumb rubber sizing system; and (e) all integrated conveyance and exit belts, chutes, and other components.

      The O/V III L&P Agreement called for the delivery of the first System by October 1998, with seven additional Systems scheduled for delivery every three months thereafter, through July 2000. Construction of the components of the first full scale prototype of the TCS-1 began in February of 1997, and was completed in May of 1998. Because completion of the System was delayed, OV III waived the delivery date and agreed to reschedule delivery, which occurred in May 1998. The System is presently being assembled and a two-month test period is scheduled to begin on or about June 1, 1998. The O/V III L&P Agreement requires a downpayment of $25,000 for each System to be paid not less than fourteen months prior to the anticipated delivery date. In an effort to assist the Company at this early stage of its development, to date, O/V III has prepaid $25,000 down payments on five Systems. Other payment terms for each of the eight systems subject to the O/V III L&P Agreement, call for a $50,000 payment six months prior to the anticipated delivery date, an additional $100,000 to be paid three months prior to the anticipated delivery date, and $1,825,000 on O/V III's acceptance of the System.

      Pursuant to the terms of the L&P Agreement, O/V III also entered into certain ancillary agreements with the Company, consisting of the following:

      (a) a royalty agreement (the "Royalty Agreement") pursuant to which O/V III will pay the Company a royalty of three percent (3%) of the gross proceeds from all sales of rubber crumb fiber and steel from scrap tires disintegrated through the utilization of the TCS-1 System;

      (b) a rubber crumb purchase option agreement (the "Rubber Crumb Agreement") pursuant to which O/V III has granted to the Company and option to purchase up to 40% of the rubber crumb, yielded by the disintegration of scrap tires in the TCS-1 System, at negotiated prices. The Company is currently exploring the feasibility of vertically integrating its operations so as to include the rubber crumb brokerage business and/or the value-added rubber crumb product development business. It obtained the rubber crumb purchase option in connection with the foregoing.

      The parties also agreed to enter into a maintenance and technical support agreement (the "Maintenance and Technical Support Agreement") pursuant to which the Company or its designated service provider ("Service Provider") will provide or be responsible for all technical and other labor necessary for the maintenance of the TCS-1 System at a performance level capable of disintegrating the equivalent of one million automobile tires per year on a twenty-four hour per day, three hundred sixty-five day per year basis. Services to be provided are described above under the caption "Proposed Services - TCS-1 System
Maintenance: Technical and Market Support".

      The Company is presently negotiating with Louis Sanzaro ("Sanzaro"), a director of the Company and the controlling person of the two entities (Ocean/Ventures III, Inc. and Oceans Tire Recycling & Processing Co., Inc.) with respect to, or an entity controlled by him, serving as the Company's authorized service provider (see "Negotiations with Proposed Services Provider", above).

Agreements with Oceans Tire Recycling & Processing Co., Inc.

      On May 29, 1997, the Company entered into an Equipment Lease and Purchase Agreement (the "OTRP L&P Agreement") with Oceans Tire Recycling & Processing Co., Inc. ("OTRP"), a New Jersey corporation under common control with O/V III. Pursuant to the OTRP L&P Agreement, OTRP will purchase the first production model TCS-1 System. Under the terms of the Agreement, the anticipated delivery date for this System was September 15, 1997. However, while construction of the first full scale prototype of the TCS-1 began in February of 1997, completion of the System was delayed because of the limited funds available for such purpose. As a result, OV III waived the delivery date and agreed to reschedule delivery. In January of 1997, OTRP accepted delivery and made payment on the first fully-automated front-end sidewall cutter and debeader module, which forms part of the TCS-1 System. The parties rescheduled a new delivery date for the balance of the System, which occurred during the first week of May 1998. Upon the Company's entering into a lease for its Research and Manufacturing facility in Montreal (the "Company Facility"), OTRP shipped the Front End Module of the System, which had originally been delivered to OTRP in New Jersey, to the Company Facility and OTR accepted delivery of the balance of the System at the Company Facility. This will allow for the assembly of the first complete production model of the TCS-1 System, and the initial test phase operations thereof to be conducted under supervision of both the Company and OTRP. This will also create an opportunity for OTRP's personnel to be trained by the Company's technical staff in the operation of the TCS-1 System.

      The terms of the OTRP L&P Agreement, pursuant to which the constituent components of the TCS-1 System will be leased and or purchased, are substantially identical to those of the O/V III L&P Agreement, as described above. The only significant differences are in the purchase price and payment terms. The purchase price for the Non-Proprietary Equipment is $1,225,000 and the terms of the 60- month operating lease call for monthly lease payments of $8,770 each. Accordingly, the aggregate lease/purchase price under the OTRP L&P Agreement is $1,751,200. OTRP has obtained "pre-commencement" sale and lease-back financing from an outside source for the Non-Proprietary Equipment being purchased under the Agreement. Pursuant thereto, OTRP has been making lease payments since April of 1997. The terms of OTRP's lease financing arrangements provide for the lessor to deliver the purchase price payments directly to the Company, to be used to fund the construction of the first TCS-1 production model. To date, approximately $605,000 of such financing has been paid to the Company and used for such purpose.

      Pursuant to the terms of the OTRP L&P Agreement, upon execution thereof, the parties also entered, or agreed to enter, into the same types of ancillary agreements as are described above with respect to the O/V III L&P Agreement, i.e., a Maintenance and Technical Support Agreement, a Royalty Agreement, and a Rubber Crumb Purchase Option Agreement. The terms of all of such ancillary agreements are identical to those described above in connection with the O/V III Agreements.

The Recycletron Inc. Agreements

      On July 8, 1997, the Company entered into an Equipment Lease and Purchase Agreement (the "Recycletron L&P Agreement") with Recycletron Inc. ("Recycletron") of Montreal, Quebec. Pursuant to the Recycletron L&P Agreement, Recycletron will purchase one TCS-1 System, with delivery scheduled for the end of the second quarter of 1998. The terms of the Recycletron L&P Agreement, pursuant to which the constituent components of the TCS-1 System will be leased and or purchased, are substantially identical to those of the O/V III L&P Agreement, as described above. The only significant differences are in the purchase price and payment terms. The purchase price for the Non-Proprietary Equipment is $2,000,000 and the terms of the 60-month operating lease call for monthly lease payments of $12,500 each. Accordingly, the aggregate lease/purchase price under the Recycletron L&P Agreement is $2,750,000. Upon execution of the Agreement, Recycletron paid a $25,000 down payment. Other payment terms require additional payments of $100,000 six months prior to the anticipated delivery date, $125,000 prior to the anticipated delivery date, and $1,750,000 upon Recycletron's acceptance of the System.

      Pursuant to the terms of the Recycletron L&P Agreement, upon execution thereof, the parties also entered, or agreed to enter, into the same types of ancillary agreements as are described above with respect to the O/V III L&P Agreement, i.e., a maintenance and technical support agreement, a royalty agreement, and a rubber crumb purchase option agreement. The terms of all of such ancillary agreements are identical to those described above in connection with the O/V III Agreements.

Backlog

      The Company includes in its "backlog", orders for a single TCS-1 System under an executed Equipment Purchase and Lease Agreement, as well as orders for more than one TCS-1 System under a single such executed Equipment Purchase and Lease Agreement, for which a refundable deposit of not less than $25,000 per Equipment Purchase and Lease Agreement has been paid. Accordingly, even when one Equipment Purchase and Lease Agreement includes orders for multiple TCS-1 Systems, the Company will include all of the Systems ordered notwithstanding that the proposed purchaser has paid a total refundable deposit of only $25,000. Although the stated backlog may be used as a guideline in determining the value of orders which are presently scheduled for delivery during the period indicated, it is subject to change by reason of several factors including possible cancellation of orders, change in the terms of the contracts, and other factors beyond the Company's control and should not be relied upon as being necessarily indicative of the Company's revenues or of the profits which the Company might realize when the results of such contracts are reported.

      Based on the foregoing, as of May 18, 1998, the Company's backlog amounted to $30,250,000. This includes, for ten complete TCS-1 Systems: (i) the full purchase price for the Non-Proprietary Equipment which will be sold by the Company, and (ii) total lease payments for the Proprietary Equipment under the five-year operating lease and, for one additional system, (the full purchase price of which has already been invoiced and partially paid), the stated backlog includes the total lease payments for the Proprietary Equipment under the five-year operating lease.

      Together, the Non-Proprietary Equipment and the Proprietary Equipment constitute a complete TCS-1 System. The Systems included in the above stated backlog include: (i) eight systems ordered by O/V III for an aggregate lease/purchase price of $3,000,000 each, for which the Company has already received over $130,000 by way of prepayments of the $25,000 downpayments (due for each system fourteen months before the scheduled delivery date of such System) on five of the eight Systems ordered by O/V III; (ii) one TCS-1 System ordered by Recycletron for an aggregate lease/purchase price of $2,750,000, for which the Company has received a $25,000 down payment; and (iii) on TCS-1 System ordered by Goman Alberta, Inc., for which the Company has received a $25,000 downpayment. The foregoing ten TCS-1 Systems are currently scheduled for deliveries commencing after the test operations of the first Production Model are concluded through July 2000, with two of such Systems (the OTRP and Recycletron Systems) scheduled for delivery during the current fiscal year. Management reiterates, however, that delivery dates for all Systems on order have always been, and remain, subject to delay principally because of unknown and presently unforeseeable problems which may become manifest during the test phase of the Production Model. The Company will not fill any of the above-described backlog during the current fiscal year.

      The Company has not included in its backlog any revenues which may result from the Royalty Agreements which all TCS-1 System purchasers must enter into with the Company. These Royalty Agreements entitle the Company to receive a royalty in the amount of 3% of the gross revenues from sales of rubber crumb produced by the TCS-1 System. The Company has also not included additional revenues which it expects to receive under the Proposed Maintenance Agreements to be signed in connection with the ten Systems already on order (see "Business
- Proposed Services").

Dependence on Major Customer

      To date the Company has received orders for ten TCS-1 Systems, eight of which were ordered by "O/V III" and one of which was ordered "OTRP". Both O/V III and OTRP are under the control of Louis Sanzaro. The foregoing orders constitute 89% of the Company's present backlog. The loss of either of these two customers would have a major adverse effect on the Company. However, the Company also believes that while Mr. Sanzaro's companies comprise the initial TCS-1 System purchasers, future sales efforts will be widespread and, as the Company matures and its business develops, it will not be dependent upon the business of one or more major customers. In connection with the foregoing, it should be noted that Mr. Sanzaro is a director of the Company and serves as a consultant to the Company (see "Management - Executive Officers and Directors" and "Certain Relationships and Related Transactions"). Mr. Sanzaro is also presently in negotiations with the Company with respect to his serving as the Company's authorized service provider (see "Business - Proposed Services - Negotiations with Proposed Service Provider") and he has agreed to accept appointment as the Company's exclusive sales distributor in the United States and Puerto Rico (see "Business - Sales and Distribution' and "Management - Certain Relationships and Related Transactions").

Marketing and Distribution

Potential Markets

      The Company believes that the potential market for its TCS-1 System can be expected to directly reflect the level of demand for economical, high quality rubber crumb derived from the recycling of scrap tires. The following discussion of the potential markets for rubber crumb assumes that the TCS-1 System will be capable of economically producing high quality recycled rubber crumb, in a variety of sizes, capable of being used in a wide range of products. While this accurately reflects management's present expectations, it should be noted that the TCS-1 System is still in the research and development stage. Further, because development of the TCS-1 System is at an early stage, the Company cannot give any assurance with respect to if, or when, it will in fact be able to complete the design and construction of the TCS-1 System in accordance with its plans and specifications or that, if completed, the TCS-1 System will perform as expected. Therefore, even if the demand for rubber crumb should increase in accordance with the Company's expectations, there can be no assurance that a concomitant development of demand for the TCS-1 System will develop.

      Rubber is a valuable raw material and the Company believes that recycling this valuable resource from scrap tires is an ideal way to recover that value. Recycled scrap tire rubber is already used in a great variety of products, promoting longevity by adding it to asphalt pavement, adding bulk and providing drainage as a soil additive, providing durability as a carpet underpadding, increasing resiliency in running track surfaces and gymnasium floors, and absorbing shock and lessening the potential for injuries as a ground cover for playgrounds and other recreational areas.

      Recycling tires into reusable crumb rubber (or "ground rubber") was, as of 1996, the third largest use of scrap tires. "Crumb rubber" is the end product of the tire disintegration process. The ideal crumb rubber is a powder, which can be produced in various particulate sizes, ranging from relatively coarse to very fine, and which is not significantly contaminated by fiber and metal particles. It is generally derived from used automobile tires or tire parts such as treads. The Scrap Tire Use Disposal Study - 1996 Update (the "STMC Study"), published by the Scrap Tire Management Council (the "STMC") in April of 1997, reported that of the approximately 266 million scrap tires generated in 1996, market applications were found for 76% (or 202 million). The STMC Study reported further that the largest use presently being made of scrap tires is burning them as tire derived fuel (sometimes referred to as "TDF"), which serves principally as a low-cost substitute for, or supplement to, coal, wood chips, or other combustible fuels. In this regard, 152 million or 76% of the tires for which market applications had been found, were burned as TDF. Exporting used tires (for refitting and re-use as tires) was the second largest use for scrap tires. While utilizing scrap tires to produce crumb rubber still constitutes a significantly smaller market for used tires, the STMC Study reported that this usage experienced significant growth during the last two years, increasing two hundred and seventy-seven percent (277%) from 4,500,000 tires in 1994 to 12,500,000 tires in 1996. Historically, most crumb rubber available and sold in the market was derived not from recycled scrap tires, but from tire "buffings", a by-product of the tire re-treading process.4 Recently, however, this has changed significantly recently, with tire buffings now representing 52% and scrap tires representing 48% of source material for crumb rubber. According to the STMC, the demand for crumb rubber for various uses could experience further substantial increases over the next two to five years, with expected overall growth in sales of crumb rubber from 25% to 33%. The Company believes that because the supply of buffings is limited, the main source of an increased supply of crumb rubber must come from scrap tires.

      At present, there are at least seven general categories of markets for crumb rubber of various sizes and grades. These consist of the following:

      * Rubber Modified Asphalt ("RMA", 168 million pounds in 1996): Crumb rubber can be blended with asphalt to modify the properties of asphalt used in highway construction. Crumb rubber can be used either as part of the asphalt rubber binder, seal coat, cape seal spray, or joint and crack sealant (generally referred to as "asphalt-rubber") or as an

----------
     (4) Tire buffing consist of relatively small piece of rubber which remain on the tire shell during the re-treading process. After the used tread is removed, these small pieces are "buffed" off the shell before the new tread is attached.

            aggregate substitution (rubber modified asphalt concrete or "RUMAC"). At present, the cost of using asphalt-rubber and RUMAC is somewhat higher than conventional materials. However, the service life of such products has proved in some cases to be two to three times that of conventional asphalt pavements. While the use of crumb rubber in asphalt pavement has a large potential market, certain technical issues must be addressed before the potential can be reached. The ability to recycle asphalt pavement containing crumb rubber and the development of standards, particularly for materials testing and the environment are the key issues to be addressed. In general, asphalt-rubber, or the "wet process", has proven to be the most successful product, representing approximately 95% of the RMA market in 1996, according to the STMC. States using RMA to a significant degree include Arizona, California and Florida, with lesser activity in Kansas and Texas.

      * Bound Rubber Products (134 million pounds in 1996): Ground or powdered scrap tire rubber is formed into a set shape, usually held together by an adhesive material such as urethane or epoxy. Examples of such applications are injection molded products and extruded goods such as railroad crossing pads; dock bumpers, patio floor blocks, flooring material, roof walkway pads, and carpet underlay.

      * New Tire Manufacturing (48 million pounds in 1996): Fine crumb rubber or powder reclaimed from scrap tires can be used as a low volume filler material in both the tread and the sidewalls of new tires. The percentage of recycled rubber that can be used in new tires is somewhat in excess of 1.5%.

      *     Athletic and Recreational  Applications (24 million pounds in 1996):
            Coarse crumb rubber can be used in several applications, such as in running track material, grass surfaced playing areas, or as a substitute for playground surfaces. The use of crumb rubber for these purposes will generally make playing surfaces and running tracks more resilient and less rigid, but capable of maintaining traction and shape.

      *     Molded and Extruded Plastics and Rubber (18 million pounds in 1996):
            Finely ground scrap tire rubber can be placed into production molds to form products for the automotive industry, such as sound insulation, step pads, truck and trailer liners, matting and drip irrigation pipes. Management believes that there are significant potential markets for these applications which may result from continuing research and development of products using a surface modified rubber. There has also been increasing interest on the part of automotive manufacturers in the purchase of products which contain recycled rubber.

      * Friction Material (8 million pounds in 1996): Coarse crumb rubber is used in friction brake materials for brake pads and brake shoes.

Distribution

      The  Company's   objective  is  to  market  and  distribute  its  products
worldwide, through national and international distributors and sales representatives. However, to a large extent the Company has to date concentrated, and is continuing to concentrate, its efforts on completing the design, development, and construction of the first production model of the TCS-1 System and raising adequate financing to support such efforts. It has, therefore, not yet commenced a full scale marketing campaign and does not intend to do so until the production model is complete and adequate funding is available to cover the costs thereof. During the last two fiscal years and the subsequent period, the Company has however taken initial steps to prepare a foundation for a world-wide marketing program. In connection therewith, the Company has taken the following steps during the last fiscal year and the subsequent interim period:

      (a) Appointed Vijay Kachru as Vice President of Market Development to oversee market and product development activities;

      (b) Entered into an agreement with Alan Crossley, a director of the Company, pursuant to which Mr. Crossley will serve as Director of European Market Development (see "Management - Certain Transactions", below);

      (c) Obtained the agreement of Louis Sanzaro, a director of the Company and the principal of Ocean Ventures III, Inc. and Oceans Tire Recycling & Processing Co., Inc. to accept appointment as the Company's exclusive sales distributor in the United States and Puerto Rico (see the discussions under the caption, "Sales", above, see also "Management Certain Transactions", below).

      The Company can make no assurances with respect to the success of its distribution strategy. Furthermore, the Company has limited resources to achieve the distribution of its products and no assurances can be given that the Company will not require additional financing, which may not be available, to achieve such objective.

Canadian Operations

Tirex Canada

      The governments of Canada and, in particular, the province of Quebec, have officially acknowledged the pivotal role played by business investment in research and development in ensuring sustained economic growth and long-term prosperity. In order to encourage such activities, these governments support research and development programs by granting individuals and businesses tax incentives that encourage technological development in Quebec. As a result, Quebec offers the most generous tax incentives for research and development programs of which the Company is aware.

      In May of 1995, in an effort to take advantage of such financial incentives, the Company formed a Canadian corporation, 3143619 Canada Inc. (referred to herein as "Tirex Canada") in the Province of Quebec, Canada, for the purpose of completing all research and development work on the first production model of the TCS-1 System and, thereafter, to serve as the Company's manufacturing arm. To qualify for Canadian Government grants and tax benefits, the record owners of 51% of the issued and outstanding capital stock of Tirex Canada are Terence C. Byrne, President and a member of the Executive Committee of the Board of Directors the Company and Louis V. Muro, Vice President of Engineering 's and a member of the Executive Committee of the Board of Directors the Company, both of whom are Canadian residents. The Company is the record holder of the balance of 49% of the issued and outstanding capital stock of Tirex Canada. Messrs. Byrne and Muro hold their Tirex Canada shares under the terms of the shareholders agreement, dated July 3, 1995, as amended February 2, 1996 and August 27, 1997 (The "Tirex Canada Shareholder Agreement") which will require them to transfer all such shares to the Company for no compensation in 2,001 or earlier under certain circumstances.

The Tirex Canada License

      Tirex Canada holds an exclusive, ten year license from the Company, which expires on July 2, 2005, to design, develop, and manufacture the TCS-1 System in North America. The terms of the said license require that Tirex Canada may manufacture TCS-1 Systems only upon and pursuant to specific purchase orders and requires that Tirex Canada sell all TCS-1 Systems which it manufactures exclusively to the Company.

Canadian Financial Assistance - Grants and Commitments

      Transfer of the Company's research and development, and its proposed manufacturing, activities to Tirex Canada has made the Company eligible for various Canadian and Quebec government programs which provide grants and tax incentives for eligible investment, research and development, and employee-training activities. Canadian and Quebec tax incentives take the form of deductions and tax credits with respect to eligible research and development expenditures of Tirex Canada. Certain tax credits are refundable when they exceed the tax payable. Thus such credits function effectively as monetary grants. To qualify for such tax credits, research and development activities must comprise investigation or systematic technological or scientific research conducted through pure or applied research, undertaken to advance science and develop new processes, materials, products or devices or to enhance even slightly existing processes, materials products or devices.

      Refundable tax credits are calculated as a percentage of eligible research and development expenditures of Tirex Canada. They are called "refundable" because to the extent that the amount of the tax credit exceeds the taxes payable, they are paid over or "refunded" to the taxpayer. During the last fiscal year, virtually all of the activities connected with the development and construction of the first production model of the TCS-1 System qualified as eligible expenses. Moreover, some approved, anticipated tax credits for contemplated research and development expenditures can serve as "receivables" for the collateralization of debt. To date, the Company has received financial assistance by way of loans and grants from Quebec government agencies, for the design and development of the TCS-1 System and for export market development, as follows:(5)

================================================================================
          Granting Agency                           Approved        Disbursed
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Grant from Recyc Quebec(6)                        $  52,500       $ 35,000
--------------------------------------------------------------------------------
 Loan from FORDQ for Expenditures on                 350,000        350,000
Design and Development of the TCS-1 System
--------------------------------------------------------------------------------
 Loan from FORDQ for Expenditures on Export          223,205        145,510
Market Development
--------------------------------------------------------------------------------
       Total of loans and grants                    $625,705        533,510
================================================================================

----------
    (5) Amounts shown are based upon an exchange rate of Exchange Rate of $1.4695 (Canadian) f or every $1 (United States), in effect on January 22, 1998.

    (6) References to "Recyc-Quebec" are to the Societe Quebecoise de Recuperation et de Recyclage, a Quebec government agency which promotes, develops, and supports the reduction, reuse, recovery, and recycling of containers, packaging materials or products, as well as their transformation from a resource conservation perspective. Recyc-Quebec is a self financed state- owned corporation.

Research and Development

      The Company's technical expertise has been an important factor in its development and is expected to serve as a basis for future growth. Since its inception, the Company has devoted substantial resources to the design and development of the TCS-1 System as well as to raising the financing necessary for such activities. The Company expended approximately $600,000 on research and development activities during the fiscal year ended June 30, 1997, (virtually ) all of which funds were applied to the design, development, and construction of the first TCS-1 production model. Research and Development activities during the fiscal year ended June 30, 1997, focused on completion of the engineering design of the TCS-1 System and redesign of the front end system to increase automation and optimize performance.

      All of such activities were carried out by the Company's engineering and technical staff, consisting of Louis V. Muro, Vice President in Charge of Engineering, and John Carr, Program Director, who devoted 100% of their time to such projects. Such activities were conducted in conjunction with the Company's outside Consultant, Bentley Environmental Engineering Inc., and the Company's outside subcontractors, Plasti-Systemes, Fedico, Inc., and Lefebvre Freres, Limitee.

      Although the basic design and development of the TCS-1 is expected to be brought to completion by the end of 1997, the Company intends to continue to seek to refine and enhance its tire disintegration technology and to enhance it to comply with emerging regulatory or industry standards or the requirements of a particular customer. The Company also intends to endeavor to develop new products and uses for the crumb rubber produced by the operation of the TCS-1 System.

Employees

      The Company had nine employees including its officers: Terence C. Byrne, Louis V. Muro, John Threshie, and Vijay Kachru, its Corporate and Securities Counsel, its Technical Program Director, one secretary-receptionist, one Junior Engineer, and one Director of Recycling Projects. All of the foregoing persons devote their full time to the business and affairs of the Company. The Company also utilizes the services of several part-time consultants to assist them with market research and development and other matters. The Company intends to hire additional personnel, as needed.

Patent Protection

      On December 18, 1996, the Company filed patent applications in the United States and Canada based on provisional priority under preliminary patent applications filed on December 19, 1995. On October 23, 1997, the Patent Application was allowed by the United States Patent and Trademark Office. Issuance of the patent is not subject to any further contingencies and will be issued by the Patent and Trademark Office in accordance with their scheduling requirements. Upon issuance of the US patent, the examination papers will be submitted to the Canadian Patent Office for review. The patent will cover the Company's disintegration technology. Because the Company had previously filed "preliminary patent applications" on December 19, 1995, the priority date of its definitive patent application is retroactive to such earlier date. Prior to such filings, the Company relied on trade secrets, proprietary know-how and technological innovation to develop its technology and the designs and specifications for the TCS-1 System.

      The Company has entered into confidentiality and invention assignment agreements with certain employees and consultants which limit access to, and disclosure or use of, the Tirex technology. There can be no assurance, however, that the steps taken by the Company to deter misappropriation or third party development of its technology and/or processes will be adequate, that others will not independently develop similar technology and/or processes or that secrecy will not be breached. In addition, although the Company believes that its technology has been independently developed and does not infringe on the proprietary rights of others, there can be no assurance that the Company's technology does not and will not so infringe or that third parties will not assert infringement claims against the Company in the future. The Company believes that the steps it has taken to date will provide some degree of protection and that the issuance of a patent pursuant to its application will materially improve this protection. However, no assurance can be given that this will be the case.

      On or about September 13, 1996, the Company received a letter from attorneys for a New York based recycling company respecting its filing for worldwide patent protection for a tire recycling process utilizing a natural air freezing system and claiming that, upon issuance of its Canadian patent, the Company's recycling process would be the subject of a patent infringement claim. The Company responded to such letter on September 20, 1996 stating its position that any such claim would be completely without merit. The Company has received no further communications respecting this matter. Since that time, a member of the Company's engineering staff and the Company's patent agent have examined the patent which was involved in this matter and have advised the Company that to the best of their knowledge, the specifications thereof are different from those of the patent for which the Company has applied and that no meritorious patent infringement claim could arise in connection therewith. However, No assurance can be given, in the absence of a final court determination, that any particular patent is valid and enforceable or that any patent may not be the subject of patent infringement claims. The Company has no present knowledge of any information which would adversely affect the issuance of a patent pursuant to the allowance described above, or the validity thereof.

Competition

      The Company knows of no devices, apparatus or equipment, utilizing technology which is identical or comparable to the TCS-1 System, which are presently being sold or used anywhere in the world, nor is it aware of any patents relating to the Company's disintegration technology. However, the TCS-1 System, may reasonably be expected to compete with related or similar processes, machines, apparata or devices for tire disintegration, cryogenic or otherwise. Moreover prospective competitors which may enter the field may be considerably larger than the Company in total assets and resources. This could enable them to bring their own technologies to more advanced stages of development with more speed and efficiency than Company will be able to apply to the TCS-1 System. Additionally, manufacturers of presently available equipment may be in a position to operate research and development departments dedicated continually to improving conventional systems and to developing new and improved systems. There can be no assurance that the TCS-1 System, will successfully compete with existing systems or with any improved or new systems which may be developed in the future.

Government Regulation

      While the Company's equipment manufacturing operations may not be directly subject to extraordinary government regulations, test operations of the TCS-1 and the Company's continuing research and development activities may involve, to varying degrees and for varying periods of time, the storage of scrap tires which, with their size, volume and composition, can pose serious environmental problems and subject the Company to stringent environmental regulations.

      The Company believes that, while normal operations of TCS-1 System plants will require the storage of scrap tires, such storage will not involve amounts of tires or periods of time so large or extensive that they would constitute the "stockpiling" of scrap tires. However, it should be noted that the stockpiling of scrap tires can constitute a particularly serious environmental problem. Among the numerous problems relating to stockpiling scrap tires, is the fact that when stockpiled above ground, tires create serious fire, public health, and environmental hazards ranging from fires, which generate large and dense clouds of black smoke and are extremely difficult to extinguish, to the creation of vast breeding grounds for mosquitoes and vermin. As a result, many states have either passed or have pending legislation regarding discarded tires including legislation limiting the storage of used tires to specifically designated areas. For reasons including, but not limited to the problems described above, the Company and purchasers of TCS-1 Systems may be subject to various local, state, and federal laws and regulations including, without limitation, regulations promulgated by federal and state environmental, health, and labor agencies. As a result, the business of the Company will be directly and indirectly affected by government regulations. Management does not expect that the operation of the TCS-1 Systems will result in the emission of air pollutants, the disposal of combustion residues, or the storage of hazardous substances (as is the case with other tire recycling processes such as pyrolysis). However, establishing and operating a plant for tire recycling will require numerous permits and compliance with environmental and other government regulations, on the part of the Company's customers, both in the United States and Canada and in most other foreign countries.

      Compliance with applicable environmental and other laws and regulations governing the business of the Company, and of all TCS-1 System Operators, may impose financial burdens them that could adversely affect the business, financial condition, prospects, and results of operations, of the Company. Such adverse affects could include, but may not be limited to, the burden of compliance with laws and regulations governing the installation and/or operation of TCS-1 Systems discouraging potential customers from purchasing a TCS-1. Actions by federal, state, and local governments concerning environmental or other matters could result in regulations that could increase the cost of producing the recyclable rubber, steel, and fiber which are the by-products from the operation of the TCS-1 System and make such by-products less profitable or even impossible to sell at an economically feasible price level.

      The process of obtaining required regulatory approvals may be lengthy and expensive for both the Company and for its TCS-1 System customers. Moreover, regulatory approvals, if granted, may include significant limitations on either the Company's or its customer's operations. The EPA and comparable state and local regulatory agencies actively enforce environmental regulations and conduct periodic inspections to determine compliance with government regulations. Failure to comply with applicable regulatory requirements can result in, among other things, fines, suspensions of approvals, seizure or recall of products, operating restrictions, and criminal prosecutions. Furthermore, changes in existing regulations or adoption of new regulations could impose costly new procedures for compliance, or prevent the Company or its TCS-1 customers from obtaining, or affect the timing of, regulatory approvals.

      The Company believes that existing government regulations, while extensive, will not result in the disability of either the Company or its TCS-1 System customers to operate profitably and in compliance with such regulations. In this regard, it has retained environmental attorneys in Montreal to advise it with respect to compliance with local environmental regulations. It has also engaged a consultant to advise purchasers of its TCS-1 Systems with respect to compliance with local environmental regulations applicable to the installation and operation of the TCS-1 System. To date, the Company has not had to make significant capital expenditures relating to environmental compliance because it has not yet commenced operations. However, the storing and processing of tires which will be required for testing of the first TCS-1 System at the Company's assembly facility in Montreal will be subject to certain fire safety building code standards. The Company expects to spend approximately $200,000 to bring the facility into compliance with such standards. Moreover, the Company believes that the inception of equipment manufacturing together with continually changing compliance standards and technology, may affect the Company's future capital expenditure requirements relating to environmental compliance. Since all government regulations are subject to change and to interpretation by local administrations, the effect of government regulation could conceivably prevent, or delay for a considerable period of time, the development of the Company's business as planned and/or impose costly requirements on the Company or on its TCS-1 System customers, which could result in the Company's or its TCS-1 customers' businesses being less profitable, or unprofitable, to operate.

                                   PROPERTIES

Corporate Headquarters

      The Company's corporate headquarters are located at 740 St. Maurice, Suite 201, Montreal, Quebec, H3C 1L5. The Company occupies a 1988 square foot suite in a modern office building located in the commercial and business district of South West Montreal. All of such facility is devoted to executive offices, reception, and conference areas including six executive offices. The Company occupies these premises under a three-year lease, dated June 23, 1997, (expires on June 30, 2000) with Les Immeubles 740 Saint-Maurice Inc. The lease provides for monthly rental payments of 2,825 Canadian Dollars (approximately 2,034 United States Dollars at current exchange rates). Rental payments are inclusive of all taxes, utilities, and any other applicable fees or charges. The lease is renewable for an additional three years at market rates then prevailing.

Research and Manufacturing Facility

      On February 17, 1998, the Company entered into a five-year term lease (the "Tri-Steel Lease") with Tri-Steel Industries Inc. ("Tri-Steel"), effective as of March 1, 1998 for 90,000 square foot research and manufacturing facility on a completely fenced 180,000 square foot contiguous lot located at 3828 Saint Patrick Street and 2200 Pitt Street in Montreal, Canada. The facility is a concrete and reinforced steel structure consisting of three completely integrated areas, including:

      (a) a 40,000 square foot reinforced concrete and galvanized structural steel, area, with a reinforced concrete floor and a mezzanine, which was constructed in 1941. Approximately 800 square feet will be dedicated to administrative offices, a reception area, and a conference room. The balance of this structure will be used for fabrication of TCS-1 Systems and ancillary equipment;

      (b) a 20,000 square foot area constructed of galvanized structural steel, one-story (thirty to forty feet) in height, with a concrete floor, added at or around 1982. This structure will be used for test operations of the TCS-1 and further development and improvements thereon.

      (c) a 30,000 square foot area constructed of galvanized structural steel with a dirt floor, constructed at or around 1986, to be used for warehousing purposes.

      The facility is in excellent repair, is well suited to the requirements of the Company, and will not require any major modifications. It will however require an updated fire suppression system in the 20,000 section in order to comply with local Montreal fire code as it relates to the storage of rubber product. This must be completed before the Company can begin testing operations of the TCS-1 System. The Company believes that the foregoing will require expenditures in the approximate aggregate amount of $200,000 and that all of such work should be completed by the end of June, 1998.

      A Canadian National Railway spur terminates within the building which has both entrance and exit railway track openings. In addition, the facility has two additional "drive-through" entrance ways which accommodate trucks and tractor trailers for indoor loading and unloading, as well as an extensive (30,000 square foot) covered outdoor parking and loading area, which can also be used for protected outdoor storage. The facility comes equipped with three 5-ton overhead bridge cranes, each one spanning 50-60 feet cranes. All utilities (electricity, gas, heat, and water) are in place and in working order.

      The Facility is situated, adjacent to an interstate highway and a Canadian National Railway line in an industrial area located approximately two miles from the principal downtown Montreal business center and the Company's executive headquarters.

      The Tri-Steel Lease provides for rental payments, as follows: (i) year-one (commencing March 1, 1998): CA $10,000 per month (approximately $7,000 US at current exchange rates); (ii) year-two: CA $20,000 per month (approximately $14,000 US at current exchange rates); and (iii) years-three, four, and five: CA $25,000 per month (approximately $17,500 US at current exchange rates). Quebec sales taxes ("QST") and (Canadian) Government sales taxes ("GST") are also payable by the Company on all rental payments. It is estimated that year-one sales taxes will aggregate to approximately 14% of all rental payments made. The Company's present income tax status is such, however, that QST and GST payments will be refunded to it by the government. The Company is obligated to pay additional costs, including all fuel and utility charges, real estate taxes. The Lease requires the company to carry insurance on the premises for not less than CA $4,000,000 (approximately $2,800,000 US at current exchange rates) and public liability insurance for not less than CA $3,000,000 (approximately $2,100,000 US at current exchange rates). The Company estimates that the aggregate amount of such additional costs will be approximately CA $10,265 (approximately $7,153 US at current exchange rates) for temporary coverage for the first year of the lease.

                                   MANAGEMENT

Directors and Executive Officers

      The following sets forth the names and ages of all directors and executive officers of the Company and the date when each director was appointed, and all positions and offices in the Company held by each:. Each director will hold office until the next annual meeting of shareholders and until his or her successor has been elected and qualified:

                                                                    Date
                                     Offices                     Appointed
            Name             Age      Held                        Director
            ----             ---      ----                        --------

   Terence C. Byrne          40    President,                   Jan. 18, 1995
                                     Treasurer,
                                     and Director

   Louis V. Muro             64    Vice President               Jan. 1, 1996
                                     of Engineering
                                     and Director

   John G. Hartley           51    Director                     Feb 21, 1995

   John L. Threshie, Jr.     44    Vice President of            June 1, 1995
                                     of Operations, Secretary
                                     and Director

   Louis Sanzaro             48    Director                     January 17, 1997

   Alan Crossley             50    Director                     January 17, 1997

   Vijay Kachru              46    Vice President of            Sept 1, 1996
                                     Market Development

Family Relationships

      No family relationship has ever existed between any director, executive officer of Company or any person contemplated to become such.

Business Experience

      The following summarizes the occupation and business experience during the past five years for each director and executive officer, of the Company:

      TERENCE C. BYRNE. Mr. Byrne has served as president, treasurer, and a director of Company since January 18, 1995. He holds a Bachelor's degree in Economics from Villanova University in Philadelphia. Mr. Byrne has been the controlling shareholder and an officer and director of Bartholemew & Byrne, Inc., a consulting firm specializing in corporate finance and general business consulting, since its founding in January 1993. From September 1992 through August 1993, he directed European marketing and business development for Pacer Systems Corporation, a public company engaged in the business of systems engineering for high tech industries. From July 1989 to August 1992, Mr. Byrne served as president of Digital Optronics Corporation, a public company which, until August 1992, was engaged in the business of manufacturing digital optronic measuring devices, (principally) for the defense industry. From November 1988 (prior to being acquired by Digital Optronics) until March 1992, Mr. Byrne also served as president and a director of Byrne Industries, Inc.("BII"), a wholly-owned subsidiary of Digital Optronics, Inc. BII was, until the drastic down-turn in the defense industry in March of 1991, in the business of manufacturing electronic defense equipment as a sub-contractor to major multi-billion dollar defense industry companies, such as Lockheed Aviation.

      LOUIS V. MURO. Mr. Muro acted as an engineering consultant to the Company from January 18, 1995 until January 1, 1996 when he was appointed as a director and as vice president in charge of engineering. Mr. Muro served as a director of the Company from December 29, 1992 until January 18, 1995. He also served as the Company's secretary from December 29, 1992 until March 1994 when he was appointed president of the Company, a position he held until January 18, 1995. Mr. Muro received a B.S. degree in Chemical Engineering from Newark College of Engineering in 1954, since which time he has continually been employed as a chemical engineer. From 1974 to 1993 Mr. Muro has been the sole proprietor of Ace Refiners Corp. of New Jersey, a precious metals refinery. From 1971 to 1974, he worked as an independent consultant and from 1964 until 1971, he was director of research and development for Vulcan Materials Corporation in Pittsburgh, Pa., a public company engaged in the business of recovering useable tin and clean steel from scrap tin plate. From 1960 to 1964, Mr. Muro was the sole proprietor of Space Metals Refining Co. in Woodbridge, NJ, a company involved in the purification of scrap germanium to transistor grade metal. From 1959 to 1960 he was employed by Chemical Construction Co., of New Brunswick, NJ, where he developed a process for the waste-free production of urea from ammonia, carbon dioxide and water. From 1954 to 1959, Mr. Muro worked in the research and development department at U.S. Metals Refining Co. in Carteret, NJ where he was involved with the refinement of precious metals.

      JOHN G. HARTLEY. Mr. Hartley holds a Bachelor of Science Degree in Economics from Manchester University in England. He has acted as a director of Pacer Systems Inc. since 1985. Pacer Systems is a publicly held company with offices in Boston, Mass. and is engaged in the business of Systems Engineering for high tech industries. Since 1993, Mr. Hartley has also served as a consultant to Moore Rowland International, an investment banking firm headquartered in Monaco.

      JOHN L. THRESHIE, JR. Mr. Threshie holds a Bachelor of Science Degree in Business from the University of North Carolina. He was self employed as a management consultant, doing business as Primerica Financial Services, from 1991 through 1994. From 1988 to 1990, Mr. Threshie was an advertising Account Supervisor for Ammirati & Puris Inc., an advertising firm in New York, where Mr. Threshie supervised all advertising for BMW of North America.

      LOUIS SANZARO. Mr. Sanzaro, who is 47 years old, holds a degree in marketing from Marquette University. In 1997, he was named "Recycler of the Year" for the State of New Jersey and was also awarded the distinction of being named "Recycling Processor of the Decade" by Ocean County, New Jersey. He is the President and a member of the Board of Directors of the nation-wide, Construction Material Recycling Association. Since 1986, Mr. Sanzaro has served as President and CEO of Ocean County Recycling Center, Inc. ("Ocean County Recycling"), in Tom's River, New Jersey. Ocean County Recycling is in the business of remanufacturing construction and demolition debris for reuse as a substitute for virgin materials in the construction and road building industries. In addition, since 1989, Mr. Sanzaro has served as Vice President and COO of Ocean Utility Contracting Co., Inc., a New Jersey the Company engaged in the installation of sewer and water main pipelines and the construction of new roadway infrastructure. From 1973 until 1990, Mr. Sanzaro was the President and CEO of J and L Excavating and Contracting Co., Inc., a company engaged in the construction of residential, commercial, industrial, and government building. Mr. Sanzaro was a member of the Board of Directors of the New Jersey state-wide Utility Transportation.

      ALAN CROSSLEY. Mr. Crossley, who is 49 years old, holds a degree in Economics from Cambridge University in England and an MBA degree from INSEAD in France. In addition to serving as a Director of Registrant, Mr. Crossley is participating in developing, and will have charge of implementing, the Company's projected marketing operations in Europe and Asia. Since 1986, Mr. Crossley has served as president of FAISLESA, Arganda del Rey in Madrid, Spain. FAISLESA, a company which Mr. Crossley established in 1986 as a venture capital project, is a manufacturer and applicator of thermal insulants and water-proofing products for the construction industry. It runs a network of regional distributors throughout Spain and has its own application crews in the Madrid Area. Mr. Crossley has full executive responsibility in all areas of manufacturing, marketing, research, and administration of FAISLESA. Mr. Crossley's previous business experience includes his work as: a Eurocurrency trader in the International Division of S.G. Warburg and Co. Ltd., Merchant Bankers in London (1968-1970); a management consultant for McKinsey and the Company, Inc. in Brazil, France, Germany, Holland, Italy, Spain, Switzerland, the UK and the United States (1971-1977); Managing Director of Satlan, S.A., a Madrid firm involved in International trading of petroleum products and various commodities (1977-1980) and; President of Gapco, S.A., a Madrid commercial and financial consulting firm (1980-1994).

      VIJAY KACHRU. Ms. Kachru, who is 46 years old holds, a Bachelor's degree in English literature and has attended business management, marketing, and behavioral sciences courses at McGill University in Montreal. She was appointed Vice President in charge of Market Development for the Company on September 1, 1996. From 1992 until she joined the Company, Ms. Kachru worked as an independent consultant in the area of market research and market development. Pfizer Canada, CP Rail marketing division and Techtran Technology Transfer Company were among her clients during this period. From 1989 until 1992, Ms. Kachru was a training specialist for CP Rail System where she designed and implemented a drug and alcohol abuse control program throughout North America. From 1981 to 1989, Ms. Kachru worked as a consultant with, among others, Proudfoot Consulting Firm on projects with Bell Canada, Alberta Great Telephone, Firestone Bridgestone, East Midland Electric Board in England, Columbus McKennin, and International Paper.

Compliance With Section 16(a) of the Exchange Act.

      None of the Company's securities have been registered pursuant to Section 12 of the Exchange Act of 1934, as amended (the "Exchange Act"). Therefore,
Section 16(a) of the Exchange Act is not applicable.

                             EXECUTIVE COMPENSATION

Current Remuneration

      Except for individually negotiated employment agreements with its executive officers and consulting agreements with two of its non-employee directors, the Company has no stock option or stock appreciation rights, long term or other incentive compensation plans, deferred compensation plans, stock bonus plans, pension plans, or any other type of compensation plan in place for its executive officers, directors, or other employees; except pursuant to the terms of their respective employment or consulting agreements, none of its executive officers or directors have any received compensation of any such types from the Company pursuant to plans or otherwise. The following table sets forth information concerning the annual compensation received or accrued for services provided in all capacities to the Company for the fiscal years ended June 30, 1995, 1996, and 1997 by the Company's chief executive and the persons who are, or were during such periods, the Company's most highly compensated executive officers and whose compensation may be deemed for these purposes to have exceeded $100,000 (see "Executive Compensation - Employment Contracts and Termination of Employment and Change-in-Control Arrangements").


                           SUMMARY COMPENSATION TABLE
================================================================================
                                        Annual Compensation
                                      ==========================================
                                               Salary                 Bonus
     Name and Principal                          ($)                   ($)
          Position              Year
             (a)                (b)              (c)                   (d)
--------------------------------------------------------------------------------
                                1997      $62,457 (1)(10)(11)      (10)(11)(12)
      Terence C. Byrne         -------------------------------------------------
   President and Treasurer      1996      $17,424 (2)(10)(11)      (10)(11)(12)
                               -------------------------------------------------
                                1995        -0-   (3)(10)(11)      (10)(11)(12)
--------------------------------------------------------------------------------
                                1997      $51,510 (4)(10)(11)      (10)(11)(12)
        Louis V. Muro          -------------------------------------------------
Vice President of Engineering   1996      $ 7,592 (5)(10)(11)      (10)(11)(12)
                               -------------------------------------------------
                                1995        -0-   (6)(10)(11)      (10)(11)(12)
--------------------------------------------------------------------------------
                                1997      $17,437 (7)(10)(11)      (10)(11)(12)
     Frances Katz Levine       -------------------------------------------------
          Secretary             1996        -0-   (8)(10)(11)      (10)(11)(12)
  (Resigned Dec. 22, 1996)     -------------------------------------------------
                                1995        -0-   (9)(10)(11)      (10)(11)(12)
================================================================================

Notes To Summary Compensation Table Appear on Following Page:

(1) For the year ended June 30, 1997, Mr. Byrne received cash salary payments directly from the Tirex Corporation, or indirectly, through Tirex Canada Inc., in the aggregate amount of $62,457 (this does not include cash disbursements made to Mr. Byrne during fiscal 1997 by way of reimbursements for expenses paid by him for or on behalf of the Company). Mr. Byrne waived cash payment of the balance of $187,543 in salary payments due to him under the terms of his employment agreement with the Company (the "Byrne Executive Agreement") for fiscal 1997. The terms and conditions of the Byrne Executive Agreement, which calls for an annual salary in the amount of $250,000, are discussed in more detail, below, under the caption, "Employment Contracts and Termination of Employment and Change-in-Control Arrangements - Executive Agreements". In lieu of cash payment of salary, Mr. Byrne agreed to accept shares of the Company's stock, valued at one-half the average market price of such stock during the periods in which such salary was earned. The number of Compensation Shares issued to Mr. Byrne for services rendered pursuant to his Executive Agreement during fiscal 1997 aggregated to 1,130,217 shares. For a discussion in detail of all issuances of Compensation Shares made to Mr. Byrne during fiscal 1997, including the dates, amounts, and share prices thereof, reference is made to, "Certain Relationships and Related Transactions - Issuance of Stock in Lieu of Salaries and Consulting Fees and Stock Restriction Agreements", below. Subsequent to the period covered by this report, Mr. Byrne has continued to waive payment of substantial portions of his contractual salary and he has agreed to continue to waive all or part of such salary until the Company's financial position improves significantly.

(2) For the year ended June 30, 1996, Mr. Byrne received cash salary payments directly from Tirex America Inc., or indirectly, through Tirex Canada Inc., in the aggregate amount of $17,424 (this does not include cash disbursements made to Mr. Byrne during fiscal 1996 by way of reimbursements for expenses paid by him for or on behalf of the Company). Mr. Byrne waived cash payment of the balance of $ 232,576 in salary payments due to him under the terms of Byrne Executive Agreement for the year ended June 30, 1996. In lieu of cash payment of salary, Mr. Byrne agreed to accept shares of the Company's stock, valued at one-half the average market price of such stock during all or part of the period in which such salary was earned. The number of Compensation Shares issued to Mr. Byrne for services rendered pursuant to his Executive Agreement during fiscal 1996 aggregated to 1,676,075. For a discussion in detail of all issuances of Compensation Shares made to Mr. Byrne during fiscal 1996, including the dates, amounts, and share prices thereof, reference is made to "Certain Relationships and Related Transactions - Issuance of Stock in Lieu of Salaries and Consulting Fees and Stock Restriction Agreements".

(3) For the approximately five and one-half month period which commenced on January 18, and ended on June 30, 1995, Mr. Byrne waived cash payment of $104,166 in total salary payments due to him under Byrne Executive Agreement. This does not include cash disbursements made to Mr. Byrne during the quarter ended June 30, 1995 by way of reimbursements for expenses paid by him for or on behalf of the Company. In lieu of cash salary payment of the foregoing amount, Mr. Byrne agreed to accept shares of the Company's stock, valued at one-half the average market price of such stock during all or part of the period in which such salary was earned ("Compensation Shares"). The number of Compensation Shares issued to Mr. Byrne for services rendered pursuant to his Executive Agreement during fiscal 1995 aggregated to 1,478,174.

(4) For the fiscal year ended June 30, 1997, Mr. Muro received cash salary payments directly from Tirex America Inc., or indirectly, through Tirex Canada Inc., in the aggregate amount of $51,510. (This does not include cash disbursements made to Mr. Muro during fiscal 1997 by way of reimbursements for expenses paid by him for or on behalf of the Company.) Mr. Muro waived cash payment of the aggregate balance of $98,490 in salary payments due to him under the terms of his employment agreement with the Company (the "Muro Executive Agreement") during the year ended June 30, 1997. In lieu thereof, Mr. Muro agreed to accept shares of the Company's stock, valued at one-half the average market price of such stock during the periods in which such salary was earned. The number of Compensation Shares issued to Mr. Muro for services rendered pursuant to his Executive Agreement during fiscal 1997 aggregated to $595,540. For a discussion in detail of all issuances of Compensation Shares made to Mr.

Muro during fiscal 1997, including the dates, amounts, and share prices thereof, reference is made to "Certain Relationships and Related Transactions - Issuance of Stock in Lieu of Salaries and Consulting Fees", below. Subsequent to the period covered by this report, Mr. Muro has continued to waive payment of substantial portions of his contractual salary and he has agreed to continue to waive all or part of such salary until the Company's financial position improves significantly.

(5) From January 18, 1995 through December 31, 1995, Mr. Muro served as an Engineering Consultant to the Company pursuant to the terms of his consulting agreement (the "Muro Consulting Agreement") which provided for aggregate consulting fees in the amount of $150,000. Effective January 1, 1996, Mr. Muro served as the Company's vice president of Engineering pursuant to the Muro Executive Agreement, which provides for salary payments to Mr. Muro in the annual amount of $150,000 annually). For the six-month period which commenced on July 1, 1995 and ended on December 31, 1995, Mr. Muro waived payment in cash of all consulting fees due to him. For the balance of the fiscal year ended June 30, 1996, Mr. Muro received cash salary payments directly from Tirex America Inc., or indirectly, through Tirex Canada Inc., in the aggregate amount of $7,592. (This does not include cash disbursements made to Mr. Muro during fiscal 1996 by way of reimbursements for expenses paid by him for or on behalf of the Company.) Mr. Muro waived cash payment of the aggregate balance of $142,408 in consulting fees and salary payments due to him under the terms of the Muro Consulting Agreement and the Muro Executive Agreement during the year ended June 30, 1996. In lieu thereof, Mr. Muro agreed to accept shares of the Company's stock, valued at one-half the average market price of such stock during all or part of the period in which such consulting fees and salary were earned. The number of Compensation Shares issued to Mr. Muro for services rendered pursuant to his Consulting and Executive Agreements during fiscal 1996 aggregated to 1,074,367. For a discussion in detail of all issuances of Compensation Shares made to Mr. Muro during fiscal 1996, including the dates, amounts, and share prices thereof, reference is made to "Certain Relationships and Related Transactions - Issuance of Stock in Lieu of Salaries and Consulting Fees", below.

(6) Mr. Muro waived cash payment of $75,000 in consulting fees due to him pursuant to the Muro Consulting Agreement for the approximately 24 week period which commenced on January 18, 1995 and ended on June 30, 1995 (this does not include cash disbursements made to Mr. Muro during this period by way of reimbursements of expenses). In lieu of such unpaid consulting fees, Mr. Muro agreed to accept shares of the Company's stock, valued at one-half the average market price of such stock during all or part of the period in which such fees were earned. The number of Compensation Shares issued to Mr. Muro for services rendered pursuant to his Consulting Agreement during fiscal 1995 aggregated to 464,000.

(7) During fiscal 1997, Ms. Levine was employed by the Company as its Secretary and General Counsel from July 1, 1996 through December 21, 1996 under the terms of an employment agreement dated January 18, 1995 (the "First Levine Employment Agreement"). On December 22, 1996, resigned her positions as Secretary and as a Director of the Company. Her resignation was not caused by any disagreement with the Company on any matter relating to the Company's operations, policies, or practices. Following her resignation from the foregoing positions, Ms. Levine has continued to be employed by the Company as its in-house Corporate and Securities Counsel pursuant to the terms of her employment agreement, dated December 22, 1996 (the "Second Levine Employment Agreement"). The terms and conditions of both the First and the Second Levine Employment Agreements, call for an annual salary in the amount of $150,000, and are discussed in more detail, below, under the caption, "Employment Contracts and Termination of Employment and Change-in-Control Arrangements - Executive Agreements". For the year ended June 30, 1997, for services rendered through December 21, 1996, as an executive officer of the Company, and thereafter, as corporate counsel to the Company, Ms. Levine received cash salary payments directly from The Tirex Corporation, or indirectly, through Tirex Canada Inc. in the aggregate amount of $17,437.45 (this does not include cash disbursements made to Ms. Levine during fiscal 1997 by way of reimbursements for expenses paid by her for or on behalf of the

Company). Ms. Levine waived cash payment of an aggregate of $136,702.55 in salary payments due to her under the terms of both the First and the Second Levine Employment Agreements for fiscal 1997. In lieu of cash salary payments, Ms. Levine agreed to accept shares of the Company's stock, valued at one-half the average market price of such stock during all or part of the period in which such salary was earned. The number of Compensation Shares issued to Ms. Levine for services rendered under both the First and Second Levine Employment Agreements during fiscal 1997 aggregated to 824,868 shares. For a discussion in detail of all issuances of Compensation Shares made to Ms. Levine during fiscal 1997, including the dates, amounts, and share prices thereof, reference is made to "Certain Relationships and Related Transactions - Issuance of Stock in Lieu of Salaries and Consulting Fees and Stock Restriction Agreements", below. Subsequent to the period covered by this report, Ms. Levine has continued to waive payment of substantial portions of her contractual salary and she has agreed to continue to waive all or part of such salary until the Company's financial position improves significantly.

(8) For the year ended June 30, 1996, Ms. Levine received no cash salary payments directly from Tirex America Inc., or indirectly, through Tirex Canada Inc. (this does not include cash disbursements made to Ms. Levine during fiscal 1996 by way of reimbursements for expenses paid by her for or on behalf of the Company). Ms. Levine waived cash payment of the $150,000, in salary payments due to her under the terms of the First Levine Employment Agreement for the year ended June 30, 1996, and in lieu thereof, Ms. Levine agreed to accept shares of the Company's stock, valued at one-half the average market price of such stock during all or part of the period in which such salary was earned. The number of Compensation Shares issued to Ms. Levine for services rendered pursuant to her Executive Agreement during fiscal 1996 aggregated to 942,459. For a discussion in detail of all issuances of Compensation Shares made to Ms. Levine during fiscal 1996, including the dates, amounts, and share prices thereof, reference is made to "Certain Relationships and Related Transactions - Issuance of Stock in Lieu of Salaries and Consulting Fees and Stock Restriction Agreements", below.

(9) For the approximately five and one-half month period which commenced on January 18, and ended on June 30, 1995, Ms. Levine waived cash payment of $68,750 in total salary payments due to her under the Levine Executive Agreement. This does not include cash disbursements made to Ms. Levine during this period by way of reimbursements for expenses paid by her for or on behalf of the Company. In lieu of cash salary payments in the foregoing amount, Ms. Levine agreed to accept shares of the Company's stock, valued at one-half the average market price of such stock during all or part of the period in which such salary was earned ("Compensation Shares"). The number of Compensation Shares issued to Ms. Levine for services rendered pursuant to her Executive Agreement during fiscal 1995 aggregated to 886,904.

(10) Management believes that it is impossible to determine the actual current or potential value, if any, of the such shares in light of the fact that, as of the dates when such shares were issued to the executive officers, they had no or only very minimal actual market value and the actual potential market value of such shares, if any, was at such dates, and as at the date hereof remains, highly contingent upon, and subject to, extremely high risks including but not limited to the following factors: (I) the very early stage of development of the Company's business; (ii) the Company's lack of sufficient funds to implement its business plan and the absence of any commitments from potential investors to provide such funds; (iii) the absence of a reliable, stable, or substantial trading market for such shares; (iv) the restrictions on transfer arising out of the absence of registration of such shares and certain stock restriction agreements which each of such persons has entered into; and (v) the uncertainty respecting the Company's ability to continue as a going concern, (See the discussions included above, in "Business" and "Market for the Company's Common Equity and Related Stockholder Matters").

(11) All Compensation Shares and Stock Bonuses issued to the executive officers named in this Summary Compensation Table in lieu of cash compensation were issued pursuant to certain special compensation agreements and stock restriction agreements between each of them and the Company.

The terms and conditions of such agreements are discussed in detail below, under "Employment Contracts and Termination of Employment and Change-in-Control Arrangements - Executive Agreements and Special Compensation Agreements" and in "Certain Relationships and Related Transactions - Sales of and Restrictions on Shares Held by Executive Officers", below.

(12) On May 29, 1997, The Company awarded stock bonuses to Mr. Byrne, Mr. Muro and Ms. Levine (the "Stock Bonuses"), for the fiscal years ended June 30, 1995 and 1996 (the "1995/1996 Bonuses"). Subsequent to the end of the last fiscal year, on September 3, 1997, Registrant awarded additional stock bonuses to each of these persons in the form of options to purchase Common Stock (the "1997 Bonus Options") and on January 13, 1998, Registrant awarded bonuses to such persons (the "1998 Bonuses") consisting of a reduction in the exercise price of the 1997 Bonus-Options from the full market price of the Common Stock on the exercise date thereof to $.001 per share. The foregoing bonuses were granted to these individuals in recognition of: (i) their success in bringing the Company from a virtual start-up position in January 1995 to its present stage of development, and (ii) that such persons have not been adequately compensated for their contributions because, among other things, they have accepted, for all of the services rendered by them to the Company, compensation consisting principally of shares of the Company's common stock, the value of which has been and continues to be completely dependent upon the success of the Company and therefore has always placed and continues to place the recipients thereof at risk. The awarding of each of the aforesaid bonuses was approved by the full board of directors and was effected pursuant to the terms of the Company's employment agreements with each of such persons. Such Agreements provide that Mr. Byrne, Mr. Muro, and Ms. Levine are each eligible to receive a discretionary bonus for each year (or portion thereof) during the term of such Agreement and any extensions thereof, with the actual amount of any such bonus to be determined in the sole discretion of the Board of Directors based upon its evaluation of the Executive's performance during such year. The 1995/1996 Bonuses consisted of options to purchase the following numbers of shares, at a per share exercise price of $.001 per share, in the following amounts: Mr. Byrne
- 1,413,382 shares;  Mr. Muro - 1,115,093  shares;  Ms. Levine - 811,684 shares.
The 1997 Bonuses consisted of options to purchase the following numbers of shares: Mr. Byrne - 2,000,000; Mr. Muro - 1,000,000; Ms. Levine - 1,000,000 at
the exercise price described above, as reduced to $.001 per share pursuant to the award of the 1998 Bonuses. Because the shares which were purchased pursuant to the exercise of the foregoing options, were issued under the terms of the above described employment agreements, they are also subject to the terms of the respective stock restriction agreements which each of such persons has entered into. The terms and conditions of such agreements are discussed in detail below, in "Employment Contracts and Termination of Employment and Change-in-Control Arrangements - Executive Agreements and Special Compensation Agreements" and in "Certain Relationships and Related Transactions - Sales of and Restrictions on Shares Held by Executive Officers".

Compensation of Directors

      The directors of the Company are not compensated for their services as such, except as follows: Except for Mr. Muro, all of the Company's present directors, as well as Ms. Levine, who was a director until her resignation on December 22, 1996, received unregistered shares of the Company's common stock ("Directors Shares"). Messrs. Byrne, Hartley, and Threshie and Ms. Levine received Directors Shares in consideration of their agreement to join the Company's board of directors and, in the case of Mr. Threshie, in consideration of services rendered as well as his agreement to serve as Vice President in Charge of Operations without compensation. Messrs. Crossley and Sanzaro received Directors Shares as compensation for services, under the terms of certain
Directors Compensation Agreements, dated July 7, 1997. Directors Shares have been issued, or transferred to the recipients thereof, as follows: 2,500,000 shares transferred by two members of the Company's former management to Terence
C. Byrne on January 18, 1995; 500,000 shares transferred by two members of the Company's former management to Frances Katz Levine on January 18, 1995; 100,000 shares issued by the Company to John G. Hartley on February 16, 1995; 250,000 shares issued by the Company to John L. Threshie, Jr. on June 1, 1995; 100,000 shares issued to each of Alan Crossley and Louis Sanzaro on or about July 7, 1997. At the time the Directors Shares were transferred or issued to the respective directors, such shares had no or only very minimal market value and the potential market value of such shares, if any, was, and remains, highly contingent upon, and subject to, extremely high risks including but not limited to the following factors: (I) the very early stage of development of the Company's business; (ii) the Company's lack of sufficient funds to implement its business plan and the absence of any commitments from potential investors to provide such funds; (iii) the absence of a reliable, stable, or substantial trading market for such shares; and (iv) the restrictions on transfer arising out of the absence of registration of such shares (See the discussions included above, in "Business" and "Market for the Company's Common Equity and Related Stockholder Matters").

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Executive Agreements
  And Special Compensation Agreements

1.  Terms of the Executive Agreements

      The Company has entered into employment agreements with all of its executive officers and with its in-house corporate counsel, Frances Katz Levine (the "Executive Agreements"). The respective commencement and termination dates of the Executive Agreements, as amended are as follows: Mr Byrne, January 18, 1995 - December 31, 2003; Mr. Muro, January 1, 1996 - December 31, 2000; Mr. Threshie, January 1, 1996 - December 31, 1998, Ms. Kachru - August 31, 1999, and Ms. Levine, December 22, 1996 - December 21, 2000.(7) The Agreements provide for annual salaries, of $250,000 to Mr. Byrne $150,000 to each of Mr. Muro and Ms. Levine, $50,000 to Mr. Threshie, and $90,000 Canadian (approximately $65,000 U.S. at current exchange rates) to Ms. Kachru. Such agreements also provide for the payment of bonuses at the sole discretion of the board of directors based upon an evaluation of the executive's performance, with payment of any such bonuses to be reviewed annually by a Compensation Committee, with the exception that Ms. Kachru's agreement requires semi-annual review for eligibility for bonuses and raises. As of the date hereof, the board of directors has not established a Compensation Committee and it has no plans to do so until such time as the financial position and prospects of the Company improve significantly. The Executive Agreements also provide for the participation by each of the foregoing persons in any pension plan, profit-sharing plan, life insurance,

----------
    (7) Ms. Levine was employed by the Company as its Secretary and General Counsel from July 1, 1996 through December 21, 1996 under the terms of an employment agreement dated January 18, 1995 (the "First Levine Employment Agreement"). On December 22, 1996, resigned her positions as Secretary and as a Director of the Company. Her resignation was not caused by any disagreement with the Company on any matter relating to the Company's operations, policies, or practices. Following her resignation from the foregoing positions, Ms. Levine has continued to be employed by the Company as its in-house Corporate and Securities Counsel pursuant to the terms of her employment agreement, dated December 22, 1996 (the "Second Levine Employment Agreement"). The Principal terms and conditions of the First and the Second Levine Employment Agreements, other than the commencement and termination dates and the positions and exact nature of duties and responsibilities, are essentially identical except also for terms which were added in order to insure that benefits and rights earned under the First Employment Agreement would not be lost to Ms. Levine perforce of the foregoing changes.

hospitalization or surgical program, or insurance program hereafter adopted by the Company (there are no such programs in effect at the present time), reimbursement of business related expenses, the non-disclosure of information which the Company deems to be confidential to it, non-competition by the executive with the Company for the two-year period following termination of employment with the Company and for various other terms and conditions of employment.

      The Executive Agreements with Mr. Byrne, Mr. Muro, and Ms. Levine also include severance provisions which provide among other things that in the event that the employment of the executive is terminated by the Company other than for cause, or by the executive for "good reason", as that term is defined in the Executive Agreements, or pursuant to a change in control of the Company, the terminated executive will be paid, as severance compensation, twice the amount of his or her base salary for a period of twelve months.

      Because of the early stage of development of the Company, its lack of operations and insignificant cash flow, since January 18, 1995, the Company has not had the resources to meet fully its financial obligations under the Executive Agreement. As a result, the major portion of the compensation which has been available to the Company's executive officers has consisted of unregistered shares of the Company's common stock ("Compensation Shares"), which such individuals accepted, in lieu of cash compensation, for a substantial portion of salary and/or consulting fees due to them (see "Certain Relationships and Related Transactions - Issuance of Stock in Lieu of Salaries and Consulting Fees"). As at the various dates when Compensation Shares were issued to the executive officers, such shares had either no, or only very minimal, actual market value and the actual potential market value of such shares, if any, was, and remains, highly contingent upon, and subject to, extremely high risks including but not limited to the following factors: (I) the very early stage of development of the Company's business; (ii) the Company's lack of sufficient funds to implement its business plan and the absence of any commitments from potential investors to provide such funds; (iii) the absence of a reliable, stable, or substantial trading market for such shares; and (iv) the restrictions on transfer arising out of the absence of registration of such shares (See the discussions included above, in "Business" and "Market for the Company's Common Equity and Related Stockholder Matters").

      All of the Executive Agreements, as amended, provide that, as compensation, and in lieu of payment in cash of salary, due thereunder, the Company may issue and the respective executive officers will accept unregistered shares of the Company's common stock, valued at fifty percent (50%) of the average of the bid and ask prices of such stock, as traded in the over-the-counter market and quoted in the OTC Bulletin Board, during part or all of the period in which the salary was earned under the Executive Agreement. All of the Compensation Shares issued to Mr. Byrne, Mr. Muro, and Ms. Levine are also subject to the terms and conditions of certain stock restriction agreements between each of them and the Company. Such stock restriction agreements, as amended on May 30, 1996 and May 1, 1997 (the "Amended Stock Restriction Agreements"), provide that shares subject to such agreements may be sold in accordance with the Rules and Regulations of the Securities Act of 1933, as amended, but limit the right to have any of the Compensation Shares included in a registration statement on Form S-8 until after they have been issued and outstanding for not less than eighteen months.

                               SECURITY OWNERSHIP
                   OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners.

      The following table sets forth information as of September 23, 1996, with respect to the persons known to the Company to be the beneficial owners of more than 5% of the common stock, $.001 par value of the Company and of more than 5% of the Class A Common Stock of the Company's subsidiary, Tirex Canada. Neither the Company nor Tirex Canada have any shares of any other class issued or outstanding.

                          PRINCIPAL SHAREHOLDERS TABLE

--------------------------------------------------------------------------------
Title             Name and                   Amount and
 of              Address of                   Nature of             Percent of
Class            Beneficial                  Beneficial              Class (1)
                    Owner
--------------------------------------------------------------------------------

Common           Terence C. Byrne            8,306,428(2)               13.2%
The Tirex        489 Grosvner Street
Corporation      Westmount, Quebec
                 H3Y 2S5
Class A
Common                                              34 (3)              34%
Tirex
Canada

Common           CG TIRE, INC.               6,977,380 (4)              10%
The Tirex        The Continental General
Corporation       Tire Recycling Effort
                 1800 Continental Blvd.
                 Charlotte, NC 28273

Common           Frances Katz Levine (8)     4,396,070                   7%
The Tirex        621 Clove Road
Corporation      Staten Island, NY 10310

Common           Louis V. Muro (8)           6,065,421                   9.7%
The Tirex        435 Roy Avenue
Corporation      Dorval, Quebec H953E2
                 Canada
Class A
Common                                              17 (3)              17%
Tirex
Canada

Common           The Nais Corporation        5,231,092(9)               13.5%
The Tirex        94 Washington Avenue
Corporation      Lawrence, NY 11559

----------
* Percentages less than 1% not shown

Notes

      The footnotes to this table appear after the "Security Ownership of Management Table" which is set forth on the following page.

Security Ownership of Management

      The following table sets forth information as of October 10, 1996, with respect to the beneficial ownership of the common stock, $.001 par value, of the Company and the Class A common stock of the Company's subsidiary, Tirex Canada by each of the executive officers and directors of the Company and by all executive officers and directors as a group:

                         MANAGEMENT SHAREHOLDINGS TABLE

--------------------------------------------------------------------------------
Title                  Name and                Amount and
 of                   Address of               Nature of          Percent of
Class                 Beneficial               Beneficial         Class (1)
                         Owner                  Owner
--------------------------------------------------------------------------------

Common              Terence C. Byrne          8,306,428 (2)         13.2%
The Tirex           489 Grosvner Street
Corporation         Westmount, Quebec
                    H3Y 2S5


Class A
Common                                        34 (3)                  34%
Tirex
Canada


Common              Alan Crossley             812,624  (5)           1.3%
The Tirex           Gran Via de Hortaleza
Corporation         82A, 1B
                    Madrid, Spain 28043


Common              John G. Hartley           20,000 (6)             *
The Tirex           7/9 Boulevard D'Italie
Corporation         Monte Carlo MC 98000
                    Monaco


Common              Vijay Kachru              330,801                *
The Tirex           1598 Pine Ave. West
Corporation         Montreal, Quebec H3B 1B4

--------------------------------------------------------------------------------
Title                  Name and                Amount and
 of                   Address of               Nature of          Percent of
Class                 Beneficial               Beneficial         Class (1)
                         Owner                  Owner
--------------------------------------------------------------------------------

Common              Louis V. Muro             6,065,421 (8)          9.7%
The Tirex           435 Roy Avenue
Corporation         Dorval, Quebec H953E2
                    Canada

Class A
Common                                        17 (3)                  17%
Tirex
Canada

Common              Louis V. Sanzaro          1,476,499 (7)         2.35%
The Tirex           1900 Vermont Avenue
Corporation         Toms River, NJ 08755

Common              John L. Threshie, Jr.     197,667                 *
The Tirex           200 Lansdowne,
Corporation         Westmount, Quebec
                    Canada, H3Z 3E1

Common              All directors and         17,209,440 (2)        27.4%
The Tirex            officers as a group
Corporation           (7 persons)

Class A             All directors and         51 (3)                  51%
Common               officers as a group
Tirex                 (7 Persons)
Canada

---------
* Percentages less than 1% not shown

Notes:

(1) The percentages listed in the tables are calculated on the basis of 62,796,426 shares of the common stock, $.001 par value, of the Company ("Common Stock") outstanding as at May 18, 1998, with the following exceptions: (a) The percentage deemed to be beneficially owned by CG TIRE, Inc. is calculated on the basis of 62,796,426 shares of Common Stock currently issued and outstanding plus 6,977,380 shares of common stock which, CG Tire has the right to acquire pursuant to its option within 60 days from the date of this Prospectus (see note (4), below.

(2) Includes: 1,733,216 shares held of record by Mr. Byrne as of May 18, 1998 and 69,883 shares held of record by Mr. Byrne's wife, Darla Sapone Byrne, over which shares Mr. Byrne has voting power pursuant to an irrevocable proxy granted to him on September 27, 1996; and (iii) 6,503,329 shares held of record by Bartholomew International Investments, Ltd, which holds such shares for the benefit of Mr. Byrne, his spouse and Mr. Byrne's two sons.

(3) Messrs. Byrne and Muro hold all shares of Tirex Canada Class A Common Stock pursuant to the terms of a Shareholders agreement among them and the Company (the "Tirex Canada Shareholders Agreement"), pursuant to which they will be obligated to transfer all such shares to the Company, for no consideration, on May 2, 2001, unless the term of such Agreement is unilaterally extended by the Company. The Company does not intend to take any actions of any kind with respect to such shares which would be in violation of any Canadian government regulations governing tax and other financial incentives which may be available to Tirex Canada. The terms of the Tirex Canada Shareholders Agreement are discussed in more detail, below, in "Certain Relationships and Related Transactions", under the caption "Transfer of 17% of Tirex Canada Shares From Mr. Forbes to Mr. Byrne."

(4) Includes 5,997,380 shares which CG TIRE, Inc. (CGT) has the right to acquire upon the effectiveness of this Registration Statement pursuant to an option to purchase at a per share price equal to fifty percent (50%) of the average of the final bid and ask prices of the common stock of Tirex, as quoted in the OTC Bulletin Board during the ten business days preceding the date of a notice of exercise given by the CG TIRE, all, or any part of, the number of shares of the common stock of Tirex which would constitute ten percent, upon their issuance (10%) of the common stock of Tirex, issued and outstanding at the date of exercise (the "Option"), on a fully diluted basis. The CGT Option was amended at or around August 13, 1997 and again on May 18, 1998. The changes in the terms of the CGT Option pursuant to such amendments are discussed below in "Selling Securities Holders - Underlying Shares Issuable Upon Exercise of the CGT Option." All of the shares subject to the CGT Option are being registered hereunder (see below, "Selling Shareholders"). CGT is a wholly-owned subsidiary of Continental General Tire Inc. ("General Tire"). General Tire has named CGT as "The Continental General Tire Recycling Effort. The Option, which has a three-year term, was granted to CGT on April 24, 1997, in consideration of CGT's agreement to: (1) explore with the Company the possibility of the Company's: (a) furnishing General Tire with all or part of its 80-mesh crumb rubber requirements and (b) establishing local tire recycling centers for the purpose of accepting for disintegration scrap tires from General Tire's network of independent dealers; and (ii) advise the Company with respect to General Tire's specifications for its crumb rubber requirements, any further development of such specifications in the future, the suitability of the TCS-1 System for meeting such specifications, and the further development of the Company's technology in coordination with Continental Tire's product development requirements. CGT has not, as of the date hereof, exercised any part of the Option.

(5) Includes 812,624 shares held of record by Sinermad Comercio E Invest, Lda. of Madeira, Portugal ("SCIL"). Mr. Crossley is a controlling person of SCIL and, as such, has sole or shared voting and investment power over such shares.

(6) Mr. Hartley holds an option (the "Hartley Option") to purchase twenty thousand (or, under certain circumstances, more) shares of the Company's Class A Cumulative Convertible Preferred Stock (the "Preferred Stock"), which shares will be convertible into up to two million shares of the Company's common stock. Mr. Hartley has not exercised such option nor has he indicated to the Company that he intends to do so in the foreseeable future. The figures shown in the Table, above, do not give effect to the exercise of the Hartley Option and do not include any of the shares of common stock which would be issuable upon conversion of the Preferred Stock. For a discussion in more detail of the terms of the Hartley Option and Mr. Hartley's purchase thereof, reference is made to "Certain Relationships and Related Transactions" under the caption, "Extension of Exercise Period of Option Held by John G.
Hartley", below.

(7) Includes 376,499 shares held of record by Mr. Sanzaro's spouse, Sharon Sanzaro, over which shares Mr. Sanzaro disclaims any beneficial ownership.

(8) Includes 1,300,000 shares held of record by Ms. Levine's spouse, Robert Levine, over which shares Ms. Levine disclaims any beneficial ownership.

Changes in Control

      The Company is not aware of any arrangements which may at a subsequent date result in a change in control of the Company.

                           SELLING SECURITIES HOLDERS

1. Offers and Sale of The Outstanding Shares

      A total of 11,710,000 shares of the Company's issued and outstanding Common Stock (the "Outstanding Shares") are being registered hereunder for sale by the fifty-seven holders thereof (the "Selling Shareholders") all of whom acquired their shares in a private placement (the "Type C Private Placement") effected by the Company through its officers from the later part of March, through May 15, 1998. The Outstanding Shares may be offered and sold by the Selling Shareholders, from time to time, as market conditions permit in transactions in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. Any and all sales of the Outstanding Shares shall be made for the respective accounts of the holders thereof and the Company will not receive any proceeds from such sales.

Acquisition of the Outstanding Shares

      All of the Outstanding Shares were purchased from the Company in the Type C Private Placement at a price $.10 per share (the "Type C Shares"). It was conducted on a best efforts, no minimum basis, with all offers and sales made directly by officers of the Company. The Type C Private Placement was effected in reliance upon the availability of an exemption from the registration provisions of the Securities Act by virtue of compliance with the provisions of
Section 4(2) of the Securities Act and Rule 506 of Regulation D thereof ("Rule 506"). The Type C Shares were offered and sold to a limited number of persons, who were known to the Company to be sophisticated investors who understood and are economically capable of accepting the risks associated with a speculative investment, including the complete loss of such investment, and who the Company had reason to believe were, and who represented themselves to be, "Accredited Investors" within the meaning prescribed by Regulation D and Rule 501 of the Securities Act. The Type C Private Placement was completed and closed on May 15, 1998.

Relationship of Selling Shareholders with the Company

      None of the Selling Shareholders currently has, or within the past three years has had, any position, office, or other material relationship with the Company or any predecessor or affiliate of the Company.

Sales of the Outstanding Shares By Selling Shareholders

      None of the Selling Shareholders have advised the Company, and the Company is unable to predict, if, when, and the extent to which, they intend to sell the Outstanding Shares being registered hereunder for their respective accounts. Notwithstanding the foregoing, for purposes of the following Selling Shareholders Table, all of the Outstanding Shares are deemed to be offered hereby by the Selling Shareholders for sale to the public (for purposes of the Selling Shareholders Table, the "Offering"). Based upon the foregoing assumption, the following Table sets forth: (i) the number of shares of Common Stock owned by each Selling Shareholder prior to the Offering; (ii) the number of Outstanding Shares which it is deemed are being offered for the account of each Selling Shareholder; (iii) the number of shares of Common Stock to be owned by each Selling Shareholder after the completion of the Offering (assuming that all of the Outstanding Shares are offered and sold in the Offering, and (iv) based upon the foregoing assumptions, the percentage of the Company's common stock to be owned by each Selling Shareholder after completion of the Offering.

====================================================================================================================================
            Selling Shareholder          No. of Shares                 No. of          No. of Shares              % of Shares
                                          Owned Prior                  Shares           Owned After               Owned After
                                          to Offering                 Offered            Offering                  Offering
------------------------------------------------------------------------------------------------------------------------------------
Attunes, Steven                             100,000                   100,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Bull, Stuart                                250,000                   250,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Camp, Carolyn                                50,000                    50,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Champagne, Paul                             150,000                   150,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Cioffi, Robert & Maryann                    125,000                   125,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Costa, Dr. Frank W., Jr.                    100,000                   100,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Daly, Daniel J.                              70,000                    70,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
DeBeech, Leo                                100,000                   100,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Della-Rocca, Anthony                        250,000                   250,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Dreamers, The                                50,000                    50,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
DKB Trade Concepts, Inc.                    586,750                   500,000             86,750                      -0-
------------------------------------------------------------------------------------------------------------------------------------
Fortgang, Jane & Steven                     500,000                   100,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Fortgang, Janet                             100,000                   100,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Gagne, Dr. Jocelyne, O.D.                   800,000                   800,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
            Selling Shareholder          No. of Shares                 No. of          No. of Shares              % of Shares
                                          Owned Prior                  Shares           Owned After               Owned After
                                          to Offering                 Offered            Offering                  Offering
------------------------------------------------------------------------------------------------------------------------------------
Gallegos, Philip A.                         100,000                   100,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Giordano, Anthony                           430,000                   430,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Goldstein, Rose                              50,000                    50,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Griffin, Carolyn, G.                         20,000                    20,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Horbachefsky, William S.                    100,000                   100,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Keller, Laurence D.                          50,000                    50,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Kohut, Charles                              125,000                   125,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Latendresse, Louise                         100,000                   100,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Letourneau, Danielle                         35,000                    35,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Levin, Minna                                100,000                   100,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Marquand, Robert F.                         120,000                   120,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
McCann, John L.                             660,000                   660,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
McKenzie, Ann Theresa                       125,000                   125,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Meier, Rita & Walter                        100,000                   100,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Meier, Henry P.                             410,000                   410,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Micliz, Richard                             200,000                   200,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Morcos, Mark                                150,000                   150,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Nerwinski, Keven P.                         100,000                   100,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Nerwinski, Frank P.                         100,000                   100,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Nimmo, Grainger                              75,000                    75,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Pepin, Me Elise, L.L.B                      200,000                   200,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Perry, James N.                              40,000                    40,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Perry, James N., Jr.                         50,000                    50,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Petursson, Petur                            250,000                   250,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Richichi, Joe                               100,000                   100,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Rosenberg, Marshall                         250,000                   250,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Siciliano, Carney                           100,000                   100,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Singer, Herbert & Eve                       400,000                   400,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
            Selling Shareholder          No. of Shares                 No. of          No. of Shares              % of Shares
                                          Owned Prior                  Shares           Owned After               Owned After
                                          to Offering                 Offered            Offering                  Offering
------------------------------------------------------------------------------------------------------------------------------------
Somple, Charles R.                           50,000                    50,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Stark, Betty P.                              50,000                    50,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Stumpf, Evelyn J.                           250,000                   250,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Sullenberger, Jon                           250,000                   250,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Supple, Mike                                 80,000                    80,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Teasdale, Investment                      1,700,000                  1,700,00               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Terlecki, Russell J.                         30,000                    30,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Tremblay, Manon                             160,000                   160,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Threshie, John L. Sr.                       150,000                   150,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Threshie, Charles F.                      1,080,000                 1,080,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Threshie, Philip & Justine                   20,000                    20,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Weeks, Robin                                 15,000                    15,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Weeks, William J.                            20,000                    20,000               -0-                       -0-
------------------------------------------------------------------------------------------------------------------------------------
Winter, Noel                                 80,000                    80,000
------------------------------------------------------------------------------------------------------------------------------------
Zingaro, Gilbert                            125,000                   125,000               -0-                       -0-
====================================================================================================================================

------------
* Percentages less than 1% not shown

2. Offer and Sale of Underlying Shares by the Company

      This Prospectus also relates to the sale by the Company of shares of its Common Stock pursuant to:

(a) the exercise of:

      (i) a currently outstanding common stock purchase option (the "CGT Option"), held by CG TIRE, Inc., to purchase the number of shares which shall constitute upon their issuance, on a fully diluted basis, ten percent (10%) of the issued and outstanding Common Stock of the Company (see "Description of Securities - The GCT Option");

      (ii) currently outstanding common stock purchase warrants (the "Type A Warrants"), held by two persons, to purchase an aggregate of 2,000,000 shares of common stock (see "Description of Securities - The Type A Warrants"); and

      (iii) currently outstanding common stock purchase warrants (the "SCT Warrants"), held by Security Capital Trading, Inc. ("SCT"), to purchase an aggregate of 2,000,000 shares of common stock (see "Description of Securities - The SCT Warrants").

(b) the conversion of:

      (i) twenty currently outstanding 10% subordinated convertible debentures, each in the principal amount of $25,000 (the "Type A Debentures"), held by two persons (the "Type A Debentureholders") (see "Description of Securities - The Type A Debentures"); and

      (ii) 53.5 currently outstanding 10% subordinated convertible debentures, each in the principal amount of $10,000 (the "Type B Debentures"), held by 36 persons (see "Description of Securities - The Type B Debentures").

      The shares of common stock issuable pursuant to the exercise of the CGT Option, the Type A Warrants, and the SCT Warrants, together with the shares issuable upon conversion of the Type A and Type B Debentures, are referred to herein, collectively, as the "Underlying Shares". The Company is unable to determine with certainty, as at the date hereof, if, when, and the extent to which, any of the Underlying Shares will be purchased from the Company pursuant to such exercises and conversions. None of the holders of the above described options, warrants, or debentures have advised the Company, and the Company is unable to predict, whether, and to what extent, such persons will choose to acquire the Underlying Shares. Moreover, where the option exercise price or the debenture conversion ratio is dependent upon the market price of the Company's common stock at the time of exercise or conversion, the Company is unable to predict the number of shares of common stock which will actually be issuable in respect of such exercises or conversions.

      To the extent that the Underlying Shares are acquired from the Company, they may be offered and resold by the holders (the "Underlying Share Holders") thereof, from time to time, as market conditions permit in transactions in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. To the extent that any of such offers or resales of the Underlying Shares are made within days of their having been acquired from the Company, they will be subject to prospectus delivery requirements. Any and all resales of the Underlying Shares will be made for the accounts of the respective Underlying Share Holders and the Company will not receive any proceeds from such sales.

Relationship of Underlying Share Holders with the Company

      None of the holders of the above-described options, warrants, or convertible debentures which may be exercised for, or converted into, Common Stock currently has, or within the past three years has had, any position, office, or other material relationship with the Company or any predecessor or affiliate of the Company.

Possible Resale of Underlying Shares

      Should any of the Underlying Shares be acquired from the Company through the exercise of the outstanding options or warrants or through the conversion of the debentures, the Company is, as of the date hereof, unable to predict if, when, and the extent to which, such shares will be offered for resale to the public by the Underlying Share Holders. However, for purposes of the following Tables, it is assumed that all of the
Underlying Shares will be acquired from the Company and offered (the "Reoffering") for resale to the public by the Underlying Share Holders. Based upon the foregoing assumptions, the following Tables set forth: (i) the number of shares of Common Stock owned by each Underlying Share Holder prior to the Reoffering (including but not necessarily limited to all of the Underlying Shares which such person is entitled to acquire); (ii) the number of Underlying Shares which it is deemed will be acquired by each Underlying Shareholder and reoffered for their respective accounts; (iii) the number of shares of Common Stock to be owned by each Underlying Share Holder after the completion of the Reoffering (assuming that all of the Underlying Shares are reoffered and resold in the Reoffering), and (iv) based upon the foregoing assumptions, the percentage of the Company's common stock to be owned by each Selling Shareholder after completion of the Reoffering. Any and all resales of the Underlying Shares, shall be made for the respective accounts of the holders thereof and the Company will not receive any proceeds from such resales.

Underlying Shares Issuable
  Upon Exercise of the CGT Option

      The Company granted the CGT Option to CG TIRE, Inc. (referred to herein as "CGT"), a wholly-owned subsidiary of Continental General Tire, Inc. ("Continental Tire"), on April 24, 1997 in consideration for CGT's agreement to explore the possibility of the Company's, directly or indirectly, through one or more subsidiaries: (i) furnishing Continental Tire with all or part of its 80-mesh crumb rubber requirements and (ii) establishing local tire recycling centers for the purpose of accepting for disintegration scrap tires from Continental Tire's network of independent dealers; and CGT's agreement to advise the Company with respect to Continental Tire's specifications for its crumb rubber requirements, any further development of such specifications in the future, the suitability of the Company's Cryogenic tire disintegration technology for meeting such specifications, and the further development of the Company's technology in coordination with Continental Tire's product development requirements.

      969,365 of the CGT Option Shares are subject to an amendment (the "August 13, 1997 Amendment") which will allow CGT to exercise a portion of the CGT Option at an exercise price related to the market price of the Common Stock as at August 13, 1997. The exercise price for the balance of the CGT Option shares is equal to fifty percent (50%) of the average of the final bid and ask prices of the Common Stock, as quoted in the OTC Bulletin Board during the ten business days preceding the Exercise Date. The number of CGT Option Shares is equal to all, or any part of, the number of shares which shall constitute upon their issuance, on a fully diluted basis, ten percent (10%) of the issued and outstanding Common Stock of the Company. On May 18, 1998, CGT agreed to further amend its option to provide that the original exercise period would terminate on the day preceding the date of the filing with the SEC of the registration statement, of which this Prospectus forms a part (the "Registration Statement"), and that a new exercise period shall commence on the day following the effective date of the Registration Statement and shall continue until April 23, 2000. CGT has agreed to exercise, as soon as practicable following the date of this
Prospectus, that portion of the CGT Option subject to the August 13, 1997 Amendment at an exercise price of $.1195 per share for 969,365 of the CGT Option Shares. CGT has not advised the Company with respect to whether, when, and to what extent, it intends to further exercise its option. CGT has not advised the Company with respect to whether, when, or to what extent, it intends to resell any of the shares which it will purchase pursuant to any exercises of the CGT Option, including but not limited to the partial exercise which it has agreed to effect pursuant to the August 13th

Amendment. Notwithstanding the foregoing, however, for purposes of this discussion only and as set forth in the Table below, it is assumed that CGT will exercise the CGT Option for all __________ shares subject to the Option as at ____________________, 1998 and, upon their issuance, will offer and sell all of such shares for sale to the public.

========================================================================================================
                                   No. of Shares         No. of          No. of Shares     % of Shares
                                  Owned Prior to       Underlying         Owned After      Owned After
                                    Reoffering           Shares           Reoffering       Reoffering
         Underlying Share                              Reoffered
              Holder
--------------------------------------------------------------------------------------------------------
CG TIRE, Inc.                      ------------      -------------            -0-               -0-
========================================================================================================

Underlying Shares Issuable
  Upon Exercise of the Type A Warrants and the
   Type A Debentures

      An aggregate of 2,000,000 Type A Warrants and twenty Type A Debentures, in the aggregate principal amount of $500,000 constituted the formed part of the twenty Type A Units sold by the Company in the Type A Private Placement. Each Type A Unit consisted of one 10% Convertible Subordinated Type A Debenture in the principal amount of $25,000 and 100,000 Type A Warrants to purchase a like number of shares of Common Stock. The 2,000,000 outstanding Type A Warrants are exercisable at a price of $.001 per share, commencing on the day following the Effective Date (see "The Company - The Type A Private Placement" and "Description of Securities - The Type A Warrants"). The Type A Debentures are, convertible at a ratio which will enable the debentureholder to exchange the Type A Debenture for the number of shares of Common Stock, purchasable at 75% of the average market price of the Company's common stock during the five-day period preceding the date of conversion, for the principal amount of the debenture plus all interest earned thereon. As noted above, the Company is unable to predict with certainty, the number of shares which will be issuable upon the conversion of the Type A Debentures. However, for purposes of the following Table, it is assumed that all of the Type A Debentures will be converted into Common Stock and none will be redeemed for cash and that the Company will receive notices of conversion from the holders of all of the Type A Debentures on ___________, 1998. Based upon the foregoing, the Conversion Price would be $________ per share and the number of shares issuable upon conversion of each Type A Debenture would be ___________ (see "The Company - Material Financing Activities - The Type A Private Placement" and "Description of Securities - The Type A Debentures").

==========================================================================================================
         Underlying Share        No. of Shares           No. of          No. of Shares      % of Shares
              Holder            Owned Prior to         Underlying         Owned After       Owned After
                                  Reoffering             Shares           Reoffering        Reoffering
                                                       Reoffered
----------------------------------------------------------------------------------------------------------
S.H. Developments                     (1)                 (1)                 -0-               -0-
Ltd.
----------------------------------------------------------------------------------------------------------
Robert & Mary Jean                    (1)                 (1)                 -0-               -0-
Colkitt
==========================================================================================================

(1) To be estimated by Amendment

Underlying Shares Issuable Upon Conversion of the Type B Debentures

      53.5 Type B Debentures in the aggregate principal amount of $535,000 formed part of the 30.5 RPM Units sold by RPM Incorporated prior to its Merger with and into Tirex Acquisition Corp. (see "The Company - Merger with RPM Incorporated) and the 23 Type B Units sold by the Company after the RPM Merger. Each Type B Unit consisted of one 10% Convertible Subordinated Type A Debenture in the principal amount of $10,000 and 10,000 shares of Common Stock (the "Type B Common Shares"). The Type B Debentures are, convertible at a ratio of one share for every $.20 of the principal amount of the Debenture plus all interest earned thereon from the date of issuance. The following table gives effect to the number of Type B Common Shares which formed part of the Type B Units and the number of shares of common stock issuable upon conversion of the principal amount of the Debenture. The shares underlying the Debenture are subject to a "lock-up" Agreement which prohibits their being resold until the earlier of: (i) six months from the Effective Date or (ii) one year from the issuance date of the Debenture (see "The Company - Material Financing Activities - The Type B Private Placement" and "Description of Securities - The Type B Debentures").

==================================================================================================================
       Selling Shareholder         No. of Shares       No. of Shares       No. of Shares      % of Shares
                                  Owned Prior to          Offered           Owned After       Owned After
                                     Offering                                Offering          Offering
------------------------------------------------------------------------------------------------------------------
Judith Paul                            90,000              75,000             15,000               *
------------------------------------------------------------------------------------------------------------------
Robert W. Ross                         60,000              50,000             10,000               *
------------------------------------------------------------------------------------------------------------------
Naomi Selbst                           60,000              50,000             10,000               *
------------------------------------------------------------------------------------------------------------------
Sanford Jarashow                       60,000              50,000             10,000               *
------------------------------------------------------------------------------------------------------------------
Pamela & Howard                       120,000             100,000             20,000               *
Salamon
------------------------------------------------------------------------------------------------------------------
Jack Basch                            120,000             100,000             20,000               *
------------------------------------------------------------------------------------------------------------------
Roger Harvey                           60,000              50,000                *                 *
------------------------------------------------------------------------------------------------------------------
Mark Bruce                            600,000             500,000            100,000               *
------------------------------------------------------------------------------------------------------------------

==================================================================================================================
       Selling Shareholder         No. of Shares       No. of Shares       No. of Shares      % of Shares
                                  Owned Prior to          Offered           Owned After       Owned After
                                     Offering                                Offering          Offering
------------------------------------------------------------------------------------------------------------------------------------
Benjamin Blech                         60,000              50,000             10,000               *
------------------------------------------------------------------------------------------------------------------
Susan Felton                          150,000              25,000             50,000               *
------------------------------------------------------------------------------------------------------------------
Jeremy Weinstein                       60,000              50,000             10,000               *
------------------------------------------------------------------------------------------------------------------
The Churchill Group                    60,000              50,000             10,000               *
------------------------------------------------------------------------------------------------------------------
Barry Novick and                       60,000              50,000             10,000               *
Shelley Novick
------------------------------------------------------------------------------------------------------------------
Robert R. Felton, P.C.                 60,000              50,000             10,000               *
------------------------------------------------------------------------------------------------------------------
Howard N. Sarnoff                      60,000              50,000             10,000               *
------------------------------------------------------------------------------------------------------------------
Gloria Tempchin                        60,000              50,000             10,000               *
------------------------------------------------------------------------------------------------------------------
Yale M. Fishman                        60,000              50,000             10,000               *
------------------------------------------------------------------------------------------------------------------
Seth Roslyn                            35,000              25,000              5,000               *
------------------------------------------------------------------------------------------------------------------
M. Michael Inzlicht                   120,000             100,000             20,000               *
------------------------------------------------------------------------------------------------------------------
Harold Gelb                           120,000             100,000             20,000               *
------------------------------------------------------------------------------------------------------------------
Sherry Hirschman                      120,000             100,000             20,000               *
------------------------------------------------------------------------------------------------------------------
Lee First                              35,000              25,000              5,000               *
------------------------------------------------------------------------------------------------------------------
Sheila Schwartzberg                    60,000              50,000             10,000               *
------------------------------------------------------------------------------------------------------------------
Ballards Bay LLC                      180,000             150,000            130,000               *
------------------------------------------------------------------------------------------------------------------
Milton Ackerman                        60,000              50,000             10,000               *
------------------------------------------------------------------------------------------------------------------
Robert DeRochie                        60,000              50,000             10,000               *
------------------------------------------------------------------------------------------------------------------
Richard Gray                           35,000              25,000              5,000               *
------------------------------------------------------------------------------------------------------------------
Shalom Maidenbaum                      60,000              50,000             10,000               *
------------------------------------------------------------------------------------------------------------------
Daniel Ehrlich                         60,000              50,000             10,000               *
------------------------------------------------------------------------------------------------------------------
Marcus Ehrlich                         60,000              50,000             10,000               *
------------------------------------------------------------------------------------------------------------------
Lenore Howard                         120,000             100,000             20,000               *
------------------------------------------------------------------------------------------------------------------
Herbert Linn                           60,000              50,000             10,000               *
------------------------------------------------------------------------------------------------------------------
Ehab Coriaty                           20,000              20,000               -0-                *
------------------------------------------------------------------------------------------------------------------
David Gray                             60,000              50,000             10,000               *
------------------------------------------------------------------------------------------------------------------
Marcia Eisenstein                      60,000              50,000             10,000               *
Berman
==================================================================================================================

Underlying Shares Issuable Upon Exercise of the SCT Warrants

      The Company granted the SCT Warrants to Security Capital Trading, Inc., 520 Madison Avenue, New York, NY (referred to herein as "SCT") on April 1, 1998, in consideration for SCT's agreement to provide the Company with corporate advisory and consulting a one-year consulting agreement between SCT and the Company. The SCT Warrants give SCT the right to purchase a total of 2,000,000 shares of Common Stock at exercise prices of $.25 per share for the first 666,666 shares, $.40 per share for the second 666,666 shares, and $.50 per share for the remaining 666,667 shares. The number of shares, if any, which will actually be issued pursuant to the exercise of the SCT Warrants may differ significantly from the amount shown for the following reasons: (i) SCT has not advised the Company and the Company has no way of predicting whether, or to what extent, SCT will exercise the SCT Warrants and (ii) the SCT Warrants provide for cashless exercise whereby SCT Warrants may be exercised as follows: In lieu of exercising any of the SCT Warrants for cash, SCT Warrants may be exercised by surrendering them without payment of any other consideration, commission, or remuneration and by execution of a "cashless exercise subscription form", in connection with which, the number of shares to be issued in exchange for the surrendered Warrant will be computed by subtracting the per share exercise price of the surrendered Warrant from the closing bid prices of the Common Stock on the date of receipt of the cashless exercise subscription form, multiplying that amount by the number of shares represented by the surrendered warrant and dividing by the closing bid price of the same date. It is assumed for purposes of the following Table only, that SCT will exercise all 2,000,000 SCT Warrants for cash. The exercise period of the SCT Warrants was terminated as of the day proceeding the filing with the Securities and Exchange Commission of the Registration Statement of which this Prospectus forms a part. A new exercise period will commence on the date following the effective date of the said Registration Statement (See "Description of Securities").

===================================================================================================
       Underlying Share      No. of Shares    No. of Shares        No. of Shares     % of Shares
            Holder            Owned Prior        Offered            Owned After      Owned After
                              to Offering                            Offering         Offering
---------------------------------------------------------------------------------------------------
Security Capital               2,000,000        2,000,000               -0-              -0-
Trading, Inc.
===================================================================================================

                              PLAN OF DISTRIBUTION

      As at the date hereof, none of the holders of the Outstanding Shares have advised the Company if, when, and to what extent they intend to sell any of the Outstanding Shares. In addition, none of the holders of the securities which may be exercised for, or converted into, Underlying Shares have advised the Company if, when, and to what extent they intend to acquire the Underlying Shares and, if they do so, their intentions respecting to offer and resale of such Underlying Shares to the public. For purposes of this discussion the Outstanding Shares and the Underlying Shares are sometimes referred to hereinafter, collectively, as the "Shares".

      Commencing as at the date of this Prospectus, all of the Outstanding Shares may be offered and sold by the Selling Shareholders and, with the exception of the Underlying Shares issuable upon the conversion of the Type B Debentures, which are subject to the lock-up provisions set forth above any of the Underlying Shares which are acquired by the holders of the options, warrants, or debentures described above may be offered and resold to the public by the holders thereof immediately upon their acquisition from the Company. None of the proceeds from any sales of the Outstanding Shares or resales of the Underlying Shares will be received by the Company. The Selling Shareholders, and the Underlying Share Holders if they choose, may make such sales or resales from time to time as market conditions permit in transactions that may take place in the over-the-counter market, including block trades, ordinary brokers' transactions, privately negotiated transactions or through sales to one or more broker/dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with sales or resales of Shares pursuant to the Registration Statement of which this Prospectus is a part, a Selling Shareholder or an Underlying Shareholder offering such Shares and brokers and dealers who participate in the offer and sale of the Shares may be deemed "underwriters" as such term is defined in the Securities Act. In addition, persons using this Prospectus in the offer and sale of the Shares will be deemed to be engaged in a "distribution" of the Shares as such term is defined in Regulation M under the Exchange Act, and will be required to comply with Regulation M with respect to contemporaneous market activity and other provisions of such Regulation.

      As at the date of this Prospectus, none of the Selling Shareholders or prospective Underlying Share Holders intends to utilize the services of an underwriter in any distribution of the Shares, should such distribution occur, except insofar as any securities dealer executing a sell order for either of them may be deemed an underwriter as that term is defined or used in the Securities Act. Further, it is intended that if and when any of the Shares are sold through a dealer, no more than the ordinary and customary brokerage commission will be paid. Shares purchased by dealers for their own accounts may be re-offered from time to time at prices obtainable and satisfactory to such dealers. The names of any participating brokers or dealers, any applicable commissions or discounts and the net proceeds to the Selling Shareholders from such sale will be set forth in an applicable Prospectus Supplement, as required.

      The registration statement, of which this Prospectus forms a part, must be current at any time during which a Selling Shareholder sells any of the Outstanding Shares or the Company sells any of the Underlying Shares pursuant to the exercise of any of the options or warrants or pursuant to the conversion of any of the debentures. Any material changes which the Company, in its sole discretion, determines should be disclosed prior to the sale of any of the Shares will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement"). The Company will bear all expenses (other than underwriting discounts and selling commissions, state and local transfer taxes, and fees and expenses of counsel or other advisors to the Selling Shareholders) in connection with the registration of the Shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The following is a description of any transactions during the last two years, or presently proposed transactions, to which the Company was or is to be a party, in which the amount involved in such transaction (or series of transactions) was $60,000 or more and which any of the following persons had or is to have a direct or indirect material interest: (i) any director or executive officer of the Company; (ii) any person who owns or has the right to acquire 5% or more of the issued and outstanding common stock of the Company; and (iii) any member of the immediate family of any such persons.

Issuance of stock in Lieu of Salaries and Consulting Fees

      During the years ended June 30, 1997 and 1996, the Company's executive officers and, since December 22, 1996, its in-house corporate and securities counsel, have waived substantial portions of their salaries and unreimbursed expenses made by them on behalf, and for the account, of the Company, and have accepted shares of the Company's common stock in lieu thereof. In connection therewith:

Year ended June 30, 1996

      For the one-month period which commenced on July 1, 1995 and ended on July 31, 1995, Mr. Byrne waived payment of $20,833.34 and Ms. Levine waived payment of $12,500. In connection therewith, on July 25, 1995, the Company authorized the issuance 138,888 shares to Mr. Byrne and 83,334 shares to Ms. Levine. The number of shares issued to Mr. Byrne and Ms. Levine at such time was calculated on the basis of 50% of the average of the bid and ask price for the Company's stock (approximately $.30 per share) during the nine-day period preceding July 25, 1995.

      For the three and one-half month period which commenced on August 1, 1995 and ended on November 15, 1995, Mr. Byrne waived payment of $66,971 and Ms. Levine waived payment of $43,750. In connection therewith, on November 15, 1995, the Company authorized the issuance 446,112 shares to Mr. Byrne and 291,667 shares to Ms. Levine. The number of shares issued to Mr. Byrne and Ms. Levine at such time was calculated on the basis of 50% of the average of the bid and ask price for the Company's stock (approximately $.30 per share) during the two-week period preceding November 15, 1995.

      For the three-month period which commenced on July 1, 1995 and ended on September 30, 1995, Mr. Muro waived payment of $37,500 in unpaid consulting fees. In connection therewith, on January 1, 1996, the Company authorized the issuance 250,000 shares to Mr. Muro. The number of shares issued to Mr. Muro at such time was calculated on the basis of 50% of the average of the bid and ask price for the Company's stock (approximately $.30 per share) during the three-month period ended September 30, 1995.

      For the one and one-half month period which commenced on November 16, 1995 and ended on December 31, 1995, Mr. Byrne waived payment of $31,250 and Ms. Levine waived payment of $18,750 In connection therewith, on January 1, 1996, the Company authorized the issuance 284,091 shares to Mr. Byrne and 170,455 shares to Ms. Levine. The number of shares issued to Mr. Byrne and Ms. Levine at such time was calculated on the basis of 50% of the average of the bid and ask price for the Company's stock (approximately $.22 per share) during the three-month period ended December 31, 1995.

      For the three-month period which commenced on October 1, 1995 and ended on December 31, 1995, Mr. Muro waived payment of $37,500 in unpaid consulting fees. In connection therewith, on January 1, 1996, the Company authorized the issuance 340,910 shares to Mr. Muro. The number of shares issued to Mr. Muro at such time was calculated on the basis of 50% of the average of the bid and ask price for the Company's stock (approximately $.22 per share) during the three-month period ended December 31, 1995.

      For the three-month period which commenced on January 1, 1996 and ended on March 31, 1996, Mr. Byrne waived payment of $57,864.50, Ms. Levine waived payment of $37,500, and Mr. Muro waived payment of $35,457. In connection therewith, on April 1, 1996, the Company authorized the issuance 526,041 shares to Mr. Byrne, 340,910 shares to Ms. Levine, and 322,337 to Mr. Muro. The number of shares issued at such time was calculated on the basis of 50% of the average of the bid and ask price for the Company's stock (approximately $.22 per share) during the three-month period ended March 31, 1996.

      For the two and one-half month period which commenced on January 15, 1996 and ended on March 31, 1996, Mr. Threshie waived payment of $10,416 in unpaid compensation. In connection therewith, on April 2, 1996, the Company authorized the issuance 94,691 shares to Mr. Threshie. The number of shares issued to Mr. Threshie at such time was calculated on the basis of 50% of the average of the bid and ask price for the Company's stock (approximately $.22 per share) during the three-month period ended March 31, 1996.

      For the three-month period which commenced on April 1, 1996 and ended on June 30, 1996, Mr. Byrne waived payment of $55,711, Ms. Levine waived payment of $37,500, Mr. Muro waived payment of $31,952, and Mr. Threshie waived payment of $11,898. In connection therewith, in the period subsequent to that covered by this report, on July 12, 1996, the Company authorized the issuance 280,943 shares to Mr. Byrne, 189,170 shares to Ms. Levine, 161,120 to Mr. Muro, and 61,015 to Mr. Threshie. The number of shares issued at such time was calculated on the basis of 50% of the average of the bid and ask price for the Company's stock (approximately $.39 per share) during the three-month period ended June 30, 1996.

Year Ended June 30, 1997

      For the fiscal quarter ended September 30, 1996, Mr. Byrne waived payment of $51,769, Ms. Levine waived payment of $31,062, Mr. Muro waived payment of $29,324, and Mr. Threshie waived payment of $9,945. In connection therewith, on September 30, 1996, the Company authorized the issuance 329,738 shares to Mr. Byrne, 197,847 shares to Ms. Levine, 186,777 to Mr. Muro, and 62,392 to Mr. Threshie. The number of shares issued at such time was calculated on the basis of 50% of the average of the bid and ask price for the Company's stock (approximately $.314 per share) during the three-month period ended September 30, 1996. On April 28, 1997, The Company authorized the issuance to Ms. Kachru of 32,396 shares in lieu of $5,475 in salary waived by her for services performed during the month of September 1996. The number of shares issued to Ms. Kachru was calculated on the basis of the price of the Company's common stock during the quarter ended September 30, 1996.

      For the fiscal quarter ended December 31, 1996, Mr. Byrne waived payment of $40,966, Ms. Levine waived payment of $33,446, Mr. Muro waived payment of $23,910, Mr. Threshie waived payment of $12,074, and Ms. Kachru waived payment of $9,819. In connection therewith, on January 17, 1997, the Company authorized the issuance 285,876 shares to Mr. Byrne, 233,402 shares to Ms. Levine, 166,853 to Mr. Muro, and 84,260 to Mr. Threshie. On April 28, 1997, The Company authorized the issuance to Ms. Kachru of 68,520 shares in lieu of salary waived by her for services performed during this quarter.The number of shares issued at such time was calculated on the basis of 50% of the average of the bid and ask price for the Company's stock (approximately $.314 per share) during the three-month period ended December 31, 1996.

      For the fiscal quarter ended March 31, 1997, Mr. Byrne waived payment of $41,836, Ms. Levine waived payment of $30,554, Mr. Muro waived payment of $22,732, Mr. Threshie waived payment of $1,934, and Ms. Kachru waived payment of $6,715. In connection therewith, on April 28, 1997, the Company authorized the issuance 195,495 shares to Mr. Byrne, 142,776 shares to Ms. Levine, 106,224 to Mr. Muro, 9,037 to Mr. Threshie, and 31,383 to Ms. Kachru. The number of shares issued at such time was calculated on the basis of 50% of the average of the bid and ask price for the Company's stock (approximately $.314 per share) during the three-month period ended March 31, 1997.

      For the fiscal quarter ended June 30, 1997, Mr. Byrne waived payment of $52,972, Ms. Levine waived payment of $41,640, Mr. Muro waived payment of $22,524, Mr. Threshie waived payment of $3,140, and Ms. Kachru waived payment of $5,905. In connection therewith, on April 28, 1997, the Company authorized the issuance 319,108 shares to Mr. Byrne, 250,843 shares to Ms. Levine, 135,686 to Mr. Muro, 18,915 to Mr. Threshie, and 35,572 to Ms. Kachru. The number of shares issued at such time was calculated on the basis of 50% of the average of the bid and ask price for the Company's stock (approximately $.314 per share) during the three-month period ended June 30, 1997.

Subsequent Period

      During the more than ten months since the end of the last fiscal year, the Company's executive officers and in-house corporate and securities counsel, have continued to waive substantial portions of their salaries and unreimbursed expenses made by them on behalf, and for the account, of the Company. To date, the Company has authorized the issuance of shares in lieu of cash salaries and reimbursements for the five-month period which commenced on July 1, 1997 and ended on November 30, 1997, as follows:

      For the five-month period ended November 30, 1997, Mr. Byrne waived payment of $92,497, Ms. Levine waived payment of $56,574, Mr. Muro waived payment of $41,610, Mr. Threshie waived payment of $5,433, and Ms. Kachru waived payment of $13,111. In connection therewith, on December 15, 1997, the Company authorized the issuance of 336,353 shares to Mr. Byrne, 206,379 shares to Ms. Levine, 151,309 to Mr. Muro, 24,000 to Mr. Threshie, and 47,692 to Ms. Kachru. The number of shares issued at such time was calculated on the basis of 100% of the average of the bid and ask price for the Company's stock (approximately $.275 per share) during the five-month period ended November 30, 1997. The issuance of these shares at such price constituted an error because the executive committee of the board of directors had authorized and directed that shares issued in lieu of cash compensations for such period be issued at 50% of the average market price of the Company's common stock. In correction of the foregoing error, on April 15, 1998, the Company authorized the issuance of additional shares, as follows: 336,352 to Mr. Byrne, 151,309 to Mr. Muro, 15,512 to Mr. Threshie, 47,690 to Ms. Kachru, and 206,379 to Ms. Levine.

      For the four-month period ended March 31, 1998, Mr. Byrne waived payment of $59,183, Ms. Levine waived payment of $45,191, Mr. Muro waived payment of $33,200, Mr. Threshie waived payment of $6,167, and Ms. Kachru waived payment of $9,450. In connection therewith, On April 15, 1998, the Company authorized the issuance of 423,038 shares to Mr. Byrne, 323,023 shares to Ms. Levine, 237,312 to Mr. Muro, 44,081 to Mr. Threshie, and 67,548 to Ms. Kachru. The number of shares issued at such time was calculated on basis of 50% of the average of the bid and ask price for the Company's stock (approximately $.14, or 50% of $.28 per shares) during the four-month period ended March 31, 1998.

      On April 20, 1998, in consideration of unpaid executive services and unreimbursed expenses rendered under the terms of his employment agreements and paid by him for the account and on behalf of Tirex, during the six and one half-month period which commenced on June 15, 1997 and ended on December 31, 1997, Tirex issued 597,966 shares of its Common Stock to Alan Crossley, Tirex's Managing Director of European Market Development. For purposes of such issuance, the shares were valued at $0.1475 per share, which value was equal to 50% of the average of the bid and ask price for the Common Stock during the period when such unpaid salary and expenses were earned and incurred, as traded in the over-the-counter market and quoted in the OTC Bulletin Board, as follows:

Agreements with Customers Controlled by Louis Sanzaro

      On May 29, 1997, the Company entered into an Equipment Lease and Purchase Agreement (the "O/V III L&P Agreement") with Ocean/Ventures III, Inc.("O/V III") of Toms River, New Jersey ("O/V III") for the purchase and lease of the various components which will comprise eight TCS-1 Systems. Also on that same date, the Company entered into an Equipment Lease and Purchase Agreement (the "Oceans Tire L&P Agreement") with Oceans Tire Recycling & Processing Co., Inc. ("Oceans Tire") for the purchase and lease of the various components which will comprise the first production model of the TCS-1 System. Louis Sanzaro, a member of the Company's Board of Directors is a controlling person of both O/V III and Oceans Tire. The O/V III L&P Agreement modified the terms of, and replaced, a prior agreement between the parties dated June 6, 1995 (the "Prior O/V III Agreement"). Mr. Sanzaro was appointed a director of the Company in January 1997. For details of the terms and provisions of the O/V III L&P Agreement and the Oceans Tire L&P Agreement, as well as certain ancillary agreements executed or agreed to in connection therewith, reference is made to the discussions contained under the captions, "The O/V III Agreements" and "Agreements with Oceans Tire Recycling & Processing Co., Inc" in the Subtopic "Sales" of "Business" above.

Agreement to appoint Louis Sanzaro As
    Exclusive Sales Representative in North America

      Louis Sanzaro and the Company have agreed, in principal that Mr. Sanzaro will be appointed as the Company's exclusive sales distributor in the United States and Puerto Rico. The terms of the under which Mr. Sanzaro will serve as such have not yet been finalized, but the Company intends that such terms will be as beneficial, or better, to the Company than could be obtained in an arms length transaction with a person with Mr. Sanzaro's qualifications.

Negotiations  With Louis  Sanzaro to Organize and Operate  Service  Provider For
   Company

      As Discussed in detail in the Subtopic, "Proposed Services" which is included above in "Business", the Company is presently negotiating with Louis Sanzaro ("Sanzaro"), to organize and operate a maintenance company capable of serving as the Company's authorized service provider and meeting all of the services described which the Company will be obligated to provide under its Proposed Maintenance Agreements (See the Subtopic, "Proposed Services" which is included above in "Business". Mr. Sanzaro has worked closely with the Company on the development of the TCS-1 System and the proposed maintenance and technical support program. Mr. Sanzaro is a highly respected, knowledgeable, and experienced operator of recycling organizations in New Jersey and the Company believes that he is eminently qualified to organize and head its maintenance and technical support effort. The parties have not yet entered into an agreement respecting the terms under which Mr. Sanzaro, or an organization under his control, will direct the Company's maintenance services. Currently, however, the Company expects that the service provider to be organized and operated by Mr. Sanzaro will be paid a flat fee of $4,000 per month to cover all of the services described, above, under "Business". The service provider is also expected to furnish, at no additional cost, all equipment necessary to effect the provision of such services.

Consulting Agreement with Louis Sanzaro

      On January 28, 1998, the Company entered into a consulting agreement with Louis Sanzaro. The Agreement was made effective as of January 1, 1997. Mr. Sanzaro had actually been providing consulting services to the Company prior to January 1, 1997, but the parties had agreed at that time to enter into a formal consulting agreement with respect to such services. The Agreement is for a three-year term ending

December 31, 1999 and provides for Mr. Sanzaro to render advice, opinions, "hands-on" assistance with respect to, and, in some cases, effectuation of, the following:

      (a) Developing pro-forma financial projections respecting the operations of a TCS-1 Plant ("Plant") and marketing of rubber crumb generated thereby;

      (b) Designing and developing a complete maintenance program for the TCS-1 System to insure continuous operation in compliance with specifications;

      (c) Developing specialized accounting software to be used with all TCS-1 Systems for the purpose on monitoring all financial aspects of operations and for calculation of sales-based royalties due and payable to the Corporation;

      (d) Designing and developing logistics respecting Plant configuration necessary for safe and efficient operations-flow and providing technical and mechanical adjustments to plant setups throughout the United States during the Engagement Period;

      (e) Testing new equipment at construction and assembly site, adjusting, and designing modifications to new equipment as required by test results;

      (f) Site-planning and installation at operators' sites throughout the United States during the Engagement Period, including providing personnel to "trouble-shoot" and or adjust all newly installed equipment, as required during the Engagement Period.

      (g)   Pertinent   changes  and   developments   respecting   new  emerging
            technologies in tire recycling industry;

      (h) Developing and establishing a training program for the instruction of operators and their personnel with respect to all aspects of Plant operations.

      Compensation for all consulting services rendered by Mr. Sanzaro under the terms of this Agreement, consists of the issuance to Mr. Sanzaro of one million shares of the Company's Common Stock, 600,000 of which were issued to Mr. Sanzaro on January 30, 1998 and 400,000 of which were issued on or about April 30, 1998. The bulk of the services performed by Mr. Sanzaro in connection with the foregoing were rendered after July 1, 1997.

Extension of Exercise Period of Option Held by John G. Hartley

      On May 19, 1995, the Company sold to John G. Hartley, a director of the Company, an option to purchase twenty thousand (20,000) shares of the Cumulative Convertible Preferred Stock of the Company ("Preferred Stock") at an exercise price of $10 per share, during a two-year exercise period which commenced on May 19, 1995 and will terminate on May 18, 1997. Mr. Hartley paid the Company twenty thousand dollars ($20,000) for the said Option. Notwithstanding the foregoing, since the Preferred Stock is convertible into Common Stock at a decreasing ratio, should the total number of shares of the Preferred Stock which can be purchased pursuant to the Option, be convertible into fewer than two million (2,000,000) shares of the Company's Common Stock, the number of shares of Preferred Stock purchasable under the Option, at the exercise price of ten dollars per preferred share, will be increased to such number as is convertible to 2,000,000 shares of Common Stock. The terms of the Preferred Stock purchasable under the Option provide, among other things, for cumulative annual cash dividends at the


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

rate of $1.20 per share and conversion into shares of the Company's Common Stock at the following ratios:

      (a) From May 19, 1995 through November 19, 1995, one share of Preferred Stock and each $10 of accumulated and unpaid dividends thereon, for 91 shares of Common Stock;

      (b) From November 19, 1995 through February 18, 1996, one share of Preferred Stock and each $10 of accumulated and unpaid dividends thereon, for 50 shares of Common Stock;

      (c) From February 19, 1996 through May 18, 1996, one share of Preferred Stock and each $10 of accumulated and unpaid dividends thereon, for 33 shares of Common Stock; (d) From May 19, 1996 through May 18, 1997, one share of Preferred Stock and each $10 of accumulated and unpaid dividends thereon, for the number of shares of the Company's Common Stock purchasable for ten dollars at a per share price equal to 30% of the then current Market Price of such Common Stock.

      To date, Mr. Hartley has not exercised any part of the Option and the Company has not issued any shares of the Preferred Stock. On May 29, 1997, the Company acknowledged that (i) delivery of the first TCS-1 System and the commencement of business operations by the Company had taken substantially more time than was estimated by the Company in the Spring of 1995 when Mr. Hartley purchased the Option. In recognition of this and other factors, the Board of Directors agreed to extend the Option exercise period until May 18, 1999, convertible under the terms set forth in subparagraph (d) above, with such conversion period extended to May 18, 1999.

Transfer of 17% of Tirex Canada Shares From Mr. Forbes to Mr. Byrne.

      As discussed above, in "Business", under the caption "Tirex Canada", in May of 1995, in an effort to take advantage of such certain financial incentives, the Company formed a Canadian corporation, 3143619 Canada Inc. (referred to herein as "Tirex Canada") in the Province of Quebec, Canada, for the purpose of completing all research and development work on the first production model of the TCS-1 System and thereafter serving as the Company's manufacturing arm.

      There are a total of one hundred shares of Tirex Canada stock issued and outstanding. These shares are held of record as follows: (i) 49% by the company;
(ii) 34% by Terence Byrne; (iii) 17% by Louis V. Muro. Messrs. Byrne and Muro are Canadian residents and, therefore, Tirex Canada has been deemed to be eligible for Canadian government sponsored financial incentives. All of the Tirex Canada Shareholders hold their shares pursuant to the terms and provisions of a Shareholders Agreement, dated July 3, 1995, as amended February 8, 1996 and August 21, 1997 (the "Tirex Canada Shareholders Agreement") which provides, among other things, for: (i) each Shareholder to retain complete voting control over all shares held of record by such Shareholder; (ii) Tirex Canada's right to redeem the shares held by Mr. Byrne or Mr. Muro in amounts equal to any number of shares of Tirex Canada which may be sold to private investors who are also Canadian residents; (iii) the Company's right to direct the transfer of all or any part of such shares to other individuals who are officers and directors of the Company, so long as such other individuals are also Canadian Residents who will hold such shares in accordance with the terms of the Tirex Shareholders Agreement; (iv) the return of all Tirex Canada shares held by Messrs. Byrne and Muro upon the expiration of the Shareholders Agreement (May 2, 2001) unless such agreement is unilaterally extended by the Company. The Company does not intend to become the record holder of the shares held by Messrs. Byrne and Muro until such time as its record ownership of such shares will not contravene any Canadian regulations respecting financial aid and assistance to Tirex Canada.

Employment Agreement With Ms. Levine

      From January 18, 1995 through and including December 21, 1996, Frances Katz Levine was employed by the Company as its Secretary and General Counsel under the terms of an employment agreement dated January 18, 1995 (the "First Levine Employment Agreement"). On December 22, 1996, Ms. Levine resigned her positions as Secretary, General Counsel, and as a Director of the Company. Her resignation was not caused by any disagreement with the Company on any matter relating to the Company's operations, policies, or practices. Following her resignation from the foregoing positions, Ms. Levine has continued to be employed by the Company as its in-house Corporate and United States Securities Counsel pursuant to the terms of her employment agreement, dated December 22, 1996 (the "Second Levine Employment Agreement"). The Principal terms and conditions of the First and the Second Levine Employment Agreements, other than the commencement and termination dates and the positions and exact nature of duties and responsibilities, are essentially identical, except also for terms which were added in order to insure that benefits and rights earned under the First Employment Agreement would not be lost to Ms. Levine perforce of the foregoing changes. On May 1, 1997, the Second Levine Employment Agreement was amended to explicitly state the original intent of the parties that Ms. Levine would remain eligible to receive a discretionary bonus for each year (or portion thereof) during which Ms. Levine had served as Secretary and General Counsel under the First Levine Employment Agreement. For a discussion in more detail of the terms and conditions of both the First and the Second Levine Employment Agreements, reference is made to the information contained above in "Executive Compensation Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

Extension of Employment Agreements With Mr. Byrne and Mr. Muro

      The Company is a party to employment agreements with Terence C. Byrne, its President and CEO and with Louis V. Muro, its Vice President in Charge of Engineering. On May 1, 1997, the parties amended these employment agreements so as to extend the term of Mr. Byrne's agreement until December 31, 2003 and Mr. Muro's agreement until December 31, 2000. No other changes were made pursuant to these amendments. For a discussion in more detail of the terms and conditions of the Company's employment agreements with Mr. Byrne and Mr. Muro, reference is made to the information contained above in "Executive Compensation - Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

Executive Agreement With John L. Threshie, Jr.

      On February 20, 1997, the Company entered into an employment agreement with John L. Threshie, Jr., pursuant to which Mr. Threshie is employed as the Company's Vice President of Operations. The agreement was made effective as of January 1, 1996, the date when Mr. Threshie began serving in such capacity. Since December 22, 1996, pursuant to the terms of the agreement, he has also served as Secretary of the Company. The agreement is for a three-year term ending December 31, 1998 and calls for compensation at the annual rate of $50,000. For a discussion in more detail of the Executive Agreements, reference is made to the information contained above in "Executive Compensation Employment Contracts and Termination of Employment and Change-in-Control Arrangements".

Executive Agreement With V.J. Kashru

      On April 29, 1997, the Company entered into an employment agreement with Vijay Kachru, pursuant to which Ms. Kachru is employed an Director of Market Development. The Agreement was made effective as of September 1, 1996, the date when Ms. Kachru began serving in such capacity. The


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

Agreement is for a three-year term ending August 31, 1999 and calls for compensation during the term of the agreement, in the following amounts: (i) through and until March 31, 1998, ninety thousand Canadian dollars (CAN $90,000) per year; (ii) Commencing as of February 1, 1998, ninety thousand United States dollars (US $90,000) per year. For a discussion in more detail of the Executive Agreements, reference is made to the information contained above in "Executive Compensation - Employment Contracts and Termination of Employment and Change-in-Control Arrangements".

Issuance of Stock to Mr. Muro as Compensation for Past Services

      Mr. Muro served as Secretary of the Company from December 29, 1992 until March 1994 and as the Company's president from March 1994 until January 18, 1995. Mr. Muro received no compensation for any of the foregoing services, but served on the basis of an understanding that he would be fairly and equitably compensated. On January 17, 1997, the Board of Directors authorized the issuance of a total of 1,113,636 shares of the Common Stock of the Company pursuant to Mr. Muro's agreement to accept as compensation in for all services rendered prior to January 18, 1995 at the same rate as he has been entitled to receive for his services since such date. Based upon the foregoing, Mr. Muro was entitled to payment of three hundred and six thousand, two hundred fifty dollars ($306,250) in respect of his pre-1995 services. The number of shares so issued was calculated on the basis of one hundred and fifty percent (150%) of the average of the bid and ask prices of the Company's common stock, as traded in the over-the-counter market and reported in the electronic bulletin board of the NASD, during the calendar years of 1993 and 1994. The Company's stock was traded only sporadically during such time. Therefore, calculations were based upon the fifteen months during 1993 and 1994 when actual trading took place and for which it was possible to obtain information. The average of the high and low closing prices of the common stock of this corporation, as traded in the over-the-counter market during such fifteen month period, which the Company was able to obtain, was approximately $.18333 per share.

Amendment of Stock Option held by CG TIRE, Inc.

      On April 24, 1997, the Company granted to CG TIRE, Inc. (CGT) an option to purchase at a per share price equal to fifty percent (50%) of the average of the final bid and ask prices of the common stock of Tirex, as quoted in the OTC Bulletin Board during the ten business days preceding the date of a notice of exercise given by the CG TIRE, all, or any part of, the number of shares of the common stock of Tirex which would constitute, upon their issuance, ten percent (10%) of the common stock of Tirex, issued and outstanding, on a fully diluted basis (the "CGT Option"). As of August 13, 1997, the Company agreed to amend the CGT Option with respect to the purchase price for a certain portion of the CGT Option. On February 18, 1997, CGT agreed to further amend its Option to make it unexercisable prior to the effective date of the registration statement. For a discussion in detail of the terms of the CGT Option and the consideration received by the Company therefor, see footnote (4) to the Principal Shareholders Table, included, above in "Security Ownership of Certain Beneficial Owners and Management".

Amendment of Stock Restriction Agreements.

      All shares issued or transferred, either as Directors Shares or Compensation Shares to Mr. Byrne, Mr. Muro, and Ms. Levine so issued or transferred subject to the terms of certain stock restriction agreements (the "Stock Restriction Agreements") between the Company and each of such persons. Such Agreements were amended on May 30, 1996 and on May 1, 1997. Prior to the amendments described below, the Stock Restriction Agreements subjected all of the Directors and Compensation Shares to restrictions on transfer for a period of three years, except for a limited number of shares which were allowed to be sold pursuant to Rule 144 after two years, and to forfeiture in the event that employment with the Company was terminated prior to the expiration of the three-year terms of the respective Executive Agreements.

      On May 30, 1996, an the Company and each of the executive officers entered into amendments to their respective Stock Restriction Agreements (hereinafter, the "Amended Stock Restriction Agreements"), which acknowledged the amendments made concomitantly therewith to the Executive Agreements respecting the issuance of Compensation Shares in lieu of cash compensation under the Executive Agreements and the possibility of the registration of all or part of such shares pursuant to a registration statement on Form S-8. On May 1, 1997, the Amended Stock Restriction Agreements were further amended so as to reflect certain changes in Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), and to shorten the period required before Compensation Shares of the Company's common stock, are permitted to be included in a registration statement on Form S-8. The Amended Stock Restriction Agreements provide, among other things, that: (i) all Compensation Shares will be issued and held pursuant to the terms of one single stock restriction agreement rather than one stock restriction agreement for each stock issuance, as had been the case prior to such amendment; (ii) under certain circumstances, and within the limitations of Rule 144, the Directors Shares and the Compensation Shares held by affiliates are eligible for sale by the holders thereof one year after they were acquired from the Company and (ii) to the extent that they are eligible, commencing eighteen months after their issuance, such shares can registered for sale to the public pursuant to a registration statement on Form S-8 which includes a Reoffer Prospectus.(8)

Employment Agreement with Alan Crossley

      On May 29, 1997, the Company entered into an employment agreement with Alan Crossley, a director of the Company, pursuant to which, Mr. Crossley was appointed as the Company's Managing Director of European Market Development. The Agreement, which is for a two-year term, was made effective as of January 1, 1997 in acknowledgement of Registrant's and Mr. Crossley's agreement of such date. The agreement provides for Mr. Crossley to render consulting services consisting of advice and opinions to Registrant concerning, and the undertaking and effectuation of activities necessary to, establishing and developing in Europe and in India, markets for the TCS-1 System and for the rubber crumb which will be produced by the operation of the TCS-1 System and the immediate preparation of a market development study for the Iberian Peninsular and India. The agreement provides for Mr. Crossley to receive compensation at the annual rate of $75,000 (Canadian) commencing as of July 1, 1997 plus an expense allowance for the entire term of the agreement of up to $115,000 (Canadian). The agreement

------------
(8) Form S-8 provides special and simplified registration procedures for employee benefit plans and/or the employer's securities that can be purchased pursuant to the plan. A Form S-8 registration statement becomes automatically effective upon filing with the Securities and Exchange Commission. Form S-8 can be utilized by a company, which files annual, quarterly, and certain other reports pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, to be offered to, or which have been acquired by, its employees pursuant to any written option, purchase savings, bonus, appreciation, profit sharing, thrift, incentive, pension, or similar plan, or a written compensation contract. For purposes of registration under Form S-8, "written compensation contracts" include individually negotiated contractual agreements and the term, "employee" includes, (in addition to employees), officers, directors, consultants, and advisors, provided they render services not connected with offers or sales of securities in a capital raising transaction. For purposes of eligibility for registration under a Form S-8. The employment agreements which the Company has entered into with each of its executive officers, as well as the directors compensation agreements with Messrs. Sanzaro and Crossley and the employment agreement with Ms. Levine are individually negotiated written compensation contracts constituting Employee Benefit Plans, as defined in Rule 405 of the Securities Act of 1933.

also provided for the issuance of 84,658 shares of Common Stock to Mr. Crossley, at a price of $.001 per share, upon completion and delivery of a market development study for the Iberian Peninsular prepared by a Spanish corporation under the control of Mr. Crossley.

Bonuses to Employees

      On May 30, 1997, Registrant authorized the issuance of shares of its Common Stock pursuant to the exercise of options (the "Bonus Options") which had been granted to Terence C. Byrne, Louis V. Muro, and Frances Katz Levine as bonuses for the fiscal years ended June 30, 1995 and 1996 pursuant to the terms of their respective employment agreements. The Bonus Options permitted such persons to purchase shares Common Stock, at a per share exercise price of $.001 per share, as follows: Terence C. Byrne - 1,413,382, Louis V. Muro - 1,115,093, and Frances Katz Levine - 811,684. The respective employment agreements, pursuant to which such options were granted, provide for discretionary bonuses for each year (or portion thereof) during the term of such agreements, with the actual amount of any such bonus to be determined in the sole discretion of the Board of Directors based upon its evaluation of the Executive's performance during such year. Such bonuses were unanimously approved by Registrant's six member Board of Directors, which includes Mr. Byrne and Mr. Muro. All of the said Options were exercised by the option holders immediately upon the grants thereof.

      On January 28, 1998, Registrant authorized the issuance of an aggregate of 4,000,000 shares to two of its executive officers and to its corporate attorney, at a price of $.001 per share, as follows: Terence C. Byrne - 2,000,000, Louis
V. Muro - 1,000,000, and Frances Katz Levine - 1,000,000. Such sales were made pursuant to the exercise of options granted to such persons and subsequently amended, as follows: On September 3, 1997, Registrant granted to the foregoing individuals options to purchase the respective number of shares set forth above at an exercise price equal to the full market price of the Common Stock at such date, as follows: Terence C. Byrne - 2,000,000, Louis V. Muro - 1,000,000, and Frances Katz Levine - 1,000,000 (the "1997 Options"). Such bonuses were granted for the fiscal year ended June 30, 1997 pursuant to the terms of their respective employment agreements with Registrant, which provide for discretionary bonuses for each year (or portion thereof) during the term of such agreements, with the actual amount of any such bonus to be determined in the sole discretion of the Board of Directors based upon its evaluation of the Executive's performance during such year. On January 13, 1998, Registrant granted to each of these persons a bonus (the "1998 Bonus"), under the terms of their respective employment agreements, for the fiscal year which will end on June 30, 1998 (the "1998 Bonuses"). The 1998 Bonuses consisted of amendments to the terms of the 1997 Options, reducing the option exercise price $.001 per share. Both the 1997 and the 1998 bonuses were unanimously approved by Registrant's full six member Board of Directors, which includes Mr. Byrne and Mr. Muro.

                            DESCRIPTION OF SECURITIES

Common Stock

      The authorized capital stock of the Company consists of seventy million shares (70,000,000) shares, par value $.001 per share, of which sixty-nine million, nine hundred thousand (69,900,000) shares are designated Common Stock par value $.001 per share, and one hundred thousand (100,000) shares are designated Open Stock, par value $.001 per share. There are presently sixty-two million, seven hundred ninety-six thousand, four hundred twenty-six (62,796,426) shares of Common Stock issued and outstanding. The Open Stock may be issued, from time to time, in one or more classes, or one or more series within any class thereof, in any manner permitted by law, as determined from time to time by the Company's board of directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Company's board of directors pursuant to authority vested in it in the Company's Certificate of Incorporation, each class or series to be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number designation, or title. All shares of stock in such classes or series may be issued for such consideration and have such voting powers, full or limited, or no voting powers, and shall have such designations, preferences and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions thereof, permitted by law, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such shares adopted by the Company's board of directors pursuant to authority vested in the Company's Certificate of Incorporation. The number of shares of stock of any class or series within any class, so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the Company's board of directors pursuant to authority vested in it in the Company's Certificate of Incorporation.

      The Company's board of directors may determine the times when, the terms under which and the consideration for which the Company shall issue, dispose of or receive subscriptions for its shares, including treasury shares, or acquire its own shares. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value per share. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable by the Company.

      The holders of shares of Common Stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefore and, upon liquidation, are entitled to share pro rata in any distribution to shareholders. Holders of the Common Stock have one non-cumulative vote for each share held. There are no pre-emptive, conversion or redemption privileges, nor sinking fund provisions, with respect to the Common Stock.

      Stockholders are entitled to one vote for each share of Common Stock held of record on matters submitted to a vote of stockholders. The Common Stock does not have cumulative voting rights. As a result, the holders of more than 50% of the shares of Common Stock voting for the election of directors can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares of Common Stock will not be able to elect any person or persons to the board of directors of the Company.

The Type A Warrants

      Outstanding Type A Warrants - Exercise Price. There are currently outstanding two million warrants (the "Type A Warrants") to purchase a like number of shares, commencing on the day following the effective date (the "Effective Date") of the registration statement of which this Prospectus forms a part (the "Registration Statement"), at an exercise price of $.001 per share. The Type A Warrants, which are held by two persons, formed part of the Type A Units, discussed in more detail, above, in "The Company - Material Financing Transactions - The Type A Private Placement".

      Registration Rights. In accordance with the terms of the Type A Warrants, sales by the Company of the Common Stock made pursuant to the exercise of the Type A Warrants are being registered in the Registration Statement and therefore, upon exercise of the Type A Warrants, the warrantholders will receive registered shares of the Company's Common Stock. More specifically, the registration rights of the Type A Warrants require that the Company file with the Securities and Exchange Commission ("SEC") a registration statement under the Securities Act covering the shares of Common Stock issuable upon exercise of the Type A Warrants (the "Type A Warrant Shares") as promptly as practicable after the expiration of the Offering Period and that it use its best efforts to cause such registration statement to be declared effective by the SEC within 120 days after the expiration of the Offering Period and to keep such registration statement effective at all times until all of the Warrants have been exercised and the delivery of a prospectus is no longer required in connection with resale of any of the Type A Warrant Shares. In addition, the Company is further obligated to include the Type A
Warrant Shares in any registration statement pertaining to the Common Stock issuable upon conversion of the Type A Debentures (see below, "The Type A Debentures - Registration Rights").

      Voting Rights. The Type A Warrants have no voting rights. The shares of Common Stock issuable upon exercise of the Type A Warrants will have one vote per share.

      Limitations on Transfer. The Type A Warrants are transferable, but no public market exists for them and it is not anticipated that any such market will develop.

      Anti-Dilution Provisions. The number of shares issuable upon the exercise of the Type A Warrants and the effective per share exercise price under the Type A Warrants are governed by standard anti-dilution provisions and may therefore be increased in proportion to any increase in the number of shares of the Common Stock which are outstanding or, likewise, decreased in proportion to any decrease in the number of shares outstanding.

The Type A Debentures

      Outstanding Type A Debentures. On April 9, 1998, the Company issued two 10% convertible, subordinated debentures, each in in the principal amount of $250,000 (the "Type A Debentures"). The Type A Debentures, which are held by two persons, formed part of the Type A Units, discussed in more detail, above, in "The Company - Material Financing Transactions - The Type A Private Placement".

      Maturity. The Type A Debentures are due and payable on the first to occur of: (i) the completion and closing of an underwritten public offering of the securities of the Company, yielding gross proceeds to the Company of not less than $8,000,000 (the "Proposed Public Offering"); (ii) the completion and closing of any debt or equity financing of the Company in excess of $4,500,000; or (iii) one year from the issuance of the Debenture.

      Interest. The Type A Debentures bear interest at an annual rate of 10%, payable upon maturity.

      Conversion Rights. Commencing as of the day next following the Effective Date of the Registration Statement, The Type A Debentures are convertible, in whole or in part, at any time prior to maturity at a conversion ratio equal to 75%, of the average of the closing bid prices of the Common Stock, as traded in the over-the-counter ("OTC") market and quoted in the OTC Electronic Bulletin Board of the NASD, during the five-day period preceding the Company's receipt of a notice of conversion from a Debenture holder. (In the event that the Company's Common Stock shall then be included in the Automated Quotation Small Cap Market System of the National Association of Securities Dealers ("NASDAQ"), then the conversion ratio shall reflect prices reported therein.)

      Redemption Rights. If a Type A Debenture is not converted, it may be redeemed by the holder any time after maturity at a premium of 125% of the principal amount of the Debenture plus all interest accrued thereon.

      Registration Rights. In accordance with the terms of the Type A Debentures, sales by the Company of the Common Stock pursuant to the exercise of the Type A Debentures are being registered in the Registration Statement and therefore, upon conversion of the Type A Debentures, the debentureholders will receive registered shares of the Company's Common Stock. More specifically, the registration rights of the Type A Debentures require that the Company file with the Securities and Exchange Commission ("SEC") a registration statement under the Securities Act covering the shares of Common Stock issuable upon conversion of the Type A Debentures (the "Type A Conversion Shares") as promptly as practicable after the expiration of the Offering Period and that it use its best efforts to cause such registration statement to be declared effective by the SEC within 120 days after the expiration of the Offering Period and to keep such registration statement effective at all times until all of the Type A Debentures, which are eligible for conversion, are converted, and the delivery of a prospectus is no longer required in connection with any resale of any of the Type A Conversion Shares and there are no unpaid, unconverted debentures outstanding, If such registration statement is not declared effective by the SEC within 120 days after the termination of the offering Period of the Type A Private Placement (May 11, 1998), the Company is obligated to pay the holders of the Type A Debentures liquidated damages in the amount of 1% of the principal face value of the Type A Debenture for the first 30 day-period, commencing on the 121st day following May 31, 1998, that such registration statement is not declared effective and 2% of the principal face value of the Debenture for each subsequent 30 day-period.

      Voting Rights. The Type A Debentures have no voting rights. Each of the shares of Common Stock issuable upon conversion of the Debentures will have one vote.

      Limitations on Transfer. The Type A Debentures are transferable, but no public market exists for them and it is not anticipated that any such market will develop.

      Anti-Dilution Provisions. The number of shares issuable upon the conversion of the Type A Debentures and the effective conversion ratio per share are governed by standard anti-dilution provisions and may therefore be increased in proportion to any increase in the number of shares of the Common Stock which are outstanding or, likewise, decreased in proportion to any decrease in the number of shares outstanding.

The Type B Debentures

      Outstanding Type B Debentures. There are outstanding 53.5 10% convertible, subordinated debentures (the "Type B Debentures") having an aggregate principal amount of $535,000. 30.5 of the Type B Debentures are RPM Debentures which were assumed by the Company in the RPM Merger and 23 of the Type B Debentures formed part of the Type B Units sold by the Company after the RPM Merger, as discussed in more detail, above, in "The Company - Material Financing Transactions - The Type B Private Placement" "and Merger with RPM Incorporated".

      Maturity. The Type B Debentures are due and payable on the first to occur of: (i) (i) two years from the issue date or (ii) the completion and closing of a public offering of its securities by the Company.

      Interest. The Type B Debentures bear interest at an annual rate of 10%, from the date of their issue, payable semi-annually commencing six months from the issuance date of the Debenture.

      Conversion Rights. Commencing as of the day next following the Effective Date of the Registration Statement, The Type B Debentures are convertible, in whole or in part, at any time prior to maturity at a conversion ratio of one share of Common Stock for every $.20 of the principal amount to be converted plus unpaid interest earned thereon from the date of issuance.

      Redemption Rights. If a Type B Debenture is not converted, it may be redeemed by the holder any time after maturity for the principal amount of the Debenture plus all unpaid interest accrued thereon.

      Registration Rights and Limitations on Transfer . All of the Type B Debentures were amended prior to the filing of the Registration Statement to provide that any rights which the holders had to convert the Type B Debentures would be terminated prior to the filing of the Registration Statement and that a new Conversion period would commence on the day next following the Effective Date. In consideration of the debenture holders' making this accommodation, all sales of Common Stock, which may be made by the Company pursuant to the exercise of the Type A Debentures, are being registered in the Registration Statement and therefore, upon conversion of the Type B Debentures, the debenture holders will receive registered shares of the Company's Common Stock.

      Voting Rights. The Type B Debentures have no voting rights. Each of the shares of Common Stock issuable upon conversion of the Debentures will have one vote.

      Limitations on Transfer. The Type B Debentures are transferable, but no public market exists for them and it is not anticipated that any such market will develop.

      Anti-Dilution Provisions. The number of shares issuable upon the conversion of the Type B Debentures and the effective conversion ratio per share are governed by standard anti-dilution provisions and may therefore be increased in proportion to any increase in the number of shares of the Common Stock which are outstanding or, likewise, decreased in proportion to any decrease in the number of shares outstanding.

The SCT Warrants

      Outstanding SCT Warrants - Exercise Price. There are currently outstanding two million warrants (the "TSC Warrants") to purchase a like number of shares, commencing on the day following the effective date (the "Effective Date") of the Registration Statement, at exercise prices of $.25 per share for the first 666,666 shares, $.40 per share for the second 666,666 shares, and $.50 per share for the remaining 666,667 shares. The Company granted the SCT Warrants to Security Capital Trading, Inc., 520 Madison Avenue, New York, NY (referred to herein as "SCT") on April 1, 1998, as total compensation under a one-year consulting agreement, dated April 1, 1998, between the SCT and the Company.

      Registration Rights. In accordance with the terms of the SCT Warrants, sales by the Company of the Common Stock made pursuant to the exercise of the SCT Warrants are being registered in the Registration Statement and therefore, upon exercise of the SCT Warrants, the warrant holders will receive registered shares of the Company's Common Stock.

      Cashless Exercise the SCT Warrants provide for cashless exercise whereby SCT Warrants may be exercised as follows: In lieu of exercising any of the SCT Warrants for cash, SCT Warrants may be exercised by surrendering them without payment of any other consideration, commission, or remuneration and by execution of a "cashless exercise subscription form", in connection with which, the number of shares to be issued in exchange for the surrendered Warrant will be computed by subtracting the per share exercise price of the surrendered Warrant from the closing bid prices of the Common Stock on the date of receipt of the cashless exercise subscription form, multiplying that amount by the number of shares represented by the surrendered warrant and dividing by the closing bid price of the same date.

      Voting Rights. The Type A Warrants have no voting rights. The shares of Common Stock issuable upon exercise of the Type A Warrants will have one vote per share.

      Limitations on Transfer. The SCT Warrants are transferable, but no public market exists for them and it is not anticipated that any such market will develop.

      Anti-Dilution Provisions. The number of shares issuable upon the conversion of the Type B Debentures and the effective conversion ratio per share are governed by standard anti-dilution provisions and may therefore be increased in proportion to any increase in the number of shares of the Common Stock which are outstanding or, likewise, decreased in proportion to any decrease in the number of shares outstanding.

The CGT Option

      On April 24, 1997, the Company granted a common stock purchase option (the "CGT Option") to CG TIRE, Inc. (CGT), a wholly-owned subsidiary of Continental General Tire, Inc. ("Continental Tire"), on April 24, 1997 in consideration for CGT's agreement to explore the possibility of the Company's, directly or indirectly, through one or more subsidiaries: (i) furnishing Continental Tire with all or part of its 80-mesh crumb rubber requirements and (ii) establishing local tire recycling centers for the purpose of accepting for disintegration scrap tires from Continental Tire's network of independent dealers; and CGT's agreement to advise the Company with respect to Continental Tire's specifications for its crumb rubber requirements, any further development of such specifications in the future, the suitability of the Company's Cryogenic tire disintegration technology for meeting such specifications, and the further development of the Company's technology in coordination with Continental Tire's product development requirements.

      Optioned Shares and Term of Option. The CGT Option gives CGT the right to purchase all, or any part of, the number of shares which shall constitute upon their issuance, on a fully diluted basis, ten percent (10%) of the issued and outstanding Common Stock of the Company at any time, and from time to time, prior to April 23, 2000. On May 18, 1998, CGT agreed to amend its Option to provide that the original exercise period would terminate on the day preceding the date of the filing with the SEC of the registration statement, of which this Prospectus forms a part (the "Registration Statement"), and that a new exercise period shall commence on the day following the effective date of the Registration Statement and shall continue until April 23, 2000.

      Exercise Price. The CGT Option is exercisable at a per share price equal to fifty percent (50%) of the average of the final bid and ask prices of the Common Stock, as quoted in the OTC Bulletin Board during the ten business days preceding the Exercise Date. Notwithstanding the foregoing, 969,365 shares purchasable under the CGT Option are subject to an amendment which will allow CGT to exercise a portion of the CGT Option at an exercise price of $.1195 per share, which price represents (50%) of the average of the final bid and ask prices of the common stock of the Corporation, as quoted in the OTC Bulletin Board during the ten business days preceding August 13, 1997.

      Registration Rights. In accordance with the terms of the CGT Option, sales by the Company of the Common Stock made pursuant to the exercise of the CGT Option are being registered in the Registration Statement and therefore, upon exercise of the CGT Option, CGT will receive registered shares of the Company's Common Stock.

      Voting Rights. The CGT Option has no voting rights. The shares of Common Stock issuable upon exercise of the CGT Option will have one vote per share.

      Limitations on Transfer. The CGT Option is, by its terms, deemed to be personal to CGT and may not be assigned by it without the consent of the Company.

      Anti-Dilution Provisions. The number of shares issuable upon the exercise of the CGT Option constitutes a percentage of the number of shares of the Company's Common Stock issued and outstanding as at the time of conversion and will therefore be increased in proportion to any increase in the number of shares of the Common Stock which are outstanding or, likewise, decreased in proportion to any decrease in the number of shares outstanding.

                                LEGAL PROCEEDINGS

      The Company is the defendant in an action, commenced on June 18, 1997, in the United States District Court for the District of New Jersey, entitled Great American Commercial Funding Corp. vs. Tirex America Inc. The action arises out of a certain "placement fee agreement", executed by the Company in February of 1996, under which the Company, among other things, undertook to pay the plaintiff a "placement fee" in the amount of $250,000 and to grant to the plaintiff an option to acquire 400,000 shares of the company's common stock, at a price of $0.01 per share, in the event, and only in the event, that plaintiff succeeded in obtaining financing acceptable to the Company. Although the amount and terms of the "financing" were not mentioned in the documents, it was clearly understood by the parties that the Company was then seeking to obtain, and that the agreement contemplated, financing in an amount (assumed necessarily to be in the multi-million dollar range), adequate to fund the design and development of the TCS-1 System and to enable the Company to initiate manufacturing such Systems on a commercial basis. Under the Agreement: (i) the plaintiff did not undertake to do anything other than "attempt" to secure financing acceptable to the Company and (ii) the Company had absolute discretion whether or not to accept any and all "financing" proposals.

      Several months elapsed after the Company signed the Agreement without plaintiff ever introducing the Company to any third party which was ready, willing, and able to produce the kind and type of financing which the plaintiff knew the defendant was seeking and needed. However, plaintiff did recommend a firm in Long Island which was engaged in the business of equipment lease financing. The Company then introduced one of its customers to the such lease financing firm. The customer ultimately entered into a lease financing arrangement with such firm, pursuant to which the Company was able to obtain some limited amounts of pre-delivery funds, but only because the customer agreed to do so, and the customer's principals fully collateralized any and all advance payments/loans made by or through the lease financing firm. Because the advances made to the Company pursuant to that lease-financing arrangement clearly did not in any way constitute the type of financing contemplated by the parties or the Agreement, the Company believes it has no financial obligation to the plaintiff pursuant to said "placement fee agreement".

      The Company has filed an Answer denying any liability to the plaintiff in light, among other things, of the foregoing facts, and asserting, among other things, that: (i) the agreement was induced by plaintiff's material misrepresentations; (ii) enforcement thereof would be clearly unconscionable in the circumstances; (iii) plaintiff never introduced the Company to any third party which was ready, willing, and able to produce the type of financing which the plaintiff knew the Company was seeking and needed; and (iv) the so-called "placement fee agreement" was merely an offer for a unilateral contract which was terminated or revoked, and notice of such revocation was timely communicated to plaintiff before it rendered any substantial performance in reliance upon the offer. The Company and its litigation counsel, Sheldon A. Weiss, believe that the plaintiffs complaint is without merit and that the Company ultimately will prevail in this litigation.

      The Company is unaware of any other pending or threatened legal proceedings to which Company is a party or of which any of its assets is the subject. No director, officer, or affiliate of the Company, or any associate of any of them, is a party to or has a material interest in any proceeding adverse to the Company.


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

               LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

The Company's Certificate of Incorporation and its Bylaws provide for the indemnification by the Company of each director, officer and employee of the Company to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended. Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

      In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may otherwise be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

      The Company's Certificate of Incorporation also provides that a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, to the greatest extent permitted by the Delaware General Corporation Law. Section 102(b)(7) of the Delaware General Corporation Law provides that a provision so limiting the personal liability of a director shall not eliminate or limit the liability of a director for, among other things: breach of the duty of loyalty; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; unlawful payment of dividends; and transactions from which the director derived an improper personal benefit.

      The Company has entered into separate but identical indemnity agreements (the "Indemnity Agreements") with each director of the Company and certain of its officers (the "Indemnitees"). Pursuant to the terms and conditions of the Indemnity Agreements, the Company has agreed to indemnify each Indemnitee against any amounts which he or she becomes legally obligated to pay in connection with any claim against him or her based upon any action or inaction which he or she may commit, omit or suffer while acting in his or her capacity as a director and/or officer of the Company or its subsidiaries, provided, however, that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or


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

not opposed to the best interests of the Company and, with respect to any criminal action, had no reasonable cause to believe Indemnitee's conduct was unlawful.

      At the present time, there is no pending litigation or proceedings involving a director, officer, employee or other agent of the Company in which indemnification would be required or permitted. The Company is not aware of any threatened litigation or proceedings which may result in a claim for such indemnification.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

      Legal matters in connection with the resale of the Shares offered hereby will be passed upon for the Company by Frances Katz Levine, 621 Clove Road, Staten Island, NY 10310. Ms. Levine serves as in-house corporate and securities counsel to the Company and, as at May 18, 1998, owned, together with her spouse, a total of 4,396,070 shares, constituting 7% of the Company's issued and outstanding common stock.

                                     EXPERTS

      The consolidated financial statements for the fiscal years ending June 30, 1996 and 1997 included in this Prospectus have been audited by Nevoso, Pivirotto, Pinkham & Foster, Certified Public Accountants, LLC, 710 Route 46 East, Suite 201, Fairfield, NJ 07004 to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.


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

                       TIREX AMERICA, INC. AND SUBSIDIARY
                         (A Developmental Stage Company)

                                    I N D E X

                                                                         Page
                                                                         ----

Report of Independent Auditors                                            78

Consolidated Balance Sheet - June 30, 1997                                79

Consolidated Statements of Operations for the years ended
  June 30, 1996 and 1997, and cumulative
    for the period from inception (July 15, 1987) to
     June 30, 1997                                                        80

Consolidated Statements of Owners' Equity (Deficit) as at
    July 15, 1987 and June 30, 1988 - 1997                               81-82

Consolidated Statements of Cash Flows for the years
  ended June 30, 1996 and 1997 and cumulative for the
    period from inception (July 15,1987) to June 30, 1997                 83

Consolidated Balance Sheets as at
  December 31, 1997 and 1996 (Unaudited)                                  --

Consolidated Statements of Operations
  for the six-month periods
    ended December 31, 1997 and 1996 (Unaudited)

Consolidated Statements of Cash Flows
  for the six-month periods
    ended December 31, 1997 and 1996 (Unaudited)

Notes to Financial Statements                                             6

The financial statements for the six-month period ended December 31, 1997 are unaudited. However, the management of registrant believes that all necessary adjustments (which include only normal recurring adjustments) have been reflected to present fairly the financial position of registrant at December 31, 1997 and the results of its operations and changes in its financial position for the six-month periods ended December 31, 1996 and 1997 and for the period from inception (July 15, 1987).

              [LETTERHEAD OF NEVOSO, PIVIROTTO, PINKHAM & FOSTER]

                         Report of Independent Auditors

Board of Directors
Tirex America, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of Tirex America, Inc. and subsidiary (a development stage company) as of June 30, 1997, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended June 30, 1997 and 1996, and for the cumulative period from July 15, 1987, (date of inception) to June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tirex America, Inc. and subsidiary (a development stage company) at June 30, 1997, and the results of their operations, and their cash flows for the years ended June 30, 1997 and 1996, and for the cumulative period from July 15, 1987 (date of inception) to June 30, 1997, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company is still in the development stage and it cannot be determined at this time that the technology acquired will be developed to a productive stage. The Company's uncertainty as to its productivity and its ability to raise sufficient capital raise substantial doubt about the entity's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                         /s/ Nevoso, Pivirotto, Pinkham & Foster

                                             Nevoso, Pivirotto, Pinkham & Foster
                                             Certified Public Accountants, PA

May 18, 1998
Fairfield, New Jersey

                       TIREX AMERICA, INC. AND SUBSIDIARY
                         (A Developmental Stage Company)
                    Consolidated Balance Sheet June 30, 1997


                                     Assets
Current assets
  Cash and cash equivalents (Note 1)                  $  155,037
  Note receivable (Note 5)                                 9,729
  Employee advances (Note 5)                             185,942
  Sales tax receivable                                    50,284
  R&D Investment tax credit receivable (Note 1)          269,918
  Loan - director (Note 5)                                10,881
                                                      ----------
                                                                     $  681,791
Equipment, at cost, net of accumulated
  depreciation of $5,160 (Note 1)                                        14,794
Other assets
  Equipment development costs (Notes 1 and 9)            783,451
  Deferred start-up costs (Note 1)                        74,683
  Organization costs, net of accumulated
  amortization of $641 (Note 1)                              901
                                                      ----------
                                                                        859,035
                                                                    -----------
                                                                    $ 1,555,620
                                                                    ===========

Liability and Stockholders' Equity (Deficit)
Current liabilities
  Notes payable (Note 3)                              $  122,551
  Accrued expenses (Note 5)                              892,254
  Loan payable (Note 4)                                  200,545
  Deposit payable (Note 5)                               480.000
                                                      ----------
                                                                    $ 1,695,350
Commitments and contingencies
Stockholders' equity (deficit) (Notes 1,3,4 and 5)
  Common stock, $.001 par value, authorized
  50,000,000 shares, issued and
  outstanding, 37,449,972 shares                          37,450
  Additional paid-in capital                           3,584,097
  Deficit accumulated during the development stage    (3,761,277)
                                                      ----------
                                                                       (139,730)
                                                                     -----------
                                                                     $ 1,555,620
                                                                     ===========

                 See Notes to Consolidated Financial Statements

                       TIREX AMERICA, INC. AND SUBSIDIARY
                         (A Developmental Stage Company)
                      Consolidated Statements of Operations
                                   Cumulative

                                                                   Period from
                                                                   July 15, 1987
                                              Year Ended June 30,     (Date of
                                             -------------------   Inception) to
                                             1997          1996    June 30, 1997
                                             ----          ----    -------------
Revenues                                      $--    $    10,000    $    55,976
Cost of sales                                --            4,500         14,352
Gross profit                                 --            5,500         41,624

General and administrative expenses:
  Costs expended in connection with
   securing "Certificate of Need"            --             --          309,000
  Officers' salary (Notes 5 & 7)          160,025        652,935      1,212,410
  Consulting services                     896,591         43,021      1,002,886
  Other salaries                             --             --           42,528
  Professional services                    82,427         34,533        428,476
  Rent (Note 10)                            7,946          9,100        159,981
  Automobile                                 --             --           47,801
  Travel and entertainment                167,758         22,412        251,871
  Telephone                                 6,582          7,399         37,148
  Depreciation and amortization
    (Note 1)                                4,299          3,637         20,600
  Utilities                                  --             --           21,888
  Office expenses                          13,877          6,487         86,312
  Advertising                                --            1,680          6,482
  Miscellaneous                               327          2,189         27,214
  Franchise and other tax                   1,232            443         23,932
  Interest and bank charges
    (Notes 3 and 4)                         8,531          2,088         79,143
  Investor relations                        2,657          4,754          9,514
  Repairs and maintenance                    --             --            6,375
  Contributions                              --             --            1,680
  Insurance                                  --             --            5,018
  Abandonment loss                           --             --           10,000
  Transfer agent                            6,515          3,270         21,104
                                     ------------    -----------    -----------
Total general and administrative
  expenses                              1,358,767        793,948      3,811,363
                                     ------------    -----------    -----------

Operating loss                         (1,358,767)      (788,448)    (3,769,739)
                                     ------------    -----------    -----------

Other income (expenses)
  Income from stock options                  --             --           10,855
  Loss on disposal of equipment            (2,240)          --           (2,240)
  Gain on foreign exchange (Note 1)         1,027         (1,180)           153)
                                     ------------    -----------    -----------
                                           (1,213)        (1,180)         8,462

Net loss                             $ (1,359,980)   $  (789,628)   $(3,761,277)
                                     ============    ===========    ===========

Net loss per common share            $       (.05)   $      (.04)   $      (.25)
                                     ============    ===========    ===========
Weighted average shares of common
  stock outstanding (Note 1)           27,992,502     19,647,590     15,304,512
                                     ============    ===========    ===========

                 See Notes to Consolidated Financial Statements

                       TIREX AMERICA, INC. AND SUBSIDIARY
                         (A Developmental Stage Company)
            Consolidated Statement of Stockholders' Equity (Deficit)

                                                                                        Deficit
                                                                                      Accumulated
                                                        Additional                        During
                                    Common Stock         Paid-in        Subscriptions Developmental
                                 Shares      Amount      Capital          Receivable      Stage         Total
                                 ------      ------      -------          ----------      -----         -----
Balance at July 15, 1987            --     $     --      $     --            $--         $--          $-

Issuance of common stock             500        5,000          --          (1,750)         --           3,250
Net loss for period                 --           --            --         (82,286)      (82,286)
                              ----------   ----------    ----------    ----------    ----------    ----------
Balance at June 30, 1988             500        5,000          --          (1,750)      (82,286)      (79,036)

5,200 for 1 stock split and
 change in par value           2,599,500       (2,400)        2,400          --            --            --
Merger with Concord
 Enterprises, Inc                682,228          682       111,869          --            --         112,551
Net loss for year                   --           --            --            --        (464,284)     (464,284)
Payment received on common
 stock subscribed                   --           --            --           1,750          --           1,750
                              ----------   ----------    ----------    ----------    ----------    ----------
Balance at June 30, 1989       3,282,228        3,282       114,269          --        (546,570)     (429,019)

Exercise of 80,792 warrants
  at $1 per share                 80,792           81        80,711          --            --          80,792
Stock issued for late pay         20,000           20          --            --            --              20
Net loss for year                   --           --            --            --        (359,444)     (359,444)

Balance at June 30, 1990       3,383,020        3,383       194,980          --        (906,014)     (707,651)

Net loss for year                   --           --            --            --        (132,782)     (132,782)
                              ----------   ----------    ----------    ----------    ----------    ----------

Balance at June 30, 1991       3,383,020        3,383       194,980          --      (1,038,796)     (840,433)

Net loss for year                   --           --            --            --         (18,560)      (18,560)
                              ----------   ----------    ----------    ----------    ----------    ----------

Balance at June 30, 1992       3,383,020        3,383                  194,980 --    (1,057,356)     (858,993)

Stock issued for reor-
  ganization                  18,650,000       18,650                  76,155----          --          94,805
Stock issued for services        100,000          100          (100)         --            --            --
Stock issued in exchange
 for warrants                    363,656          364          (364)         --            --            --
Forgiveness of debt                 --           --         728,023          --            --         728,023
Net loss for year                   --           --            --            --        (165,296)     (165,296)
                              ----------   ----------    ----------    ----------    ----------    ----------


Balance at June 30, 1993      22,496,676       22,497                  998,694 --    (1,222,652)     (201,461)

Stock issued                       2,000            2            (2)         --            --            --
Forgiveness of debt                 --           --         149,170          --            --         149,170
Payments received for stock
 previously issued                  --           --         237,430          --            --         237,430
Net loss for year                   --           --            --            --        (179,296)     (179,296)
                              ----------   ----------    ----------    ----------    ----------    ----------

                 See Notes to Consolidated Financial Statements

                       TIREX AMERICA, INC. AND SUBSIDIARY
                         (A Developmental Stage Company)
            Consolidated Statement of Stockholders' Equity (Deficit)

                                                                                             Deficit
                                                                                           Accumulated
                                                              Additional                      During
                                    Common Stock               Paid-in      Subscriptions  Developmental
Total                          Shares            Amount        Capital        Receivable       Stage            Total
-----                          ------            ------        -------        ----------       -----            -----
Balance at June 30, 1994     22,498,676          22,499       1,385,292           --        (1,401,948)          5,843

Revision of common stock    (11,900,000)        (11,900)         11,900           --              --              --
Stock issued for
  Services                    5,592,857           5,592         147,858           --              --           153,450
Forgiveness of Debt             200,000             200          24,300           --              --            24,500
Issuance of Common
  Stock                         402,857             401          21,915           --              --            22,316
Net loss for year                  --              --              --             --          (209,721)       (209,721)
                           ------------    ------------    ------------   ------------    ------------    ------------

Balance at June 30, 1995     16,794,390          16,792       1,591,265           --        (1,611,669)         (3,612)

Stock issued for
  Services                    3,975,662           3,976         509,196           --              --           513,172
Forgiveness of Debt             391,857             392          29,008           --              --            29,400
Issuance of Common
  Stock                         710,833             710          80,161           --              --            80,871
Net loss for year                  --              --              --             --          (789,628)       (789,628)
                           ------------    ------------    ------------   ------------    ------------    ------------

Balance at June 30, 1996     21,872,742          21,870       2,209,630           --        (2,401,297)       (169,797)

Stock issued for
  Services                    5,067,912           5,069         995,370           --              --         1,000,439
Forgiveness and
  Assumption of Debt            251,382             252          43,965           --              --            44,217
Issuance of Common
  Stock                      10,257,936          10,259         355,132           --              --           345,391
Net loss for year                  --              --              --             --        (1,359,980)     (1,359,980)
                           ------------    ------------    ------------   ------------    ------------    ------------
Balance at June 30, 1997   $ 37,449,972    $     37,450      $3,584,097          $--      $ (3,761,277)   $   (139,730)
                           ============    ============    ============                   ============    ============

                 See Notes to Consolidated Financial Statements

                       TIREX AMERICA, INC. AND SUBSIDIARY
                         (A Developmental Stage Company)
                      Consolidated Statements of Cash Flows

                                                                                   Cumulative
                                                                                   Period from
                                                                                 July 15, 1987
                                                                                    (Date of
                                                         Year Ended June 30,      Inception) to
                                                         1997          1996       June 30, 1997
                                                         ----          ----       -------------
Cash flows from operating activities:
  Net loss                                           $(1,359,980)   $  (789,628)   $(3,761,277)
 Adjustments to reconcile net loss to net cash
  provided by operating activities:
  Depreciation and amortization                            4,299          3,637         20,600
  Loss on disposal and abandonment of assets               2,240           --           15,559
  Stock issued in exchange for interest                    4,217           --            4,217
  Stock issued in exchange for services                1,000,441        513,172      1,696,463
 Change in assets and liabilities:
  Increase in employee advances                         (185,942)          --         (185,942)
  Increase in sales tax receivable                       (50,284)          --          (50,284)
  Increase in R&D investment tax credit receivable      (269,918)          --         (269,918)
  Increase in other assets                                  --             --           (6,700)
  Increase in accrued expenses                           656,325        212,171      1,235,243
  Increase in due to stockholders                           --             --          473,191
                                                     -----------    -----------    -----------
  Net cash used in operating activities                 (198,602)       (60,648)      (828,848)
                                                     -----------    -----------    -----------
Cash flows from investing activities:
  Increase in note receivable                             (8,571)          --           (9,729)
  Equipment                                               (5,924)       (14,030)       (53,012)
  Equipment assembly costs                              (606,028)      (116,023)      (783,252)
  Reduction of security deposit                             --            1,600          6,700
  Organization cost                                         --             --           (1,542)
  Deferred start-up costs                                (74,683)          --          (74,683)
                                                     -----------    -----------    -----------
  Net cash used in investing activities                 (695,206)      (128,453)      (915,518)
                                                     -----------    -----------    -----------
Cash flows from financing activities:
  Loan granted to director                               (10,881)          --          (10,881)
  Proceeds from deposit                                  415,000         15,000        480,000
  Proceeds from note payable                              98,551           --          122,551
  Proceeds from loan payable                             200,545         35,000        235,545
  Proceeds from loan payable- stockholders                  --             --           73,013
  Proceeds from issuance of stock options                   --             --           20,000
                                                     -----------    -----------    -----------
Sub-total                                            $   703,215    $    50,000    $   920,228
                                                     -----------    -----------    -----------

                 See Notes to Consolidated Financial Statements

                       TIREX AMERICA, INC. AND SUBSIDIARY
                         (A Developmental Stage Company)
                Consolidated Statements of Cash Flows (continued)

                                                                           Cumulative
                                                                           Period from
                                                                          July 15, 1987
                                                                            (Date of
                                                     Year Ended June 30,  Inception) to
                                                    1997        1996      June 30, 1997
                                                    ----        ----      -------------
Sub-total from prior page                       $  703,215   $   50,000    $  920,228
  Proceeds from issuance of common stock            10,258          711        35,803
  Proceeds from additional paid-in capital         335,132       80,160       943,372
                                                ----------   ----------    ----------
  Net cash provided by financing activities      1,048,605      130,871     1,899,403
                                                ----------   ----------    ----------
Net increase (decrease) in cash                    154,797      (58,230)      155,037
Cash and cash equivalents - beginning of year          240       58,470          --
                                                ----------   ----------    ----------
Cash and cash equivalents - end of year          $155, 037   $      240    $  155,037
                                                ==========   ==========    ==========

Supplemental Disclosure of Non-Cash Activities:
  In 1997 and 1996, the Company recorded an increase in common stock and in additional paid-in capital of $44,217 and $29,400, respectively, which was in recognition of the forgiveness and assumption of debt. In 1997 and 1996, stock was issued in exchange for services performed in the amount of $1,000,441 and $513,172 respectively

  In 1997 the Company exchanged a piece of equipment for forgiveness of a debt in the amount of $2,500

Supplemental Disclosure of Cash Flow Information:

Interest paid                           $   --           $ 2,088         $70,612
                                        ========         =======         =======
Income taxes paid                       $   --           $  --           $  --
                                        ========         =======         =======

                              THE TIREX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                           Consolidated Balance Sheet
                                   (Unaudited)

                                                               March 31

                                                         1998           1997
ASSETS
Current Assets                                       $   305,243    $    10,697
Accounts receivable                                      115,000           --
Notes receivable                                          39,729          1,158
Prepared expenses                                          1,558           --
Employee advances                                         93,199           --
Sales tax receivable                                      46,058           --
Income taxes receivable                                  639,762           --
Total current assets                                   1,240,549         11,855

Fixed Assets, at cost, net of accumulated
depreciation of $12,625                                   36,285         17,681

Other assets
Equipment development costs                              919,118        549,116
Deferred start-up costs                                   96,634           --
Organization costs, net of accumulated
amortization of $795                                         747            984
                                                       1,016,499        550,100
Total Assets                                           2,293,333        579,636

Liabilities and Stockholders= Equity (Deficit)
Current liabilities
Bank indebtedness                                    $   504,689    $      --
Note payable                                              24,000         24,000
Accrued expenses                                         976,050        230,603
Loans Payable                                            479,138         45,796
Deposits payable                                         663,500        190,000
Total current liabilities                              2,647,377        490,399

Convertible subordinated debentures                      445,000           --

Total liabilities                                      3,092,377        490,399

Commitments and contingencies

Stockholders equity (deficit)
Common stock, $.001 par value, authorized
50,000,000 shares, issued and outstanding
47,644,182 shares                                         47,644         28,029
Additional paid-in capital                             4,116,802      3,082,938
Deficit accumulated during the development stage      (4,963,490)    (3,021,730)

                                                        (799,044)        89,237
Total Liabilities and Stockholders Equity            $ 2,293,333    $   579,636

                              THE TIREX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                      Consolidated Statement of Operations
                                   (Unaudited)

                                                    Nine months
                                                      ending                Three months
                                                     March 31              ending March 31,
                                                1998           1997             1998
                                                ----           ----             ----
Revenues                                    $    415,000    $       --      $    415,000

Costs of sales                                   248,082            --           248,082

Gross profit                                     166,918            --           166,918

General and administrative expenses
Officers= salaries                               579,144         382,592         181,923
Consulting services                               79,571          70,771           9,385
Professional services                            211,447          58,761          91,443
Rent                                              29,270           5,056          13,096
Light, heat and power                              3,313            --             3,313
Travel and entertainment                         332,784          65,672         143,239
Telephone                                         12,775           6,031           4,012
Depreciation and amortization                      7,619           2,085           2,833
Office expenses                                   46,545          13,599          12,684
Miscellaneous                                     12,889           2,793          12,889
Franchise and other tax                            4,152            --             1,300
Interest and bank charges                         10,243           6,270           6,545
Investor relations
                                                     756           1,794          (2,073)
Transfer agent                                     7,089           5,009           5,394
Financing fee                                     65,719            --            65,719
Foreign exchange
                                                 (34,185)           --           (18,833)
Total general and administrative expenses
                                               1,369,131         620,433         532,896
Net loss
                                            $ (1,202,213)   $   (620,433)   $   (365,951)
Net loss per common share                   $      (0.03)   $      (0.02)   $      (0.01)

Weighted average shares of common
stock outstanding                           $ 40,866,990    $ 23,907,069    $ 40,866,990

                              THE TIREX CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                      Consolidated statement of cash flows
                                   (Unaudited)

                                                            March 31
                                                       1998           1997
                                                       ----           ----
Cash flows from operating activities:
Net loss                                           $(1,202,213)   $  (620,433)

Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation and amortization                            7,619          2,085
Stocks issued in exchange for services                 403,049

Change in assets and liabilities
Increase in accounts receivable                       (315,000)          --
Decrease in employee advances                           92,743           --
Decrease in sales tax receivable                         4,226           --
Increase in prepaid expenses                            (1,558)          --
Increase in notes receivable                           (30,000)          --
Decrease in loan-director                               10,881           --
Increase (decrease) in accrued expenses                 83,796         (7,826)
Decrease in due to shareholder                            --           (5,000)
Increase in income taxes receivable                   (369,844)          --
Net cash used in operating activities               (1,316,301)       (99,216)

Cash flows from investing activities:
Fixed assets                                           (28,956)        (1,740)
Equipment development costs                           (135,667)      (371,892)
Deferred start up costs                                (21,951)          --
Net cash used in investing activities                 (186,574)    (373,,632)

Cash flows from financing activities:
Repayment of notes  payable                            (98,551)          --
Proceeds form loans payable                            278,593         10,796
Proceeds form deposits payable                         383,500        125,000
Proceeds from issuance of common stocks                139,850        347,509
Proceeds from issuance of convertible debentures       445,000           --
Net cash provided by financing activities            1,148,392        483,305

Net increase (decrease) in cash                       (354,483)        10,457

Cash and cash equivalents-beginning of period          155,037            240

Cash and cash equivalents-end of period            $  (199,446)   $    10,697

                      THE TIREX CORPORATION AND SUBSIDIARY
                          (A Development Stage Company)
                           Consolidated Balance Sheet
                                   (Unaudited)
                                     Assets
                                                        December 31
                                                     1997           1996
                                                     ----           ----
Current Assets
   Cash                                           $      --      $     9,309
   Notes receivable                                    39,729          1,158
   Prepaid expenses                                    18,972           --
   Employee advances                                  157,096           --
   Sales tax receivable                                29,092           --
   Income taxes receivable                            494,918           --
                                                  -----------    -----------
Total current assets                                  739,807         10,467
                                                  -----------    -----------
Equipment, at cost, net of accumulated
 depreciation of $ 9,792                               16,853         16,561
                                                  -----------    -----------
Other assets
   Equipment development costs                      1,032,920        184,482
   Deferred start-up costs                             74,683           --
   Organization costs, net of accumulated
   amortization of $ 795                                  747          1,059
                                                  -----------    -----------
                                                    1,108,350        185,541
                                                  -----------    -----------
Total Assets                                      $ 1,865,010    $   212,569
                                                  ===========    ===========

                 Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
   Bank indebtedness                              $    64,210    $      --
   Note payable                                        24,000         24,000
   Accrued expenses                                   948,616        212,576
   Due to shareholders                                   --            5,000
   Loans payable                                      437,626         80,796
   Deposits payable                                   963,500         65,000
                                                  -----------    -----------
Total current liabilities                           2,437,952        387,372
                                                  -----------    -----------
Commitments and contingencies
Stockholders' equity(deficit)
   Common stock, $.001 par value, authorized
   50,000,000 shares, issued and outstanding
   39,599,182 shares                                   39,599         23,664
   Additional paid-in capital                       3,984,997      2,563,049
   Deficit accumulated during the development
   stage                                           (4,597,538)    (2,761,516)
                                                  -----------    -----------
                                                     (572,942)      (174,803)
                                                  -----------    -----------
Total Liabilities and Stockholders'
  Equity (Deficit)                                $ 1,865,010    $   212,569
                                                  ===========    ===========

                      THE TIREX CORPORATION AND SUBSIDIARY
                          (A Development Stage Company)

                      Consolidated Statement of Operations
                                   (Unaudited)

                                                           December 31
                                                       1997           1996
                                                       ----           ----
Revenues                                          $       --       $       --

Cost of sales                                             --               --
                                                  ------------     ------------
Gross profit                                              --               --
                                                  ------------     ------------

General and administrative expenses
   Officers' salaries                                  397,221          263,524
   Consulting services                                  70,186           30,973
   Professional services                               120,004           24,627
   Rent                                                 16,174            4,114
   Travel and entertainment                            189,545           24,310
   Telephone                                             8,763            2,476
   Depreciation and amortization                         4,786            1,390
   Office expenses                                      33,861            2,867
   Miscellaneous                                          --              1,056
   Franchise and other tax                               2,852             --
   Interest and bank charges                             3,698            1,656
   Investor relations                                    2,829             --
   Transfer agent                                        1,695            3,226
   Foreign exchange                                    (15,353)            --
                                                  ------------     ------------
Total general and administrative expenses              836,261          360,219
                                                  ------------     ------------
Net loss                                          $   (836,261)    $   (360,219)
                                                  ============     ============
Net loss per common share                         $      (0.02)    $      (0.02)
                                                  ============     ============
Weighted average shares of common
   stock outstanding                                38,607,926       22,533,003
                                                                   ============

                 See Notes to Consolidated Financial Statements

                      THE TIREX CORPORATION AND SUBSIDIARY
                          (A Development Stage Company)

                      Consolidated statement of cash flows
                                   (Unaudited)

                                                             December 31
                                                          1997          1996
                                                          ----          ----

Cash flows from operating activities:
   Net loss                                            $(836,261)     $(360,219)

Adjustments to reconcile net loss to net
 cash provided by operating activities:
   Depreciation and amortization                           4,786          1,390
   Stocks issued in exchange for services                403,049        286,898

Change in assets and liabilities
   Decrease in employee advances                          28,846           --
   Decrease in sales tax receivable                       21,192           --
   Increase in prepaid expenses                          (18,972)          --
   Increase in notes receivable                          (30,000)          --
   Decrease in loan-director                              10,881           --
   Increase in accrued expenses                           56,362        (25,853)
                                                       ---------
   Increase in income taxes receivable                  (225,000)
                                                       ---------      ---------
   Net cash used in operating activities                (585,117)       (97,784)
                                                       ---------      ---------
Cash flows from investing activities:
   Equipment                                              (6,691)          --
   Equipment assembly costs                             (249,469)        (7,258)
                                                       ---------      ---------
   Net cash used in investing activities                (256,160)        (7,258)
                                                       ---------      ---------
Cash flows from financing activities:
   Repayment of notes payable                            (98,551)          --
   Proceeds from loans payable                           237,081         45,796
   Proceeds from deposits payable                        483,500           --
   Proceeds from issuance of common stocks                  --           68,315
                                                       ---------      ---------
   Net cash provided by financing activities             622,030        114,111
                                                       ---------      ---------
Net increase (decrease) in cash                         (219,247)         9,069

Cash and cash equivalents-beginning of period            155,037            240
                                                       ---------      ---------
Cash and cash equivalents-end of period                $ (64,210)     $   9,309
                                                       =========      =========


                 See Notes to Consolidated Financial Statements

                      THE TIREX CORPORATION AND SUBSIDIARY
                         (A Developmental Stage Company)

                   Notes to Consolidated Financial Statements

Note  1 -   Summary of Accounting Policies
            Nature of Business

            The Tirex Corporation (the "Company") was incorporated under the laws of the State of Delaware on August 19, 1987. The Company originally planned to provide comprehensive health care services to persons with Acquired Immune Deficiency Syndrome, however due to its inability to raise sufficient capital it was unable to implement its business plan. The Company had been inactive since it ceased operations in November 1990.

            In the Fall of 1992, a group of shareholders lead by Edward Mihal and including 16 other shareholders acting in concert with Mr. Mihal along with Patrick McLaren and George Fattell, individuals without any prior affiliation with the Company, became interested in the Company as an entity potentially suitable for merger or similar transaction with an operating private company seeking to become public in this manner. This group approached the Company's incumbent management with a proposal whereby they agreed to assume management control, make all delinquent filings with the Securities and Exchange Commission, restore service by transfer agent and pay all other expenses required to enable the Company to begin trading its stock and completing a merger or similar transaction.

            In furtherance of the foregoing, on November 5, 1992, J. Richard Goldstein, MD, Peter R. Stratton and Robert Kopsack resigned from their positions as officers and directors of the Company. From June 1989 until the date of such resignations, Dr. Goldstein was the Company's President and Chief Executive Officer, Mr. Stratton was Vice-President, Chief Operating Officer, Secretary and Treasurer, and Mr. Kopsack was the Company's Vice President. In resigning their positions, Dr. Goldstein and Messrs. Stratton and Kopsack acknowledged that they acceded to their respective positions and had received compensation in consideration of their representations that they would, and their best efforts to, implement a business plan for the Company which would encompass, among other things, the establishment and operating of skilled nursing care facilities for patients with Acquired Immune Deficiency Syndrome. Compensation received by Dr. Goldstein and Messrs. Stratton and Kopsack consisted of cash payments, stock issuances, and the grants of stock options and/or stock purchase warrants. As part of their resignations, Dr. Goldstein and Messrs. Stratton and Kopsack each executed releases whereby the Company was released and forever discharged from all debts, obligations, covenants, agreements, contracts, claims or demands in law or in equity, including but not limited to any stock options or stock purchase warrants granted or promised to them, which against the Company, each ever had, or thereafter may have for or by reason of any matter, cause or thing up to and through
            November 5, 1992. Each of Dr. Goldstein and Messrs. Stratton and Kopsack also acknowledged the termination and rescission of their respective employment agreements with the Company to such persons as the Company should direct for the purpose of satisfying certain of the Company's obligations to third parties. In consideration of the resignations and releases executed by Dr. Goldstein and Messrs. Stratton and Kopsack, Edward Mihal and each of the sixteen shareholders of the Company acting in concert with Mr. Mihal executed and delivered reciprocal personal releases to and on behalf of Dr. Goldstein and Messrs. Stratton and Kopsack. In connection with the foregoing resignations, Dr. Goldstein and Messrs. Stratton and Kopsack appointed, as an interim board of directors, Patrick McLaren, George Fattell, and Edward Mihal (the "Interim Management"). It was the goal of the Interim Management to find suitable acquisition and/or development by the Company. On December 29, 1992, Edward Mihal resigned his position as an officer and a director of the Company and Louis V. Muro was appointed as an officer and director of the Company to fill the vacancy created thereby.

                      THE TIREX CORPORATION AND SUBSIDIARY
                         (A Developmental Stage Company)
                   Notes to Consolidated Financial Statements

Note 1 -Summary of Accounting Policies (continued)

Reorganization

On March 26, 1993, the Company entered into an acquisition agreement (the "Acquisition Agreement") with Louis V. Muro, Patrick McLaren and George Fattell, officers and directors of the Company (collectively the "Sellers"), for the purchase of certain technology owned and developed by the Sellers (the "Technology") and extensive and detailed plans (the "Business Plan") for a business which will engage in the exploitation of the Technology. The Technology will be used to design, develop and construct a prototype machine and thereafter a production quality machine for the cryogenic disintegration of used tires. Pursuant to the Acquisition Agreement, Sellers agreed to assign, transfer and sell to the Company all of their right, title and interest in the Technology and Business Plan in exchange for fifteen million nine hundred thousand (15,900,000) shares of the Company's common stock, $.001 par value per share (the "Sellers' Stock") of which eleven million nine hundred thousand (11,900,000) shares were put into escrow. The Business Plan and Technology were developed by the Sellers prior to their affiliation or association with the Company. The Sellers were engaged as the Company's officers and directors for the purpose of implementing the Business Plan with the Technology or such other technology which they believed could reasonably satisfy the requirements of the Business Plan.

            Effective with the March 26, 1993, closing date of the Acquisition Agreement (the "Closing Date"), the Company authorized an increase in the number of directors of the Company from three to six. Pursuant thereto, the Company appointed Messrs. Kenneth Forbes, Nicholas Campagna, and Alfred J. Viscido to fill the vacancies created in the size of the board. As an inducement to Messrs. Forbes, Campagna and Viscido to join the board of directors, the Company issued 250,000 shares of its common stock, $.001 par value to each of them. The Acquisition Agreement also provided for stock issuances in the form of finders fees. Pursuant thereto, the Company issued 300,000 and 1,700,000 shares of its common stock, $.001 par value, to Joseph Territo and Edward Mihal, respectively.

            Effective March 24, 1994, George Fattell resigned as an officer and director of the Company. Per the terms of his resignation any future shares of the Company's common stock issued to Mr. Fattell are to be equally distributed to Louis V. Muro and Patrick McLaren.

            Effective January 18, 1995, Louis V. Muro and Patrick McLaren resign their positions as officers and directors of the Company. In addition to their resignations they acknowledged that none of the requisite performance levels for the release of any of the 11,900,000 escrow shares had been met and renounced all rights to such shares.

            In May of 1995, in order to take advantage of various research and development incentives, the Company and officers of the Company formed a Canadian corporation named 3143619 Canada, Inc. (Tirex Canada). All of the research and development work on the first production model of the TCS-1 System is being completed by Tirex Canada and after the completion of the model, they will manufacture the product.

            On July 11, 1997 the Company's name was changed to The Tirex Corporation.

            Basis of Consolidation

            The consolidated financial statements include the accounts of Tirex America, Inc. and its subsidiary Tirex Canada. All intercompany transactions and accounts have been eliminated in consolidation.

                      THE TIREX CORPORATION AND SUBSIDIARY
                         (A Developmental Stage Company)
                   Notes to Consolidated Financial Statements

Note  1 -   Summary of Accounting Policies (continued)

            Cash and Cash Equivalents

            For purposes of the statement of cash flows all certificates of deposit with maturities of 90 days or less, were deemed to be cash and cash equivalents.

            Equipment Development Costs

            Deferred development costs are stated at cost net of any investment tax credits when there is reasonable assurance that the credits will be realized. Amortization will begin once commercial production of the product has commenced and will be computed based upon the estimated useful life of related products as determined from management's future sales estimates and will not exceed five years from the date of the product's market launching.

            Deferred Start-Up Costs

            Deferred start-up costs represent pre-operating expenses and will be amortized on a straight-line basis over a three year period once commercial operations have commenced.

            Equipment

            Equipment  is  recorded  at  cost  less  accumulated   depreciation.
            Depreciation is provided over the estimated useful lives of the assets by using the straight-line method of depreciation.

            Repairs and maintenance costs are expenses as incurred while additions and betterments are capitalized. The cost and related accumulated depreciation of assets sold or retired are eliminated from the accounts and any gain or losses are reflected in earnings.

            Estimates

            Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

            Organization Costs Organization costs are being amortized on a straight-line basis over a sixty month period.

            Per Share Data

            The primary income (loss) per share was computed on the weighted number of shares of common stock outstanding during the period. Common share equivalents were not included as their inclusion would have been anti-dilutive.

            Income Taxes

            The Company has net operating loss carryovers of approximately $4 million as of June 30, 1997, expiring in the years 2004 through 2011. However, based upon present Internal Revenue regulations governing the utilization of net operating loss carryovers where the corporation has issued substantial additional stock, most of this loss carryover may not be available to the Company.

                   THE TIREX CORPORATION, INC. AND SUBSIDIARY
                         (A Developmental Stage Company)
                   Notes to Consolidated Financial Statements

Note 1 -    Summary of Accounting Policies (continued)

            The Company  adopted  Statement  of Financial  Accounting  Standards
            (SFAS) No. 109, Accounting for Income Taxes, effective July 1993. SFAS No.109 requires the establishment of a deferred tax asset for all deductible temporary differences and operating loss carryforwards. Because of the uncertainties discussed in Note 2, however, any deferred tax asset established for utilization of the Company's tax loss carryforwards would correspondingly require a valuation allowance of the same amount pursuant to SFAS No. 109. Accordingly, no deferred tax asset is reflected in these financial statements.

            The Company has research and development investment tax credits receivable from Canada and Quebec amounting to $269,918.

            Foreign Exchange

            Assets and liabilities of the Company which are denominated in foreign currencies are translated at exchange rates prevailing at the balance sheet date. Revenues and expenses are translated at average rates throughout the year.

Note 2 -    Going Concern

            As shown in the accompanying financial statements, the Company incurred a net loss of $1,359,980 during the year ended June 30, 1997 and as of that date, the Company's current liabilities exceeded its current assets by $1,013,559 and its total liabilities exceeded its total assets by $139,730.

            In March 1993, the Company, which was still in the development stage, developed a new Business Plan. The Company is in the process of constructing a production quality machine for the cryogenic disintegration of used tires. The Company also plans to recycle used tires using ambient temperature disintegration equipment. At June 30, 1997, the Company is still in the development stage. Fees generated from tipping and culling were insufficient to fund the current operations of the Company. All of these factors create an uncertainty about the Company's ability to continue as a going concern.

            The Company is currently in the process of trying to obtain funding needed through a private placement of its securities in an amount of not less than $700,000, which will provide working capital while the Company constructs its cryogenic disintegration machine. The ability of the Company to continue as going concern is dependent on the success of the plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note  3 -   Notes Payable

            The Company has available a line of credit which bears interest at prime plus 3%. Under this line of credit the Company may borrow a maximum of 80% of their receivable balance from FORD-Q and the related Rev Canada receivable. At June 30, 1997, $98,551 was outstanding against this line of credit. The note is collateralized by the receivable from FORD-Q. The prime rate of interest at June 30, 1997 was 4.5%. This line was paid in full in July, 1997.

            The Company also had a note payable in the amount of $24,000 outstanding as of June 30, 1997. The repayment terms were being negotiated as of that time.

                      THE TIREX CORPORATION AND SUBSIDIARY
                         (A Developmental Stage Company)
                   Notes to Consolidated Financial Statements

Note 4 -    Loan Payable

                                                   1997                1996
                                                   ----                ----
            FORD-Q                               $178,806            $     --
            IDEA-SME                               14,493                  --
            IDEA-SME                                7,246                  --
                                                 --------            --------
                                                 $200,545            $     --
                                                 ========            ========

            On April 11, 1996 the Company entered into a loan agreement with the Federal Office of Regional Development - Quebec (FORD-Q) which will be repayable annually over a period of forty-eight months following the completion of the project. The loan is being contributed under the Industrial Recovery Program for South-West Montreal and will be calculated as the lesser of $362,319 or 20% of the eligible costs incurred for the construction of a commercial scale prototype of the cryogenic scrap tire disintegration system. The loan is non-interesting bearing and unsecured. The Company received $178,806 under this program in fiscal 1997.

            On April 30, 1997 the Company received a refundable contribution awarded under the terms of the Program for the Development of Quebec's SME'S (IDEA-SME). The contribution is repayable in amounts equal to 1% of the annual gross sales in Spain and Portugal occurring after June 1, 1997. $14,493 was received under this program in fiscal 1997.

            On March 26, 1997, the Company received a refundable contribution for the preparation of market development studies for India under the Quebec SME development assistance program (IDEA-SME). The maximum contribution is $14,493 based on 50% of the approved eligible costs. The contribution is repayable in amounts equal to 1% of the annual gross sales in India occurring after June 1, 1997. As of June 30, 1997, the Company had received $7,246 under this program.

            On June 6, 1997, the Company entered into an agreement under the Quebec SME development assistance program (IDEA-SME) to receive a refundable contribution for market development activities for the Iberian Peninsula. The maximum contribution is $68,841 , based on 50% of approved eligible costs. The contribution is repayable in amounts equal to 1.5% of the annual gross sales in Spain and in Portugal occurring after June 1, 1998 less amounts repaid through the amounts noted in the April 30, 1997 agreement.

Note 5 -    Related Party Transactions

            In 1994, a stockholder loaned the Company $5,000. This loan was converted to common stock and additional paid-in capital during the year ended June 30, 1997.

            On July 22, 1994, 3,000,000 shares of Tirex America, Inc. were released from escrow and issued to Louis V. Muro and Patrick McLaren (1,500,000 shares each) in accordance with the terms and provisions of the Acquisition Agreement dated March 26, 1993.

            The Company has entered into employment agreements with all of its executive officers and with its in-house corporate counsel. In addition to the employment services, the officers agree not to compete with the Company for the two year period following the termination of employment. If an officer is terminated other than for cause or for "good reason", the terminated officer will be paid twice the amount of their base salary for twelve months.

                      THE TIREX CORPORATION AND SUBSIDIARY
                         (A Developmental Stage Company)
                   Notes to Consolidated Financial Statements

Note 5 -    Related Party Transactions (continued)

            Included in accrued expenses at June 30, 1997 is $366,462 of salary to officers which the company subsequently issued common stock for. The Company advanced funds to its officers and directors during the year ended June 30, 1997 in the amount of $185,942. These will be repaid during the year ending June 30, 1998.

            At June 30, 1997 and 1996, the Company had notes receivable from various officers in the amount of $9,729 and $1,158, respectively. At June 30, 1997 the Company had a loan receivable from a director for $10,881. All of these notes and loans are non-interest bearing and will be repaid during the year ending June 30, 1998.

            During the year ended June 30, 1997, a director of the Company paid a debt of $39,217 on behalf of the Company in exchange for stock and additional paid-in-capital.

            Deposits payable include an amount of $455,000 which are payable to companies which are owned by a director of the Company.

Note 6 -    Forgiveness of Debt

            In 1997 and 1996, the Company recorded increases in common stock and additional paid-in capital of $5,000 and $29,400, respectively, which was in recognition of the forgiveness of debt by certain related parties of the Company.

Note 7 -    Common Stock

            During the years ended June 30, 1997 and 1996, the Company issued common stock to individuals for services performed and forgiveness of debt totaling $1,044,657 and $542,572, respectively. Included in these amounts are payments to officers of the Company in exchange for salary in the amount of $786,526 and $502,756, respectively. The dollar amounts assigned to such transactions have been recorded at the fair value of the services received, because the fair value of the services received was more evident than the fair value of the stock surrendered.

Note 8 -    Stock Option

            On May 19, 1995, the Company sold to a director of the Company an option to purchase 20,000 shares of Cumulative Convertible Preferred Stock at an exercise price of $10 per share, exercisable during the two year period beginning May 19, 1995, and ending May 18, 1999. The director paid $20,000 for the option. The terms of the Preferred Stock purchasable under the option call for cumulative cash dividends at a rate of $1.20 per share and conversion into shares of common stock. The conversion to common stock ratio varies depending on when the conversion is made. At June 30, 1997, the option has not been exercised.

Note 9 -    Government Assistance

            The Company has entered into an agreement with Recyc-Quebec for financial assistance covering 50% of certain defined costs incurred in developing the cryogenic scrap tire disintegration system to a maximum of $54,348. $36,500 has been received during the year and this amount has reduced the equipment development costs on the balance sheet.

                      THE TIREX CORPORATION AND SUBSIDIARY
                         (A Developmental Stage Company)
                   Notes to Consolidated Financial Statements

Note 10 -   Commitments

            The Company has entered into a property lease agreement, with a term from July 1, 1997 to June 30, 2000. The Company has an option to renew this lease for an additional three years. Minimum rentals in each of the next three years is as follows:


                     1998                              $ 18,967
                     1999                                18,967
                     2000                                18,967
                                                       --------
                                                       $ 56,901
                                                       ========
Note 11 -   Contingency

            The Company is a defendant in an action which commenced on June 18, 1997 entitled Great American Commercial Funding Corp. vs. Tirex America, Inc. The Company agreed to pay the plaintiff a placement fee of $250,000 and to grant them an option to acquire 400,000 shares of the company's common stock at a price of $.01 per share in the event that the plaintiff succeeded in obtaining financing acceptable to the Company. The amount and terms of the financing are not mentioned in the documents. The plaintiff recommended an equipment lease financing company who in turned introduced the Company to one of their customers. The customer ultimately entered into a lease financing arrangement with Tirex America, Inc. Because the advances made to the Company pursuant to that lease financing arrangement did not constitute the type of financing originally contemplated, the Company believes it has no financial obligation to the plaintiff. The Company and its litigation counsel believe that the plaintiffs complaint is without merit and that the Company will prevail in this litigation.

Note 12 -   Subsequent Event

            Subsequent to the year end, the Company received an additional $99,888 under the FORD-Q Industrial Recovery Program and $41,304 under the Program for the Development of Quebec SME'S.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Registrant's Certificate of Incorporation and its Bylaws provide for the indemnification by the Registrant of each director, officer and employee of the Registrant to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended. Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

      In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

      The Registrant's Certificate of Incorporation provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102(b)(7) of the Delaware General Corporation Law provides that a provision so limiting the personal liability of a director shall not eliminate or limit the liability of a director for, among other things: breach of the duty of loyalty; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; unlawful payment of dividends; and transactions from which the director derived an improper personal benefit.

      The Registrant has entered into separate but identical indemnity agreements (the "Indemnity Agreements") with each director of the Registrant and certain officers of the Registrant (the "Indemnitees"). Pursuant to the terms and conditions of the Indemnity Agreements, the Registrant indemnified each Indemnitee against any amounts which he or she becomes legally obligated to pay in connection with any claim against him or her based upon any action or inaction which he or she may commit, omit or suffer while acting in his or her capacity as a director and/or officer of the Registrant or its subsidiaries, provided, however, that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action, had no reasonable cause to believe Indemnitee's Conduct was unlawful.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table itemizes the expenses incurred by the Registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates except the Securities and Exchange Commission registration fee, the NASD filing fee and the American Stock Exchange fee:

Registration fee-Securities and Exchange Commission ...........       $ 2,532.11
Blue sky fees and expenses, including legal fees ..............         7,000
Printing and Photocopying .....................................        10,000
                                                                       ---------
  Total .......................................................        19,532.11

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

      During the three year period preceding the date of this Prospectus, Registrant made the following sales of its common stock, $.001 par value, per share ("Common Stock") without registration under the Securities Act of 1933, as amended (the "Securities Act"). The following sets forth information respecting the dates, class of purchasers, and consideration involved in such sales and the bases for Registrant's claim that all such sales were exempt from the registration provisions of Section 5 of the Securities Act.

      All sales of unregistered securities made by Registrant since February 16, 1995 are described below. In addition, of these sales, those which were made between July 1, 1996 and December 31, 1997 have also been reported in Item 2 of
Part 2 of Registrant's quarterly reports on Forms 10-QSB for the fiscal quarters ended September 30, 1996, March 31, 1997, and December 31, 1997; Item 5 of Registrant's annual report on Form 10-KSB, for the fiscal year ended June 30, 1997; and Item 9 of Registrant's current reports on Forms 8-K, dated (i) January 10, 1997, filed with the Commission (on paper) on January 24, 1997 (with a confirming copy filed electronically on February , 1997) and (ii) February 5, 1997, filed with the Commission on February 20, 1997.

      Registrant believes that the following stock issuances do not constitute a single financing plan of the Registrant because they were issued for purposes and for different types of consideration, as follows:

1. Shares Issued Pursuant to Written Employment Agreements in Lieu of Unpaid Cash Compensation Due Thereunder

      The following sales consisted of stock issuances made for no cash compensation at various times to a total of five individuals, who were or are officers and employees of Registrant, under the terms of their respective employment agreements, in lieu of cash compensation. Such stock issuances were necessitated by Registrant's inability to meet its financial obligations under its employment agreements with such persons. All such employment agreements constituted "Employee Benefit Plans" as that term is defined in Rule 405 of the Securities Act. With respect to such issuances, the shares, at the time they were issued, had no or only very minimal actual market value and the actual potential market value of such shares, if any, was at such dates, and as at the date hereof remains, highly contingent upon, and subject to, extremely high risks including but not limited to the following factors: (I) the very early stage of development of Registrant's business; (ii) Registrant's lack of sufficient funds to implement its business plan and the absence of any commitments from potential investors to provide such funds; (iii) the absence of a reliable, stable, or substantial trading market for such shares; (iv) the restrictions on transfer arising out of the absence of registration of such shares; and (v) the uncertainty respecting Registrant's ability to continue as a going concern. With respect to certain of the following stock issuances, because of the extremely limited resources of Registrant in terms of personnel as well as funds, the recipients of the shares were members of the board of directors or the executive committee of the board of directors which approved the issuances. Such circumstances notwithstanding, Registrant believes that, in light of the highly contingent value, if any, of Registrant's shares and the fair market value of the services provided by such persons as consideration for the said shares, the terms of such issuances were better than

Registrant could have obtained in arm's length transactions. These sales are claimed to have been exempt from registration under the Securities Act pursuant to Section 4(2) thereof, as more fully described below.

      Such issuances consisted of the following:

      1.1 On June 1, 1995, In consideration of unpaid executive services in the respective amounts of $93,750 and $56,250, rendered under the terms of their respective employment agreements during the four and one-half month period which commenced on January 18, 1995 and ended on May 31, 1995, Registrant issued
1,339,286 shares of Common Stock to Terence C. Byrne and 803,571 shares to Frances Katz Levine valued at $.07 per share, which value was equal to 50% of the average of the bid and ask price for the Common Stock during the sixty-day period preceding June 1, 1995, as traded in the over-the-counter market and quoted in the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. (the "OTC Bulletin Board").

      1.2 On July 25, 1995, In consideration of unpaid executive services in the respective amounts of $41,666.67 and $25,000, rendered under the terms of their respective employment agreements during two-month period which commenced on June 1, 1995 and ended on July 31, 1995, Registrant issued 277,778 shares of Common Stock to Terence C. Byrne and 166,667 shares to Frances Katz Levine at a per share price of $.15 per share, which value was equal to 50% of the average of the bid and ask price for the Common Stock during the nine-day period preceding July 25, 1995, as traded in the over-the-counter market and quoted in the OTC Bulletin Board.

      1.3 On November 15, 1995, in consideration of unpaid executive services and unreimbursed expenses rendered under their respective employment agreements and paid by such persons for the account and on behalf of Registrant, during the three and one-half month period which commenced on August 1, 1995 and ended on November 15, 1995, Registrant issued shares of its Common Stock to Terence C. Byrne, who was then, as currently, Registrant's president, and to Frances Katz Levine, who was at that time, an officer and director of Registrant. These issuances were valued at $.15 per share, which value was equal to 50% of the average of the bid and ask price for the Common Stock during the two weeks preceding November 15, 1995, as traded in the over-the-counter market and quoted in the OTC Bulletin Board, as follows:

                                             Amount of               No. of
                                         Salary & Expenses           Shares
               Name                             Owed                 Issued
               ----                             ----                 ------
          Terence C. Byrne                     $66,917               446,112
          Frances Katz Levine                   43,750               291,667

      1.4 On January 1, 1996, in consideration of unpaid executive services and unreimbursed expenses rendered under the terms of their respective employment agreements paid by such persons for the account and on behalf of Registrant, during the one and one-half month period which commenced on November 16, 1995 and ended on December 31, 1995, Registrant issued shares of its Common Stock to Terence C. Byrne, who was then, as currently, Registrant's president, and to Frances Katz Levine, who was at that time, an officer and director of Registrant. These issuances were valued at $.11 per share, which value was equal to 50% of the average of the bid and ask price for the Common Stock during the period when such unpaid salaries and expenses were incurred, as traded in the over-the-counter market and quoted in the OTC Bulletin Board, as follows:

                                             Amount of               No. of
                                        Salary & Expenses            Shares
               Name                            Owed                  Issued
               ----                            ----                  ------
          Terence C. Byrne                    $31,250                284,091
          Frances Katz Levine                  18,750                170,455

      1.5 On April 2, 1996, in consideration of unpaid executive services rendered under the terms of his employment agreement by John L. Threshie, Jr. during the two and one-half month period which commenced on January 1, 1996, and ended on March 31, 1996, Registrant issued shares of its Common

Stock to Mr. Threshie valued at $.11 per share, which value was equal to 50% of the average of the bid and ask price for the Common Stock during the period when such services were rendered, as traded in the over-the-counter market and quoted in the OTC Bulletin Board.

           1.6. On July 12, 1996, in consideration of unpaid executive services and unreimbursed expenses rendered under the terms of their respective employment agreements and paid by such persons for the account and on behalf of Registrant, during the three month period which commenced on April 1, 1996 and ended on June 30, 1996, Registrant issued shares of its Common Stock to Terence
C. Byrne, who was then, as currently, Registrant's president, Louis V. Muro, who was then, as currently, Registrant's vice-president of Engineering, and to Frances Katz Levine, who was at that time, an officer and director of Registrant. These issuances were valued at $.1983 per share, which value was equal to 50% of the average of the bid and ask price for the Common Stock during the period when such unpaid salaries and expenses were earned and incurred, as traded in the over-the-counter market and quoted in the OTC Bulletin Board, as follows:
                                           Amount of                 No. of
                                      Salary & Expenses              Shares
               Name                          Owed                    Issued
               ----                          ----                    ------
          Terence C. Byrne                  $55,711                 280,943
          Frances Katz Levine                37,500                 189,107
          Louis V. Muro                      31,592                 161,120

      1.7 On September 30, 1996, in consideration of unpaid executive services and unreimbursed expenses rendered under the terms of their respective employment agreements and paid by such persons for the account and on behalf of Registrant, during the three-month period which commenced on July 1, 1996 and ended on September 30, 1996, Registrant issued shares of its Common Stock to Terence C. Byrne, who was then, as currently, Registrant's president, Louis V. Muro, who was then, as currently, Registrant's vice-president of Engineering, and to Frances Katz Levine, who was at that time, an officer and director of Registrant. These issuances were valued at $.157 per share, which value was equal to 50% of the average of the bid and ask price for the Common Stock during the period when such unpaid salaries and expenses were earned and incurred, as traded in the over-the-counter market and quoted in the OTC Bulletin Board, as follows:

                                           Amount of                 No. of
                                      Salary & Expenses              Shares
               Name                          Owed                    Issued
               ----                          ----                    ------
          Terence C. Byrne                   $51,769                 329,738
          Frances Katz Levine                 31,062                 197,847
          Louis V. Muro                       29,324                 186,777

      1.8 On September 30, 1996, in consideration of unpaid executive services and unreimbursed expenses, in the aggregate amount of $21,843, rendered under the terms of his employment agreement and paid by John L. Threshie, Jr. for the account and on behalf of Registrant, during the six-month period which commenced on April 1, 1996 and ended on September 30, 1996, Registrant issued 123,407 shares of its Common Stock to Mr. Threshie, who was then, as currently, Registrant's vice-president of Operations, at a value of $.177 per share, which value was equal to 50% of the average of the bid and ask price for the Common Stock during the period when such unpaid salaries and expenses were earned and incurred, as traded in the over-the-counter market and quoted in the OTC Bulletin Board.


      1.9 On January 17, 1997, in consideration of unpaid executive services and unreimbursed expenses rendered under the terms of their respective employment agreements and paid by such persons for the account and on behalf of Registrant, during the three-month period which commenced on October 1, 1996 and ended on December 31, 1996, Registrant issued shares of its Common Stock to Terence C. Byrne, who was then, as currently, Registrant's president, Louis V. Muro, who was then, as currently, Registrant's vice-president of Engineering, Frances Katz Levine, who had served as an officer and director of Registrant until December 22, 1996, when she resigned from such positions and was appointed as Registrant's corporate and securities counsel, and to John L. Threshie, Jr., who was then, as currently, Registrant's vice-president of Operations,. These issuances were valued at $.1433 per share, which value was equal to 50% of the average of the bid and ask price for the Common Stock during the period when such unpaid salaries and expenses were earned and incurred, as traded in the over-the-counter market and quoted in the OTC Bulletin Board, as follows:

                                             Amount of               No. of
                                         Salary & Expenses           Shares
               Name                            Owed                  Issued
               ----                            ----                  ------
          Terence C. Byrne                    $40,966                285,876
          Frances Katz Levine                  33,466.55             233,402
          Louis V. Muro                        23,910                166,853
          John L. Threshie, Jr.                12,074.46              84,260

      1.10 On April 28, 1997, in consideration of unpaid executive services and unreimbursed expenses rendered under the terms of their respective employment agreements and paid by such persons for the account and on behalf of Registrant, during the three-month period which commenced on January 1, 1997 and ended on March 31, 1997, Registrant issued shares of its Common Stock to Terence C. Byrne, who was then, as currently, Registrant's president, Louis V. Muro, who was then, as currently, Registrant's vice-president of Engineering, Frances Katz Levine, Registrant's corporate and securities counsel, and to John L. Threshie, Jr., who was then, as currently, Registrant's vice-president of Operations,. These issuances were valued at $.214 per share, which value was equal to 50% of the average of the bid and ask price for the Common Stock during the period when such unpaid salaries and expenses were earned and incurred, as traded in the over-the-counter market and quoted in the OTC Bulletin Board, as follows:

                                           Amount of                 No. of
                                       Salary & Expenses             Shares
               Name                           Owed                   Issued
               ----                           ----                   ------

          Terence C. Byrne                   $41,836                 195,495
          Frances Katz Levine                 30,554                 142,776
          Louis V. Muro                       22,732                 106,224
          John L. Threshie, Jr.                1,934                   9,037

      1.11 On April 28, 1997, in consideration of unpaid executive services rendered under the terms of her employment agreement by Vijay Kachru during the seven-month period which commenced on September 1, 1996, and ended on March 31, 1997, Registrant issued shares of its Common Stock to Vijay Kachru at values equal to 50% of the average of the bid and ask price for the Common Stock during the periods when such services were rendered, as traded in the over-the-counter market and quoted in the OTC Bulletin Board, as follows:

             Period for
            Which Shares                 Price Per                No. Of
             are Issued                    Share                  Shares
             ----------                    -----                  ------
           Sept 1, 1996
              through
           Sept 30, 1996                  US $0.169               32,396

           Quarter ended
           Dec 31, 1996                  US $0.1433               68,520

           Quarter ended
           March 31, 1997                 US $0.214               31,383

      1.12 On July 7, 1997, in consideration of unpaid executive services and unreimbursed expenses rendered under the terms of their respective employment agreements and paid by such persons for the account and on behalf of Registrant, during the three-month period which commenced on April 1, 1997 and ended on June 30, 1997, Registrant issued shares of its Common Stock to Terence C. Byrne, who was then, as currently, Registrant's president, Louis V. Muro, who was then, as currently, Registrant's vice-president of Engineering, Frances Katz Levine, Registrant's corporate and securities counsel, John L. Threshie, Jr., who was then, as currently, Registrant's vice-president of Operations, and Vijay Kachru, Registrant's vice-president of Market Development. These issuances were valued at $.166 per share, which value was equal to 50% of the average of the bid and ask price for the Common Stock during the period when such unpaid salaries and expenses were earned and incurred, as traded in the over-the-counter market and quoted in the OTC Bulletin Board, as follows:

                                           Amount of                 No. of
                                      Salary & Expenses              Shares
               Name                          Owed                    Issued
               ----                          ----                    ------
        Terence C. Byrne                   $92,497                  319,108
        Frances Katz Levine                 56,754                  250,843
        Louis V. Muro                       41,610                  135,686
        John L. Threshie, Jr.                5,433                   19,915
        Vijay Kachru                        13,115                   35,572


      1.13 On December 15, 1997, in consideration of unpaid executive services and unreimbursed expenses rendered under the terms of their respective employment agreements and paid by such persons for the account and on behalf of Registrant, during the five-month period which commenced on July 1, 1997 and ended on November 30, 1997, Registrant issued shares of its Common Stock to Terence C. Byrne, who was then, as currently, Registrant's president, Louis V. Muro, who was then, as currently, Registrant's vice-president of Engineering, Frances Katz Levine, Registrant's corporate and securities counsel, John L. Threshie, Jr., who was then, as currently, Registrant's vice-president of Operations, and Vijay Kachru, Registrant's vice-president of Market Development. These issuances were valued at $.275 per share, which value was equal to 100% of the average of the bid and ask price for the Common Stock during the period when such unpaid salaries and expenses were earned and incurred, as traded in the over-the-counter market and quoted in the OTC Bulletin Board, as follows:

                                           Amount of                 No. of
                                      Salary & Expenses              Shares
               Name                          Owed                    Issued
               ----                          ----                    ------
          Terence C. Byrne                 $52,972                  336,353
          Frances Katz Levine               41,640                  206,379
          Louis V. Muro                     22,524                  151,309
          John L. Threshie, Jr.              3,140                   24,000
          Vijay Kachru                       5,905                   47,692

      1.14 On April 15, 1998, in consideration of unpaid executive services and unreimbursed expenses rendered under the terms of their respective employment agreements and paid by such persons for the account and on behalf of Tirex, during the four-month period which commenced on December 1, 1997 and ended on March 31, 1998, Tirex issued shares of its Common Stock to its four executive officers and its corporate counsel. These issuances were valued at $0.1399 per share, which value was equal to 50% of the average of the bid and ask price for the Common Stock during the period when such unpaid salaries and expenses were earned and incurred, as traded in the over-the-counter market and quoted in the OTC Bulletin Board, as follows:

                                           Amount of                 No. of
                                      Salary & Expenses              Shares
               Name                          Owed                    Issued
               ----                          ----                    ------
          Terence C. Byrne                  $59,183                  423,038
          Frances Katz Levine                45,191                  323,023
          Louis V. Muro                      33,200                  237,312
          John L. Threshie, Jr.               6,167                   44,081
          Vijay Kachru                        9,450                   67,548

      1.15 On April 15, 1998, Tirex issued shares of its common stock in order to correct an error, made on December 15, 1997 in the price at which shares were issued to four of its executive officers and its corporate counsel in consideration of unpaid executive services and unreimbursed for the five-month period which commenced on July 1, 1997 and ended on November 30, 1997. The December 15, 1997 error consisted of issuing shares at a value of $.275 per share, which value was equal to the average of the bid and ask price for the Common Stock during the period when such unpaid salaries and expenses were earned and incurred. It is the policy of Tirex, and the board of directors had approved, that shares issued for such purposes should be valued of 50% of market value. Therefore the shares should have been issued at a value of $.1375 per share instead of $.275 per share. Accordingly, on April 15, 1998, Tirex authorized the issuance of additional shares to correct such error, as follows:


======================================================================================================
                                   No. Of Shares        No. of Shares Which      No. of Shares Issued
                                 Erroneously Issued       Would Have Been        On April 15, 1998 to
               Name                 at $.275 per        Correctly Issued at        Correct Dec. 15,
                                       Share                  $0.1375                 1997 Error
------------------------------------------------------------------------------------------------------
         Terence C. Byrne             336,353                 672,705                   336,352
------------------------------------------------------------------------------------------------------
          Louis V. Muro               151,309                 302,618                   151,309
------------------------------------------------------------------------------------------------------
      John L. Threshie, Jr.            19,756                  39,512                    15,512
------------------------------------------------------------------------------------------------------
           Vijay Kachru                47,691                  95,382                    47,690
------------------------------------------------------------------------------------------------------
       Frances Katz Levine            206,379                 412,758                   206,379
======================================================================================================

      1.16 On April 20, 1998, in consideration of unpaid executive services an unreimbursed expenses rendered under the terms of his employment agreements and paid by him for the account and on behalf of Tirex, during the six and one half-month period which commenced on June 15, 1997 and ended on December 31, 1997, Tirex issued 597,966 shares of its Common Stock to Alan Crossley, Tirex's Managing Director of European Market Development. For purposes of such issuance, the shares were valued at $0.1475 per share, which value was equal to 50% of the average of the bid and ask price for the Common Stock during the period when such unpaid salary and expenses were earned and incurred, as traded in the over-the-counter market and quoted in the OTC Bulletin Board, as follows:

2. Shares Issued Under Written Consulting Agreements In Lieu of Unpaid Cash Compensation Due Thereunder

      Two sales consisted of stock issuances made on two occasions to Louis V. Muro, who served as an engineering consultant to Registrant between January 18, 1995 and December 31, 1995, under the terms of a consulting agreement, in lieu of cash compensation due thereunder. Such stock issuances were necessitated by Registrant's inability to meet its financial obligations under such employment agreements. These sales are claimed to have been exempt from registration under the Securities Act pursuant to Section 4(2) thereof, as more fully described below.

      Such Issuances consisted of:

      2.1 On November 15, 1995, in consideration of unpaid consulting services and unreimbursed expenses rendered under the terms of his consulting agreement and paid by Louis V. Muro for the account and on behalf of Registrant, during the five and one-half month period which commenced on January 18, 1995, and ended on June 30, 1995, Registrant issued shares of its Common Stock to Louis V. Muro, who was at that time, a consultant to Registrant. This issuance was valued at $.15 per share, which value was equal to 50% of the average of the bid and ask price for the Common Stock during the two weeks preceding November 15, 1995, as traded in the over-the-counter market and quoted in the OTC Bulletin Board.


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

      2.2 On January 1, 1996, in consideration of unpaid consulting services and unreimbursed expenses rendered and paid by Louis V. Muro for the account and on behalf of Registrant, during the six month period which commenced on July 1, 1995, and ended on December 31, 1995, Registrant issued shares of its Common Stock to Louis V. Muro, who was at that time, a consultant to Registrant. This sale was made at the following values: $.15 per share for consulting fees due to Mr. Muro for the three month period ended September 30, 1995 and $.11 per share for consulting fees due to Mr. Muro for the three month period ended December 31, 1995, as follows:

                                      Amount of
                                   Consulting Fees                 No. of
                                  and Expenses owed               Shares to
  Quarter Ended                      for Quarter                 Be Issued
  -------------                      -----------                 ---------
 September 30, 1995                     $37,500                    250,000
 December 31, 1995                       37,500                    340,910
                                                                   -------

3.  Shares Issued As Sole Compensation For Previously Rendered Services

      The following sale consisted of a stock issuance made for no cash consideration Louis V. Muro, for previously rendered and uncompensated services and unreimbursed disbursements. This sale is claimed to have been exempt from registration under the Securities Act pursuant to Section 4(2) thereof, as more fully described below.

      On January 17, 1997, in consideration of unpaid consulting services and unreimbursed expenses rendered and paid by Louis V. Muro for the account and on behalf of Registrant, during the approximately two years and three months when Mr. Muro had served as secretary of Registrant (from December 29, 1992 until March 1994) and as president of Registrant (from March 1994 until January 18,
1995),(9) Registrant issued 1,113,636 shares of Common Stock to Mr. Muro at a negotiated value of $.275 per share, which value was equal to 150% of the average of the high and low bid prices of such stock, as traded in the over-the-counter market and quoted in the OTC Bulletin Board during the calendar years of 1993 and 1994.(10) Determination of the value of the consideration paid by Mr. Muro was made on the following basis: Mr. Muro received no compensation for any of the above described services, but served on the basis of an understanding that he would be fairly and equitably compensated. On January 17, 1997, Registrant's board of directors, through its executive committee, of which Mr. Muro is a member, resolved that it would be fair and equitable for Mr. Muro to be compensated for services rendered prior to January 18, 1995 at the same rate as he had been entitled to receive for his services since such date. Calculated on the foregoing basis, Mr. Muro would have been entitled to payment of three hundred and six thousand, two hundred fifty dollars ($306,250) in respect of his pre-1995 services, which funds were not available to Registrant. Mr. Muro agreed to accept as compensation in full for all services rendered by him to Registrant and for all unreimbursed disbursements made by him for or on behalf of Registrant prior to January 18, 1995, shares of Common Stock valued, as noted above, at 150% of market prices of the Common Stock during the period in which such services were performed.

--------
(9) Mr. Muro resigned his positions as an officer and director of Registrant on January 18, 1995 and served as a consultant to Registrant until January 1, 1996 when he was appointed as vice president of engineering and a director.

(10) Registrant's stock was traded only sporadically during such time, calculations were therefore based upon the fifteen months during 1993 and 1994 when actual trading took place and for which it was possible to obtain information.


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

4. Directors Shares Issued In Consideration of Agreements to Join Registrant's Board of Directors

      Two sales consisted of stock issuances made on two occasions to directors of Registrant in consideration of their agreeing to join Registrant's board of directors. These sales are claimed to have been exempt from registration under the Securities Act pursuant to Section 4(2) thereof, as more fully described below. They consisted of the following:

      4.1. On February 16, 1995, in consideration for his agreeing to serve as a member of Registrant's Board of Directors, Registrant issued one hundred thousand (100,000) shares of its common stock, .$001, par value per share ("Common Stock") to John Hartley, at par.

      4.2. On June 1, 1995, in consideration for his agreeing to serve as a member of Registrant's Board of Directors and as vice president of operations of Registrant, and to serve as such without cash compensation until such time as this corporation shall have sufficient cash flow to pay such compensation, and for services rendered during to Registrant prior to June 1, 1995, Registrant issued two hundred fifty thousand (250,000) shares of Common Stock, to John L. Threshie, Jr., at par.


5. Shares Issued In Settlement of Previously Outstanding Debts For Services Rendered

      Eight sales consisted of stock issuances made for no cash consideration in settlement of previously outstanding debts billed to Registrant for services rendered. These sales are claimed to have been exempt from registration under the Securities Act pursuant to Section 4(2) thereof, as more fully described below. They consisted of the following:

      5.1 On July 1, 1995, Registrant made the following issuances in settlement of unpaid debts to unrelated vendors of various services, at individually negotiated values, as follows:

      (a) for engineering consulting services, in the amount of $3,000.00, Registrant issued 20,000 shares of its Common Stock to Nicholas Campagna at a value of $.15 per share.

      (b) for transportation and waste disposal services, in the amount of $6,000.00, Registrant issued 20,000 shares of its Common Stock to John Haydu at a value of $.30 per share.

      (c) for rubber crumb sales brokerage services, in the amount of $500.00, Registrant issued 3,000 shares of its Common Stock to Burton Klein at a value of $.1667 per share.

      (d) for rubber crumb sales brokerage services, in the amount of $500.00, Registrant issued 3,000 shares of its Common Stock to Burton Klein at a value of $.1667 per share.

      (e) for mechanical services in the amount of $6,000.00, Registrant issued 80,000 shares of its Common Stock to Rudolph Miller at a value of $.075 per share.

      5.2 On August 3, 1995, in settlement of an unpaid debt in the amount of $5,400 for transportation and disposal services, Registrant issued 18,000 shares of Common Stock to Paul Masser at a negotiated value of $.30 per share.

      5.3 On October 20, 1995, in settlement of an unpaid debt in the amount of $25,000 for accounting services, Registrant issued 200,000 shares of Common Stock to Nathan Berkowitz at a negotiated value of $.125 per share.

      5.4 On May 10, 1996, Registrant issued 175,000 shares of Common Stock to Bernard D'Andrea, in settlement of a dispute respecting unreimbursed expenses and uncompensated services, incurred and performed on behalf of Registrant by Mr. D'Andrea from August, 1992 through September, 1993, when he served as an officer and director Registrant. Under the terms of the settlement agreement, Registrant and Mr. D'Andrea acknowledged and agreed that the unreimbursed expenses incurred by Mr. D'Andrea during such period aggregated to not less than $8,000 and that Registrant's former management had agreed to issue to Mr. D'Andrea an aggregate of $300,000 shares as consideration for such services and unreimbursed expenses, but that such shares had never been issued.


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

6. Shares Issued In Settlement of Previously Outstanding Debts For Loans To Registrant

      Two sales consisted of stock issuances made in settlement of previously outstanding debts. These sales are claimed to have been exempt from registration under the Securities Act pursuant to Section 4(2) thereof, as more fully described below. They consisted of the following:

      6.1 On July 3, 1995, in consideration of an unpaid debt owed to its president, Terence C. Byrne, incurred in connection with the formation and initial capitalization of 3143619 Canada Inc. ("Tirex Canada"), Registrant issued to Mr. Byrne 142,857 shares of Common Stock at a value of $.07 per share, which value was equal to 50% of the average of the bid and ask price for the Common Stock during the 45 day period preceding July 3, 1995, as traded in the over-the-counter market and quoted in the OTC Bulletin Board.

      6.2 On January 17, 1997, Registrant issued 41,667 shares of its Common Stock to Alfred Viscido at an individually negotiated aggregate purchase value of $5,000 in settlement of a previously outstanding loan in such amount, on which Registrant had defaulted. Mr. Viscido had made such loan to Registrant in May of 1994. Pursuant to the aforesaid settlement, Mr. Viscido agreed to forego all interest on such loan and to accept in full satisfaction of such debt 41,667 shares of Common Stock.

7.  Securities Issued As Compensation Under Written Consulting Agreements

      Ten sales consisted of stock issuances made to nine persons for no or nominal cash consideration of $.001 per share as compensation under written consulting agreements. These sales are claimed to have been exempt from registration under the Securities Act pursuant to Section 4(2) thereof, as more fully described below. They consisted of the following:

      7.1 On October 5, 1995, Registrant issued stock purchase options under consulting agreements, dated as at such date, with Ms. Sharon Sanzaro (the "S. Sanzaro Consulting Agreement"), vice-president of operations of Ocean/Venture III, Inc. ("OVIII") and Mr. Terry Bentley (the "Bentley Consulting Agreement"), a principal of OVIII. The S. Sanzaro Consulting Agreement was for a term of one-year and provided for Ms. Sanzaro to render consulting services to Registrant consisting of reviewing, and advising and assisting Registrant with respect to the development of plans for materials handling equipment and procedures and other technical advice and assistance respecting the development of plans and procedures respecting transportation and storage of input and output products and other related recycling procedures and methodologies. Compensation for services rendered under the Sanzaro Consulting Agreement consisted of the grant to Ms. Sanzaro of an option (the "Sanzaro Option") to purchase five hundred sixty thousand (560,000) shares of Common Stock (the "Sanzaro Option Shares") for a per share exercise price equal to the average of the closing bid and ask prices for this corporation, as traded in the over-the-counter market and quoted in the OTC Bulletin Board as at October 5, 1995 (US $0.187). The Bentley Consulting Agreement was for a term of one-year and provided for Mr. Bentley to render consulting services to Registrant consisting of (i) developing and reviewing design parameters and implementation schedules related to the TCS-1 System; (ii) developing plans for the coordination of site conditions and layout; and (iii) development of procedures for providing information regarding availability of on-site utilities. Compensation for services rendered under the Bentley Consulting Agreement consisted of the grant to Mr. Bentley of an option (the "Bentley Option") to purchase one hundred thousand (100,000) shares of Common Stock for a per share exercise price equal to the average of the closing bid and ask prices for this corporation, as traded in the over-the-counter market and quoted in the OTC Bulletin Board as at October 5, 1995 (US $0.187). The Bentley and Sanzaro Consulting Agreements were individually, written compensation agreements and constituted "Employee Benefit Plans" as defined in Rule 405 of the Securities Act, pursuant to which Mr. Bentley and Ms. Sanzaro rendered bona fide services. All of the shares issuable upon the exercise of the Sanzaro and Bentley Options were included, prior to their issuance, in a Registration Statement on Form S-8, filed with the Commission on June 20, 1996 (SEC File No. 333-5090).

      7.2 On September 5, 1996 Registrant authorized the issuance of 100,000 shares of Common Stock, at a value of $.001 per share, to a Canadian corporation (the "Canadian Corporate Consultant"), the controlling persons of which were expert in business management, financing, and promotion and were in a position to assist Registrant to establish itself, and to introduce Registrant to potential investors, in


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

the Province of Quebec, Canada and especially in the City of Montreal. On July 7, 1997, Registrant authorized the issuance of an additional 100,000 shares of Common Stock to an assignee of the Canadian Corporate Consultant under common control with it, on the same terms. Such issuances were made pursuant to the terms of a consulting agreement between Registrant and the Canadian Corporate Consultant, dated as of February 29, 1996, as amended and extended September 1, 1996 (the "CCC Agreement"). These issuances were made pursuant to the terms of the CCC Agreement, which provided for the Canadian Corporate Consultant to receive as total compensation for all services rendered thereunder 200,000 shares of Common Stock issuable as follows: (i) 100,000 shares, at par, issuable upon completion of the initial six-month term of the agreement as compensation or all services rendered during such six-month period, and (ii) 100,000 shares, at par, issuable upon completion of the ten-month extension period of the agreement, which commenced on September 1, 1996 and ended on June 30, 1997, as compensation or all services rendered during such ten-month period.

      7.3 On January 17, 1997, Registrant issued 300,000 shares of Common Stock at a value of $.001 per share to Fairway Beech Corporation, a New Jersey financial consulting and financial public relations firm, pursuant to the terms of its consulting agreement, effective as of November 5, 1996 (the "Fairway Beech Agreement). The Fairway Beech Agreement was for a term of two years and provided for Fairway Beech to provide Registrant with financial consulting and financial public relations services. Compensation under the Agreement consisted of the issuance of 300,000 shares of Common Stock at par and options to purchase an additional 150,000 shares at $.20 per share and 150,000 shares at $.40 per share. Unless Registrant determines that such options should be cancelled for nonperformance by Fairway Beech, they will be exercisable until July 1, 1999.

      7.4 On April 28, 1997, Registrant issued 79,462 shares of Common Stock valued at $.186 per share to The Axim Group, Inc., a Montreal financial consulting firm, pursuant to the terms of its consulting agreement, dated as of April 3, 1996 (the "Axim Agreement). The Axim Agreement provided for total compensation to be paid to The Axim Group of the number of unregistered shares of the common stock of this corporation (the "Axim Shares") purchasable for twenty thousand Canadian dollars (approximately, US $14,780) at exchange rates in effect as at such date) at a per share price equal to the average of the high and low prices of this Corporation's common stock as traded in the over-the-counter market and quoted in the OTC Bulletin Board, during the ten
(10) days of trading immediately preceding April 3, 1996, which price is reflected above.

      7.5 On April 28, 1997, Registrant issued 99,502 shares of Common Stock valued at $.201 per share to John Lefebvre, pursuant to the terms of a public relations agreement, dated as of March 11, 1997 between Registrant and Mr. Lefebvre, d/b/a "Shareholder Relations" (the "PR Agreement). The PR Agreement provided for compensation to be paid to Mr. Lefebvre consisting of a retainer of $2,000 paid at the signing of the said Agreement, expense reimbursements on a monthly basis, and the number of unregistered shares of Common Stock purchasable for twenty thousand United States dollars at a per share price equal to fifty percent (50%) of the average of the high and low prices of this Corporation's common stock as traded in the over-the-counter market and quoted in the OTC Bulletin Board, during the ten (10) days of trading immediately preceding March 11, 1997, which price is reflected above.

      7.6 On May 29, 1997, Registrant authorized the issuance of 5,321,092 shares of Common Stock at a price of $.001 per share to The Nais Corp.("Nais"), a business consulting firm, as compensation under the terms of a consulting agreement, dated May 3, 1997, as amended July 1, 1997 (the "Nais Agreement"). The Nais Agreement provided for Mr. Jack Ehrenhaus to all consulting services on behalf of Nais. Total compensation under the Nais Agreement consists of the said 5,321,092.

      7.7 On May 29, 1997, Registrant authorized the issuance of 84,658 shares of Common Stock at a price of $.001 per share to Sinermad Comericio E Invest, Lda., a marketing firm controlled by Alan Crossley, a director of Registrant. Such issuance was made pursuant to the terms of a consulting agreement, dated January 15, 1997, between Registrant and Mr. Crossley (the "Crossley Agreement"). Under the terms of the Crossley Agreement, Mr. Crossley was
retained  by  Registrant  as  its  European   Market   Development   Consultant.
Compensation under the Crossley Agreement included, in addition to cash compensation, the issuance to Mr. Crossley of the above described 84,658 shares of Common Stock, at par.


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

      7.8 On July 7, 1997, Registrant authorized the issuance of 263,529 shares of Common Stock at a price of $.001 per share to Laura Gabiger, a business consultant. Such issuance was made pursuant to the terms of a consulting agreement, dated June 18, 1997, between Registrant and Ms. Gabiger (the "Gabiger Consulting Agreement"). The terms of the Gabiger Consulting Agreement call for Ms. Gabiger to provide consulting services focus on promoting Registrant's activities in the area of research and development, public and special interface activities, forging strategic alliances, and promoting and assisting in financing Registrant's business activities and public image. In connection with the foregoing, Ms. Gabiger's duties include: (i) investigating the availability of federal, state, local or municipal government support in the form of grants, tax relief, or other public programs which may facilitate Registrant's research and development activities and/or its promotional efforts and/or the successful use of Registrant's products by its clients; (ii) serving as a liaison to federal, state, and local or municipal government agencies in the United States for the purpose of securing available appropriate government support for Registrant and/or its clients; and (iii) assisting Registrant in writing proposals or applications to secure available and appropriate grant funding for Registrant, its subcontractors, or its clients; In connection with the foregoing, the Ms. Gabiger has agreed to prepare materials and make available to Registrant, its subcontractors, or its clients, a final version of the proposal for review before submission. The term of the Gabiger Consulting Agreement is three years. The Agreement provides for compensation at the annual rates of $96,000 for the first two years and $58,000 for the third year. Such compensation is to be paid 30% in cash and 70% in shares of Common Stock, with the stock portion thereof to be valued and issued as follows: (i) For services rendered during the one-year period commencing on July 1, 1997 and ending on June 30, 1998, Registrant must issue on or before July 15, 1997, the number of shares of Common Stock purchasable for a total of US $67,200 at a per share price equal to the average of the high and low bid prices of such stock, as traded in the over-the-counter market and quoted in the OTC Bulletin Board, on June 17, 1997. The 263,529 shares reported above were issued on July 7, 1997 in accordance with this provision of the Gabiger Consulting Agreement; (ii) For services rendered during the one-year period commencing on July 1, 1998 and ending on June 30, 1999, Registrant must issue on or before July 15, 1998, the number of shares of Common Stock purchasable for a total of US $67,200 at a per share price equal to the average of the high and low bid prices of such stock, as traded in the over-the-counter market and quoted in the OTC Bulletin Board, during the five (5) business days preceding July 1, 1998; and (iii) For services rendered during the one-year period commencing on July 1, 1999 and ending on June 30, 2000, Registrant must issue, on or before July 15, 1999, the number of shares of Common Stock purchasable for a total of US $40,600 at a per share price equal to the average of the high and low bid prices of such stock, as traded in the over-the-counter market and quoted in the OTC Bulletin Board, during the five (5) business days preceding July 1, 1999.

      7.9 On January 28, 1998 Registrant authorized the issuance of 600,000 shares of Common Stock to Louis V. Sanzaro pursuant to the terms of his consulting agreement (the "L. Sanzaro Consulting Agreement"), executed at such date and deemed by the parties to be effective as of January 1, 1997. The retroactive effectiveness of the L. Sanzaro Consulting Agreement was agreed to and acknowledged by the parties in recognition of Mr. Sanzaro's having provided valuable consulting services to Registrant on a continuous basis since October of 1995 without receiving any compensation, but on the understanding that he would be fairly and equitably compensated for such services beginning not later than January 1, 1997. The L. Sanzaro Consulting Agreement provides for Mr. Sanzaro to render advice, opinions, "hands-on" assistance, and, in some cases, effectuation of, the following: (i) developing pro-forma financial projections respecting the operations of a TCS-1 Plant ("Plant") and marketing of rubber crumb generated thereby; (ii) designing and developing a complete maintenance program for the TCS-1 System to insure continuous operation in compliance with specifications; (iii) developing specialized accounting software to be used with all TCS-1 Systems for the purpose on monitoring all financial aspects of operations and for calculation of sales-based royalties due and payable to the Corporation; (iv) designing and developing logistics respecting Plant configuration necessary for safe and efficient operations-flow and providing technical and mechanical adjustments to plant set-ups throughout the United States during the Engagement Period; (v) testing new equipment at construction and assembly site, adjusting, and designing modifications to new equipment as required by test results; (vi) assisting Registrant with respect to TCS-1 System site-planning and installation at operators' sites throughout the United States during the Engagement Period, including providing personnel to "trouble-shoot" and or adjust all newly installed equipment, as required during the Engagement Period; (vii) advising Registrant's management of pertinent changes and developments respecting new emerging technologies in tire recycling industry; and (viii) developing and establishing a training program for the instruction of operators and their personnel with respect to all aspects of Plant operations. Total compensation under the L. Sanzaro Consulting Agreement consists of the said 1,000,000 shares of Common Stock, 600,000 of which have been issued, as described above, and the balance of 400,000 of which will be issued at such time as the parties agree.


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

      7.10 On April 13, 1998, Tirex issued to Alan Epstein an option to purchase 1,500,000 shares of Tirex Common Stock at a price of $.001 per share, as total compensation under the terms of a Puerto Rican Market Development and Business Consulting Agreement, dated April 13, 1998 between Tirex and Mr. Epstein (the "Epstein Consulting Agreement"), which agreement was made retroactively effective as of November 1, 1997, the approximate date when Mr. Epstein began his market development activities in Puerto Rico . On April 14, Mr. Epstein exercised the said option and Tirex authorized the issuance thereof on April 15, 1998.

8.  Shares Issued Pursuant to Written Directors Compensation Agreements

      Two sales consisted of stock issuances made for no cash consideration as compensation under written Directors Compensation Agreements between Registrant two of its directors. These sales are claimed to have been exempt from registration under the Securities Act pursuant to Section 4(2) thereof, as more fully described below. They consisted of the following:

      On July 7, 1997, Registrant authorized the issuance of 100,000 shares to each of Alan Crossley and Louis V. Sanzaro pursuant to Directors Compensation Agreements, of even date therewith, between Registrant and each of them (the "Directors Compensation Agreements"). Messrs. Crossley and Sanzaro were appointed as directors of Registrant on January 20, 1997. On July 7, 1997, Registrant entered into the foregoing written compensation agreements in confirmation of the understanding of the parties, which provided that each of Messrs. Crossley and Sanzaro would be compensated for all services rendered by him, in his capacity as a director, during his period of service as such, which commenced on January 20, 1997 and will end at such time as his successor is appointed and qualified, by the issuance to him of 100,000 shares of Common Stock.

9. Sales Made Pursuant to the Exercise of Options or Rights Granted as Compensation Under Written Consulting Agreements

      Three sales consisted of stock issuances made pursuant to the exercise of options or rights to purchase Common Stock at a discount from the market price, which had been granted as compensation for services to be rendered under written Consulting Agreements. These sales are claimed to have been exempt from registration under the Securities Act pursuant to Section 4(2) thereof, as more fully described below. They consisted of the following:

      9.1 On July 23, 1996, Registrant sold 60,000 shares of Common Stock to each of Nathan Berkowitz, an accounting and business consultant and Bernard D'Andrea, a business and marketing consultant, at a price of $.05 per share pursuant to their exercise of options which had been granted to each of them under the terms of their respective two-year consulting agreements, dated July 22, 1995, between each of them and the Registrant. Pursuant to the terms of the D'Andrea and Berkowitz consulting agreement, Messrs. D'Andrea and Berkowitz rendered, business, financial, and accounting consulting services to Registrant. Compensation under both such consulting agreements consisted solely of Registrant's grant to each of Messrs. D'Andrea and Berkowitz of an option to purchase up to sixty thousand (60,000) shares of Common Stock during the six-month period following, and as compensation for, the first year of the term of their respective agreements, with Messrs. D'Andrea and Berkowitz performing their duties during the second year without additional compensation other than the enhancement of the value of the shares purchased by them under the options.

      9.2 On November 12, 1997, Registrant sold 58,824 shares of Common Stock to Lenford L. Robins, an equipment lease financing consultant, at a price of $.17 per share pursuant to his partial exercise of an option which had been granted to him under the terms of his one-year consulting agreement, dated October 1, 1997 (the "Robins Consulting Agreement"). Pursuant to the terms of such agreement, Mr. Robins has agreed to render consulting services to Registrant consisting of assisting Registrant and its potential and existing customers to structure, locate, and obtain appropriate equipment financing by way of sale and lease-back arrangements, or otherwise. The Robins Consulting Agreement provides that the sole compensation for such services consists of an option to purchase a total of 294,118 shares of Common Stock at a per share price of $.17, from time to time, but only if and when Registrant


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shall  agree  that such  compensation  has been  earned  by way of Mr.  Robins's satisfactory performance of his duties under the Robins Consulting Agreement. The above described sale of 58,824 was a partial exercise of such option which was authorized by Registrant in recognition of services satisfactorily performed by Mr. Robins under the terms of the said Agreement.

10. Issuances Made In Payment For Design, Engineering, and Construction Services

      Two sales consisted of stock issuances made for no cash consideration in partial payment for design, engineering, and mechanical construction services. These sales are claimed to have been exempt from registration under the Securities Act pursuant to Section 4(2) thereof, as more fully described below. They consisted of the following:


      10.1 On January 17, Registrant issued 340,1660 shares of Common Stock to Lefebvre Freres Limitee ("Lefebvre") pursuant to a subcontracting agreement, effective as of July 23, 1996 (the "Lefebvre Agreement") which provided, among other things, for Lefebvre to design and construct a prototype disintegration mechanism for the TCS-1 System at competitive rates, with eighty thousand Canadian Dollars (CA $80,000) of such price to consist of unregistered shares of Common Stock of this corporation at a value of twenty United States cents (US $0.20) per share and the balance of the price to be paid in cash. The number of shares issued under the terms of the Lefebvre Agreement was calculated on the basis of currency exchange rates in effect at and around January 17, 1997. Prior to that date, Lefebvre had completed the initial design specifications for the TCS-1 System's Disintegration Unit, which constituted that part of the design and engineering work on the disintegration mechanism which was allocated to the stock portion of Lefebvre's total price.

      10.2 On January 17, Registrant sold 255,010 shares of Common Stock to Plasti-Systemes Inc. ("Plasti-Systemes") pursuant to a subcontracting agreement, effective as of October 16, 1996 (the "Plasti-Systemes Agreement") which provided, among other things, for Plasti-Systemes to be responsible for: (i) designing (including rendering of all necessary engineering drawings), (ii) constructing, and; (iii) installing the first TCS-1 Front End System, with total compensation for the mechanical work and equipment to be furnished by them at competitive rates and with sixty thousand Canadian Dollars (CA $60,000) of such price to consist of unregistered shares of Common Stock of this corporation at a value of twenty United States cents (US $0.20) per share and the balance of the price to be paid in cash. The number of shares issued under the terms of the Plasti-Systemes Agreement was calculated on the basis of currency exchange rates in effect at and around January 17, 1997. Prior to that date, Plasti-Systemes had completed that part of the design and engineering work on the front-end system, which was allocated to the stock portion.

11. Issuances Made Pursuant to the Terms of Exclusive Sales Representation Agreement

      One sale consisted of stock issuance for nominal cash consideration pursuant to the terms of an exclusive sales distribution agreement. This sale is claimed to have been exempt from registration under the Securities Act pursuant to Section 4(2) thereof, as more fully described below. It consisted of the following:

      On March 22, 1996 Registrant sold 100,000 shares of Common Stock to William Epstein at a negotiated aggregate sales price of $100 pursuant to the terms of a sales distribution agreement between Registrant and a New Jersey corporation controlled by Mr. Epstein, pursuant to the terms of which, among other things, Registrant granted certain exclusive and non-exclusive distribution rights for the TCS-1 System, Epstein paid a distribution rights fee in the amount of $25,000, and Registrant and Mr. Epstein agreed to effect the above described stock sale.


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12.  Issuances Made Pursuant to Stock Bonuses  Granted Under Written  Employment
Agreements

      Six sales consisted of stock issuance for nominal cash consideration pursuant to the exercise of options granted as bonuses to two of Registrant's executive officers and to its corporate counsel pursuant to the terms of their respective employment agreements with Registrant. These sales are claimed to have been exempt from registration under the Securities Act pursuant to Section 4(2) thereof, as more fully described below. They consisted of the following:

      12.1 On May 30, 1997, Registrant authorized the issuance of shares of its Common Stock pursuant to the exercise of options (the "Bonus Options") which had been granted to Terence C. Byrne, Louis V. Muro, and Frances Katz Levine as bonuses for the fiscal years ended June 30, 1995 and 1996 pursuant to the terms of their respective employment agreements. The Bonus Options permitted such persons to purchase shares Common Stock, at a per share exercise price of $.001 per share, as follows: Terence C. Byrne - 1,413,382, Louis V. Muro - 1,115,093, and Frances Katz Levine - 811,684. The respective employment agreements, pursuant to which such options were granted, provide for discretionary bonuses for each year (or portion thereof) during the term of such agreements, with the actual amount of any such bonus to be determined in the sole discretion of the Board of Directors based upon its evaluation of the Executive's performance during such year. Such bonuses were unanimously approved by Registrant's six member Board of Directors, which includes Mr. Byrne and Mr. Muro. All of the said Options were exercised by the option holders immediately upon the grants thereof.

      12.2 On January 28, 1998, Registrant authorized the issuance of an aggregate of 4,000,000 shares to two of its executive officers and to its corporate attorney, at a price of $.001 per share, as follows: Terence C. Byrne
-  2,000,000,  Louis V. Muro -  1,000,000,  and Frances Katz Levine - 1,000,000.
Such sales were made pursuant to the exercise of options granted to such persons and subsequently amended, as follows: On September 3, 1997, Registrant granted to the foregoing individuals options to purchase the respective number of shares set forth above at an exercise price equal to the full market price of the Common Stock at such date, as follows: Terence C. Byrne - 2,000,000, Louis V. Muro - 1,000,000, and Frances Katz Levine - 1,000,000 (the "1997 Options"). Such bonuses were granted for the fiscal year ended June 30, 1997 pursuant to the terms of their respective employment agreements with Registrant, which provide for discretionary bonuses for each year (or portion thereof) during the term of such agreements, with the actual amount of any such bonus to be determined in the sole discretion of the Board of Directors based upon its evaluation of the Executive's performance during such year. On January 13, 1998, Registrant granted to each of these persons a bonus (the "1998 Bonus"), under the terms of their respective employment agreements, for the fiscal year which will end on June 30, 1998 (the "1998 Bonuses"). The 1998 Bonuses consisted of amendments to the terms of the 1997 Options, reducing the option exercise price $.001 per share. Both the 1997 and the 1998 bonuses were unanimously approved by Registrant's full six member Board of Directors, which includes Mr. Byrne and Mr. Muro.

13. Stock Issuances Made to Affiliate In Respect of Previously Paid Purchases At 50% of Current Market Prices

      On January 17, 1997, Registrant authorized the issuances of a total of 150,232 share of Common Stock, previously subscribed and paid for by Louis V. Muro, an officer and director of Registrant. Such subscriptions and payments had been submitted to and accepted by Registrant between July 7, 1995 and May 31, 1996. These sales are claimed to have been exempt from registration under the Securities Act pursuant to Section 4(2) thereof, as more fully described below. They consisted of the following:

      13.1 On July 7, and July 11, 1995, Mr. Muro offered to purchase an aggregate of 28,579, shares at a per share purchase price of $.3125. On such dates, Mr. Muro made payments to Registrant which aggregated to $8,931 for such shares. Such price was equal to 50% of the average of the high and low bid prices of such stock, as traded in the over-the-counter market and quoted in the OTC Bulletin Board, on July 7, 1995.


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

      13.2 On April 15, and April 18, 1996, Mr. Muro offered to purchase an aggregate of 94,616 shares of its Common Stock at a per share price of $.18. On such dates, Mr. Muro made payments to Registrant which aggregated to $17,031 for such shares. Such price was equal to fifty percent (50%) of the average of the daily bid and ask prices of Registrant's Common Stock as traded in the over-the-counter market and quoted in the OTC Bulletin Board during the month of April through the 15th thereof.

      13.3 On May 31, 1996, Mr. Muro offered to purchase an aggregate of 27,037 shares at a per share price of $.135. On such date, Mr. Muro made payment to Registrant of $3,650 for such shares. Such price was equal to fifty percent (50%) of the average of the daily bid and ask prices of Registrant's Common Stock as traded in the over-the-counter market and quoted in the NASDAQ Electronic Bulletin Board during the month of May through the 31st thereof.

14.  Private Sales Made For Cash At Individually Negotiated Prices

      Between April 19, 1995 and March 11, 1997, Registrant private sales of Common Stock to ten private investors at negotiated cash prices. These sales are claimed to have been exempt from registration under the Securities Act pursuant to Section 4(2) thereof, as more fully described below. They consisted of the following:

      14.1 On April 19, 1995 and May 9, 1995, Registrant sold an aggregate of 42,300 shares of Common Stock at a negotiated cash price of $.2222 per share to a sophisticated private investor, Mrs Geraldine Van Winkle, who was at that time a shareholder of Registrant and who was, as a member of the family of an affiliate of Registrant, fully knowledgeable with respect to the financial condition and developmental status of the Registrant. At the time of the sales, the price paid represented more than fifty percent of the average of the bid and ask prices of this corporation's common stock, as traded in the over-the-counter market and quoted in the NASDAQ Electronic Bulletin Board, during the months of April and May 1995 (through and until May 9, 1995).

      14.2 On July 7, 1995, Registrant sold 17,200 shares at a negotiated cash price of $.25 per share to a sophisticated private investor, Ms. Marcia Lacerre, who was at that time a shareholder of Registrant and who was at that time a shareholder of Registrant and who was, as a member of the family of an affiliate of Registrant, fully knowledgeable with respect to the financial condition and developmental status of the Registrant.

      14.3 On March 22, 1996, Registrant sold 132,727 shares at a negotiated cash price of $.15 per share and 278,727 shares at a negotiated cash price of $.11 per share to Trident Educational Services, Inc., a sophisticated private investor, which, as an independent consultant had previously conducted certain feasibility studies of Registrant's proposed business and which was, as a result thereof, fully knowledgeable with respect to the financial condition and developmental status of the Registrant.

      14.4 On July 12, 1996, Registrant sold 10,000 shares at a negotiated cash price of $.20 per share to Mr. Henry Troutman, a sophisticated private investor who was fully knowledgeable with respect to the financial condition and developmental status of the Registrant.

      14.5 On July 23, 1996, Registrant sold 250,000 shares of Common Stock at a negotiated cash price of $.14 per share to Mr. John Stanley, a sophisticated private investor, who as a former employee of Registrant was fully knowledgeable with respect to the financial condition and developmental status of the Registrant.

      14.6 On August 22, 1996, Registrant sold an aggregate of 97,213 shares of Common Stock at a negotiated cash price of $.10 per share to Mr. David Bishop and to D.K.B. Trade Concepts, a Canadian corporation under Mr. Bishop's Control. Mr. Bishop is a sophisticated private investor who was fully knowledgeable with respect to the financial condition and developmental status of the Registrant. On March 7, 1997, Registrant sold an additional 52,787 shares of Common Stock to such persons at a negotiated cash price of $.27 per share. Mr. Bishop had submitted his offer to purchase 52,787 shares


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in December of 1996, and the purchase price paid was equal to 50% of the average of the bid and ask price for the Common Stock at such time, as traded in the over-the-counter market and quoted in the OTC Bulletin Board.

      14.7 On February 4, 1997, Registrant sold 43,478 shares of Common Stock at a negotiated cash price of $.23 per share to Mr. Alfred D. Sapone, a sophisticated private investors who was fully knowledgeable with respect to the financial condition and developmental status of the Registrant.

      14.8 On March 11, 1997, Registrant sold 30,000 shares of Common Stock at a negotiated cash price of $.25 per share to Alan Crossley, a director of Registrant. Mr. Crossley had submitted his offer to buy such shares on February 4, 1997, and the purchase price paid was equal to 50% of the average of the bid and ask price for the Common Stock at such date, as traded in the over-the-counter market and quoted in the OTC Bulletin Board.

      14.9 On March 11, 1997, Registrant sold 9,000 shares of Common Stock at a negotiated cash price of $.24 per share to Thomas Braccia, a private investor. Mr. Braccia had submitted his offer to buy such shares on January 31, 1997, and the purchase price paid was equal to 50% of the average of the bid and ask price for the Common Stock at such date, as traded in the over-the-counter market and quoted in the OTC Bulletin Board.

      14.10 On March 11, 1997, Registrant sold 10,000 shares of Common Stock at a negotiated cash price of $.25 per share to Carole A. Thoma, a private investor. Ms. Thoma had submitted her offer to buy such shares on February 8, 1997, and the purchase price paid was equal to 50% of the average of the bid and ask price for the Common Stock at such date, as traded in the over-the-counter market and quoted in the OTC Bulletin Board.

15. Private Sales Made At Negotiated Cash Prices In Consideration For Services Rendered To Registrant

      On March 11, 1997, Registrant sold 250,000 shares and 60,000 shares of Common Stock to Louis Block and Stuart N. Kaplan, respectively, at a negotiated cash price of $.17 per share, which price was equal to 50% of the average of the bid and ask price for the Common Stock on January 15, 1997, as traded in the over-the-counter market and quoted in the OTC Bulletin Board. These sales were made to Messrs. Block and Kalplan at the aforesaid price in consideration for consulting services rendered by them in connection with structuring, locating, and obtaining lease financing arrangements for Registrant's customers. These sales are claimed to have been exempt from registration under the Securities Act pursuant to Section 4(2) thereof, as more fully described below.

16.  Preferred Stock Option Sold For Cash

      On May 19, 1995, the Company sold to John G. Hartley, a director of the Company, an option to purchase twenty thousand (20,000) shares of the Cumulative Convertible Preferred Stock of the Company ("Preferred Stock") at an exercise price of $10 per share, during a two-year exercise period which commenced on May 19, 1995 and will terminate on May 18, 1997. Mr. Hartley paid the Company twenty thousand dollars ($20,000) for the said Option. Notwithstanding the foregoing, since the Preferred Stock is convertible into Common Stock at a decreasing ratio, should the total number of shares of the Preferred Stock which can be purchased pursuant to the Option, be convertible into fewer than two million (2,000,000) shares of the Company's Common Stock, the number of shares of Preferred Stock purchasable under the Option, at the exercise price of ten dollars per preferred share, will be increased to such number as is convertible to 2,000,000 shares of Common Stock. The terms of the Preferred Stock purchasable under the Option provided, among other things, for cumulative annual cash dividends at the rate of $1.20 per share and conversion into shares of the Company's Common Stock at decreasing ratios over a two-year period, which commenced on May 19, 1995 and which ranged from 91 shares of Common Stock for every one share of Preferred Stock (and each $10 of accumulated and unpaid dividends thereon) to the number of shares of the Company's Common Stock purchasable for ten dollars at a per share price equal to 30% of the then current Market Price of such Common Stock for every one share of Preferred Stock (and each $10 of accumulated and unpaid dividends thereon). To date, Mr. Hartley has not exercised any part of the Option and the Company has not issued any shares of the Preferred Stock. On May 29, 1997, the Company agreed to extend the Option exercise period until May 18, 1999, convertible at the conversion ratio which pertained at May 18, 1997, with the conversion period extended to May 18, 1999.


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17. Common Stock Option Issued to CG TIRE, Inc. in Consideration of Proposal for
Strategic Alliance

      On April 24, 1997, Registrant granted a three-year option (the "CGT Option") to purchase shares of its Common Stock to CG TIRE, Inc. ("CGT"), a wholly-owned subsidiary of Continental General Tire, Inc. ("Continental Tire"). The CGT Option was granted in consideration for CGT's agreement to explore the possibility of Registrant's furnishing Continental Tire with all or part of its 80-mesh crumb rubber requirements and establishing local tire recycling centers for the purpose of accepting for disintegration scrap tires from Continental Tire's network of independent dealers; and CGT's agreement to advise the Company with respect to Continental Tire's specifications for its crumb rubber requirements, any further development of such specifications in the future, the suitability of the Company's Cryogenic tire disintegration technology for meeting such specifications, and the further development of the Company's technology in coordination with Continental Tire's product development requirements. The number of shares of Common Stock subject to the CGT Option is equal to all, or any part of, the number of shares which shall constitute upon their issuance, on a fully diluted basis, ten percent (10%) of the issued and outstanding Common Stock of Registrant. The exercise price for the balance of the CGT Option shares is equal to fifty percent (50%) of the average of the final bid and ask prices of the Common Stock, as quoted in the OTC Bulletin Board during the ten business days preceding the Exercise Date. 969,365 of the shares subject to the option are covered by an amendment (the "August 13, 1997 Amendment") to the Option which will allow CGT to exercise a portion of the CGT Option at an exercise price related to the market price of the Common Stock as at August 13, 1997. To date, CGT has not exercised any part of the CGT Option, which was amended on February 16, 1998 to provide that it cannot be exercised prior to the effective date of the registration statement of which this Prospectus forms a part and which will end on April 23, 2000. As at the date of this Prospectus there are 4,753,035 shares subject to the CGT Option, all of which are being registered hereunder.

Basis for Section 4(2) Exemption Claimed

      With respect to all sales and other issuances of securities as hereinabove described and claimed to have been exempt from the registration requirements of
Section 5 of the Securities Act pursuant to Section 4(2) thereof:

(i) Registrant did not engage in general advertising or general solicitation and paid no commission or similar remuneration, directly or indirectly, with respect to such transactions.

(ii) The persons who acquired these securities were current executive officers, directors, employees, consultants, to Registrant as well as unrelated private persons, all of whom were sophisticated investors; Such persons had continuing access to all relevant information concerning the Registrant and/or have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of such investment and were able to bear the economic risk thereof.

(iii) The persons who acquired these securities advised Registrant that the Shares were purchased for investment and without a view to their resale or distribution unless subsequently registered and acknowledged that they were aware of the restrictions on resale of the Shares absent subsequent registration and that an appropriate legend would be placed on the certificates evidencing the Shares reciting the absence of their registration under the Securities Act and referring to the restrictions on their transferability and resale.

(iv) Such sales did not constitute a single financing plan of the Registrant for the reasons set forth above.

      Accordingly, Registrant claims the transactions hereinabove described, to have been exempt from the registration requirements of Section 5 of the Securities Act by reason of Section 4(2) thereof in that such transactions did not form part of a single financing plan and did not involve a public offering of securities.


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18. Sales Made Pursuant to Exemption From Registration  Available Under Rule 506
of the Securities Act.

      18.1 On April 9, 1998, the Company sold twenty 10% convertible Debentures, each in the principal amount of $25,000 and two million stock purchase options to purchase a like number of shares of common stock at a price of $.001 per share, to two private investors, who had no affiliation with the Company. These securities were sold as twenty units (the "Type A Units") in a private placement (the "Type A Private Placement", made by the Company between November 5, 1997 and May 11, 1998, through H.J. Meyers & Co., Inc., as placement agent (the "Placement Agent"), at a price of $25,000 per Unit. Each Type A Unit consisted of one 10% Convertible Subordinated Debenture in the principal amount of $25,000 (the "Type A Debentures") and 100,000 warrants (the "Type A Warrants") to purchase a like number of shares of the Common Stock of the Company (the "Type A Warrant Shares").

      The Type A Private Placement was effected in reliance upon the availability of an exemption from the registration provisions of the Securities Act by virtue of compliance with the provisions of Section 4(2) of the Securities Act and Rule 506 of Regulation D thereof ("Rule 506"). The Type A Units were offered and sold to a limited number of sophisticated investors who understood and were economically capable of accepting the risks associated with a speculative investment, including the complete loss of such investment, and who are "Accredited Investors" within the meaning prescribed by Regulation D and Rule 501 of the Securities Act.

      The 2,000,000 outstanding Type A Warrants are exercisable at a price of $.001 per share, commencing on the day following the effective date (the "Effective Date") of the registration statement on Form SB-2 of which this Prospectus is a part (the "Registration Statement"). The Type A Debentures are convertible commencing on the day following the Effective Date of the
Registration Statement at a conversion ratio of 75% of market price. The Debentures are redeemable at any time after issuance at 125% of face value after March 31, 1998.

      The Company's sale of the 2,000,000 Type A Warrant Shares pursuant to the exercise of the Type A Warrants and the Company's issuance of shares of its Common Stock pursuant to the conversion of the Type A Debentures (the "Type A Debenture Shares"), have been registered by way of inclusion in this Registration Statement

      18.2 On January 7, 1998, The Company issued a total of 3,305,000 shares of its common stock to thirty-six persons, none of whom had any affiliation with the Company. These issuances were made pursuant to the terms of a merger agreement by and among the Company, the Company's wholly-owned subsidiary Tirex Acquisition Corp. ("TAC"), and RPM Incorporated ("RPM") respecting the merger of RPM with and into TAC (the "RPM Merger").

      The RPM Merger Agreement was effective on January 7, 1998, concurrent with the initial closing of a private placement of its securities which had been made by RPM (the "RPM Private Placement") and which was continued by the Company after the Merger as the Type B Private Placement, described in Paragraph 18.3, below. In effectuation of the RPM Merger, the Company:

      (i) exchanged one share of its common stock ("Merger Shares") for every issued and outstanding share of RPM common stock (which included 305,000 shares sold in the RPM Private Placement and 3,000,000 shares which had been issued and outstanding prior to the commencement of the RPM Merger); and

      (ii) assumed RPM's liabilities and obligations under 30.5 RPM 10% subordinated, convertible debentures in the aggregate principal amount of $305,000 which RPM had theretofore sold in the RPM Private Placement;

      All of the net proceeds from the RPM Private Placement ($276,085) remained in RPM when it was merged into TAC, which was the surviving entity. From the date of the RPM Merger until May 11, 1998, the Company continued the RPM Private Placement as the "Type B Private Placement, offering the balance of the securities which had originally been offered by RPM, with the exchange of RPM Common Stock for Company common stock and the Company's assumption of the RPM debentures being deemed to have occurred concurrently with the RPM Merger (see the description of the Type B. Private Placement, above Paragraph 18.3, below).

      All of the 30.5 RPM Debentures, which were assumed by the Company, were amended prior to the filing of the Registration Statement to provide for: (i) the registration of the shares of the Company's


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

common stock issuable upon the conversion of the assumed RPM Debentures (the "Conversion Shares"); (ii) the termination of the holder's right to convert the RPM Debentures, effective the day immediately prior to the filing of the Registration Statement, of which this Prospectus forms a part, and the commencement of a new conversion period as of the date following the effective date of the said Registration Statement; and (iii) restrictions on the transfer of the Conversion Shares until the first to occur of: (a) six months from the effective date of the Registration Statement, or (b) one year from the date of the issuance of the Debenture. The Type B Debentures are convertible at a ratio of one share for every $0.20 of the principal amount of the Debenture plus interest earned thereon from the date of issuance. The assumed RPM Debentures are redeemable at face value plus all earned interest from the date of issuance on the first to occur of: (i) two years from the issue date or (ii) the completion and closing of a public offering of its securities by the Company (see "Prospectus Summary - The Offering", "Selling Securities Holders" and "Description of Securities").

      3,000,000 shares (the "Pre-Placement RPM Shares") of the 3,305,000 shares of RPM Common Stock for which the Company issued Merger Shares, constituted all of the shares of RPM Common Stock which were issued and outstanding prior to the commencement of RPM Private Placement. These shares were exchanged for 3,000,000 Merger Shares in consideration of RPM's waiver of certain consulting fees in the amount of $4,000 per month, accrued prior and subsequent to the Merger pursuant to the terms of a certain five-year consulting agreement, dated June 9, 1997, among RPM, the Company, and two individuals who were, prior to the Merger, RPM's principal shareholders, officers, and directors. None of the RPM Shareholders had any affiliation of any kind with Registrant prior to or after the Merger
(except insofar as they have become shareholders of Registrant as a result of the said Merger). Based upon information provided by the recipients (the RPM Shareholders") of the above described 3,305,000 shares of Common Stock and advice from the principals of RPM and the opinion of RPM's counsel, all 3,000,000 of the Pre-Placement RPM Shares were acquired by the RPM Shareholders prior to March 31, 1997; all of the RPM Shareholders are "accredited investors" as that term is defined in Rule 501(a) of the Securities Act; all 3,305,000 of the shares of RPM common stock (including the Pre-Placement RPM Shares as well as the RPM Shares sold in the RPM Private Placement) which were exchanged for Merger Shares were acquired in transactions which were exempt from the registration requirements of Section 5 of the Securities Act available under Rule 506 of Regulation D thereof, which would not be integrated, as such term is defined in Section 502(a) of Regulation D under the Securities Act, with the distribution of the Merger Shares to the RPM Shareholders, so as to render unavailable, for such distribution, the exemption from the registration provisions of the Securities Act under Rule 506 of Regulation D. Registrant filed a Form D with the Commission with respect to the distribution of the Merger Shares to the RPM Shareholder.

      18.3 Between January 23, 1998 and May 11, 1998, the Company sold 230,000 shares of its common stock and 23 10% convertible Debentures, each in the principal amount of $10,000, to 21 private investors, who had no affiliation with the Company. These securities were sold as 23 units (the "Type B Units"), in a private placement (the "Type B Private Placement", made by the Company between January 20, 1997 and May 11, 1998, through H.J. Meyers & Co., Inc., as placement agent (the "Placement Agent"), at a price of $10,300 per Unit. The Type B Private Placement was a continuance by the Company of a private placement (the "RPM Private Placement") made by RPM Incorporated ("RPM"), which commenced upon the effective date of a merger (the "RPM Merger") of RPM into the Company's wholly-owned subsidiary, Tirex Acquisition Corp. ("TAC") (see the discussion in Paragraph 18.2, above, respecting the RPM Merger). Each Type B Unit consisted of one 10% Convertible Subordinated Debenture in the principal amount of $10,000 (the "Type A Debentures") and 10,000 shares of the Common Stock of the Company. The Type B Units were sold in a series of three closings, as follows:

                                            No. Of                   No. Of
           Closing Date                   Units Sold               Purchasers
           ------------                   ----------               ----------

         January 23, 1998                  8.5 Units                   8
         February 19, 1998                 5.5 Units                   6
         May 11, 1998                      9   Units                  7

      The Type B Private Placement was effected in compliance with Rule 506 and the Type B Units were offered and sold only to a limited number of sophisticated investors who understood and were economically capable of accepting the risks associated with a speculative investment, including the complete loss of such investment, and who were "Accredited Investors" within the meaning prescribed by Regulation D and Rule 501 of the Securities Act.


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

      All of the Type B Debentures were amended prior to the filing of the Registration Statement to provide for: (i) the registration of the shares (the "Type B Conversion Shares") issuable upon the conversion of the Debentures; (ii) the termination of the holder's right to convert the Type B Debentures, effective the day immediately prior to the filing of the Registration Statement, of which this Prospectus forms a part, and the commencement of a new conversion period as of the date following the effective date of the said Registration Statement; and (iii) restrictions on the transfer of the Type B Conversion Shares until the first to occur of: (a) six months from the effective date of the Registration Statement, or (b) one year from the date of the issuance of the Debenture. The Type B Debentures are convertible at a ratio of one share for every $0.20 of the principal amount of the Debenture plus interest earned thereon from the date of issuance. The Type B Debentures are redeemable at face value plus all earned interest from the date of issuance on the first to occur of: (i) two years from the issue date or (ii) the completion and closing of a public offering of its securities by the Company.

      18.4 Between the last week in March 1998 and May 11, 1998, in a private placement (the "Type C Private Placement") made directly by the Company, with all offers and sales made by officers of the Company, the Company sold an aggregate of 11,710,000 shares of the Company's Common Stock (the "Type C Shares") at a price of $.10 per share to 57 private investors, none of whom had any affiliation with the Company. The Type C Private Placement was effected in compliance with Rule 506 and the Type C Shares were offered and sold only to a limited number of sophisticated investors who understood and were economically capable of accepting the risks associated with a speculative investment, including the complete loss of such investment, and who were "Accredited Investors" within the meaning prescribed by Regulation D and Rule 501 of the Securities Act.

      The 11,710,000 Type C Shares which were sold are included among the "Outstanding Shares" and all of such shares have been registered for re-sale to the public by the holders thereof by way of their inclusion in the Registration Statement. (see "Prospectus Summary - The Offering", "Selling Securities Holders" and "Description of Securities").

Basis for Section Rule 506 Exemption Claimed

      With respect to all sales and other issuances of securities as hereinabove described and claimed to have been exempt from the registration requirements of
Section 5 of the Securities Act pursuant to Rule 506 thereof:

      (a)  Registrant   did  not  engage  in  general   advertising  or  general
solicitation and paid no commission or similar remuneration, directly or indirectly, with respect to such transaction.

      (b) Registrant made reasonably inquiry to determine the investment intent of the purchasers (i.e., to determine that such Shares were purchased for investment and without a view to their resale and informed them that an appropriate legend would be placed on certificates or documents evidencing such securities reciting the absence of their registration under the Act and referring to the restrictions on their transferability and resale).

      (c) The Purchasers have been provided with, or have access to, all information requested by them and with what Registrant believes to be all relevant information concerning the Registrant, and Registrant believes such the Purchasers are knowledgeable with respect to the affairs of Registrant.

      (d) Each of the Purchasers is an accredited investor, as that term is defined in Rule 501(a) of the Securities Act, and has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of such investments and is able to bear the economic risk thereof.

      (e) Registrant made no sales of unregistered securities during the six month preceding the sales made pursuant to Rule 506 except for sales made pursuant to Employee Benefit Plans as that term is defined in Rule 405 of the Securities Act.


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

19. Sales Claimed To Have Been Made In Accordance With Regulation S of the Securities Act.

      On January 10, and February 5, 1997, (the "Purchase Dates") Registrant sold an aggregate of 600,000 shares of its common stock, $.001 par value, per share (the "Shares") without registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to Regulation S thereof. The following sets forth information respecting the dates, purchasers, and consideration involved in such sales and the bases for Registrant's claim that all such sales were exempt from the registration provisions of Section 5 of the Securities Act.

      The Shares were purchased for cash on a "delivery against payment basis" by a corporation formed under the laws of the British Virgin Islands and having its administrative office at P.O. Box 484, 108 Halkett Place, St. Helier, Jersey, Channel Islands (the "Buyer") at a purchase price of twenty-seven United States cents (US $0.27) per share (the"Per Share Purchase Price") aggregating to a total purchase price of fifty-four thousand ($54,000). The Buyer had represented to Registrant that such purchase was made for investment for its own account and not with a view to the resale or distribution thereof, and that it did not intend to divide its participation with others or to resell or otherwise dispose of all or any part of the Shares unless and until they were subsequently registered under the Act, or an exemption from such registration is available. The per share purchase price of $0.27 represented a discount of three cents ($0.03) or ten percent (10%) from the average of the high and low bid prices for Registrant's common stock as traded in the over-the-counter market and reported in the NASDAQ Bulletin Board during the month of December 1996.

Basis for Regulation S Exemption Claimed

      These sales are claimed to have been exempt from registration under the Securities Act pursuant to Regulation S for the following reasons:

      The sales constituted an "offshore transaction" within the meaning of Rule 902 insofar as:

      1. The offer and sale of the Shares was made outside the United States;


      2. The Buyer was an offshore corporation formed under the laws of the British Virgin Islands and having its administrative office at P.O. Box 484, 108 Halkett Place, St. Helier, Jersey, Channel Islands and the it has represented itself as such to Registrant. In addition, the Buyer's Corporate Secretary, Basel Corporate Services (Channel Islands) Limited, and the Directors of the Buyer (the "Directors") also represented the same to the Registrant;

      3. The Registrant did not engage in any "directed selling efforts" to condition the United States market for the Shares in contemplation of the sale and the Buyer represented that, during the "restricted period" applicable to the Shares, it would not engage in any such directed selling efforts to condition the United States market for the Shares.

      4. Registrant reasonably believed that the sale of the Shares has not been pre-arranged with a buyer in the United States, that upon Buyer's purchase of the Shares the entire economic risk of such purchase would be sustained outside of the United States, and that the Shares would "come to rest" outside of the United States. Registrant based such belief on the following representations which the Buyer has made in the Subscription Agreement, on its own behalf and on behalf of each of each beneficial owner of the Buyer (the "Beneficial Owners"), and on similar representations certified by the Directors, that, among other things:

      (a) The Buyer was not organized under the laws of the United States and was not formed for the sole purpose of investing in securities sold without registration under the Securities Act pursuant to Regulation S or otherwise.

      (b) The Buyer was not organized by any person or persons who are citizens or residents of the United States and no Beneficial Owner" of Buyer was a United States citizen or resident; For purposes of Buyer's representations, the term "Beneficial Owner" meant any natural person who, directly or indirectly through one or more other natural persons and/or entities, had a beneficial ownership interest in, or in any way controlled, was controlled by, or was under common control with, the Buyer.


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

      (c) The Buyer was not organized by, and neither the Buyer nor any of the Beneficial Owners was:

            (i) a person who, prior to the purchase of the Shares, has a beneficial ownership of ten percent or more of the issued and outstanding common stock of the Seller or in any way controls, is controlled by, or is under common control with, the Seller; or

            (ii) a person who intended upon expiration of the Restricted Period, either directly or indirectly through one or more intermediaries, to distribute, arrange for, facilitate, or participate in any other manner in the distribution of, the Shares in the United States.

      (d) At the time the buy order was originated, Buyer and each of the Beneficial Owners of Buyer were outside the United States;

      (e) No offer to purchase the Shares was solicited or made in the United States;

      (f) The Buyer (and each of the Beneficial Owners, through the Buyer), was purchasing the Shares for such person's own account and neither the Buyer or any of the Beneficial Owners intended upon the expiration of the Restricted Period, either directly or indirectly through one or more intermediaries, to trade, arrange for, facilitate, or participate in any other manner in the trading of, the Shares in the United States.

      (g) All subsequent offers and sales of the Shares would be made in compliance with Regulation S, pursuant to the registration of the Shares under the Securities Act, or pursuant to an exemption from registration.

      (h) Upon payment of the purchase price for the Shares, Buyer would have assumed the entire economic risk of the beneficial ownership of the Shares and neither the Buyer nor any of the Beneficial Owners has directly or indirectly entered, would not during the Restricted period enter, and did not intend upon expiration of the Restricted Period to enter, into any arrangements, agreements, or understandings with any person resident in the United States to transfer to such person all or any part of the economic risk of beneficial ownership of the Shares or any of the benefits or burdens of such ownership including but not limited to any rights to buy or sell the Shares, short selling and other hedging transactions such as option writing, equity swaps, pledging the Shares as collateral, either in a margin account or otherwise, where the lender is in the United States and the expectation is that the collateralization would shift the benefits and burdens of ownership to the lender, or other types of derivative transactions which would result in the transfer of the benefits and burdens of the ownership of the Shares back to the United States.

      (i) The Buyer did not intend, nor did any Beneficial Owner indirectly through the Buyer intend, to purchase the Shares in the Regulation S offering for the purpose of evading, and such purchase would not constitute a transaction or a part of a series of transactions that, although in technical compliance with Regulation S, is part of a plan or scheme to evade, the registration provisions of the Securities Act.

      (j) The funds which the Buyer used to purchase the Shares were not borrowed or otherwise obtained by the Buyer or by any of the Beneficial Owners, directly or indirectly through one or more intermediaries, from a source within the United States of America.


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

ITEM 27.  EXHIBITS.

      The exhibits filed as a part of this Report or incorporated herein by reference are as follows:

                                                         Exhibits Incorporated
                                                          Herein By Reference,
                                                       Exhibit No. As Filed With
                                                           Document Indicated
                                                           ------------------
      2.  (a) Agreement and Plan of Merger and
               Reorganization, dated May 9, 1989 (1)                2
          (b) Certificate of Merger, filed with the
               Secretary of State of Delaware on
               June 8, 1989 (5)                                     2(b)
          (c) Certificate of Merger, filed with the
               Secretary of State of New Jersey on
               June 8, 1989 (5)                                     2(c)
          (d) Acquisition Agreement among the Company,
               Patrick McLaren, Louis V. Muro and George
               Fattell, dated March 26, 1993 (8)                    2
          (e) Certificate of Merger, of Tirex Acquisition
               Corp and RPM Incorporated filed with the
               Secretary of State of Delaware on January
               20, 1998
          (f) Agreement and Plan of Merger
               (Tirex Acquisition Corp. and RPM
               Incorporated)                          (To Be Filed By Amendment)

      3.  (a) Certificate of Incorporation filed
               August 19, 1987 (2)                                  3(a)
          (b) Certificate of Amendment filed June 20,
               1989 (5)                                             3(b)
          (c) Certificate of Amendment filed
               March 10, 1993 (8)                                   3
          (d) Certificate of Amendment filed
               December 5, 1995 (9)                                 3(e)
          (e) By-Laws (2)                                           3(b)
          (f) Certificate of Amendment filed August 11, 1997
          (g) Certificate of Amendment filed February 3, 1998(18)
          (h) Certificate of Incorporation of Tirex
               Acquisition Corp., filed with the Secretary of State of Delaware on December 15, 1997

      4.  (a) Form of Option to John Hartley for the purchase
               of 20,000 shares of Preferred Stock (9)              4(g)
          (b) Form of Exchangeable Option, Dated October 5,
               1995, to Sharon Sanzaro for the purchase of
               560,000 shares of common stock (9)                   4(h)
          (c) Form of Exchangeable Option, Dated October 5,
               1995, to Raymond Pirraglia for the purchase
               of 140,000 shares of common stock (9)                4(i)
          (d) Form of Exchangeable Option, Dated October 5,
               1995, to Terry Bentley for the purchase of
               100,000 shares of common stock (9)                   4(j)
          (e) Form of Exchangeable Option, Dated January 1,
               1996, to Raymond Pirraglia for the purchase
               of 43,750 shares of common stock(9)                  4(k)
          (f) Form of Exchangeable Option, Dated January 1,
               1996, to Terry Bentley for the purchase of
               31,250 shares of common stock (9)                    4(l)
          (g) Form of Exchangeable Option, Dated January 1,
               1996, to Sharon Sanzaro for the purchase of
               175,000 shares of common stock (9)                   4(m)
          (h) Specimen Preferred Stock Certificate (9)              4(f)
          (i)  Form of Exchangeable Option, Dated as of
               March 31, 1996, to Raymond Pirraglia for the
               purchase of 43,750 shares of common stock (12)       4(n)
          (j) Form of Exchangeable Option, Dated as of
               March 31, 1996, to Terry Bentley for the
               purchase of 31,250 shares of common stock (12)       4(o)


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

          (k)  Form of Exchangeable Option, Dated as of
               March 31, 1996, to Sharon Sanzaro for the
               purchase of 175,000 shares of common stock (12)      4(p)
          (l) Form of Exchangeable Option, Dated July 1,
               1996, to Raymond Pirraglia for the purchase
               of 43,750 shares of common stock (12)                4(q)
          (m) Form of Exchangeable Option, Dated July 1,
               1996, to Terry Bentley for the purchase of
               31,250 shares of common stock (12)                   4(r)
          (n) Form of Exchangeable Option, Dated July 1,
               1996, to Sharon Sanzaro for the purchase of
               175,000 shares of common stock (12)                  4(s)
          (o)  Form of Option, Dated April 24, 1997 to CG
               TIRE, Inc. for the purchase of up to 10% of
               the common stock of Registrant (17)                  4(t)
          (p)  Amendment, Dated September 30, 1997, to GC
               TIRE, Inc.
          (q) Amendment, Dated February 16, 1998, to CG
               TIRE, Inc.
          (r) Specimen common stock  certificate                    4(a)
          (s) Form of "Type A" Subordinated, Convertible
               Debenture                              (To Be Filed By Amendment)
          (t) Form of "Type B" Subordinated Convertible
               Debenture
          (u) Form of "Type A" Warrant                (To Be Filed By Amendment)
               purchase warrant
          (v) Stock Purchase Warrant Issued To
               Security Capital Trading, Inc.         (To Be Filed By Amendment)
          (w) Form of Amendment to "Type B" Debenture
          (x) Amendment to CGT Option
          (y) Form of "Type A" Securities Purchase
               Agreement                              (To Be Filed By Amendment)
          (z) Form of "Type B" Securities Purchase
               Agreement
          (aa) Form of Subscription and Registration Rights
               Agreement
          (bb) Option To Purchase Common Stock, Issued to
               Alan Epstein, dated April 13, 1998 (18)              4.2

      5.  Option of Frances Katz Levine, Esq.

      10. (a) Executive Agreement, dated Jan 18, 1995,
               between the Company and Terence C. Byrne (9)        10(rr)
          (b) Stock Restriction Agreements, dated Jan 18,
               1995, June 1, 1995, and July 31, 1995
               between the Company and Terence C. Byrne (9)        10(tt)
          (c) Stock Restriction Agreements, dated Jan 18,
               1995, June 1, 1995, July 31, 1995 between
               the Company and Frances Katz Levine (9)             10(uu)
          (d) License Agreement , dated as of July 3, 1995
               between the Company and Tirex Canada (9)            10(ggg)
          (e) Shareholders Agreement, dated as of July 3,
               1995, as amended February 8, 1996 among the
               Company, Tirex Canada, Kenneth J. Forbes,
               Terence C. Byrne, and Louis V. Muro (9)             10(hhh)
          (f)  Amendment, dated August 27, 1997 to
               Shareholders Agreement, dated as of
               July 3, 1995, as amended February 8, 1996
               among the Company, Tirex Canada, Kenneth
               J. Forbes, Terence C. Byrne, and Louis
               V. Muro
          (g) Special Compensation Agreement, dated
               April 1, 1996, between the Company and
               Frances Katz Levine (11)                             4.6
          (h) Amendment No. 1 dated May 30, 1996, to
               Executive Agreement, dated Jan. 18, 1995,
               between the Company and Terence C. Byrne (11)        4.7

          (i) Amendment No. 1 dated May 30, 1996, to Stock
               Restriction


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

               Agreement, dated June 1, 1995, between the
               Company and Terence C. Byrne (11)                    4.9
          (j) Amendment No. 1 dated May 30, 1996, to Stock
               Restriction Agreement, dated June 1, 1995,
               between the Company and Frances Katz
               Levine (11)                                          4.9
           (k) Special Compensation Agreements, dated June
               1, 1995, July 25, 1995, November 15, 1995,
               and March 18, 1996 between the Company and
               Terence C. Byrne (12)                               10(rrr)
           (l) Special Compensation Agreements, dated
               November 15, 1995 and March 18, 1996, and
               April 1, 1996 between the Company and Louis
               V. Muro (12)                                        10(ttt)
           (m) English translation of Agreement for
               Financial Assistance for Technology
               Development between La Societe Quebecoise
               de Recuperation et de Recyclage and Tirex
               Canada Inc. (12)                                    10(vvv)
           (n) Commitment, dated April 11, 1996, from the
               Industrial Recover Program for Southwest
               Montreal, for a loan of up to $500,000
               (Canadian) (12)                                     10(www)
           (o) Amendment No. 1 to Stock Restriction
               Agreement of January 18, 1995, dated May 30,
               1996, between the Company and Terence C.
               Byrne. (12)                                         10(xxx)
           (p) Amendment No 1. to Stock Restriction
               Agreement of January 18, 1995, dated May 30,
               1996, between the Company and Frances Katz
               Levine. (12)                                        10(yyy)
           (q) Financial Consulting Agreement, dated May 3,
               1997, between Registrant and The Nais
               Corp. (15)                                          10
               between Registrant and the Nais Corp.
           (r) Employment Agreement, effective as of
               January 1, 1996, between Registrant and
               John L. Threshie, Jr. (13)                           4.4
           (s) Employment Agreement, dated April 29, 1997,
               between Registrant and Vijay Kachru (17)            10(cccc)
           (t) Amendment No.2, dated May 1, 1997, to Stock
               Restriction Agreement of April 1, 1996,
               between Registrant and Louis V. Muro (17)           10(dddd)
           (u) Amendment No. 2, dated May 1, 1997, to Stock
               Restriction Agreement of June 1, 1995
               between Registrant and Terence C. Byrne (17)        10(eeee)
           (v) Amendment No. 2, dated May 1, 1997, to Stock
               Restriction Agreement of June 1, 1995
               between Registrant and Frances Katz Levine (17)     10(ffff)
           (w) Employment Agreement, dated December 22, 1997,
               between Registrant and Frances Katz Levine (17)     10(gggg)
           (x) Amendment, dated May 1, 1997, to Employment
               Agreement of December 22, 1996, between
               Registrant and Frances Katz Levine (17)             10(hhhh)
           (y) Amendment, dated May 1, 1997, to Employment
               Agreement of January 18, 1995, between
               Registrant and Terence C. Byrne (17)                10(iiii)
          (z) Amendment, dated May 1, 1997 to Employment
               Agreement of January 1, 1996, between
               Registrant and Louis V. Muro (17)                   10(jjjj)
          (aa) Equipment Lease & Purchase Agreement, dated
               May 29, 1997, between Registrant and Oceans
               Tire Recycling & Processing Co., Inc.,
               including Royalty Agreement and Crumb rubber
               Brokerage Agreement, of even date therewith,
               as Exhibits thereto (17)                            10(kkkk)
          (bb) Equipment Lease & Purchase Agreement, dated
               May 29, 1997, between Registrant and Ocean
               Ventures III, Inc., including Royalty
               Agreement and Crumb rubber Brokerage
               Agreement, of even date therewith, as
               Exhibits thereto (17)                               10(llll)
          (cc) Equipment Lease & Purchase Agreement, dated
               May 29, 1997, between Registrant and Ocean
               Ventures III, Inc.,


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

               including Royalty Agreement and Crumb rubber
               Brokerage Agreement, of even date therewith,
               as Exhibits thereto (17)                            10(mmmm)
          (ee) Equipment Lease & Purchase Agreement, dated
               July 8, 1997, between Registrant and
               Recycletron Inc., including Royalty Agreement
               and Crumb rubber Brokerage Agreement, of even
               date therewith,  as  Exhibits thereto (17)          10(oooo)
          (ff) Consulting Agreement, dated April 18, 1998,
               between Registrant and Alan Epstein(18)              4.1
          (gg) Consulting Agreement, dated January 28, 1998,
               between Registrant and Louis Sanzaro
      17. (a) Release and Resignation of J. Richard
               Goldstein, dated November 5, 1992 (7)               17(a)
          (b) Release and Resignation of Robert Kopsack,
               dated November 5, 1992 (7)                          17(b)
          (c) Release and Resignation of Peter Stratton,
               dated November 5, 1992 (7)                          17(c)
          (d) Release and Resignation of George Fattell,
               dated March 24, 1994 (9)                            17(d)
          (e) Notice and Release of Escrow Agent by Patrick
               McLaren and Louis V. Muro, dated January 18,
               1995 (9)                                            17(e)

      20. (a) "Type A" Private Placement Memorandum, dated
               November 5, 1997, as amended February 26, 1998
          (b) "Type B" Private Placement  Memorandum, dated
               November 28, 1997, as amended March 6, 1998
          (b) "Type C" Private Placement Memorandum, dated
               March 19, 1998
      21. (a) Subsidiaries of the Company
      22. (a) Notice to  Shareholders, dated July 21, 1997,
               Pursuant to Delaware General Corporation
               Law Section 228(d), respecting the amendment
               of the Certificate of Incorporation,
               changing Registrant's name to "The Tirex
               Corporation" (16)                                   20
          (b) Notice to Shareholders, dated February 4,
               1998, Pursuant to Delaware General
               Corporation Law Section 228(d), respecting the amendment of the Certificate of Incorporation, increasing Registrant's
               Capital Stock to 70,000,000 shares
      23.     Consent of Nevoso, Pivirotto, Pinkham & Foster, CPA
      99. (a) Feasibility Study by Techtran:
               Technology Transfer Institute (12)

----------

Notes

      (1) Filed with the Securities and Exchange Commission on June 21, 1989, as an exhibit, numbered as indicated above, to the Company's current report on Form 8-K dated June 1, 1989, which exhibits are incorporated herein by reference.

      (2) Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the registration statement of the Company on Form S-18, File No. 33-17598-NY, which exhibits are incorporated herein by reference.

      (3) Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the Company's annual report on Form 10-K for the fiscal year ended December 31, 1988, which exhibits are incorporated herein by reference.

      (4) Filed with the Securities and Exchange Commission on December 13, 1988 and incorporated herein by reference.


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

      (5) Filed with the Securities and Exchange Commission on August 10, 1989, as an exhibit, numbered as indicated above, to post-effective amendment no. 1 to the registration statement of the Company on Form S-18, File No. 33-17598-NY, which exhibits are incorporated herein by reference.

      (6) Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the Company's transition report on Form 10-K for the transition period December 31, 1988 to June 30, 1989, which exhibits are incorporated herein by reference.

      (7) Filed with the Securities and Exchange Commission on February 1, 1993, as an exhibit, numbered as indicated above, to the Company's current report on Form 8-K dated November 5, 1992, which exhibits are incorporated herein by reference.

      (8) Filed with the Securities and Exchange Commission on April 15, 1993, as an exhibit, numbered as indicated above, to the Company's current report on Form 8-K dated March 10, 1993, which exhibits are incorporated herein by reference.

      (9) Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the Company's annual report on Form 10-KSB for the fiscal year ended June 30, 1995, which exhibits are incorporated herein by reference.

      (10) Filed with the Securities and Exchange Commission on June 20, 1996 as an exhibit, numbered as indicated above, to the registration statement of the Company on Form S-8, File No. 333-5090, which exhibits are incorporated herein by reference.

      (11) Filed with the Securities and Exchange Commission on June 22, 1996 as an exhibit, numbered as indicated above, to the registration statement of the Company on Form S-8, Registration No. 333-5310, which exhibits are incorporated herein by reference.

      (12) Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the Company's annual report on Form 10-KSB for the fiscal year ended June 30, 1996, which exhibits are incorporated herein by reference.

      (13) Filed with the Securities and Exchange Commission on March 21, 1997 as an exhibit, numbered as indicated above, to the registration statement of the Company on Form S-8, Registration No. 333-23759, which exhibits are incorporated herein by reference.

      (14) Filed with the Securities and Exchange Commission on August 27, 1997 as an exhibit, numbered as indicated above, to the registration statement of the Company on Form S-8, Registration No. 333-34369, which exhibits are incorporated herein by reference.

      (15) Filed with the Securities and Exchange Commission on July 14, as an exhibit, numbered as indicated above, to the Company's current report on Form 8-K dated June 24, 1997, which exhibits are incorporated herein by reference.

      (16) Filed with the Securities and Exchange Commission on August 14, 1997, as an exhibit, numbered as indicated above, to the Company's current report on Form 8-K dated July 11, 1997, which exhibits are incorporated herein by reference.

      (17) Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the Company's annual report on Form 10-KSB for the fiscal year ended June 30, 1997, which exhibits are incorporated herein by reference.

      (18) Filed with the Securities and Exchange Commission on April 14, 1998 as an exhibit, numbered as indicated above, to the registration statement of the Company on Form S-8, File No. 333-50071, which exhibits are incorporated herein by reference.

Reports on 8-K

      The Company filed the following current report on Form 8-K during the last quarter of the period covered by this report:

Current Report on Form 8-K, dated, June 24, 1997, filed with the Commission on July 14, 1997.


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

ITEM 28.  UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

            (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and,

            (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      4. Insofar as indemnification for liabilities arising under the securities Act of 1933 may be permitted to Directors, Officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, Officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a Director, Officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and shall be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Canada, on May 19, 1998.

                                POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Terence
C. Byrne as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to this Registration Statement and a new Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

       SIGNATURES                             TITLE               Date

Principal Executive Officer:

  /s/ Terence C. Byrne                                              May 19, 1998
----------------------------------
     Terence C. Byrne                        President

Principal Financial and Accounting Officer:

  /s/ Terence C. Byrne                                              May 19, 1998
----------------------------------
     Terence C. Byrne                        Treasurer

A Majority of the Board of Directors:

   /s/ Terence C. Byrne                                             May 19, 1998
----------------------------------
     Terence C. Byrne                        Director

    /s/ John G. Hartley                                             May 19, 1998
----------------------------------
     John G. Hartley                         Director

   /s/ Louis V. Muro                                                May 19, 1998
----------------------------------
     Louis V. Muro                           Director

   /s/ John L. Threshie, Jr.                                        May 19, 1998
----------------------------------
     John L. Threshie, Jr.                   Director

                     INDEX OF EXHIBITS BEING FILED HEREWITH

2.    (e)  Certificate of Merger, of Tirex Acquisition Corp
             and RPM Incorporated filed with the Secretary of State of Delaware on January 20, 1998
      (f)  Agreement and Plan of Merger of Tirex
             Acquisition Corp. and RPM Incorporated)  (To Be Filed By Amendment)

3.    (h)  Certificate of Incorporation of Tirex
             Acquisition Corp., filed with the Secretary of State of Delaware on December 15, 1997

4.    (s)  Form of "Type A" Subordinated, Convertible
             Debenture                                (To Be Filed By Amendment)
      (t)  Form of "Type B" Subordinated Convertible
             Debenture
      (u)  Form of "Type A" Warrant                   (To Be Filed By Amendment)
      (v)  Stock Purchase Warrant Issued To Security
             Capital Trading, Inc.                    (To Be Filed By Amendment)
      (w)  Form of Amendment to "Type B" Debenture
      (x)  Amendment to CGT Option
      (y)  Form of "Type A" Securities Purchase
             Agreement                                (To Be Filed By Amendment)
      (z)  Form of "Type B" Securities Purchase Agreement
      (aa) Form of "Type C" Subscription and
             Registration Rights Agreement

5.         Opinion of Frances Katz Levine, Esq.       (To be Filed by Amendment)

10.   (f)  Amendment, dated August 27, 1997 to Shareholders
             Agreement, dated as of July 3, 1995, as
             amended February 8, 1996 among the Company,
             Tirex  Canada, Kenneth J. Forbes, Terence C.
             Byrne, and Louis V. Muro
      (gg) Consulting Agreement, dated January 28, 1998, between Registrant and Louis Sanzaro

20.   (a)  "Type A" Private Placement Memorandum, dated
             November 5, 1997, as amended February 26, 1998
      (b)  "Type B" Private Placement Memorandum, dated
             November 28, 1997, as amended March 6, 1998
      (c)  "Type C" Private Placement Memorandum, dated
             March 19, 1998
21.   (a)  Subsidiaries of the Company

23.        Consent of Nevoso, Pivirotto, Pinkham & Foster, CPA